AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of May 26, 2000,

                                      among

                               ISG RESOURCES, INC.


                        INDUSTRIAL SERVICES GROUP, INC.,


                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO,


                             BANK OF AMERICA, N.A.,
                   as Administrative Agent and Issuing Lender

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Documentation Agent

                         BANC OF AMERICA SECURITIES LLC,
                                   as Arranger

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS..........................................................1

   1.1   Definitions...........................................................1
   1.2   Computation of Time Periods..........................................33
   1.3   Accounting Terms.....................................................33
   1.4   Terms Generally......................................................33

SECTION 2 CREDIT FACILITIES...................................................33

   2.1   Continuation of Loans................................................33
   2.2   Tranche A Revolving Loans............................................34
   2.3   Letter of Credit Subfacility.........................................36
   2.4   Tranche B Revolving Loans............................................42

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES......................45

   3.1   Default Rate.........................................................45
   3.2   Extension and Conversion.............................................45
   3.3   Prepayments..........................................................46
   3.4   Termination and Reduction of Commitments.............................48
   3.5   Fees.................................................................50
   3.6   Increased Cost and Reduced Return....................................52
   3.7   Limitation on Types of Loans.........................................53
   3.8   Illegality...........................................................53
   3.9   Treatment of Affected Loans..........................................54
   3.10     Taxes.............................................................54
   3.11     Compensation......................................................56
   3.12     Pro Rata Treatment................................................57
   3.13     Sharing of Payments...............................................58
   3.14     Payments, Computations, Etc.......................................58
   3.15     Evidence of Debt..................................................60
   3.16     Assignment of Commitments Under Certain Circumstances.............61

SECTION 4 CONDITIONS..........................................................62

   4.1   Conditions Precedent to the Effective Date...........................62
   4.2   Conditions to all Extensions of Credit...............................66

SECTION 5 REPRESENTATIONS AND WARRANTIES......................................67

   5.1   Financial Condition..................................................67
   5.2   Certain Payments.....................................................68
   5.3   Organization and Good Standing.......................................69
   5.4   Power; Authorization; Enforceable Obligations........................69
   5.5   No Conflicts.........................................................69
   5.6   No Default...........................................................70
   5.7   Assets...............................................................70
   5.8   Litigation...........................................................70
   5.9   Taxes................................................................70
   5.10     Compliance with Law...............................................70
   5.11     ERISA.............................................................71
   5.12     Subsidiaries......................................................72
   5.13     Governmental Regulations, Etc.....................................73
   5.14     Purpose of Loans and Letters of Credit............................73
   5.15     Environmental Matters.............................................74
   5.16     Intellectual Property.............................................75
   5.17     Solvency..........................................................76
   5.18     Investments.......................................................76
   5.19     Location of Collateral............................................76
   5.20     Disclosure........................................................77
   5.21     No Burdensome Restrictions; Material Agreements...................77
   5.22     Labor Matters.....................................................78
   5.23     Nature of Business................................................78
   5.24     Representations and Warranties from Other Agreements..............78
   5.25     Security Documents................................................78
   5.26     Transactions with Affiliates......................................79
   5.27     Ownership.........................................................79
   5.28     Insurance.........................................................80
   5.29     Licenses..........................................................80
   5.30     Year 2000 Compliance..............................................81

SECTION 6 AFFIRMATIVE COVENANTS...............................................81

   6.1   Information Covenants................................................81
   6.2   Preservation of Existence and Franchises.............................85
   6.3   Books and Records....................................................85
   6.4   Compliance with Law..................................................85
   6.5   Payment of Taxes and Other Indebtedness..............................86
   6.6   Insurance; Certain Proceeds..........................................86
   6.7   Maintenance of Property..............................................88
   6.8   Use of Proceeds......................................................88
   6.9   Audits/Inspections...................................................88
   6.10     Additional Credit Parties.........................................88
   6.11     Pledged Assets....................................................89
   6.12     Real Property Collateral..........................................90
   6.13     Post-Closing Conditions...........................................91

SECTION 7 NEGATIVE COVENANTS..................................................91

   7.1   Indebtedness.........................................................91
   7.2   Liens................................................................92
   7.3   Nature of Business...................................................92
   7.4   Consolidation, Merger, Dissolution, etc..............................93
   7.5   Asset Dispositions...................................................94
   7.6   Investments; Acquisitions............................................94
   7.7   Restricted Payments..................................................94
   7.8   Prepayments of Indebtedness, etc.....................................95
   7.9   Transactions with Affiliates.........................................96
   7.10     Fiscal Year; Organizational Documents.............................96
   7.11     Limitation on Restricted Actions..................................97
   7.12     Ownership of Subsidiaries; Limitations on Parent
            and Borrower......................................................97
   7.13     Sale Leasebacks...................................................98
   7.14     Capital Expenditures..............................................98
   7.15     No Further Negative Pledges.......................................98
   7.16     Operating Lease Obligations.......................................99
   7.17     Impairment of Security Interests..................................99
   7.18     Sales of Receivables..............................................99
   7.19     Financial Covenants...............................................99
   7.20     Petty Cash Accounts..............................................100
   7.21     Year 2000 Compliance.............................................100

SECTION 8 EVENTS OF DEFAULT..................................................100

   8.1   Events of Default...................................................100
   8.2   Acceleration; Remedies..............................................104
   8.3   Agreements with respect to and Specific Remedies
         relating to the Tranche B Revolving Loans..........................105
   8.4   Equitable Remedies..................................................105

SECTION 9 AGENCY PROVISIONS..................................................106

   9.1   Appointment, Powers and Immunities..................................106
   9.2   Reliance by Agents..................................................106
   9.3   Defaults............................................................107
   9.4   Rights as Lender....................................................107
   9.5   Indemnification.....................................................108
   9.6   Non-Reliance on Agents and Other Lenders............................108
   9.7   Resignation of Administrative Agent.................................108

SECTION 10 MISCELLANEOUS.....................................................109

   10.1     Notices..........................................................109
   10.2     Right of Set-Off.................................................110
   10.3     Benefit of Agreement.............................................110
   10.4     No Waiver; Remedies Cumulative...................................113
   10.5     Expenses; Indemnification........................................113
   10.6     Amendments, Waivers and Consents.................................114
   10.7     Counterparts.....................................................116
   10.8     Headings.........................................................116
   10.9     Survival.........................................................116
   10.10    Governing Law; Submission to Jurisdiction; Venue.................117
   10.11    Severability.....................................................118
   10.12    Entirety.........................................................118
   10.13    Binding Effect; Termination......................................118
   10.14    Confidentiality..................................................118
   10.15    Source of Funds..................................................119
   10.16    Conflict.........................................................119

                                    SCHEDULES

Schedule 1.1A          Investments
Schedule 1.1B          Liens
Schedule 1.1C          Lenders

Schedule 1.1D          Pro Forma Adjustments for Post Closing Acquisitions
Schedule 5.1           Liabilities
Schedule 5.8           Litigation
Schedule 5.10          Compliance with Law
Schedule 5.11          ERISA
Schedule 5.12          Subsidiaries
Schedule 5.15          Environmental Matters
Schedule 5.16          Intellectual Property
Schedule 5.19          Properties
Schedule 5.21          Material Contracts
Schedule 5.22          Labor Matters
Schedule 5.25          Recordings
Schedule 5.26          Transactions with Affiliates
Schedule 5.27          Ownership
Schedule 5.28          Insurance
Schedule 5.29          Licenses
Schedule 7.1           Indebtedness
Schedule 7.9           Transactions with Affiliates

                                EXHIBITS

Exhibit A              Form of Assignment and Acceptance
Exhibit B              Form of Depository Bank Agreement

Exhibit C              Form of Indemnity, Subrogation and Contribution Agreement
Exhibit D              Form of Intercompany Note
Exhibit E              Form of Joinder Agreement
Exhibit F              Form of Notice of Borrowing
Exhibit G              Form of Notice of Extension/Conversion
Exhibit H-1            Form of Parent Guarantee Agreement
Exhibit H-2            Form of Subsidiaries Guarantee Agreement
Exhibit H-3            Form of ISG Capital Guarantee Agreement
Exhibit I              Form of Perfection Certificate
Exhibit J              Form of Security Agreement
Exhibit K-1            Form of Tranche A Revolving Note
Exhibit K-2            Form of Tranche B Revolving Note
Exhibit L-1            Form of Legal Opinion (General External Counsel)
Exhibit L-2            Form of Legal Opinion (Local Corporate Counsel)
Exhibit L-3            Form of Legal Opinion (Local Collateral Counsel)
Exhibit L-4            Form of Legal Opinion (Sponsor's Counsel)
Exhibit M              Form of Officer's Compliance Certificate
Exhibit N              Form of Tranche B Put Agreement

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 26, 2000 (as amended, modified, restated or supplemented from time to time, this "Amended Agreement"), among ISG RESOURCES, INC., a Utah corporation (successor to JTM INDUSTRIES, INC.) (the "Borrower"), INDUSTRIAL SERVICES GROUP, INC., a Delaware corporation (the "Parent"), the Lenders (as defined herein), BANK OF AMERICA, N.A., (formerly known as NationsBank, N.A.) as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and Issuing Lender, and CANADIAN IMPERIAL BANK OF COMMERCE, as Documentation Agent ("CIBC" or the "Documentation Agent").

         The Parent (such term, and all other capitalized terms in this paragraph, being used as defined below in this Amended Agreement) and the Borrower requested the Lenders to extend, and the Lenders extended, credit to the Borrower pursuant to the terms and conditions of the Original Credit Agreement. The Borrower has requested that the Lenders (i) make Tranche B Revolving Loans to the Borrower and (ii) make certain other amendments and modifications to the Original Credit Agreement. The Lenders are willing to make such amendments and modifications to the Original Credit Agreement upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree that, on the Effective Date, this Amended Agreement will become effective and the Original Credit Agreement will be amended to read as follows:

                                    SECTION 1

                                   DEFINITIONS

         Definitions. As used in this Amended Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

         "Acquisition"   shall  mean  the   transactions   contemplated  by  the
Acquisition Agreement.

         "Acquisition Agreement" shall mean, collectively, (i) the Purchase Agreement dated as of February 27, 1998, by and among the Borrower, PRI and the Sellers, (ii) the Kokan Escrow Agreement dated as of March 4, 1998 among the Borrower, Kokan and The Chase Manhattan Bank, acting through its London Branch, as Escrow Agent, (iii) the Tax Escrow Agreement dated as of March 4, 1998 among the Borrower, the Sellers and The Chase Manhattan Bank, N.A., as Escrow Agent,
(iv) the Phase II Escrow Agreement dated as of March 4, 1998 among the Borrower, the Sellers and The Chase Manhattan Bank, N.A., as Escrow Agent and (v) Indemnification and Guarantee Agreement dated as of February 27, 1998 among the Borrower, the Parent and Greenburg Trust, a trust formed under the laws of Hong Kong.

         "Additional Subsidiary Guarantor" shall mean each Person that becomes a Subsidiary Guarantor after the Effective Date by execution of a Joinder Agreement.

         "Adjusted Base Rate" shall mean the Base Rate plus the Applicable ABR Margin in effect from time to time.

         "Adjusted Eurodollar Rate" shall mean the Eurodollar Rate plus the Applicable LIBOR Margin in effect from time to time.

         "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with its successors.

         "Affected  Loans"  shall  have the  meaning  assigned  to such  term in
Section 3.9.

         "Affected Type" shall have the meaning assigned to such term in Section 3.9.

         "Affiliate" shall mean (a) with respect to any Person (including the Consolidated Parties), any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and
(b) with respect to any of the Consolidated Parties, any Person directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agency Services Address" shall mean Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn:
Holly Elsroth, Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

         "Agents"  shall  mean the  Administrative  Agent and the  Documentation
Agent.

         "Amended Agreement" shall mean this Amended and Restated Credit Agreement, as amended, modified, extended, restated or supplemented from time to time.

         "Applicable ABR Margin" shall mean, with respect to any Revolving Loan outstanding on any day:

                  (i) 0.50%,  if such day falls within a Level I Pricing Period;
                  (ii) 0.75%, if such day falls within a Level II Pricing Period; (iii) 1.00%, if such day falls within a Level III Pricing Period; and (iv) 1.25%, if such day falls within a Level IV Pricing Period.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on Schedule 1.1C or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Applicable LIBOR Margin" shall mean, with respect to any Revolving Loan outstanding on any day:

                  (i) 1.75%,  if such day falls within a Level I Pricing Period;
                  (ii) 2.00%, if such day falls within a Level II Pricing Period; (iii) 2.25%, if such day falls within a Level III Pricing Period; and (iv) 2.50%, if such day falls within a Level IV Pricing Period.

         "Approved Bank" shall have the meaning assigned to such term in the definition of "Cash Equivalents" in this Section 1.1.

         "Asset Disposition" shall mean the disposition of any or all of the assets of any Consolidated Party (including the Capital Stock of a Subsidiary), whether by sale, lease (including any Sale and Leaseback Transaction), transfer, Casualty, Condemnation or otherwise; provided that the foregoing definition shall not be deemed to imply that any such Asset Disposition is permitted under this Amended Agreement. The term "Asset Disposition" shall not include any Equity Issuance.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and its assignee in the form of Exhibit A or such other similar form as shall be approved by the Administrative Agent.

         "Bank of America" shall mean Bank of America, N.A. (formerly known as NationsBank, N.A.) and its successors.

         "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Event" shall mean, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (b) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "BAS" shall mean Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC) , and its successors.

         "Base Rate" shall mean, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate.

         "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate.

         "Borrower" shall mean the Person identified as such in the heading hereof, together with its permitted successors and assigns.

         "Business Day" shall mean a day (other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close), except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

         "Businesses" shall have the meaning assigned to such term in Section 5.15(a).

         "Capital Lease" shall mean, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

         "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) all rights to purchase, warrants, options and other securities exercisable for, exchangeable for or convertible into any of the foregoing.

         "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) U.S. dollar denominated certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower or any Subsidiary shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

         "Casualty"   shall  mean  any   casualty  or  other  loss,   damage  or
destruction.

         "CCT" shall mean CCT Partners IV, L.P., a New York limited partnership.
          ---

         "Change of Control" shall mean the occurrence of any of the following events: (a) the Parent shall beneficially own less than 100% of the Capital Stock of the Borrower (on a fully diluted basis); (b) any Person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than the Sponsor Group, shall beneficially own, directly or indirectly, Capital Stock of the Parent entitled to 35% or more of the Total Voting Power of the Parent; (c) the Sponsor Group shall beneficially own, directly or indirectly, outstanding shares of common stock of the Parent entitled to less than (i) a majority of the Total Voting Power of the Parent prior to an IPO by the Parent or (ii) 33% of the Total Voting Power of the Parent after an IPO by the Parent; (d) the failure at any time of a majority of the seats (excluding vacant seats) on the board of directors of the Borrower to be occupied by persons who were nominated by or on behalf of the Sponsor Group; or (e) the occurrence of a "Change of Control" under and as defined in the Senior Note Agreement.

         "CIBC" shall have the meaning assigned to such term in the heading hereof, together with its successors.

         "Class A Common Stock" shall mean the Parent's Class A Common Stock, par value $.01 per share.

         "Class B Common Stock" shall mean the Parent's Class B Common Stock, par value $.01 per share.

         "Closing Date" shall mean March 4, 1998.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Collateral" shall mean all the collateral which is identified in, and at any time is purported to be covered by, the Collateral Documents.

         "Collateral Documents" shall mean the Security Agreement, each Perfection Certificate, the Depository Bank Agreements and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including UCC financing statements, patent and trademark filings and, with respect to property acquired after the Effective Date, such other additional security documents as the Administrative Agent shall reasonably request.

         "Commitment" shall mean (a) with respect to each Tranche A Lender, the Tranche A Revolving Commitment of such Tranche A Lender, (b) with respect to each Tranche B Lender, the Tranche B Revolving Commitment of such Tranche B Lender, and (c) with respect to the Issuing Lender, the LOC Commitment.

         "Company  Properties"  shall have the meaning  assigned to such term in
Section 5.15(a).

         "Condemnation" shall mean any taking of Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

         "Condemnation Award" shall mean all proceeds of any Condemnation or transfer in lieu thereof.

         "Consolidated Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its Consolidated Subsidiaries during such period (including the amount of assets leased under any Capital Lease). Notwithstanding the foregoing, the term "Consolidated Capital Expenditures" shall not include (a) capital expenditures in respect of the reinvestment of Insurance Proceeds and Condemnation Awards received by the Borrower and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents and (b) for purposes of Section 7.14 only, capital expenditures for Permitted Acquisitions.

         "Consolidated Cash Interest Expense" shall mean, for any period, the gross amount of interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period, including (a) the portion of any payments or accruals with respect to Capital Leases that are allocable to interest expense in accordance with GAAP, (b) net costs under Interest Rate Protection Agreements during such period and (c) all fees, charges, discounts and other costs paid in respect of Indebtedness during such period; provided that (i) all non-cash interest expense shall be excluded and (ii) any cash interest on Indebtedness of another Person that is guaranteed by the Borrower or any of its Consolidated Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Borrower or any of its Consolidated Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included.

         "Consolidated EBITDA" shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(i) interest expense, (ii) total federal, state, local and foreign income, value added and similar taxes and (iii) depreciation and amortization expense, minus
(c) an amount which, in the determination of Consolidated Net Income for such period, has been added for (i) interest income and (ii) any non-cash income or non-cash gains, all as determined in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, net income (or loss) after taxes of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period; provided that there shall be excluded from such calculation of net income (or loss) (a) the income of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has any equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the date such Person's assets are acquired by the Borrower or any of its Subsidiaries, except as provided in the definition of Pro Forma Basis set forth in this Section 1.1, and (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

         "Consolidated Net Worth" shall mean, as of any date, shareholders' equity or net worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, excluding amounts attributable to Disqualified Stock.

         "Consolidated Parties" shall mean the Parent, the Borrower and their respective Subsidiaries, and "Consolidated Party" shall mean any one of them.

         "Consolidated Subsidiaries" of any Person shall mean all subsidiaries of such Person that should be consolidated with such Person for financial reporting purposes in accordance with GAAP.

         "Consolidated Total Assets" shall mean, as of any date, all assets which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as assets.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.2 of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.

         "Contribution and Assignment Agreement" shall mean the Contribution and Assignment Agreement dated as of October 14, 1997 between the Parent, R. Stephen Creamer and Jean I. Everest, II.

         "Contribution and Subscription Agreement" among RACT, R. Stephen Creamer, J. I. Everest, II and the Parent dated as of October 14, 1997.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 or Section 3.9 of one Type of Loan into another Type of Loan.

         "Credit Documents" shall mean a collective reference to this Amended Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Collateral Documents, the Parent Guarantee Agreement, the Subsidiaries Guarantee Agreement, the ISG Capital Guarantee, the Indemnity, Subrogation and Contribution Agreement, the Intercompany Notes, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" shall mean any one of them.

         "Credit Obligations" shall mean, without duplication, (a) all of the obligations of the Credit Parties to the Lenders, the Issuing Lender or the Administrative Agent, whenever arising, under this Amended Agreement, the Notes, the Collateral Documents, the Parent Guarantee Agreement, the Subsidiaries
Guarantee Agreement, the ISG Capital Guarantee Agreement or any of the other Credit Documents (including any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from the Borrower or any of its Subsidiaries under any Lender Hedging Agreement to any Person that is or was a Lender (or an Affiliate of a Lender) at the time such agreement was entered into).

         "Credit Parties" shall mean the Parent, the Borrower, ISG Capital, and the Subsidiary Guarantors, and "Credit Party" shall mean any one of them.

         "CVC Co-Investors" shall mean, collectively, the Natasha Partnership, Richard Cashin, David Thomas and Joseph Silvestri.

         "CVC Subscription Agreement" shall mean the CVC Subscription Agreement among the Parent, the Sponsor, CCT and the CVC Co-Investors dated as of October 14, 1997.

         "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Consolidated Party; provided that the foregoing definition shall not be deemed to imply that any such Debt Issuance is permitted under this Amended Agreement.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Deju Subscription Agreement" shall mean the Subscription Agreement between the Parent and Raul Deju dated as of October 14, 1997.

         "Depository Bank Agreement" shall mean each agreement between any Credit Party and any bank or other depository institution in substantially the form of Exhibit B.

         "Disqualified Stock" of any Person shall mean (a) any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise or (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock and (b) if such Person is a Subsidiary of the Borrower, any Preferred Stock of such Person.

         "Documentation Agent" shall mean the Person identified as such in the heading hereof, together with its permitted successors and assigns.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Effective  Date"  shall  have the  meaning  assigned  to such  term in
Section 4.1.

         "Eligible Assignee" shall mean: (a) any Lender; (b) any Affiliate of a Lender; (c) the Sponsor, with respect to the assignment of Tranche B Revolving Loans pursuant to the Tranche B Put Agreement; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.3(b), the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection from the Borrower is received by the assigning Lender and the Administrative Agent within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor any Affiliate of the Borrower (other than the Sponsor with respect to the assignment of Tranche B Revolving Loans pursuant to the Tranche B Put Agreement) shall qualify as an Eligible Assignee.

         "Employment Agreements" shall mean, collectively, (i) the Employment Agreement between the Parent and R. Stephen Creamer dated as of October 14, 1997, (ii) the Employment Agreement between the Parent and J. I. Everest, II dated as of October 14, 1997 and (iii) the Employment Agreement between the Parent and Raul Deju dated as of October 14, 1997.

         "Environmental Laws" shall mean any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, approvals, consents, authorizations, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "Equity Issuance" shall mean any issuance by any Consolidated Party of any Capital Stock to any Person or the receipt by any such Person of a capital contribution from any other Person, including the issuance of any of its Capital Stock pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity; provided that the foregoing definition shall not be deemed to imply that any such issuance is permitted under this Amended Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, including the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" shall mean an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA Event" shall mean (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Event of  Default"  shall have the  meaning  assigned  to such term in
Section 8.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Asset Disposition" shall mean (a) any Asset Disposition by any Consolidated Party to the Borrower or any of the Subsidiary Guarantors if
(i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving effect to such Asset Disposition and (ii) after giving effect such Asset Disposition, no Default or Event of Default exists, (b) the sale of inventory in the ordinary course of business for fair value and on an arms' length basis, (c) the liquidation or sale of Cash Equivalents for the account of the Borrower and the Subsidiaries, (d) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) of the Borrower or any of its Subsidiaries to any other Person to the extent that the aggregate Net Cash Proceeds from such sale, lease, transfer, assignment or other disposition do not exceed $50,000, so long as the fair market value of all property disposed of as provided in this clause (d) does not exceed $250,000 in the aggregate in any fiscal year of the Borrower, (e) the disposition of machinery or equipment of the Borrower or any of its Subsidiaries which will be replaced or upgraded with machinery or equipment put to a similar use and owned by such Person, provided that (i) such replacement or upgraded machinery and equipment is acquired within 90 days after such disposition, (ii) the fair market value of all property disposed of as provided in this clause (e) does not exceed $250,000 in the aggregate in any fiscal year of the Borrower and
(iii) upon their acquisition, such replacement assets become subject to the Lien of the Administrative Agent in favor of the Lenders under the Collateral Documents and (f) the disposition of damaged, worn out or obsolete tangible asset in the ordinary course of business and in a commercially reasonable manner.

         "Excluded Debt Issuance" shall mean any issuance of Indebtedness permitted by Section 7.1(a), (c), (d), (e) and (h).

         "Excluded Equity Issuance" shall mean (a) any issuance by any Subsidiary of the Borrower of its Capital Stock to the Borrower or any other Subsidiary of the Borrower, (b) any receipt by any Subsidiary of the Borrower of a capital contribution from the Borrower or any other Subsidiary of the Borrower, (c) any issuance by the Parent of ISG Common Stock pursuant to the exercise of the Warrants, (d) the issuance of common stock of the Parent, the aggregate value of which does not exceed $10,000,000, such common stock being issued in connection with the financing of a Permitted Acquisition and (e) any issuance by the Parent of its common stock pursuant to the exercise of the Stock Purchase Warrants.

         "Excluded Taxes" shall mean (A) all present and future taxes, levies, imposts, duties, deductions, fees, liabilities and similar charges imposed on or measured by the overall net income of the Administrative Agent, any Lender or its Applicable Lending Office, branch or subsidiary, and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Administrative Agent, any Lender or its Applicable Lending Office, branch or subsidiary, in each case, imposed: (i) by the United States of America or any political subdivision or taxing authority thereof or therein; (ii) by the jurisdiction under the laws of which such Administrative Agent or such Lender is organized, or in which its principal executive office may be located, or in which it is doing business, or any nation within which such jurisdiction is located or any political subdivision thereof; (iii) by the jurisdiction in which the Administrative Agent or the Applicable Lending Office or other branch or subsidiary of such Lender is located or doing business, or in which its principal executive office may be located, or under the laws of which it is organized, or by any nation within which any such jurisdiction is located or any political subdivision thereof; or (iv) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent or such Lender other than a connection arising solely form this Amended Agreement or any transaction contemplated hereby; and (B) all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed by reason of the failure of the Administrative Agent or any Lender to comply with its obligations under Section 3.10(d).

         "Extend", "Extension", "Extending" and "Extended" shall refer to an extension pursuant to Section 3.2 or Section 3.9 of existing Loans into a subsequent permissible Interest Period.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

         "Fees" shall mean all fees payable pursuant to Section 3.5.

         "Fixed Rate Loans" shall mean Eurodollar Loans.
          ----------------

         "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

         "Funded Indebtedness" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i) and (k) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such Person is general partner or for which such Person is otherwise legally obligated or has a reasonable expectation of being liable with respect thereto.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis, subject to the terms of Section 1.3.

         "Government  Acts"  shall  have the  meaning  assigned  to such term in
Section 2.3(i).

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, commission, board, bureau, authority, instrumentality or judicial or regulatory body or entity.

         "Guarantors" shall mean the Parent, ISG Capital, and each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "Guarantor" shall mean any one of them.

         "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor,
(b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person or (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof. For purposes hereof, the amount of any Guaranty Obligation shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Indebtedness" of any Person shall mean (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such
Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all net payment obligations of such Person under Interest Rate Protection Agreements or foreign currency exchange agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(k) all Disqualified Stock of such Person and (l) and the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified  Party"  shall have the  meaning  assigned to such term in
Section 10.5(b).

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of the Effective Date in the form of Exhibit C to be executed by ISG Capital and the Subsidiary Guarantors, as amended, modified, restated or supplemented from time to time.

         "Insurance Proceeds" shall mean all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

         "Intellectual Property" shall have the meaning assigned to such term in
Section 5.16.

         "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Intercompany   Notes"  shall  mean  the  promissory  notes  issued  as
contemplated by clause (h) of the definition of Permitted Investments set forth in this Section 1.1, in the form of Exhibit D.

         "Interest Coverage Ratio" shall mean, as of any day, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such last day to, and (b) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such last day.

         "Interest Payment Date" shall mean (a) as to Base Rate Loans, the last Business Day of each March, June, September and December, (b) as to Eurodollar Loans, the last day of each applicable Interest Period for any such Loan and, in addition, where the applicable Interest Period for any such Loan is greater than three months, the date three months from the beginning of the Interest Period and each three months thereafter and (c) as to all Loans, the Termination Date of such Loans.

         "Interest Period" shall mean as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including conversions and extensions thereof) ; provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period for any Loan shall extend beyond the Termination Date for such Loan, and (iii) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

         "Interest Rate Protection Agreement" shall mean any interest rate swap, collar, cap or other arrangement requiring payments contingent upon interest rates.

         "Investment" in any Person shall mean (a) the acquisition (whether for cash, Property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of such other Person or
(b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

         "Investor Group" shall mean, collectively, RACT, Raul Deju, Jean I. Everest, II and R. Stephen Creamer.

         "Investor Stockholders" shall mean, collectively, Raul Deju, Jean I. Everest, II and R. Stephen Creamer.

         "IPO" with respect to any Person shall mean an initial public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of common stock of such Person to the public, underwritten by an investment banking firm of nationally recognized standing.

         "ISG Capital" shall mean ISG Capital Corporation, a Utah corporation and a wholly-owned subsidiary of the Parent.

         "ISG Capital Guarantee Agreement" shall mean the Amended and Restated Guarantee Agreement dated as of the Effective Date in the form of Exhibit H-3 to be executed in favor of the Administrative Agent by ISG Capital, as amended, modified, restated or supplemented from time to time.

         "ISG Common Stock" shall mean, collectively, the Class A Common Stock and the Class B Common Stock.

         "Issuing Lender" shall mean Bank of America, in its capacity as the issuer of Letters of Credit, and its successors in such capacity.

         "Issuing  Lender Fees" shall have the meaning  assigned to such term in
Section 3.5(c)(iii).

         "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit E executed and delivered by an Additional Subsidiary Guarantor in accordance with the provisions of Section 6.10.

         "Junior Subordinated Note" shall mean, collectively, the Junior Subordinated Promissory Note due 2005, dated October 14, 1997, issued by the Parent in favor of Laidlaw in an original principal amount of $17,500,000, and any Secondary Note (as defined in the Junior Subordinated Note) issued pursuant to the terms and conditions of the Junior Subordinated Note.

         "Kokan" shall mean Kokan Company Limited, a company organized and existing under the laws of the British Virgin Islands.

         "Laidlaw"   shall  mean  Laidlaw   Transportation,   Inc.,  a  Delaware
corporation.

         "Lender" shall mean either a Tranche A Lender or a Tranche B Lender.

         "Lender Hedging Agreement" shall mean any Interest Rate Protection Agreement or foreign currency exchange agreement between the Borrower or any of its Subsidiaries and any Person that is or was a Lender (or an Affiliate of a Lender) at the time such Agreement was entered into.

         "Lending Party" shall have the meaning assigned to such term in Section 10.14.

         "Letter of Credit" shall mean any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
Section 2.3.

         "Level I Pricing Period" shall mean, subject to Section 2.2(d)(iii) and
Section 2.4(d)(iii), any period on or after the Effective Date during which the Leverage Ratio is less than or equal to 3.50:1.00 and no Event of Default has occurred and is continuing.

         "Level II Pricing Period" shall mean, subject to Section 2.2(d)(iii) and Section 2.4 (d)(iii), any period on or after the Effective Date during which the Leverage Ratio is greater than 3.50:1.00 but less than or equal to 4.00:1.00 and no Event of Default has occurred and is continuing.

         "Level III Pricing Period" shall mean, subject to Section 2.2(d)(iii) and Section 2.4(d)(iii), any period on or after the Effective Date during which the Leverage Ratio is greater than 4.00:1.00 but less than or equal to 4.50:1.00 and no Event of Default has occurred and is continuing.

         "Level IV Pricing Period" shall mean any period on or after the Effective Date which is not a Level I Pricing Period, Level II Pricing Period or Level III Pricing Period.

         "Leverage Ratio" shall mean, as of any day, the ratio of (a) Total Debt as of such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such day.

         "Licenses"  means all  licenses,  permits,  certificates  of authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental Authority.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, easement, assignment, deposit arrangement, restriction, restrictive covenant, lease, sublease, option, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

         "Loan" or "Loans" shall mean the Revolving Loans and, by Type, the Base Rate Loans and Eurodollar Loans. Loans may be designated by Type. As the context requires, a "Loan" of a particular Type refers to a portion of the total outstanding Loans of such Type as to which a single Interest Period is in effect.

         "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

         "LOC Committed  Amount" shall have the meaning assigned to such term in
Section 2.3.

         "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

         "LOC Obligations" shall mean the Borrower's reimbursement obligations hereunder (actual or contingent) arising from drawings under Letters of Credit. The amount of the LOC Obligations outstanding at any time equals the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower. The LOC Obligations of any Tranche A Lender at any time shall mean its Tranche A Revolving Commitment Percentage of the aggregate LOC Obligations at such time.

         "Management Group" shall mean, collectively, R. Stephen Creamer, Raul Deju and J. I. Everest, II.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, operations, business, assets, liabilities (actual or contingent), historical cash flows or prospects of the Consolidated Parties taken as a whole, (b) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (c) the material rights and remedies of the Lenders under the Credit Documents. In determining whether any individual event or occurrence of the foregoing types would result in a Material Adverse Effect, notwithstanding that a particular event or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or occurrence and all other events or occurrences of the foregoing types which have occurred would result in a Material Adverse Effect.

         "Material  Contracts"  shall have the meaning  assigned to such term in
Section 5.21.

         "Material Intellectual Property" shall have the meaning assigned to such term in Section 5.16.

         "Material Licensed Intellectual Property" shall have the meaning assigned to such term in Section 5.16.

         "Material Owned Intellectual Property" shall have the meaning assigned to such term in Section 5.16.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous, toxic, radioactive or explosive substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including asbestos, polychlorinated biphenyls and ureaformaldehyde insulation and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company in the business of rating securities.

         "Mortgage  Instruments"  shall have the meaning  assigned  such term in
Section 6.12(a).

         "Mortgaged  Properties"  shall have the meaning  assigned  such term in
Section 6.12(a).

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" shall mean a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than any Consolidated Party or any ERISA Affiliate are contributing sponsors.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Disposition, (i) the gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation except to the extent and for long as such Insurance Proceeds or Condemnation Awards are Reinvestment Funds or unless such Insurance Proceeds or Condemnation Awards are to be used for repair, restoration or replacement pursuant to plans approved by the Required Lenders) actually paid to or actually received by any Consolidated Party in respect of such Asset Disposition (including cash proceeds subsequently received at any time in respect of such Asset Disposition from non-cash consideration initially received or otherwise), less (ii) the sum of (A) the amount, if any, of all taxes (other than income taxes) and the Borrower's good-faith best estimate of all income taxes (to the extent that such amount shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to any Consolidated Party or any Affiliate of any such Person) that are incurred in connection with such Asset Disposition and are payable by the seller or the transferor of the assets or Property to which such Asset Disposition relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a)(i) above, (B) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition and (C) if applicable, the amount of Indebtedness secured by a Permitted Lien that has been repaid or refinanced as required in accordance with its terms with the proceeds of such Asset Disposition; and (b) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by any Consolidated Party in respect of such Equity Issuance or Debt Issuance, as the case may be (including cash proceeds subsequently received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Consolidated Party in connection therewith (other than those payable to any Consolidated Party or any Affiliate of any such Person).

         "Note" or "Notes" shall mean, the Tranche A Revolving Notes and the Tranche B Revolving Notes, individually or collectively, as appropriate.

         "Notice of Borrowing" shall mean a written notice of borrowing in substantially the form of Exhibit F, as required by Section 2.2(b)(i) and
Section 2.4(b)(i).

         "Notice of Extension/Conversion" shall mean the written notice of extension or conversion in substantially the form of Exhibit G, as required by
Section 3.2.

         "Operating Lease" shall mean, as applied to any Person, any lease (including leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

         "Operative Documents" shall mean the Credit Documents, the Acquisition Agreement, the Stockholders Agreement, the Senior Note Agreement, the Junior Subordinated Note, the CVC Subscription Agreement, the Contribution and Assignment Agreement, the Contribution and Subscription Agreement, the Deju Subscription Agreement, the Registration Rights Agreement, the Senior Subordinated Credit Facility, the Subordination Agreement, the Warrants, the Warrant Agreement, the Stock Purchase Warrants and the Tranche B Put Agreement.

         "Original Credit Agreement" shall mean the Credit Agreement dated as of March 4, 1998 (as amended through the date hereof) among the Borrower, the Parent, the Lenders, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent.

         "Other Taxes" shall have the meaning assigned to such term in Section 3.10(b).

         "Parent" shall mean the Person identified as such in the heading hereof, together with any permitted successors and assigns.

         "Parent Common Stock" shall mean the Parent's Class B Common Stock, par value $.01 per share.

         "Parent Guarantee Agreement" shall mean the Amended and Restated Guarantee Agreement dated as of the Effective Date in the form of Exhibit H-1 to be executed in favor of the Administrative Agent by the Parent, as amended, modified, restated or supplemented from time to time.

         "Participation Interest" shall mean a purchase by a Tranche A Lender of a participation in Letters of Credit or LOC Obligations as provided in Section
2.3 or a purchase by a Tranche A Lender or Tranche B Lender of a participation in any Loans or other obligations as provided in Section 3.13.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Perfection Certificate" shall mean a certificate from the Credit Parties substantially in the form of Exhibit I.

         "Permitted Acquisition" shall mean, collectively (i) the Post Closing Acquisitions as defined on Schedule 1.1D hereto and (ii) an acquisition by the Borrower or any Subsidiary of the Borrower of the Capital Stock or all or any substantial part (in either case for which audited financial statements or other financial information satisfactory to the Administrative Agent is available) of the Property of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of the Capital Stock or Property acquired as determined by the Board of Directors of the Borrower based upon their reasonable business judgment; provided that (a) the Capital Stock or Property acquired in such acquisition relates to a line of business similar to the business of the Borrower or any of its Subsidiaries engaged in on the Effective Date, (b) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date), (c) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such acquisition (and/or the seller thereof) required to be delivered by the terms of
Section 6.11, (d) in the case of an acquisition of the Capital Stock of another Person, (i) except in the case of the incorporation of a new Subsidiary, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (ii) the Capital Stock acquired shall constitute at least 85% of the Total Voting Power and ownership interest of the issuer thereof, (e) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and the Borrower shall have delivered to the Agent a Pro Forma
Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, the Borrower shall be in compliance with all of the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the Agent has received the Required Financial Information and (f) the liabilities (determined in accordance with GAAP and in any event including contingent obligations) acquired by the Borrower and its Subsidiaries on a consolidated basis in such acquisition and the Indebtedness issued by the Borrower and its Subsidiaries on a consolidated basis from such acquisition shall not in the aggregate exceed 25% of the purchase price paid for the related Capital Stock or assets.

         "Permitted Investments" shall mean Investments which consist of (a) cash held in a deposit account with the Administrative Agent or any other reputable bank or other depository institution which has executed and delivered a Depository Bank Agreement with the Administrative Agent; (b) Cash Equivalents subject to a perfected first priority security interest of the Administrative Agent in favor of the Secured Parties; (c) accounts receivable created, acquired or made by the Borrower and its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (d) Investments consisting of Capital Stock, obligations, securities or other Property received by the Borrower and its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;
(e) Investments existing as of the Effective Date and set forth in Schedule 1.1A; (f) Guaranty Obligations permitted by Section 7.1; (g) advances to employees for moving and travel expenses in the ordinary course of business consistent with past practices; (h) Investments in the Borrower or any Subsidiary of the Borrower, so long as (i) all such Investments in the Borrower shall be made by the Parent or any Subsidiary of the Borrower, shall be made in cash and shall consist of common stock (or additional capital contributions in respect of outstanding common stock) pledged to the Administrative Agent for the benefit of the Lenders, (ii) all such Investments in Subsidiaries of the Borrower shall be made by the Borrower or any other Subsidiary of the Borrower and (iii) all such Investments in Subsidiaries of the Borrower shall (A) in the case of the initial capitalization of any such Subsidiary, consist of common stock which is issued for consideration equal to the par value (or the equivalent, in the case of any Foreign Subsidiary) of such shares and which is pledged to the Administrative Agent for the benefit of the Secured Parties or
(B) in all other cases, be evidenced by Intercompany Notes pledged to the Administrative Agent for the benefit of the Secured Parties and (i) Permitted Acquisitions.

         "Permitted Liens" shall mean (a) Liens in favor of the Administrative Agent on behalf of the Secured Parties; (b) Liens (other than Liens created or imposed under ERISA) for taxes or other governmental charges, assessments or levies which are not yet due or being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts which are not yet due and payable (or, if due and payable, are unfiled and no other action has been taken to enforce the same) or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness); (e) Liens in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal (and shall have been discharged within 30 days after the expiration of any such stay); (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes; (g) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 7.1(c), provided that (i) any such Indebtedness is incurred and such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof and (ii) such Indebtedness is not secured by a Lien on any other assets; (h) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases (excluding Capital Leases) permitted by this Amended Agreement; (j) normal and customary rights of setoff upon deposits of cash in favor of the Administrative Agent or any other bank or other depository institution which has executed and delivered a Depository Bank Agreement with the Administrative Agent; and (k) Liens existing as of the Effective Date and set forth on Schedule 1.1B; provided that (i) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Effective Date and
(ii) the principal amount of the Indebtedness or other obligations secured by such Liens shall not be extended, renewed, refunded or refinanced.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority or any other entity.

         "Personnel"  shall have the  meaning  assigned  to such term in Section
5.16.

         "Petty Cash Accounts" shall mean, collectively, bank accounts opened from time to time for petty cash, with cash balances in the aggregate of no more than $50,000 at any time, including (i) the deposit account maintained by the Borrower with Zions Bank in Salt Lake City, Utah, Account Number 124000054 and
(i) the deposit account maintained by the Borrower with Sun Trust Bank in Kennesaw, Georgia, Account Number 061000104.

         "Plan" shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by Title IV of ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Post Closing Acquisitions" shall have the meaning assigned to such term in the definition of "Permitted Acquisition" in this Section 1.1.

         "Preferred Stock", as applied to the Capital Stock of any person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over the Capital Stock of any other class of such person.

         "Prepayment  Account"  shall have the meaning  assigned to such term in
Section 3.3(b)(vii).

         "PRI" shall mean Pozzolanic Resources, Inc., a Washington corporation.
          ---

         "Prime Rate" shall mean the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "Pro Forma Basis" shall mean that, for purposes of calculating compliance in respect of any transaction with each of the financial covenants set forth in Section 7.19, such transaction (and any other transaction which occurred during the relevant four-fiscal-quarter period) shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used in this definition, "transaction" shall mean (a) any incurrence or assumption of Indebtedness (and the concurrent retirement of any other Indebtedness) as referred to in Section 7.1(i), (b) any merger or consolidation as referred to in Section 7.4(d), (c) any Asset Disposition of a business or business unit as referred to in Section 7.5(a), or
(d) any "Permitted Acquisition" set forth in this Section 1.1. In connection with any calculation of the financial covenants set forth in Section 7.19 upon giving effect to a transaction (and any other transaction which occurred during the relevant four-fiscal-quarter period) on a Pro Forma Basis for purposes of
Section 7.1(i), Section 7.4, Section 7.5 or clause (e) of the definition of "Permitted Acquisition" set forth in this Section 1.1, as applicable:

         (i) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in Section 7.1(i), (A) if such Indebtedness has a floating or formula rate, the rate of interest for such
Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as the relevant date of such calculations and (B) any other Indebtedness which is retired concurrently with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the relevant four fiscal-quarter period;

         (ii) for purposes of any such calculation in respect of any Asset Disposition of a business or business unit as referred to in Section 7.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded to the extent relating to any period prior to the date of such transaction and (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the relevant four fiscal-quarter period; and

         (iii) for purposes of any such calculation in respect of any merger or consolidation as referred to in Section 7.4(d) and the definition of "Permitted Acquisition" set forth in this Section 1.1, (A) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period, (B) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such
Indebtedness as at the relevant date of such calculations and (C) income statement items (whether positive or negative) including, but not limited to, the income statement items listed in Schedule 1.1D hereto with respect to the Acquisition and the Post Closing Acquisitions attributable to the Property acquired in any such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction had occurred as of the first day of the relevant four fiscal-quarter period; provided, however, that extraordinary and non-recurring revenues and expenses attributable to such Property or Investment, as the case may be, shall be excluded from the income statement calculation for such four fiscal-quarter period.

         "Pro Forma Compliance Certificate" shall mean a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent in connection with (i) any incurrence or assumption of Indebtedness (and the concurrent retirement of any other Indebtedness) as referred to in Section 7.1(i), (ii) any merger or consolidation as referred to in Section 7.4(d), (iii) any Asset Disposition as referred to in Section 7.5(a) or (iv) the definition of "Permitted Acquisition" set forth in this Section 1.1, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Interest Coverage Ratio, and the Leverage Ratio as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precede or end on the date of the applicable transaction and with respect to which the Administrative Agent shall have received the Required Financial Information.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "RACT" shall mean RACT, Inc., a Utah corporation.
          ----

         "Register" shall have the meaning assigned to such term in Section 10.3(c).

         "Registration Rights Agreement" shall mean the Registration Rights Agreement among the Parent, the Sponsor, the CVC Co-Investors and the Investor Group dated as of October 14, 1997, as amended.

         "Regulation T, U or X" shall mean Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof..

         "Reinvestment Funds" shall mean, with respect to any Insurance Proceeds from a Casualty or any Condemnation Award from a Condemnation, that portion of such funds as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within 30 days after the occurrence of such Casualty or Condemnation (and in any case prior to the receipt thereof by any Consolidated Party), be reinvested, within 365 days of the receipt of such funds in the repair, restoration or replacement of the Properties that were the subject of such Casualty or Condemnation; provided that
(a) the aggregate amount of such proceeds with respect to any such event or series of related events shall not exceed $500,000 without the prior written consent of the Required Lenders, (b) such certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent that any Property subject to such Casualty or Condemnation has been or will be repaired, restored or replaced to its condition immediately prior to such Casualty or Condemnation,
(c) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Administrative Agent for the benefit of the Secured Parties, over which the Administrative Agent shall have sole control and exclusive right of withdrawal, (d) from and after the date of delivery of such certificate, the Borrower shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the Properties that were the subject of such Casualty or Condemnation as described in such certificate and (e) no Default or Event of Default shall have occurred and be continuing; and provided further that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Credit Obligations in accordance with Section 3.3(b).

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Required Financial Information" shall mean, with respect to any period, the financial statements of the Borrower with respect to such period required under Section 6.1(a) and (b).

         "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) whose Credit Exposure (as hereinafter defined) constitutes more than 66% of the Credit Exposure of all Lenders at such time. For the purposes of the preceding sentence, the term "Credit Exposure" as applied (i) to each Tranche A Lender shall mean (A) at any time prior to the termination of the Tranche A Revolving Commitments, the Tranche A Revolving Commitment Percentage of such Tranche A Lender multiplied by the Tranche A Revolving Committed Amount, and (B) at any time after the termination of the Tranche A Revolving Commitments, the sum of (x) the principal balance of the outstanding Tranche A Revolving Loans of such Tranche A Lender plus (y) such Tranche A Lender's Participation Interests in all LOC Obligations, and (ii) to each Tranche B Lender shall mean (A) at any time prior to the termination of the Tranche B Revolving Commitments, the Tranche B Revolving Commitment Percentage of such Tranche B Lender multiplied by the Tranche B Revolving Committed Amounts and (B) at any time after the termination of the Tranche B Revolving Commitments, the principal balance of the outstanding Tranche B Revolving Loans of such Tranche B Lender. For purposes of the foregoing, (A) the interest of any Lender holding a Loan in which any other Lender has a Participation Interest pursuant to Section 3.13 shall be calculated net of all such Participation Interests of other Lenders and (B) the Participation Interest of any Lender pursuant to Section 3.13 in a Loan held by any other Lender shall be counted as if such Lender holding such Participation Interest held a proportionate part of the related Loan directly.

         "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, order, writ, judgment, injunction, decree, permit or determination of an arbitrator or a court or other Governmental Authority or other restriction imposed by any Governmental Authority, in each case applicable to or binding upon such Person or to which any of its Property is subject.

         "Reserve Requirement" shall mean, at any time, the maximum rate at which reserves (including any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Responsible Officer" shall mean, as to any Person, the president, chief executive officer, chief operating officer, any financial officer, any vice president or the general counsel of such Person (or, in the case of a partnership, of the managing general partner of such Person).

         "Restricted Payment" shall mean (i) any dividend or other distribution, direct or indirect, on account of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Capital Stock of any Consolidated Party, now or hereafter outstanding,
(iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Senior Note, (v) any payment or repayment of principal of, premium, if any, or interest on (other than payment in kind interest), redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Junior Subordinated Note, (vi) any loan, advance, tax sharing payment or indemnification payment to, or other investment in, the Parent or any of its Affiliates (other than the Borrower and its Subsidiaries) and (vii) any payment or prepayment of principal of, premium, if any, or interest on (other than payment in kind interest), redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Senior Subordinated Credit Facility.

         "Revolving Credit Facility Obligations" shall mean, collectively, Revolving Loans and LOC Obligations.

         "Revolving Loan" shall mean a Tranche A Revolving Loan or a Tranche B Revolving Loan, and "Revolving Loans" shall mean, collectively, any two or more of them.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "Sale and Leaseback Transaction" shall mean any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by any Consolidated Party as of the Effective Date or later acquired, which has been or is to be sold or transferred by any Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

         "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, in its capacity as such under each Credit Document, (c) each Lender or Affiliate thereof with which the Borrower or any of its Subsidiaries enters into a Lender Hedging Agreement as permitted hereunder, in its capacity as a party to such Lender Hedging Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Consolidated Party under any Credit Document and
(e) the successors and assigns of the foregoing.

         "Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement dated as of the Effective Date in the form of Exhibit J to be executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time. The Security Agreement amends and restates that certain pledge and security agreement dated as of March 4, 1998 executed in favor of the Administrative Agent by each of the Credit Parties and that certain amended and restated pledge and security agreement dated as of January 1, 1999, executed in favor of the Administrative Agent by each of the Credit Parties.

         "Sellers" shall mean, collectively, Gerald A. Peabody, Jr., Penelope A. Peabody and Kokan.

         "Senior Note" shall mean the 10% Senior Subordinated Notes due April 15, 2008 issued by the Borrower pursuant to the Senior Note Agreement (and shall include any substantially identical senior subordinated notes of the Borrower in the same aggregate principal amount issued after April 22, 1998 in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Senior Note Agreement).

         "Senior Note Agreement" shall mean the Indenture, dated as of April 22, 1998 pursuant to which the Senior Notes are issued, by and among the Borrower, the Domestic Subsidiaries party thereto as guarantors, and U.S. Bank, N.A., as trustee, as the same may be amended, modified, restated or supplemented in accordance with the terms of this Amended Agreement as in effect from time to time.

         "Senior Noteholder" shall mean any one of the holders from time to time of the Senior Notes.

         "Senior Subordinated Credit Facility" shall mean the U.S. $10,000,000 Senior Subordinated Credit Agreement dated April 17, 2000 by and between the Parent and Citicorp Mezzanine Partners, L.P. and the notes issued pursuant thereto, as amended, modified, restated or supplemented from time to time.

         "Solvent" or "Solvency" shall mean, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature in their ordinary course, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of debts and liabilities of such Person,
(iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Sponsor" shall mean Citicorp Venture Capital, Ltd., a New York corporation.

         "Sponsor Group" shall mean the Sponsor, any of the Sponsor's Affiliates and the Management Group, provided that each such Affiliate is reasonably acceptable to the Administrative Agent.

         "Sponsor Revolving Loan" shall mean the Senior Secured Revolving Credit Agreement dated as of October 14, 1997, between Borrower and Citicorp Venture Capital, Ltd.

         "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(c)(i).

         "Stock Purchase Warrants" shall mean, collectively, the stock purchase warrant to purchase the Parent Common Stock in an amount equal to up to 10% of all the outstanding Parent Common Stock on a fully diluted basis pursuant to the Warrant Agreement.

         "Stockholders Agreement" shall mean the Stockholders Agreement dated as of October 14, 1997 among the Parent, the Sponsor, CCT, the CVC Co-Investors and the Investor Stockholders, as amended.

         "Subordination Agreement" shall mean the Subordination Agreement dated as of April 17, 2000 by and among the Parent, the Administrative Agent, the Lenders, and Citicorp Mezzanine Partners, L.P., as amended, modified, restated or supplemented from time to time.

         "Subsidiaries Guarantee Agreement" shall mean the Amended and Restated Guarantee Agreement dated as of the Effective Date in the form of Exhibit H-2 to be executed in favor of the Administrative Agent by the Subsidiary Guarantors, as amended, modified, restated or supplemented from time to time.

         "Subsidiary" shall mean, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other business entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the equity interests at any time.

         "Subsidiary Guarantors" shall mean each of the Domestic Subsidiaries of the Borrower on the Effective Date which has executed the Subsidiaries Guarantee Agreement and each Additional Subsidiary Guarantor which may thereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" shall mean any one of them.

         "Taxes" shall have the meaning assigned to such term in Section 3.10.

         "Termination Date" shall mean September 4, 2003.

         "Total Debt" shall mean, as of any day, the total amount of Funded Indebtedness of the Borrower and its Consolidated Subsidiaries on a consolidated basis as of such day.

         "Total Voting Power" with respect to any Person on any date shall mean the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities outstanding on such date which are or may thereafter become exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

         "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

         "Tranche A Commitment Fee" shall have the meaning assigned to such term in Section 3.5(a).

         "Tranche A Commitment Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

         "Tranche A Lenders" shall mean any of the Persons identified as a "Tranche A Lender" on the signature pages hereto, and any Person which may become a Tranche A Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns. Unless the context clearly indicates otherwise, the term "Tranche A Lenders" shall include the Issuing Lender.

         "Tranche A Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.2(a).

         "Tranche A Revolving Commitment" shall mean, with respect to any Tranche A Lender, the commitment of such Tranche A Lender, in an aggregate principal amount at any time outstanding of up to such Tranche A Lender's Tranche A Revolving Commitment Percentage of the Tranche A Revolving Committed Amount, (i) to make Tranche A Revolving Loans in accordance with the provisions of Section 2.2(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.3(c).

         "Tranche A Revolving Commitment Percentage" shall mean, for any Tranche A Lender, the percentage, if any, identified as its Tranche A Revolving Commitment Percentage on Schedule 1.1C (or in the Assignment and Acceptance pursuant to which such Tranche A Lender assumed its Tranche A Revolving
Commitment), as such percentage may be modified in connection with any assignment made in accordance with the provisions of this Amended Agreement.

         "Tranche A Revolving Loans" shall have the meaning assigned to such term in Section 2.2(a).

         "Tranche A Revolving Note" or "Tranche A Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the applicable Tranche A Lenders evidencing the Tranche A Revolving Loans provided pursuant to Section 2.2(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "Tranche B Commitment Fee" shall have the meaning assigned to such term in Section 3.5(b).

         "Tranche B Commitment Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(b).

         "Tranche B Lenders" shall mean any of the Persons identified as a "Tranche B Lender" on the signature pages hereto, and any Person which may become a Tranche B Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

         "Tranche  B Put  Agreement"  shall  mean  that  certain  Tranche  B Put
Agreement dated as of the Effective Date among the Sponsor, the Tranche B Lenders, the Borrower and the Administrative Agent, substantially in the form of Exhibit N attached hereto, as may be amended, modified, restated or supplemented from time to time.

         "Tranche B Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.4 (a).

         "Tranche B Revolving Commitment" shall mean, with respect to any Tranche B Lender, the commitment of such Tranche B Lender, in an aggregate principal amount at any time outstanding of up to such Tranche B Lender's Tranche B Revolving Commitment Percentage of the Tranche B Revolving Committed Amount, to make Tranche B Revolving Loans in accordance with the provisions of
Section 2.4(a).

         "Tranche B Revolving Commitment Percentage" shall mean, for any Tranche B Lender, the percentage, if any, identified as its Tranche B Revolving Commitment Percentage on Schedule 1.1C (or in the Assignment and Acceptance pursuant to which such Tranche B Lender assumed its Tranche B Revolving
Commitment), as such percentage may be modified in connection with any assignment made in accordance with the provisions of this Amended Agreement.

         "Tranche B Revolving Loans" shall have the meaning assigned to such term in Section 2.4(a).

         "Tranche B Revolving Note" or "Tranche B Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the applicable Tranche B Lenders evidencing the Tranche B Revolving Loans provided pursuant to Section 2.4(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "Type", with respect to a Loan, refers to whether such Loan is a Eurodollar Loan or Base Rate Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UCP" shall have the meaning assigned to such term in Section 2.3(h).

         "Unused Tranche A Revolving Committed Amount" shall mean, for any period, the amount by which (a) the then applicable Tranche A Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the aggregate principal amount of all outstanding Tranche A Revolving Loans plus
(ii) the aggregate principal amount of all outstanding LOC Obligations.

         "Unused Tranche B Revolving Committed Amount" shall mean for any period, the amount by which (a) the then applicable Tranche B Revolving Committed Amount exceeds (b) the daily average sum for such period of the aggregate principal amount of all outstanding Tranche B Revolving Loans.

         "Warrant Agreement" shall mean the Warrant Agreement by and between the Parent and Citicorp Mezzanine Partners, L.P. dated April 17, 2000 to purchase the Stock Purchase Warrants.

         "Warrants" shall mean, collectively, the Series A Stock Purchase Warrants to purchase an aggregate of 5,000 shares of ISG Common Stock issued pursuant to the CVC Subscription Agreement.

         "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary 100% of whose Capital Stock (on a fully diluted basis) is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         "Year 2000 Compliant" shall have the meaning assign thereto in Section 5.30.

         "Year 2000 Problem" shall have the meaning assigned thereto in Section 5.30.

         Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" shall mean "from and including" and the words "to" and "until" each shall mean "to but excluding."

         Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Amended Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the financial statements as at December 31, 1999; provided, however, that if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto after the Effective Date or (ii) the Administrative Agent or the Required Lenders shall so object in writing within 90 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

         Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Amended Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word "day" means a calendar day.

                                    SECTION 2

                                CREDIT FACILITIES

         Continuation of Loans. Pursuant to the Original Credit Agreement, the Tranche A Lenders made available to the Borrower an aggregate principal of up to $50,000,000 in the form of revolving credit loans referred to herein as the Tranche A Revolving Loans. The Tranche A Lenders shall continue to make available such Tranche A Revolving Loans pursuant to this Agreement in accordance with this Section 2.

         Tranche A Revolving Loans. (a) Tranche A Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Tranche A Lender severally agrees to continue to make available to the Borrower such Tranche A Lender's Tranche A Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Tranche A Revolving Loans") which has been available from time to time from the Closing Date and will be available until the Termination Date, or such earlier date as the Tranche A Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Tranche A Revolving Loans plus the aggregate amount of outstanding LOC Obligations shall not at any time exceed FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Tranche A Revolving Committed Amount"); provided, further, with regard to each Tranche A Lender individually, that such Tranche A Lender's outstanding Tranche A Revolving Loans plus Participation Interests in outstanding LOC Obligations shall not at any time exceed such Tranche A Lender's Tranche A Revolving Commitment Percentage of the Tranche A Revolving Committed Amount. Tranche A Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that the Tranche A Revolving Loans outstanding at any time shall consist of no more than six (6) separate Eurodollar Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Eurodollar Loan with the same Interest Period. Tranche A Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         (b)  Tranche A Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Tranche A Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify
(A) the date of the requested borrowing (which shall be a Business Day), (B) the aggregate principal amount to be borrowed and (C) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (II) the Type of Tranche A Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. Promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.2(b)(i), the Administrative Agent shall notify each affected Tranche A Lender of the contents thereof and each such Tranche A Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that comprises part of the Tranche A Revolving Loans shall be in a minimum aggregate principal amount (for the applicable Tranche A Lenders, collectively) of $1,000,000 and integral multiples of $500,000 in excess thereof (or the then remaining amount of the Tranche A Revolving Committed Amount, if less).

                  (iii) Advances. Each Tranche A Lender will make its Tranche A Revolving Commitment Percentage of each Tranche A Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 1.1C, or in such other manner as the Administrative Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Lenders and in like funds as received by the Administrative Agent.

         Repayment. The principal amount of all Tranche A Revolving Loans shall be due and payable in full on the Termination Date, unless accelerated sooner pursuant to Section 8.2.

         Interest.  Subject to the provisions of Section 3.1:
         --------

                  (i) Base Rate Loans. During such periods as Tranche A Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                  (ii) Eurodollar Loans. During such periods as Tranche A Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

                  (iii) Pricing Periods. Each Level I Pricing Period, Level II Pricing Period, Level III Pricing Period or Level IV Pricing Period (each a "Pricing Period") shall commence on (and include) the date that is the first day of the third month following the end of each fiscal quarter of the Borrower and shall terminate on the day before the beginning of the next Pricing Period. Notwithstanding the foregoing, in the event the Borrower has failed to deliver any Required Financial Information when due in accordance with Section 6.1, a Level IV Pricing Period shall be deemed to be in effect beginning as of the first day of the third month following the end of the fiscal quarter for which any Required Financial Information was not timely delivered and such Level IV Pricing Period shall remain effective until a fiscal quarter in which Borrower has delivered the Required Financial Information when due in accordance with
Section 6.1, and then the applicable Pricing Period as determined pursuant hereto with reference to the Required Financial Information shall become effective on the date determined in accordance with the first sentence of this clause (iii) above.

Interest on Tranche A Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (and at such other times as may be specified herein).

         Tranche A Revolving Notes. The Tranche A Revolving Loans made by each Tranche A Lender shall be evidenced by a duly executed promissory note of the Borrower to such Tranche A Lender in substantially the form of Exhibit K-1 and in a principal amount equal to such Lender's Tranche A Revolving Commitment Percentage of the Tranche A Revolving Committed Amount.

         Letter of Credit Subfacility. (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Tranche A Lender severally agrees to participate on the terms set forth in this Section 2.3 in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Effective Date until the Termination Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC
Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Tranche A Revolving Loans, plus the aggregate amount of outstanding LOC Obligations shall not at any time exceed the Tranche A Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall each be a Business Day.

         Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the affected Tranche A Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the most recent prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payments or expirations which may have occurred.

         Participation. Each Tranche A Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse from the Issuing Lender a Participation Interest in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Tranche A Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due its Tranche A Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Tranche A Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Tranche A Lender shall pay to the Issuing Lender its Tranche A Revolving Commitment Percentage of such unreimbursed drawing pursuant to subsection (d) below. The obligation of each Tranche A Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Tranche A Revolving Loan obtained as provided in subsection (e) below or with funds from other sources) in same day funds. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources of funds, the Borrower shall be deemed to have requested that the Tranche A Lenders make a Tranche A Revolving Loan as provided in subsection (e) below in the amount of the drawing on the related  Letter of Credit and the  proceeds of such
Loan will be used to reimburse the Issuing Lender for such drawing. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Tranche A Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other affected Tranche A Lenders of the amount of any unreimbursed drawing and each Tranche A Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Tranche A Lender's Tranche A Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Tranche A Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Tranche A Lender does not pay such amount to the Issuing Lender in full upon such request, such Tranche A Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Tranche A Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Tranche A Lender is required to make payment of such amount pursuant to the preceding sentence, the Federal Funds Rate and, if paid thereafter, the Base Rate. Each Tranche A Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever, shall be satisfied without regard to the termination of this Amended Agreement or the Tranche A Revolving Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Tranche A Lender to the Issuing Lender, such Tranche A Lender shall, automatically and without any further action on the part of the Issuing Lender or such Tranche A Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the unreimbursed drawn portion of the related Letter of Credit, in the interest on the LOC Obligations in respect thereof and the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         Repayment with Tranche A Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Tranche A Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the affected Tranche A Lenders that a Tranche A Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Tranche A Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.2(b)(i) with respect thereto) shall be immediately made to the Borrower by all Tranche A Lenders (notwithstanding any termination of the Tranche A Revolving Commitment or the LOC Commitments pursuant to Section 8.2) pro rata based on the respective Tranche A Revolving Commitment Percentages of the Tranche A Lenders (determined before giving effect to any termination of the Tranche A Revolving Commitment or the LOC Commitments pursuant to Section 8.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the related LOC Obligations. Each such Tranche A Lender hereby irrevocably agrees to make its Tranche A Revolving Commitment Percentage of each such Tranche A Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Tranche A Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for a Tranche A Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Tranche A Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Tranche A Revolving Commitment or the LOC Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Tranche A Revolving Loan cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Tranche A Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Tranche A Lender to share in such LOC Obligations ratably based upon the respective Tranche A Revolving Commitment Percentages of the Tranche A Lenders (determined before giving effect to any termination of the Tranche A Revolving Commitment or the LOC Commitments pursuant to Section 8.2), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Tranche A Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date as which the Tranche A Revolving Loan advance was required, the Federal Funds Rate, and, if paid thereafter, the Base Rate.

         Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Amended Agreement, including Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Amended Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practices for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (i)  Indemnification; Nature of Issuing Lender's Duties.
              ---------------------------------------------------

                  (i) In addition to its other obligations under this Section 2.3, the Borrower hereby agrees to pay, and protect, indemnify and save each Tranche A Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Tranche A Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or
(B) the failure of such Tranche A Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Tranche A Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Tranche A Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be written; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Tranche A Lender, including any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Tranche A Lender (including the Issuing Lender) under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Tranche A Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Amended Agreement shall be construed and applied to protect and indemnify each Tranche A Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including any and all Government Acts. No Tranche A Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Tranche A Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Tranche A Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Tranche A Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Amended Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Tranche A Lender (including the Issuing Lender) in respect of any liability incurred by such Tranche A Lender (A) arising solely out of the gross negligence or willful misconduct of such Tranche A Lender, as determined by a court of competent jurisdiction, or (B) caused by such Tranche A Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree or such failure to pay is a result of any Government Act.

         Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Tranche A Lenders are only those expressly set forth in this Amended Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.3 shall be deemed to prejudice the right of any Tranche A Lender to recover from the Issuing Lender any amounts made available by such Tranche A Lender to the Issuing Lender pursuant to this
Section 2.3 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

         Conflict with LOC Documents. In the event of any conflict between this Amended Agreement and any LOC Document (including any letter of credit application), this Amended Agreement shall control.

         Cash Collateral. In the event that the Borrower is required pursuant to the terms of this Amended Agreement or any other Credit Document to cash collateralize any LOC Obligations, the Borrower shall deposit in an account with the Administrative Agent an amount in cash equal to 100% of such LOC
Obligations. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the LOC Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Administrative Agent will, at the request of the Borrower, invest amounts deposited in such account in Cash Equivalents; provided, however, that (i) amounts deposited in such account in connection with any prepayment of Eurodollar Loans shall be invested in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans to be prepaid, (ii) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (iii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Administrative Agent and (iv) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Administrative Agent. The Borrower shall indemnify the Administrative Agent for any losses relating to such investments in Cash Equivalents. Other than any interest or profits earned on such investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender immediately for drawings under Letters of Credit and, if the maturity of the Loans has been accelerated, to satisfy the LOC Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 3.3(b)(i), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after giving effect to such return, (i) the sum of the aggregate amount of outstanding LOC Obligations, plus the aggregate principal amount of outstanding Tranche A Revolving Loans would not exceed the aggregate Tranche A Revolving Committed Amount and (ii) no Default or Event of Default shall have occurred and be continuing. If the Borrower is required to deposit an amount of cash collateral hereunder pursuant to Section 3.3(b)(iii), (iv) or (v), interest or profits thereon (to the extent not applied as aforesaid) shall be returned to the Borrower after the full amount of such deposit has been applied by the Administrative Agent to reimburse the Issuing Lender for drawings under Letters of Credit. The Borrower hereby pledges and assigns to the Administrative Agent, for its benefit and the benefit of the Tranche A Lenders, the cash collateral account established hereunder (and all monies and investments held therein) to secure the Credit Obligations.

         2.4  Tranche B Revolving Loans.

         Tranche B Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Tranche B Lender severally agrees to make available to the Borrower such Tranche B Lender's Tranche B Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Tranche B Revolving Loans") from time to time from the Effective Date until the Termination Date, or such earlier date as the Tranche B Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Tranche B Revolving Loans shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in
Section 3.4, the "Tranche B Revolving Committed Amount") provided, however, the Tranche B Lenders' Tranche B Revolving Committed Amount shall not be available for borrowing unless all amounts under the Tranche A Revolving Loans have been borrowed in full and are outstanding; provided, further, with regard to each Tranche B Lender individually, that such Tranche B Lender's outstanding Tranche B Revolving Loans shall not at any time exceed such Tranche B Lender's Tranche B Revolving Commitment Percentage of the Tranche B Revolving Committed Amount. Tranche B Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that the Tranche B Revolving Loans outstanding at any time shall consist of no more than four (4) separate Eurodollar Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Eurodollar Loan with the same Interest Period. Tranche B Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         (b)  Tranche B Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Tranche B Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) the date of the requested borrowing (which shall be a Business Day), (B) that all amounts under the Tranche A Revolving Loans have been borrowed in full and no amounts are available for the borrowing thereunder, (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one more or (II) the Type of Tranche B Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. Promptly upon receipt of each Notice of Borrowing pursuant to this
Section 2.4(b)(i), the Administrative Agent shall notify each affected Tranche B Lender of the contents thereof and each such Tranche B Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that comprises part of the Tranche B Revolving Loans shall be in a minimum aggregate principal amount (for the applicable Tranche B Lenders, collectively) of $1,000,000 and integral multiples of $500,000 in excess thereof (or the then remaining amount of the Tranche B Revolving Committed Amount, if less).

                  (iii) Advances. Each Tranche B Lender will make its Tranche B Revolving Commitment Percentage of each Tranche B Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 1.1C, or in such other manner as the Administrative Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Lenders and in like funds as received by the Administrative Agent.

         Repayment. The principal amount of all Tranche B Revolving Loans shall be due and payable in full on the Termination Date, unless accelerated sooner pursuant to Section 8.2.

         Interest.  Subject to the provisions of Section 3.1:
         --------

                  (i) Base Rate Loans. During such periods as Tranche B Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                  (ii) Eurodollar Loans. During such periods as Tranche B Revolving Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

                  (iii) Pricing Periods. Each Level I Pricing Period, Level II Pricing Period, Level III Pricing Period or Level IV Pricing Period (each a "Pricing Period") shall commence on (and include) the date that is the first day of the third month following the end of each fiscal quarter of the Borrower and shall terminate on the day before the beginning of the next Pricing Period. Notwithstanding the foregoing, in the event the Borrower has failed to deliver any Required Financial Information when due in accordance with Section 6.1, a Level IV Pricing Period shall be deemed to be in effect beginning as of the first day of the third month following the end of the fiscal quarter for which any Required Financial Information was not timely delivered and such Level IV Pricing Period shall remain effective until a fiscal quarter in which Borrower has delivered the Required Financial Information when due in accordance with
Section 6.1, and then the applicable Pricing Period as determined pursuant hereto with reference to the Required Financial Information shall become effective on the date determined in accordance with the first sentence of this clause (iii) above.

Interest on Tranche B Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (and at such other times as may be specified herein).

         Tranche B Revolving Notes. The Tranche B Revolving Loans made by each Tranche B Lender shall be evidenced by a duly executed promissory note of the Borrower to such Tranche B Lender in substantially the form of Exhibit K-2 nd in a principal amount equal to such Tranche B Lender's Tranche B Revolving Commitment Percentage of the Tranche B Revolving Committed Amount.

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to
(a) in the case of principal of any Loan, the rate applicable to such Loan during such period pursuant to Section 2, plus 2.00%, (b) in the case of interest on any Loan, the Adjusted Base Rate during such period, plus 2.00% and
(c) in the case of any other amount, the Adjusted Base Rate for Revolving Loans during such period, plus 2.00%.

         Extension and Conversion. Subject to the terms of Section 4.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert, subject to the restrictions with respect to Tranche B Loans contained in Section 2, Loans into Loans of another type; provided, however, that (i) except pursuant to Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in
Section 1.1 and shall be in such minimum amounts as provided in Section 2.2(b)(ii) or section 2.4(b)(ii), as the case may be, (iv) the total number of Eurodollar Loans outstanding at any time shall be no greater than the maximum number provided in Section 2.2(a) and Section 2.4(a), as the case may be (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Eurodollar Loan with the same Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 1.1C, or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e) and (f) of
Section 4.2. In the event the Borrower fails to request an extension or conversion of any Eurodollar Loan in accordance with this Section 3.2 or any such requested conversion or extension is not permitted by this Amended Agreement, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each affected Lender notice as promptly as practicable of any such proposed extension or conversion of any Loan. Each extension or conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such extension or conversion and reducing the Loan (or portion thereof) of such Lender being extended or converted by an equivalent principal amount. Accrued interest on a Loan (or portion thereof) being extended or converted shall be paid by the Borrower (A) with respect to any Base Rate Loan being converted to a Eurodollar Loan, on the last day of the first fiscal quarter of the Borrower ending on or after the date of conversion and (B) otherwise, on the date of extension or conversion.

         3.3  Prepayments.

         Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time, subject to Section 3.11 but otherwise without premium or penalty; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof and (ii) the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, in the case of any Revolving Loan which is a Base Rate Loan, by 11:00 A.M. (Charlotte, North Carolina time), on the date of prepayment and, in the case of any other Loan, by 10:00 A.M. (Charlotte, North Carolina time), at least three (3) Business Days prior to the date of prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Eurodollar Loan or Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments under this
Section  3.3(a) shall be subject to Section  3.11.  All  prepayments  under this
Section 3.3(a) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (b)  Mandatory Prepayments.

                  (i) Tranche A Revolving Committed Amount. If at any time, the sum of the aggregate principal amount of outstanding Tranche A Revolving Loans, plus the aggregate amount of the outstanding LOC Obligations shall exceed the Tranche A Revolving Committed Amount at such time, the Borrower immediately shall prepay the Tranche A Revolving Loans and/or cash collateralize or pay the LOC Obligations, in an aggregate amount sufficient to eliminate such excess.

                  (ii) Tranche B Revolving Committed Amount. If at any time, the sum of the aggregate principal amount of outstanding Tranche B Revolving Loans shall exceed the Tranche B Revolving Committed Amount at such time, the Borrower immediately shall prepay the Tranche B Revolving Loans, in an aggregate amount sufficient to eliminate such excess.

                  (iii) Asset Dispositions. Immediately upon receipt by any Consolidated Party of proceeds from any Asset Disposition (other than any Excluded Asset Disposition) the Borrower shall prepay the Loans and/or cash collateralize or pay the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition or 100% of the proceeds of such reduction, as applicable.

                  (iv) Debt Issuances. Immediately upon receipt by any Consolidated Party of proceeds from any Debt Issuance (other than any Excluded Debt Issuance), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

                  (v) Issuances of Equity. Immediately upon receipt by any Consolidated Party of proceeds from any Equity Issuance (other than any Excluded Equity Issuance), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations pursuant to Section 2.3(l) in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance.

                  (vi)  Application  of  Mandatory   Prepayments.   All  amounts
required to be paid pursuant to this Section 3.3(b) shall be applied as follows

                           (A) with  respect to all  amounts  paid  pursuant  to
Section 3.3(b)(i), first to Tranche A Revolving Loans and second to cash collateralize LOC Obligations;

                           (B) with  respect to all  amounts  paid  pursuant  to
Section 3.3(b)(ii), to Tranche B Revolving Loans; and

                           (C) with  respect to all  amounts  paid  pursuant  to
Section 3.3(b)(iii), (iv) or (v), (1)first pro rata to the Tranche A Revolving Loans (with a corresponding reduction in the Tranche A Revolving Committed Amount) and the Tranche B Revolving Loans (with a corresponding reduction in the Tranche B Revolving Committed Amount), and (2) second to cash collateralize LOC Obligations.

                  (vii) Prepayment Accounts. Amounts to be applied as provided in subsection (v) above to the prepayment of Loans shall be applied first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans immediately and/or shall be deposited in a separate Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account for any Eurodollar Loans to prepay such Loans on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Eurodollar Loans have been prepaid or until all the allocable cash on deposit in the Prepayment Account for such Loans has been exhausted. For purposes of this Amended Agreement, the term "Prepayment Account" for any Eurodollar Loans shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection. The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Eurodollar Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of Eurodollar Loans to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (ii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Administrative Agent and (iii) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Administrative Agent. The Borrower shall indemnify the Administrative Agent for any losses relating to such investments in Cash Equivalents so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account. If the maturity of the Loans has been accelerated pursuant to Section 8.2, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account for any Eurodollar Loans to satisfy any of the Credit Obligations related to such Loans. The Borrower hereby pledges and assigns to the Administrative Agent, for its benefit and the benefit of the Lenders, each Prepayment Account established hereunder to secure the Credit Obligations.

                  (viii) Notice. The Borrower shall give to the Administrative Agent and the Lenders at least five (5) Business Days' prior written or telecopy notice of each and every event or occurrence requiring a prepayment under
Section 3.3(b)(ii), (iii) or (iv), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds; provided, however, that in the case of any prepayment event consisting of a Casualty or Condemnation, the Borrower shall give such notice within five
(5) Business Days after the occurrence of such event.

         3.4  Termination and Reduction of Commitments.

         Tranche A Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Tranche A Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Tranche A Revolving Committed Amount)) upon five (5) Business Days' prior written or telecopy notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the sum at any time of (i) the aggregate principal amount of outstanding Tranche A Revolving Loans, plus (ii) the aggregate amount of outstanding LOC Obligations to exceed the Tranche A Revolving Committed Amount as so terminated or reduced, unless, concurrently with such termination or reduction, the Tranche A Revolving Loans are repaid (and, after the Tranche A Revolving Loans have been paid in full, the LOC Obligations are cash collateralized) to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Tranche A Lender of the receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

         Tranche B Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Tranche B Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Tranche B Revolving Committed Amount)) upon five (5) Business Days' prior written or telecopy notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Tranche B Revolving Loans to exceed the Tranche B Revolving Committed Amount as so terminated or reduced, unless, concurrently with such termination or reduction, the Tranche B Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Tranche B Lender of the receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(b).

         (c)  Mandatory Reductions.

                  (i) On any date that any Tranche A Revolving Loans are required to be prepaid and/or LOC Obligations are required to be cash collateralized pursuant to the terms of Section 3.3(b)(iii), (iv) or (v) (or would be so required if any Tranche A Revolving Loans, or LOC Obligations were outstanding), the Tranche A Revolving Committed Amount shall be automatically and permanently reduced by the total amount of such required prepayments and cash collateral (and, in the event that the amount of any payment referred to in Section 3.3(b)(iii), (iv) or (v) which is allocable to the Revolving Credit
Facility Obligations exceeds the amount of all outstanding Revolving Credit Facility Obligations, the Tranche A Revolving Committed Amount shall be further reduced by 100% of such excess).

                  (ii) On any date that any Tranche B Revolving Loans are required to be prepaid pursuant to the terms of Section 3.3(b)(iii), (iv) or (v) (or would be so required if any Tranche B Revolving Loans were outstanding), the Tranche B Revolving Committed Amount shall be automatically and permanently reduced by the total amount of such required prepayments (and, in the event that the amount of any payment referred to in Section 3.3(b)(iii), (iv) or (v) which is allocable to the Revolving Credit Facility Obligations exceeds the amount of all outstanding Revolving Credit Facility Obligations, the Tranche B Revolving Committed Amount shall be further reduced by 100% of such excess).

         Termination. The Tranche A Revolving Commitments of the Tranche A Lenders, the Tranche B Revolving Commitments of the Tranche B Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Termination Date.

         (e)  General.

                  (i) The Borrower shall pay to the Administrative Agent for the account of the Tranche A Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Tranche A Revolving Committed Amount, the Tranche A Commitment Fee accrued through the date of such termination or reduction on the amount of the Tranche A Revolving Committed Amount so terminated or reduced.

                  (ii) The Borrower shall pay to the Administrative Agent for the account of the Tranche B Lenders in accordance with the terms of Section 3.5(b), on the date of each termination or reduction of the Tranche B Revolving Committed Amount, the Tranche B Commitment Fee accrued through the date of such termination or reduction on the amount of the Tranche B Revolving Committed Amount so terminated or reduced.

         3.5  Fees.

         Tranche A Commitment Fee. In consideration of the Tranche A Revolving Commitments of the Tranche A Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Lender a fee (the "Tranche A Commitment Fee") on such Tranche A Lender's Tranche A Revolving Commitment Percentage of the Unused Tranche A Revolving Committed Amount, computed at a per annum rate for each day during the applicable Tranche A Commitment Fee Calculation Period at a rate equal to 0.50%. The Tranche A Commitment Fee shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Tranche A Revolving Committed Amount is reduced as provided in Section 3.4(a) or (c)(i) and the Termination Date) for the immediately preceding quarter or portion thereof (each such quarter or portion thereof being herein referred to as a "Tranche A Commitment Fee Calculation Period"), beginning with the first of such dates to occur after the Effective Date.

         Tranche B Commitment Fee. In consideration of the Tranche B Revolving Commitments of the Tranche B Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Lender a fee (the "Tranche B Commitment Fee") on such Tranche B Lender's Tranche B Revolving Commitment Percentage of the Unused Tranche B Revolving Committed Amount, computed at a per annum rate for each day during the applicable Tranche B Commitment Fee Calculation Period at a rate equal to 0.50%. The Tranche B Commitment Fee shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Tranche B Revolving Committed Amount is reduced as provided in Section 3.4(b) or (c)(ii) and the Termination Date) for the immediately preceding quarter or portion thereof (each such quarter or portion thereof being herein referred to as a "Tranche B Commitment Fee Calculation Period"), beginning with the first of such dates to occur after the Effective Date.

         (c)  Letter of Credit Fees.

                  (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Tranche A Lender a fee (the "Standby Letter of Credit Fee") on such Tranche A Lender's Tranche A Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to 2.00%. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

                  (ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Tranche A Lender a fee (the "Trade Letter of Credit Fee") equal to 0.125% on such Tranche A Lender's Tranche A Revolving Commitment Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                  (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrower and the Issuing Lender from time to time and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         Agent's Fees. The Borrower agrees to pay to the Administrative Agent any other fees payable to such party as agreed to by the Borrower and the Administrative Agent from time to time as evidenced in writing.

         (e) Amendment Fee. In consideration of the Tranche A Revolving Committed Amount of the Tranche A Lenders and the Tranche B Revolving Committed Amount of the Tranche B Lenders, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Lender and Tranche B Lender, as applicable, a fee (the "Amendment Fee") equal to (i) 0.12% of the Tranche A Revolving Committed Amount of the Tranche A Lenders and (ii) 0.50% of the Tranche B Revolving Committed Amount of the Tranche B Lenders, payable on the Effective Date.

         Increased Cost and Reduced Return. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any Fixed Rate Loans, any of its Notes or its obligation to make Fixed Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Amended Agreement or any of its Notes in respect of any Fixed Rate Loans (other than Excluded Taxes);

                  (ii) shall impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar
Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including any of the Commitments of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Amended Agreement or any of its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Extending, or maintaining any Fixed Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Amended Agreement or any of its Notes with respect to any Fixed Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.6, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Extend Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.9 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (a) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (b) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 3.6 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.6 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

         (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Extend Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Amended Agreement.

         Illegality. Notwithstanding any other provision of this Amended Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Extend Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain and fund Eurodollar Loans (in which case the provisions of Section 3.9 shall be applicable).

         Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Extend, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.6 or 3.8 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.6 or 3.8 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Extended by such Lender as Loans of the Affected Type shall be made or Extended instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.6 or 3.8 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section
3.9 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, Excluded Taxes imposed on such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) (all such non-Excluded Taxes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Amended Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at the office of the Administrative Agent specified in Schedule 1.1C, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (including mortgage recording taxes and similar taxes) which arise from any payment made under this Amended Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Amended Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 3.10) paid by such Lender or the  Administrative  Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Amended Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent, on or before the date, if any, such Lender changes its Applicable Lending Office by designating a different Applicable Lending Office (a "New Lending Office") and promptly upon the obsolescence or inability of any form delivered pursuant to this Section 3.10(d) (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) two accurate and complete original signed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Amended Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Amended Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 3.10(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.10(a), 3.10(b) or 3.10(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.10, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) The Borrower shall not be required to indemnify any Lender or to pay any additional amounts to any Lender, in respect of United States federal withholding tax pursuant to Section 3.10(a), (b) or (c) above to the extent that the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Lender became a party to this Amended Agreement or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan; provided that this Section 3.10(g) shall not apply (i) to any Lender as a result of an assignment of a new Lender or designation of a New Lending Office made at the request of the Borrower and (ii) to the extent the indemnity payment or additional amounts any Lender would be entitled to receive (without regard to this paragraph (g)) do not exceed the indemnity payment or additional amounts that the Lender making the assignment to a new Lender or designation of New Lending Office would have been entitled to receive in the absence of such assignment or designation.

         (h) If the Borrower pays any additional amount or indemnification under this Section 3.10 to a Lender or the Administrative Agent, such Lender or the Administrative Agent shall take reasonable steps within its power to obtain any refund, reduction or credit which may be available with respect to the Taxes giving rise to such additional amount or indemnification, and if such Lender or the Administrative Agent determines that it has received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities such Lender or the Administrative Agent shall pay to the Borrower an amount that is equal to the net benefit, after tax, which was obtained by the Lender or the Administrative Agent as a consequence of such refund, reduction or credit.

         Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or Extension of a Fixed Rate Loan for any reason (including the acceleration of the Loans pursuant to Section 8.2) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including the failure of any condition precedent specified in Section 4 to be satisfied) to borrow, Convert, Extend or prepay a Fixed Rate Loan on the date for such borrowing, Conversion, Extension or prepayment specified in the relevant notice of borrowing, prepayment, Extension or Conversion under this Amended Agreement.

         Pro Rata Treatment.  Except to the extent otherwise provided herein:
         ------------------

                  (i) Loans. Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Tranche A Commitment Fees, each payment of Tranche B Commitment Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Tranche A Revolving Committed Amount, each reduction of the Tranche B Revolving Committed Amount and each Conversion or Extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

                  (ii) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the
Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower, the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender, if paid within two (2) Business Days of the date such corresponding amount was made available by the Administrative Agent to the Borrower, the Federal Funds Rate and, if paid thereafter, the Base Rate.

         Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligation or any other obligation owing to such Lender under this Amended Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (whether voluntarily or involuntarily by set-off or otherwise), in excess of its pro rata share of such payment as provided for in this Amended Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loan, LOC Obligation or other obligation in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Amended Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest pursuant to this Section 3.13 may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Amended Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Amended Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.

         Payments, Computations, Etc. (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative
Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Schedule 1.1C not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Amended Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except, in the case of Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year, all computations of interest and Fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but shall exclude the date of payment.

         Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Amended Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any other Lender on account of the Credit Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Secured Parties under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND,  to  payment  of any fees  owed to the  Administrative
         Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Obligations owing to such Lender;

                  FOURTH, to the payment of all of the Credit Obligations consisting of accrued fees and interest;

                  FIFTH, to the payment of the outstanding principal amount of the Credit Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other Credit Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and Participation Interest in LOC Obligations held by such Lender bears to the aggregate amount of the then outstanding Loans and Participation Interest in LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account pursuant to Section 2.3(l) and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.14(b). Notwithstanding the foregoing provisions of this
Section 3.14(b), (I) amounts on deposit in a Prepayment Account for any Loans upon the occurrence of any such Event of Default shall be applied, first, to pay such Loans and, second, after all such Loans have been paid in full, to the other Credit Obligations in the manner provided in this Section 3.14(b) and (II) amounts on deposit in a cash collateral account pursuant to Section 2.3(l) upon the occurrence of any such Event of Default shall be applied, first, to reimburse the Issuing Lender from time to time for any drawings under any Letters of Credit and, second, following the expiration of all Letters of Credit, to the other Credit Obligations in the manner provided in this Section 3.14(b).

         Evidence of Debt. (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Amended Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The  Administrative  Agent shall maintain the Register  pursuant to
Section 10.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

         Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 3.6, (b) any Lender delivers a notice described in Section 3.8 or (c) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 3.10, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.3(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.3(b)), all of its interests, rights and obligations under this Amended Agreement to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) no Event of Default shall have occurred and be continuing and
(C) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 3.6, 3.10 and Section 3.11); provided further that if prior to any such assignment the circumstances or event that resulted in such Lender's request or notice under
Section 3.6 or 3.8 or demand for additional amounts under Section 3.10, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 3.6, 3.8 or 3.10, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder.

                                    SECTION 4

                                   CONDITIONS

         Conditions Precedent to the Effective Date. This Amended Agreement shall become effective on the first date (the "Effective Date") when all of the following conditions set forth in this Section 4.1, and the additional conditions precedent set forth in Section 4.2, have been satisfied:

         Executed Credit Documents. The Administrative Agent shall have received duly executed copies of (i) this Amended Agreement, (ii) the Notes, (iii) the Collateral Documents, and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion. On the Effective Date, (i) the Lenders under the Original Credit Agreement will return the Notes dated as of the Closing Date to the Borrower for cancellation, and such Notes will be replaced, as applicable, by the Notes dated the Effective Date and issued to the Lenders under Section 2.2(e) and 2.4(e) and (ii) the Administrative Agent shall return the Intercompany Notes under the Original Credit Agreement to the Borrower for cancellation, and such Intercompany Notes will be replaced by the Intercompany Notes dated the Effective Date.

         Security Interest. The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in the Collateral Documents, perfected to the extent contemplated by Section 5.25 and the Administrative Agent shall have received:

                  (i) confirmation by the Borrower that the Administrative Agent for the benefit of the Secured Parties has previously received stock certificates evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect the pledged Capital Stock of any Foreign Subsidiary, such stock powers were deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person accompanied by stock powers endorsed in blank);

                  (ii) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located and where a filing was made in connection with the Original Credit Agreement and the Collateral Documents, confirming the perfected security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

                  (iii) duly executed financing statements (Form UCC-1) for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                  (iv) appropriate duly executed termination statements (Form UCC-3) signed by all Persons disclosed as secured parties in the jurisdictions referred to in clause (ii) above in form for filing under the Uniform Commercial Code of such jurisdictions, except that no termination statements shall be required as to any Permitted Liens;

                  (v) confirmation by the Borrower that no additional filing, registration or recordation of any document (including any Uniform Commercial Code financing statement) is required to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral; and

         Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Effective Date:

                  (i) legal opinion of Kirkland & Ellis, special New York counsel for the Credit Parties, in - substantially the form of Exhibit L-1;

                  (ii) legal opinion of special local counsel for each Credit Party not incorporated in the State of New York, in substantially the form of Exhibit L-2;

                  (iii) a legal opinion of special local counsel for ISG Capital for each State in which any Collateral is located, in substantially the form of Exhibit L-3; and

                  (iv) a legal opinion of Kirkland & Ellis, special New York Counsel for the Sponsor, in substantially the form of Exhibit L-4;

         Corporate Documents.  The Administrative Agents shall have received:
         -------------------

                  (i) Charter Documents. A certificate of the Secretary or Assistant Secretary of each Credit Party dated the Effective Date and certifying
(A) that the by-laws or comparable governing instruments of such Credit Party delivered pursuant to the execution of the Original Credit Agreement, have not been modified or amended in any respect and remain in full force and effect in accordance with their terms; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or comparable governing body of such party (or, in the case of any partnership, of the general partner of such party) authorizing the execution, delivery and performance of this Amended Agreement, and, in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other charter documents of such party, including any amendment thereto, delivered pursuant to the execution of the Original Credit Agreement have not been modified or amended in any respect and remain in full force and effect in accordance with their terms, and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party; and

                  (ii) Good Standing. Copies of certificates of good standing, existence or the equivalent of each such party as of a recent date, from such Secretary of State (or other domestic or foreign authority (where available));

                  (iii)  duly  executed  consents  as  are  necessary,   in  the
Administrative Agent's sole discretion, to perfect the security interest of the Secured Parties in the Collateral.

         Fees. The Borrower shall have paid all Fees and other amounts due and payable to the Agents, or any Lender on or prior to the Effective Date, including, without limitation, all fees and other amounts accrued to the Effective Date to the Administrative Agent for the account of each Lender pursuant to Section 3.5 of the Original Credit Agreement.

         Consents and Approvals. The Sponsor Group, the Borrower, the Parent, the other Credit Parties shall have obtained all governmental, shareholder and third party consents and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the execution, delivery and performance of this Amended Agreement and the other Credit Documents (including the exercise of remedies under the Collateral Documents) the other related financings and transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries following the Effective Date, and all applicable waiting periods (including any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) shall have expired, in each case, without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse condition on the Consolidated Parties taken as a whole or such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.

         Material Adverse Effect. (i) From December 31, 1999 to the Effective Date, nothing shall have occurred (and neither the Lenders nor the Administrative Agent shall have become aware of any facts or circumstances not previously known) which has, or could reasonably be expected to have, a Material Adverse Effect.

                  (ii) From March 31, 2000 to the Effective Date, nothing shall have occurred (and neither the Lenders nor the Administrative Agent shall have become aware of any facts or circumstances not previously known) which has or could reasonably be expected to have a material adverse effect on the financial condition, operations, business assets, liabilities (actual or contingent) historical cash flows or prospects of the Sponsor.

         Litigation. There shall not exist any order, decree, judgment, ruling or injunction or any pending or threatened action, suit, investigation or proceeding that purports to affect the transactions contemplated by the Credit Facilities or the other related financings or that could reasonably be expected to have a Material Adverse Effect.

         Change in Market. There shall not exist any material disruption of, or a material adverse change in, the market for syndicated bank credit facilities or financial, banking or capital market conditions.

         Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an executive officer of the Borrower, dated as of the Effective Date, certifying that (i) each Consolidated Party is in compliance with all existing financial obligations, (ii) the conditions set forth in subsections 4.1(b), (f), (g), (h) and (i), shall have been satisfied, and (iii) immediately after giving effect to the execution and delivery of this Amended Agreement and, the other Credit Documents and the consummation of all the transactions contemplated therein to occur on the Effective Date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (D) the Credit Parties are in compliance on a Pro Forma Basis with each of the financial covenants set forth in Section 7.19 as of the last day of the most recent fiscal quarter of the Borrower (as if the opening levels applicable to such covenants were in effect on such day).

         Tranche B Put Agreement.  The Administrative Agent shall have received:
         -----------------------

                  (i) Financial Statements. Interim unaudited quarterly financial statement of the Sponsor for the most recently completed calendar quarter prior to the Effective Date, certified by a responsible officer of the Sponsor as true and correct;

                  (ii) Corporate Documents of the Sponsor. (A) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of the Sponsor certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of the Sponsor to be true and correct as of the Effective Date.

                           (A)  Bylaws.  A copy  of the  bylaws  of the  Sponsor
certified by a Secretary or Assistant Secretary of the Sponsor to be true and correct as of the Effective Date.

                           (B) Good Standing. Copies of (x) certificates of good
standing, existence or the equivalent with respect to the Sponsor certified as of a recent date by the appropriate Governmental Authority of its state or other jurisdiction of incorporation and each other jurisdiction in which the failure to be qualified to do business and in good standing could reasonably be expected to have a material adverse effect and (y) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authority of its state or other jurisdiction of incorporation and each other jurisdiction referred to in clause
(x) above.

                           (C)  Incumbency.  A certificate  of the Sponsor as to
the incumbancy and specimen signature of each officer executing the Tranche B Put Agreement or any other document delivered in connection therewith certified by a Secretary or Assistant Secretary of the Sponsor to be true and correct as of the Effective Date.

         Other. The Lenders shall have received such other documents, instruments, agreements or information as reasonably requested by any Lender, including information regarding litigation, investigations and other proceedings, compliance with applicable laws, regulations and consent orders, tax matters, accounting matters, labor agreements, pension liabilities (actual or contingent) and other employee benefits, and other employee-related matters, insurance coverage, real estate leases, material contracts and relationships, debt agreements, transactions with Affiliates and former Affiliates, property ownership, Capital Leases, trademarks, other proprietary rights and related licenses, capital stock, options and warrants, and contingent liabilities of the Consolidated Parties. The Administrative Agent shall have reviewed and be satisfied with the results of any reports or other information from third parties performing due diligence on behalf of the Sponsor Group.

         Conditions to all Extensions of Credit. The obligations of each Lender to make any Loan, Convert any existing Loan into a Loan of another Type or Extend any existing Loan into a subsequent Interest Period and of the Issuing Lender to issue or extend any Letter of Credit are subject to satisfaction on the date such Loan is made, Converted or Extended or the date such Letter of Credit is issued or extended, as applicable, to satisfaction of each of the following conditions, except that clause (f) below shall apply only with respect to the Tranche B Lenders' obligations as to the Tranche B Revolving Loans:

         (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or
(ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance or extension in accordance with the provisions of Section 2.3(b);

         (b) The representations and warranties set forth in Section 5 and in each of the other Credit Documents shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

         (c) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, which involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

         (d) No Default or Event of Default shall exist and be continuing either prior to the making, Conversion or Extension of such Loan or the issuance or extension of such Letter of Credit or after giving effect thereto;

         (e) No material adverse change shall have occurred or become known since December 31, 1999 in the condition (financial or otherwise), business, assets, liabilities (actual or contingent), historical or projected revenues or cash flows, operations, material relationships, management or prospects of the Consolidated Parties taken as a whole;

         (f) No material adverse change shall have occurred or become known since March 31, 2000 in the condition (financial or otherwise), business, assets, liabilities (actual or contingent), historical or projected revenues or cash flows, operations, material relationships, management or prospects of the Sponsor;

         (g) Immediately after giving effect to the making, Conversion or Extension of such Loan (and the application of the proceeds thereof) or to the issuance or extension of such Letter of Credit, as applicable, the aggregate principal amount of outstanding Tranche A Revolving Loans, Tranche B Revolving Loans and the aggregate amount of outstanding LOC Obligations shall not exceed any of the limitations applicable thereto set forth in Section 2; and

         (h) The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for the issuance or extension of a Letter of Credit pursuant to Section 2.3(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e), (f) and (g) above.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         The Parent and the Borrower hereby represent, jointly and severally, to the Administrative Agent and each Lender that:

         5.1  Financial Condition.

         (a) The audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of December 31, 1999, and the audited consolidated and consolidating statements of earnings and statements of cash flows of the Borrower and its Subsidiaries for the years ended December 31, 1999, have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Ernst & Young, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods. The unaudited interim balance sheets of the Borrower and its Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after December 31, 1999 and prior to the Effective Date for which financial information is available have heretofore been furnished to each Lender. Such interim financial statements for each such period
(i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except for the absence of footnotes, and (ii) present fairly the consolidated and consolidating financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods, except for recurring annual audit adjustments. During the period from December 31, 1999 to and including the Effective Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto. Except as disclosed in Schedule 5.1, the balance sheets and the notes thereto included in the foregoing financial statements disclose all material liabilities, actual or contingent, of the Borrower and its Subsidiaries as of the dates thereof.

         (b) As of the Effective Date, the Consolidated Parties do not have any material liabilities, actual or contingent, or Preferred Stock except (i) as disclosed in the most recent interim balance sheet referred to in subsection (a) above, (ii) for items disclosed in Schedule 5.1, (iii) for accounts payable incurred in the ordinary course of business consistent with past practice since the date of the most recent interim balance sheet referred to in subsection (a) above, (iv) Indebtedness under the Credit Documents and (v) Indebtedness set forth on Schedule 7.1.

         (c) The  financial  statements  delivered  to the  Lenders  pursuant to
Section 6.1(a) and (b), if any, (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.1(a) and (b)) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated and consolidating financial condition, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

         Certain Payments. Except for dividends paid after the Effective Date as permitted under this Amended Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of any Consolidated Party nor has any of the Capital Stock of any Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

         Organization and Good Standing. Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

         Power; Authorization; Enforceable Obligations. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to execute, deliver and perform the Operative Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Amended Agreement and to authorize the execution, delivery and performance of the Operative Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Operative Documents to which such Credit Party is a party, except for filings to perfect the Liens created by the Collateral Documents. This Amended Agreement has been, and each other Operative Document to which any Credit Party is a party will be, duly executed and delivered on behalf of such Credit Party. This Amended Agreement constitutes, and each other Operative Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         No Conflicts. Neither the execution and delivery by any Credit Party of the Operative Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party, nor the exercise of remedies by the Secured Parties under the Credit Documents, will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or conflict with any Requirement of Law (including Regulation U or Regulation X) applicable to it or its Properties, (c) violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed rights of any Person under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, or (d) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to its Properties.

         No Default. As of the Effective Date, no Consolidated Party is in default in any respect under (a) any loan agreement, indenture, mortgage, security agreement or other agreement relating to Indebtedness or any other contract, lease, agreement or obligation to which it is a party or by which any of its Properties is bound which default could reasonably be expected to have a Material Adverse Effect or (b) the Junior Subordinated Note or the Senior Subordinated Credit Facility. As of the Effective Date, no Default or Event of Default has occurred or exists.

         Assets. As of the Effective Date, each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien, other than Permitted Liens, which could reasonably be expected to have a Material Adverse Effect.

         Litigation. Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending for which service of process or other written notice has been received or, to the knowledge of any Credit Party, threatened against or affecting any Consolidated Party which could reasonably be expected to have a Material Adverse Effect or which are pending or, to the knowledge of any Credit Party, threatened as of the Effective Date.

         Taxes. Each Consolidated Party has filed, or caused to be filed, all tax returns (including federal, state, local and foreign tax returns) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP or (iii) the failure of which to pay would not be reasonably expected to have a Material Adverse Effect. No Credit Party knows as of the Effective Date of any pending investigation of such party by any taxing authority or proposed tax assessments against it or any other Consolidated Party.

         Compliance with Law. Each Consolidated Party is in compliance with all Requirements of Law (including Environmental Laws) applicable to it or to its Properties, except for any such failure to comply which could not reasonably be expected to have a Material Adverse Effect. No Requirement of Law could reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Credit Parties, as of the Effective Date, none of the Consolidated Parties or any of their respective material Properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority. Except as disclosed in Schedule 5.10, none of the Consolidated Parties has received any written communication prior to the Effective Date from any Governmental Authority that alleges that any of the Consolidated Parties is not in compliance in any material respect with any Requirement of Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.

         ERISA. Except as disclosed in Schedule 5.11 and except, with respect to any Plan or Multiemployer Plan sponsored or contributed to by any ERISA Affiliate of the Sponsor, other than any Consolidated Party, to the extent any of the following would not, either individually or in the aggregate, result in a Material Adverse Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan and, to the knowledge of the Credit Parties, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

         (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601 through 609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         (f) Neither the execution and delivery of this Amended Agreement nor the consummation of the financing transactions contemplated hereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 10.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of
Section 4975(e)(1) of the Code.

         Subsidiaries. Schedule 5.12 sets forth a complete and accurate list as of the Effective Date of all Subsidiaries of the Borrower. Schedule 5.12 sets forth as of the Effective Date the jurisdiction of incorporation of each such Subsidiary, the number of authorized shares of each class of Capital Stock of each such Subsidiary, the number of outstanding shares of each class of Capital Stock, the number and percentage of outstanding shares of each class of Capital Stock of each such Subsidiary owned (directly or indirectly) by any Person; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect to Capital Stock of each such Subsidiary. All the outstanding Capital Stock of each Subsidiary of the Borrower is validly issued, fully paid and non-assessable and, as of the Effective Date, is owned by the Borrower, directly or indirectly, free and clear of all Liens (other than those arising under the Collateral Documents). Other than as set forth in Schedule 5.12, as of the Effective Date, no such Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock. The Parent has no Subsidiaries, other than the Borrower and its Subsidiaries.

         Governmental Regulations, Etc. (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Amended Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X.

         (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) No director, executive officer or principal holder of Capital Stock of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         (d) Each Consolidated Party has obtained and holds in full force and effect all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

         (e) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         Purpose of Loans and Letters of Credit. The proceeds of the Tranche A Revolving Loans and the Tranche B Revolving Loans made on and after the Effective Date will be used solely to provide for the working capital requirements of the Borrower and its Subsidiaries and for the general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and other obligations relating to transactions entered into by the Borrower and its Subsidiaries in the ordinary course of business.

         Environmental Matters.  Except as disclosed in Schedule 5.15:
         ---------------------                          -------------

         (a) Each of the facilities and properties currently or previously owned, leased or operated by the Consolidated Parties (the "Company Properties") and all operations at the Company Properties are in material compliance with all applicable Environmental Laws, and there is no material violation of any Environmental Law with respect to the Company Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions or circumstances relating to the Businesses or Company Properties or any former facilities, properties or businesses of the Consolidated Parties that is reasonably likely to give rise to liability of any Consolidated Party under any applicable Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         (b) None of the Company Properties contains, or, to the knowledge of the Borrower, has previously contained, any Materials of Environmental Concern at, on or under the Company Properties in amounts or concentrations that constitute or constituted a violation of, or is reasonably likely to give rise to liability of any Consolidated Party under, Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         (c) No Consolidated Party has received prior to the Effective Date any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Company Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe as of the Effective Date that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Company Properties, or generated, treated, stored or disposed of at, on or under any of the Company Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that is reasonably likely to give rise to liability of any Consolidated Party under, any applicable Environmental Law or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees, consent orders, administrative orders, other decrees or orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Company Properties or the Businesses.

         (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Company Properties, or arising from or related to the operations (including disposal) of any Consolidated Party in connection with the Company Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that is reasonably likely to give rise to liability under Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         Intellectual Property.  Except as disclosed in Schedule 5.16:
         ---------------------                          -------------

         (a) Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, service marks, proprietary techniques, patents, patent applications, trade secrets, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. All material Intellectual Property owned by any Consolidated Party (is referred to herein as the "Material Owned Intellectual Property") and all material Intellectual Property that any Consolidated Party has the right to use, but not ownership of "Material Licensed Intellectual Property." The Material Owned Intellectual Property and the Material Licensed Intellectual Property is referred to collectively as the "Material Intellectual Property". Schedule 5.16 sets forth a complete and accurate list as of the Effective Date of each of the Material Owned Intellectual Property and the Material Licensed Intellectual Property. None of the Consolidated Parties has granted any options, licenses or agreements of any kind relating to Material Intellectual Property.

         (b) No claim has been asserted and is pending by any Person challenging or questioning the use, ownership or enforceability of any Material Intellectual Property or the validity or effectiveness of any Material Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of the Material Intellectual Property by any Consolidated Party does not infringe on the rights of any Person. None of the Consolidated Parties is in breach of any material provision of any license, sublicense or other agreement which relates to any of the Material Licensed Intellectual Property, and none of the Consolidated Parties have taken any action which would impair or otherwise adversely affect its rights in any of the Material Intellectual Property. All the Material Owned Intellectual Property is valid and enforceable, except that, with respect to the applications to register any unregistered Intellectual Property (but not with respect to the underlying Intellectual Property rights that are the subject of such applications), the Credit Parties only represent and warrant that such applications are pending and in good standing all without challenge of any kind.

         (c) The Material Owned Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used to protect rights of like importance. To the knowledge of the Credit Parties, all former and current members of management and key personnel of each Consolidated Party, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of any of the Material Owned Intellectual Property (collectively, "Personnel"), have executed and delivered to such Consolidated Party a proprietary information agreement restricting such Person's right to disclose proprietary information of the Consolidated Parties and their respective clients. All former and current Personnel, either (A) have been party to a "work-for-hire" arrangement or agreement with the Consolidated Parties, in accordance with applicable Federal and state law, that has accorded the Consolidated Parties full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (B) have executed appropriate instruments of assignment in favor of the Consolidated Parties as assignee that have conveyed to the Consolidated Parties full, effective and exclusive ownership of all tangible and intangible property thereby arising. No former or current Personnel have any claim against the Consolidated Parties in connection with such Person's involvement in the conception and development of any Intellectual Property and no such claim has been asserted or is threatened. None of the current officers and employees of any of the Consolidated Parties have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by any of the Consolidated Parties in the furtherance of its business operations, which patents or applications have not been assigned to the Consolidated Parties, with such assignment duly recorded in the United States Patent Office.

         Solvency. Each Credit Party is and, after consummation of the transactions contemplated by this Amended Agreement, will be Solvent. The total amount of any distributions paid by the Borrower in connection with the transactions contemplated by the Acquisition Agreement will not exceed the aggregate amount of funds of the Borrower legally available therefor at the time of consummation of the Acquisition.

         Investments. All Investments of any Consolidated Party are Permitted Investments.

         Location of Collateral. Schedule 5.19(a) sets forth a complete and accurate list as of the Effective Date of (i) each real property owned by the Consolidated Parties and (ii) each real property leased by the Consolidated Parties for which annual rental payments exceed $50,000, in each case with street address, county, state and country where located. Set forth on Schedule 5.19(b) is a complete and accurate list as of the Effective Date of all real property asset in which any Credit Party has a fee interest and/or leasehold interest with street address, county, state and country where located. Set forth on Schedule 5.19(c) is a complete and accurate list as of the Effective Date of all locations where any tangible personal property of a Credit Party is located, including county and state where located. Set forth on Schedule 5.19(d) is the chief executive office and principal place of business of each Consolidated Party as of the Effective Date.

         Disclosure. Neither this Amended Agreement nor any financial statements delivered to the Lenders pursuant hereto nor any other document or certificate furnished to the Lenders in writing by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby (other than final projections) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. All financial projections that have been made available to the Administrative Agent or the Lenders by any Consolidated Party or any representatives thereof in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Consolidated Parties to be reasonable.

         No Burdensome Restrictions; Material Agreements. (a) No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Schedule 5.21 sets forth a complete and accurate list as of the Effective Date of each agreement, contract, lease, license, commitment or other instrument to which any Consolidated Party is a party or by which it or any of its Properties are or may be bound, after giving effect to the transactions contemplated by the
Acquisition  Agreement,  the  loss  of  which  could,  individually  or  in  the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, the "Material Contracts").

         (b) Except as set forth in Schedule 5.21, as of the Effective Date, each Material Contract will be in all material respects valid, binding and in full force and effect and will be enforceable by the Borrower or the Subsidiary of the Borrower which is a party thereto in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles (whether in equity or at law). Except as set forth in
Schedule 5.21, as of the Effective Date, each of the Borrower and the Subsidiaries will have performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Credit Parties, no other party to any of the Material Contracts will be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. As of the Effective Date, neither the Borrower nor any of the Subsidiaries, nor, to the knowledge of the Borrower, any other party to any Material Contract, will have given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. As of the Effective Date, none of such other parties will have any presently exercisable right to terminate any Material Contract for any reason, including as a result of the execution, delivery or performance of the Operative Documents, the collateral assignment of such Material Contract to the Administrative Agent on behalf of the Lenders or the consummation of the transactions contemplated by the Acquisition Agreement, except as set forth on
Schedule 5.21.

         (c) As of the Effective Date, none of the Consolidated Parties has any knowledge of any actual or threatened materially adverse change in the relationship between any Consolidated Party and any material customer, supplier distributor or other party with whom such Consolidated Party does business.

         Labor Matters. Except as disclosed in Schedule 5.22, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Effective Date and none of the Consolidated Parties has suffered any strike, walkout, work stoppage, unfair labor practice complaint or other material labor difficulty within the five years prior to the Effective Date. To the knowledge of the Credit Parties, as of the Effective Date, no union representation question exists with respect to the employees of the Consolidated Parties and no union organizing activities are taking place. The hours worked by and payments made to employees of the Consolidated Parties have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Consolidated Party, or for which any claim may be made against any Consolidated Party, on account of wages, employee health and welfare insurance or other benefits, have been paid or accrued as a liability on the books of the Consolidated Parties.

         Nature of Business. As of the Effective Date, the Consolidated Parties are engaged in the business of managing and marketing coal combustion by-products and other by-products and the business of the manufacture and sale of construction materials.

         Representations  and  Warranties  from  Other  Agreements.  As  of  the
Effective Date, each of the representations and warranties made by any Consolidated Party and the Sponsor in any of the Operative Documents is true and correct in all material respects.

         Security Documents. (a) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral (as defined in the Security Agreement), other than Real Estate (as defined in the Security Agreement) and, the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 8 or 9 of the Uniform Commercial Code, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

         (b) The Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property covered in the Security Agreement, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the Effective Date).

         (c) The Administrative Agent, for the ratable benefit of the Secured Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Administrative Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein, except as priority may be affected by Permitted Liens. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 5.25(c).

         Transactions with Affiliates. Except as set forth in Schedule 5.26 and except for agreements and arrangements among the Borrower and its Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries of the Borrower, neither the Borrower nor any of its Subsidiaries will be, a party to or engaged in any transaction with, and none of the properties and assets of the Borrower or any of its Subsidiaries will be subject to or bound by any agreement or arrangement with, (a) any Affiliate of any Consolidated Party, (b) the Sponsor or any of its Affiliates.

         Ownership.  (a) The authorized  Capital Stock of the Parent consists of
(i) 500,000 shares of the common stock, $0.01 par value, of which 495,000 shares are issued and outstanding on the Effective Date and (ii) 35,000 shares of Series A Preferred Stock and 35,050 shares of Series B Preferred Stock, all of which are outstanding. All of the outstanding shares of the common stock of the Parent and the Borrower have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. The Parent owns good, valid and marketable title to all the outstanding common stock of the Borrower, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than those arising under the Collateral Documents. Other than as set forth on Schedule 5.27 and except for the Warrants and the Stock Purchase Warrants, as of the Effective Date, the Borrower has no outstanding securities convertible into or exchangeable for its Capital Stock, no outstanding rights to subscribe for or purchase its Capital Stock, no outstanding options for the purchase of its Capital Stock, no agreements providing for the issuance (contingent or otherwise) of its Capital Stock, no incentive units, phantom stock or similar arrangements and no calls, commitments or claims of any character relating to its Capital Stock. Except as set forth on Schedule 5.27 and except for the Stockholders Agreement, there are no shareholders agreements or other agreements pertaining to the Parent's beneficial ownership of the common stock of the Borrower, including any agreement that would restrict the Parent's right to dispose of such common stock and/or its right to vote such common stock.

         (b) Schedule 5.27 sets forth a true and accurate list as of the Effective Date of each holder of Capital Stock of the Parent or the Borrower, indicating the name of each such holder and the Capital Stock held by each such Person. Except as set forth on Schedule 5.27 and except for the Stockholders Agreement, there are no shareholders agreements or other agreements pertaining to the Sponsor Group's beneficial ownership of the common stock of the Parent, including any agreement that would restrict the Sponsor Group's right to dispose of such common stock and/or its right to vote such common stock.

         Insurance. The Consolidated Parties maintain policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in accordance with normal industry practice for the business and assets of the Consolidated Parties. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any prior period under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Consolidated Parties have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Schedule 5.28 sets forth the insurance coverage of the Consolidated Parties by carrier, policy number, expiration date, type and amount as of the Effective Date.

         Licenses. Schedule 5.29 contains a true and complete list of all Licenses (including, without limitation, any issued by the Federal Highway Administration or by the Department of Transportation) used in and material to the business or operations of the Consolidated Parties, setting forth the owner, the function and the expiration and renewal date of each. Except as disclosed on
Schedule 5.29:

         (a) the Consolidated Parties own or validly hold all Licenses that are material to their respective business or operations;

         (b) each License listed on Schedule 5.29 is valid,  binding and in full
force and effect; and                -------------

         (c) no Consolidated Party is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         Year 2000 Compliance. The Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, including and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before, including and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

         The Parent and the Borrower hereby covenant and agree, jointly and severally, that so long as this Amended Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding and until all of the Commitments hereunder shall have terminated and all Letters of Credit shall have expired or been cancelled:

         Information Covenants. The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

         Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Parent, a consolidated and consolidating balance sheet and income statement of the Parent and its
Consolidated Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified or limited in any material respect) to the effect that such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial position and consolidated results of operations and cash flows of the Parent and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

         Monthly Financial Statements. As soon as available, and in any event within 45 days after the end of each month in each fiscal year of the Parent, a consolidated and consolidating balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such month, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such month and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial statements to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Parent to the effect that such monthly financial statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Parent and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.

         Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit M (i) demonstrating compliance with the financial covenants contained in Section
7.19 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the generally accepted accounting principles applied in the preparation of the financial statements of the Parent and its Consolidated Subsidiaries, and, if so, describing such change.

         Annual Business Plan and Budgets. At least 30 days prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2000, an annual business plan and budget of the Borrower and its Consolidated Subsidiaries containing, among other things, projected financial statements for the next fiscal year.

         Compliance With Certain Provisions of this Amended Agreement. Within 90 days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of Net Cash Proceeds from Asset Dispositions (other than Excluded Asset Dispositions), Debt Issuances (other than Excluded Debt Issuances) and Equity Issuances (other than Excluded Equity Issuances) that were made during the prior fiscal year.

         Accountant's Certificate. Within the period for delivery of the annual financial statements provided for in Section 6.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Amended Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof as it relates to accounting matters.

         Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Consolidated Party.

         Reports. Promptly upon transmission or receipt thereof, (i) copies of all filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Administrative Agent or the Required Lenders, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

         Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent immediately of (i) the occurrence of any event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect; or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility (direct or indirect) for violation, or alleged violation of any federal, state or local law, rule or regulation, including Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

         ERISA. The Borrower will give written notice to the Administrative Agent promptly (and in any event within five (5) Business Days) after any officer of any Consolidated Party obtains knowledge thereof of: (i) any event or condition, including any Reportable Event, that constitutes, or is reasonably likely to lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition or notice and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Consolidated Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA) as to any Plan maintained by them.

         (k)  Environmental.

                  (i) Upon the written request of the Administrative Agent, if the Administrative Agent has determined (in the exercise of its reasonable good faith discretion) that Materials of Environmental Concern may exist on any Company Properties in amounts or concentrations that are reasonably likely to give rise to liability of any Consolidated Party under Environmental Laws or that a material violation of Environmental Laws at Company Properties may exist, then the Consolidated Parties will furnish or cause to be furnished to the
Administrative Agent, at the expense of the Borrower, a report of an environmental assessment of reasonable scope, form and depth (including, where appropriate, invasive soil or groundwater sampling) by a consultant acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Company Properties and as to the compliance by any Consolidated Party with Environmental Laws at the Company Properties. If any Consolidated Party fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Administrative Agent may arrange for the same, and the Parent and the Borrower hereby grant, and agree to cause the other Consolidated Parties to grant, to the Administrative Agent and their representatives access to the Company Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged by the Administrative Agent pursuant to this provision shall be payable by the Borrower on demand and shall be added to the obligations secured by the Collateral Documents.

                  (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Company Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over the Company Properties to the extent any failure to take the foregoing actions could reasonably be expected to have a Material Adverse Effect. The Borrower acknowledges and agrees that if any Consolidated Party fails to perform any of the actions required under this Section 6.1(k)(ii), the Administrative Agent shall have the right (but not the obligation) to do so for such Consolidated Party. The Borrower further acknowledges and agrees that if any Consolidated Party fails to cooperate (e.g., by allowing access to any premises or permitting the drilling of core samples, etc.), the Administrative Agent and the Lenders will not have an adequate remedy at law.

         Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 6.1(a), a report signed by the chief financial officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year of the Borrower and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

         Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Lenders may reasonably request.

         Preservation of Existence and Franchises. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5, each of the Consolidated Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except, solely with respect to the franchises and authority of each of the Consolidated Parties, as could reasonably be expected not to have a Material Adverse Effect.

         Books and Records. Each of the Consolidated Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         Compliance with Law. Each of the Consolidated Parties will comply with all Requirements of Law applicable to it and its Properties to the extent that noncompliance with any such Requirement of Law could reasonably be expected to have a Material Adverse Effect.

         Payment of Taxes and Other Indebtedness. Each of the Consolidated Parties will pay and discharge (a) all taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its Properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

         Insurance; Certain Proceeds. (a) Each of the Consolidated Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as are otherwise required by the Collateral Documents). The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policy and additional insured with respect to all such other policies (other than workers' compensation and employee health policies), and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Consolidated Parties under such policies directly to the Administrative Agent (which agreement shall be evidenced by a "standard" or "New York" lender's loss payable endorsement in the name of the Administrative Agent on Accord Form 27) and that it will give the Administrative Agent thirty (30) days' prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

         (b) In  case  of any  Casualty  or  Condemnation  with  respect  to any
Property of any Consolidated Party or any part thereof, the Borrower shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage, destruction or taking. In such case, the Borrower shall, or shall cause such Consolidated Party to, promptly repair, restore or replace the Property of such Consolidated Party (or part thereof) which was subject to such Casualty or Condemnation, at such Consolidated Party's cost and expense, whether or not the Insurance Proceeds or Condemnation Award, if any, received on account of such event shall be sufficient for that purpose; provided, however, that such Property need not be repaired, restored or replaced to the extent the failure to make such repair, restoration or replacement (i)(A) is desirable to the proper conduct of the business of such Consolidated Party in the ordinary course and otherwise in the best interest of such Consolidated Party and (B) would not materially impair the rights and benefits of the Administrative Agent or the Secured Parties under the Collateral Documents or any other Credit Document or (ii) the failure to repair, restore or replace the Property is attributable to the application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to payment of the Credit Obligations in accordance with the following provisions of this Section 6.6(b). In the event a Consolidated Party shall receive any Insurance Proceeds from a Casualty or Condemnation Award from a Condemnation, such Consolidated Party will immediately pay over such proceeds to the Administrative Agent, for payment of the Credit Obligations in accordance with Section 3.3(b) or, if such funds constitute Reinvestment Funds, to be held by the Administrative Agent. The Administrative Agent agrees to release such Insurance Proceeds or Condemnation Awards to the Borrower upon its request and as needed from time to time to pay for the repair, restoration or replacement of the portion of the Property subject to such Casualty or Condemnation if, but only if, the conditions set forth in the definition of "Reinvestment Funds" are satisfied at the time of such request.

         (c) In connection with the covenants set forth in this Section 6.6, it is understood and agreed that:

                  (i) none of the Administrative Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.6, it being understood that (A) the Consolidated Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of the Parent and the Borrower hereby agrees to, and to cause each of the Consolidated Parties to, waive its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees, to the extent permitted by law;

                  (ii)  the  Consolidated   Parties  will  permit  an  insurance
consultant retained by the Administrative Agent, at the expense of the Borrower, to review from time to time the insurance policies maintained by the Consolidated Parties annually or upon the occurrence of an Event of Default; and

                  (iii) the Required Lenders shall have the right from time to time to require the Consolidated Parties to keep other insurance in such form and amount as the Administrative Agent or the Required Lenders may reasonably request; provided that such insurance shall be obtainable on commercially reasonable terms; and provided further that the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Required Lenders under this Section 6.6 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Consolidated Parties or the protection of their properties.

         Maintenance of Property. Each of the Consolidated Parties will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and Casualty and Condemnation excepted, and will make, or cause to be made, as to such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 5.14.

         Audits/Inspections. Upon reasonable notice and during normal business hours, each of the Consolidated Parties will permit representatives appointed by the Administrative Agent or the Required Lenders, including independent accountants, agents, employees, attorneys and appraisers, to visit and inspect its Property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Administrative Agent or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, independent accountants, attorneys and representatives of the Consolidated Parties. Each of the Parent and the Borrower agrees that the Administrative Agent, and its representatives, may conduct an audit of the Collateral, at the expense of the Borrower, annually or upon the occurrence of an Event of Default. Each of the Parent and the Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Amended Agreement to exhibit and deliver to the Administrative Agent and the Lenders copies of any of the financial statements, trial balances or other accounting records of any sort of the Consolidated Parties in the accountant's or auditor's possession, and to disclose to the Administrative Agent and the
Lenders any information they may have concerning the financial status and business operation of the Consolidated Parties. Each of the Parent and the
Borrower hereby irrevocably authorizes all federal, state and municipal authorities to furnish to the Lenders copies of reports or examinations relating to the Consolidated Parties, whether made by any Consolidated Party or otherwise.

         Additional Credit Parties. As soon as practicable and in any event within thirty (30) days after any Person becomes a direct or indirect Subsidiary of any Credit Party, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement,
(b) if such Person is a Subsidiary of a Credit Party (except if such Person is a Foreign Subsidiary which is not a direct Foreign Subsidiary of any Credit Party), cause 100% (or 65% if such Person is a direct Foreign Subsidiary of a Credit Party for so long as the pledge of any greater percentage would have adverse tax consequences to the Credit Parties) of the Capital Stock of such Person to be delivered to the Administrative Agent, together with undated stock powers signed in blank (unless, with respect to a direct Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person), and to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the Collateral Documents, subject only to Permitted Liens, (c) if such Person owns or leases any real property located in the United States of America or, to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, located elsewhere, cause such Person to deliver to the Administrative Agent with respect to such real property (as required pursuant to
Section 6.12) (other than immaterial leased properties) documents, instruments and other items of the types required to be delivered pursuant to Section 6.12, all in form, content and scope satisfactory to the Administrative Agent, and (d) cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent.

         Pledged Assets. (a) Each of the Consolidated Parties will cause, subject to the requirements of Section 6.12, (i) all of its owned real properties and personal property located in the United States, (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all of its other owned real properties and personal property and (iii) all of its leased real properties located in the United States (other than immaterial lease properties) to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Administrative Agent pursuant to the Collateral Documents, subject in each case only to Permitted Liens. With respect to any real property (whether leased or owned) located in the United States of America acquired or leased by any Consolidated Party subsequent to the Effective Date, such Person will cause to be delivered to the Administrative Agent with respect to such real property (as required pursuant to Section 6.14) (other than immaterial leased properties) documents, instruments and other items of the types required to be delivered pursuant to Section 6.14, all in form, content and scope satisfactory to the Administrative Agent. In furtherance of the foregoing terms of this Section 6.11, the Borrower agrees to promptly provide the Administrative Agent with written notice of the acquisition by any Consolidated Party of any real property located in the United States of America having a market value greater than $50,000 or the entering into a lease by any Consolidated Party of any real property located in the United States of America for annual rent of $5,000 or more, setting forth in reasonable detail the location and a description of the asset(s) so acquired or leased. Without limiting the generality of the foregoing, the Credit Parties will cause 100% of the Capital Stock of each of their direct and indirect Subsidiaries (or 65% of such Capital Stock if such subsidiary is a direct Foreign Subsidiary for so long as the pledge of any greater percentage could have adverse tax consequences to the Credit Parties), excluding the Capital Stock of any Foreign Subsidiary which is not a direct Foreign Subsidiary of any Credit Party, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents.

         (b) If, subsequent to the Effective Date, a Credit Party shall acquire any Intellectual Property, securities, instruments, chattel paper or other personal property required to be delivered to the Administrative Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within three (3) Business Days after any officer of any Credit Party acquires knowledge of the same) notify the Administrative Agent of the same. Each of the Credit Parties shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

         Real Property Collateral. The Borrower will within sixty (60) days after the Administrative Agent's request, which request the Administrative Agent may make at any time in its sole discretion, upon the occurrence of a Default, to the extent not cured or waived, deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

         (a) for each fee interest or leasehold interest of any Consolidated Party in a real property asset, or in the case of subclause (y) above, each fee interest of any Consolidated Party in a real property asset with an appraised value in excess of $250,000, it being understood that the Borrower shall deliver, at the Borrowers expense, a appraisal of any such real property reasonably requested by the Administrative Agent, a fully executed and notarized mortgage, deed of trust or deed to secure debt in substantially the form agreed by the Borrower and the Administrative Agent within 15 days after such request by the Administrative Agent (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering such fee interest or leasehold interest (each a "Mortgaged Property" and collectively the "Mortgaged Properties");

         (b) for each real property encumbered by a Mortgage Instrument, a title report obtained by the Credit Parties in respect of each of the Mortgaged Properties; in the case of each Mortgaged Property, (i) maps or plats of an as-built survey of the sites of the real property covered by the Mortgaged Instruments, (ii) title insurance policies, (iii) flood hazard insurance, (iv) evidence of zoning and (v) any other document, certificate or report requested by the Administrative Agent, in its reasonable discretion; and

         (c) in the case of each real property leasehold encumbered by a Mortgage Instrument, to the extent permitted by the applicable lease, evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of the Secured Parties.

         Post-Closing Conditions. Within 30 days of the Effective Date, the Borrower will furnish to the Administrative Agent search reports from each Uniform Commercial Code filing jurisdiction referred to in Section 4.1(b)(iii) confirming the filing information set forth therein.

                                    SECTION 7

                               NEGATIVE COVENANTS

         The Parent and the Borrower hereby covenant and agree, jointly and severally, that so long as this Amended Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding and until all of the Commitments hereunder shall have terminated and all Letters of Credit shall have expired or been cancelled:

         Indebtedness. None of the Consolidated Parties will contract, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness arising under this Amended Agreement and the other Credit Documents;

         (b) Indebtedness of the Borrower and its Subsidiaries in existence on the Effective Date to the extent disclosed in Schedule 7.1;

         (c) purchase money Indebtedness (including Capital Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the purchase of fixed assets acquired after the Closing Date; provided that (i) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together shall not exceed an aggregate principal amount of $2,000,000 at any time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing or on terms or conditions more favorable in any respect to the holders thereof than the terms and conditions in effect at the time of such refinancing; and (iv) such Indebtedness is issued and any Liens securing such Indebtedness are created at the time of, or within 90 days after, the acquisition of such assets and such Indebtedness is not secured by a Lien on any other assets; provided, further, that the Borrower may incur Indebtedness after the Closing Date to finance a Permitted Acquisition; provided that (i) the total of all such Indebtedness for the Borrower shall not exceed an aggregate principal amount of $4,000,000 and (ii) such Indebtedness shall be unsecured.

         (d) Indebtedness of the Borrower or any of its Subsidiaries in respect of Interest Rate Protection Agreements, if any, entered into in order to limit exposure to floating rate indebtedness of the Borrower or any of its Subsidiaries and not for speculative purposes;

         (e) intercompany Indebtedness of any Subsidiaries of the Borrower arising out of loans and advances permitted under Section 7.6;

         (f) Indebtedness arising under the Senior Note Agreement and the Senior Notes (but not including any renewal, refinancing or extension thereof);

         (g)  Indebtedness  created  pursuant  to and  evidenced  by the  Junior
Subordinated Note (but not including any renewal, refinancing or extension thereof);

         (h) Indebtedness created pursuant to and evidenced by the Senior Subordinated Credit Facility (but not including any renewal, refinancing or extension thereof); provided, that the proceeds thereof are contributed to the Borrower to consummate Permitted Acquisitions; provided, further that expenses and indemnities paid pursuant to Sections 8.2 and 8.3 of the Senior Subordinated Credit Facility are reasonable in the judgment of the Administrative Agent; and

         (i) in addition to the Indebtedness otherwise permitted by this Section 7.1, other Indebtedness incurred after the Closing Date by the Borrower; provided that (A) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit Documents, (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such incurrence and the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, the Credit Parties shall be in compliance with all of the financial covenants set forth in
Section 7.19 and (C) the aggregate principal amount of such Indebtedness shall not exceed $2,500,000 at any time outstanding.

         Liens. None of the Consolidated Parties will contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

         Nature of Business. None of the Consolidated Parties will alter the character or conduct of the business conducted by such Person as of the Effective Date.

         Consolidation, Merger, Dissolution, etc. Except in connection with an Asset Disposition permitted by the terms of Section 7.5, none of the Consolidated Parties will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this
Section 7.4:

         (a) the Borrower may merge or consolidate with any of its Wholly Owned Subsidiaries; provided that (i) the Borrower shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.10 after giving effect to such transaction and (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

         (b) any Wholly Owned Subsidiary of the Borrower may merge or consolidate with any other Wholly Owned Subsidiary of the Borrower; provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section
6.10 after giving effect to such transaction and (ii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

         (c) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request to cause the Credit Parties to be in compliance with the terms of Section 6.10 after giving effect to such transaction and (ii) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such transaction; and

         (d) the Borrower or any Subsidiary of the Borrower may merge with any Person (other than a Consolidated Party) in connection with a Permitted Acquisition if (i) the Borrower or such Subsidiary shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.10 after giving effect to such transaction, (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (iv) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction and with respect to which the Administrative Agent has received the Required Financial Information.

         Asset Dispositions. None of the Consolidated Parties will make any Asset Disposition (other than a Casualty or Condemnation); provided that the foregoing provisions of this Section 7.5 shall not prohibit the following:

         (a)  Excluded Asset Dispositions; and

         (b) any other Asset Disposition; provided that (i) the consideration therewith is cash or Cash Equivalents; (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Sections
7.1 and 7.13; (iii) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party; (iv) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions in reliance on this paragraph shall not exceed $500,000 in any fiscal year of the Borrower or $2,500,000 in the aggregate from and after the Closing Date; and (v) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.19.

Upon consummation of an Asset Disposition permitted by this Section 7.5, the Administrative Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest, if any, in the assets being disposed of, including amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being disposed of in its entirety from all of its obligations, if any, under the Credit Documents.

         Investments; Acquisitions. None of the Consolidated Parties will make any Investment in, to or for the benefit of any Person or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person; provided that any Consolidated Party (other than the Parent) may purchase inventory in the ordinary course of business and may make Permitted Investments.

         Restricted Payments. None of the Consolidated Parties will, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) dividends payable solely in common stock of such Person, (b) dividends or other distributions payable to the Borrower or any Wholly Owned Subsidiary of the Borrower, (c) repurchases of common stock of the Parent from any employee of the Consolidated Parties (other than any such Person which is a director, officer or employee of or holder of Capital Stock of the Sponsor or any of its Affiliates) upon the termination of employment of such Person, provided that the aggregate amount paid in all such repurchases shall not exceed $500,000 in the aggregate from and after the Closing Date, (d)(i) cash advances made or cash dividends paid by the Borrower to the Parent which advances or dividends are used solely to fund administrative and other miscellaneous expenses incurred by the Parent in accordance with Section 7.12(b) and (ii) cash dividends paid by the Borrower to the Parent, provided that (A) the aggregate of all such cash dividends paid after the date hereof is less than 50% of the Consolidated Net Income (excluding any amounts paid as a dividend by any Wholly Owned Subsidiary of the Borrower or the Borrower to the holders of its Capital Stock) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such cash dividend payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), (B) immediately prior to and after giving effect to any such dividend, the Borrower shall be in pro forma compliance with all of the covenants contained in this Amended Agreement, (C) immediately prior to and after giving pro forma effect thereto as if such dividend had been made at the beginning of the applicable four-quarter period, the Borrower shall have a Fixed Charge Coverage Ratio (as defined in the Senior Note Agreement as in effect on the date hereof) of at least 2.0 to 1.0 and (D) until the Junior Subordinated Note shall have been indefeasibly paid in full, the Parent will use such dividend payments received pursuant to this subclause (d)(ii), if any, promptly upon receipt thereof, to pay the principal and interest then due and payable on, and prepay the principal amount outstanding under, the Junior Subordinated Note, (e) payments of accrued interest on the Senior Notes and (f) tax sharing payments for taxes (including estimated taxes) that are paid on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the payor would have paid to the relevant taxing authority if the payor filed a separate tax return for the period in question.

         Prepayments of Indebtedness, etc. None of the Consolidated Parties will
(a) after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the terms, agreements, covenants or conditions of or applicable to any Indebtedness issued by such Consolidated Party if such amendment, waiver or modification would add or change any terms, agreements, covenants or conditions in a manner adverse to any Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (b) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Credit Obligations), or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of any Consolidated Party or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the term and conditions applicable to such Indebtedness, including, without limitation, any Indebtedness arising under the Senior Note Agreement, the Senior Notes, the Junior Subordinated Note or the Senior Subordinated Credit Facility or (c) release, cancel, compromise or forgive in whole or in part the Indebtedness evidenced by the Intercompany Notes.

         Transactions with Affiliates. None of the Consolidated Parties will engage in any transaction or series of transactions with (a) any officer, director, holder of Capital Stock, Subsidiary or Affiliate of any Consolidated Party, (b) any Affiliate of any such officer, director, holder, Subsidiary or Affiliate or (c) the Sponsor or any officer, director, holder of Capital Stock, Subsidiary or Affiliate of the Sponsor, other than (i) transfers of assets to any Credit Party other than the Parent permitted by Section 7.5, (ii)(A) the ISG Capital Guarantee, (B) transactions expressly permitted by Section 7.1, Section 7.4, Section 7.5, Section 7.6 or Section 7.7 and (c) the Tranche B Put Agreement, (iii) normal compensation and reimbursement of reasonable expenses of officers and directors, (iv) other transactions with the Sponsor and its Affiliates in existence on the Effective Date to the extent disclosed in
Schedule 7.9, (v) any transaction entered into among the Borrower and its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries, and (vi) so long as no Default or Event of Default has occurred and is continuing, other transactions (including, without limitation, the sale of accounts receivable by the Borrower or any of its Subsidiaries to ISG Capital) which are engaged in by any Consolidated Party in the ordinary course of its business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms'-length transaction with an independent, unrelated third party. None of the Consolidated Parties will enter into any management, employment, consulting or similar agreement or arrangement with, or otherwise pay any professional, consulting management or similar fees to or for the benefit of, the Sponsor, any members of their families, any Affiliates of the Sponsor or such family members, any director, officer or security holder of any of the foregoing, or any successor or transferee of any of the foregoing.

         Fiscal Year; Organizational Documents. None of the Consolidated Parties will (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) in any respect or amend, modify or change its bylaws (or other similar document) in any manner adverse in any respect to the rights or interests of the Lenders or
(c) enter into any amendment, modification or waiver that is adverse in any respect to the Lenders to (i) any Material Contract as in effect on the Closing Date, (ii) the Acquisition Agreement as in effect on the Closing Date, (iii) the Stockholders Agreement as in effect on the Closing Date, (iv) the CVC Subscription Agreement, the Warrants, the Contribution and Assignment Agreement, the Contribution and Subscription Agreement, the Deju Subscription Agreement, the Registration Rights Agreement or any shareholders or similar agreement relating to Capital Stock or the Warrants, as the case may be, of the Parent as in effect on the Closing Date, (v) the Senior Note Agreement or any other documents establishing and setting forth the rights and terms of the Senior Notes as in effect on April 22, 1998, (vi) the Junior Subordinated Note or any other documents establishing and setting forth the rights and terms of the Junior Subordinated Note as in effect on October 14, 1997 (vii) the Senior Subordinated Credit Facility as in effect on the April 17, 2000 or any other documents establishing and setting forth the rights and terms of the Senior Subordinated Credit Facility or (viii) the Stock Purchase Warrants or the Warrant Agreement as in effect on the Closing Date. The Credit Parties will cause the Consolidated Parties to promptly provide the Lenders with copies of all proposed amendments to the foregoing documents and instruments as in effect as of the Closing Date.

         Limitation on Restricted Actions. None of the Consolidated Parties will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Amended Agreement and the other Credit Documents, (ii) the Senior Note Agreement and the Senior Notes, (iii) the Junior Subordinated Note, (iv) the Senior Subordinated Credit Facility, (v) applicable law, (vi) any document or instrument governing Indebtedness incurred pursuant to Section 7.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith (and any renewals, refinancings, exchanges, refundings or extensions thereof, so long as the terms of such encumbrances or restrictions are no more onerous than those with respect to such Indebtedness upon the original incurrence thereof) or (vii) customary non-assignment provisions in any lease governing a leasehold interest.

         Ownership of Subsidiaries; Limitations on Parent and Borrower. (a) The Parent and the Borrower will not (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock to any Person, except (A) the Borrower or any Wholly Owned Subsidiary of the Borrower or (B) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (iii) permit the Borrower or any Subsidiary of the Borrower to issue any shares of Preferred Stock.

         (b) The Parent shall not (i) hold any assets other than the Capital Stock of the Borrower and ISG Capital, (ii) have any material liabilities other than (A) liabilities under the Credit Documents and (B) tax liabilities in the ordinary course of business or (iii) engage in any business or activity other than (A) owning the common stock of the Borrower (including purchasing additional shares of common stock after the Closing Date) and ISG Capital and activities incidental or related thereto or to the maintenance of the corporate existence of the Parent or compliance with applicable law, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party, (C) issuing its own Capital Stock (other than Disqualified Stock), (D) entering into the Employment Agreements, the Deju Subscription Agreement, the
Contribution and Subscription Agreement, the Stockholders Agreement, the Registration Rights Agreement, the CVC Subscription Agreement, the Warrant Agreement and the Contribution and Assignment Agreement, (E) entering into the Acquisition Agreement, (F) issuing the Junior Subordinated Note; (G) issuing the Senior Note; (H) entering into the Senior Subordinated Credit Facility; provided, that the proceeds of the Senior Subordinated Credit Facility are contributed to the Borrower to consummate Permitted Acquisitions and (I) entering into the Subordination Agreement.

         (c) The Parent and the Borrower (i) will not permit any Person other than the Parent to hold any common stock of the Borrower (or any warrants, securities, options or other rights exercisable for, convertible into or exchangeable for common stock), (ii) will not permit the Parent to hold any Capital Stock of the Borrower (other than outstanding shares of common stock) and (iii) will not permit any other Person to hold any other Capital Stock of the Borrower.

         Sale Leasebacks. None of the Consolidated Parties will, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

         Capital Expenditures. The Borrower will not permit Consolidated Capital Expenditures for any fiscal year of the Borrower to be more than $12,000,000.

         No Further Negative Pledges. None of the Consolidated Parties will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Amended Agreement and the other Credit Documents and
(b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 7.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith,

         Operating Lease Obligations. None of the Consolidated Parties will enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which in the aggregate for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, exceed or would exceed $12,000,000 in any fiscal year of the Borrower.

         Impairment of Security Interests. None of the Consolidated Parties will take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Administrative Agent on behalf of the Secured Parties with respect to the Collateral and none of the Consolidated Parties will grant to any Person (other than the Secured Parties pursuant to the Collateral Documents) any interest whatsoever in the Collateral, except for Permitted Liens.

         Sales of Receivables. None of the Consolidated Parties will sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable, except that the Borrower or any of its Subsidiaries may sell with recourse, discount or otherwise sell or dispose of such accounts receivable to ISG Capital; provided, that the transaction occurs in the ordinary course of business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with an independent, unrelated third party.

         Financial Covenants. (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Borrower to be less than 1.90 to 1.00.

         Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Borrower to be greater than 5.50 to 1.00.

         Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than the "Minimum Compliance Level." The Minimum Compliance Level shall have been $24,000,000 on the Closing Date, and shall be increased as of the last day of each fiscal year of the Borrower ending after the Closing Date, commencing with the fiscal year ending December 31, 1998, by an amount equal to the sum of 50% of Consolidated Net Income (if positive) for such fiscal year and 100% of the Net Cash Proceeds (and the fair market value of any non-cash proceeds) of any Equity Issuance by any Consolidated Party during such fiscal year (other than any capital contribution by the Borrower or any of its Wholly Owned Subsidiaries to any Wholly Owned Subsidiary of the Borrower); provided that, the Minimum Compliance Level shall be increased beginning the fiscal quarter ended June 30, 2000 by an amount equal to $9,000,000; provided further that the Minimum Compliance Level shall be increased beginning the fiscal quarter ended September 30, 2000 by an amount equal to $1,000,000 net of fees and expenses paid in connection with the Senior Subordinated Credit Facility acceptable to the Administrative Agent in its sole discretion. The foregoing increases in the Minimum Compliance Level shall be fully cumulative and no reduction in the Minimum Compliance Level shall be made to reflect negative Consolidated Net Income for any period.

         Petty Cash Accounts. The Borrower will not permit the cash balances in all Petty Cash Accounts to exceed $50,000.00 in the aggregate at any time, unless a Depository Bank Agreement shall be delivered with respect to either Petty Cash Account.

         Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers or vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                                    SECTION 8

                                EVENTS OF DEFAULT

         Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a)  Payment.  Any Credit Party shall:
              ---------------------------------

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (ii) default, and such default shall continue unremedied for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other Credit Obligations owing hereunder, under any of the other Credit Documents or otherwise;

         Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect on the date as of which it was made, deemed to have been made or delivered;

         Covenants.  Any Credit Party shall:
         ---------

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.1(a), (b), (c), (d), (e), (f) or
(i), 6.2, 6.9, 6.11, or 7.1 through 7.21, inclusive;

                  (ii) default in the due performance or observance of any term, covenant or agreement contained in Section 6.1,(g) (h), (j), (k), (l) or (m) and such default shall continue unremedied for a period of at least 15 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent or the Required Lenders; or

                  (iii) default in the due performance or observance of any term, covenant or agreement (other than those referred to in subsection (a), (b), (c)(i) or (c)(ii) of this Section 8.1) contained in this Amended Agreement, any of the other Credit Documents or any Lender Hedging Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent or the Required Lenders;

         Credit Documents. Except as applicable to a Subsidiary of the Borrower as a result of or in connection with a dissolution, merger or disposition of such Subsidiary permitted under this Amended Agreement and except as a result of releases of Collateral in accordance with all applicable provisions of the Credit Documents, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent or any other Secured Party the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall so state in writing;

         Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party;

         Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under the Credit Documents) in excess of $750,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, (B) any Consolidated Party shall default in the observance or performance of any other term, covenant, condition or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing or securing such Indebtedness or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or any trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness (or any portion thereof) to become due prior to its stated maturity, (C) any such Indebtedness (or any portion thereof) shall be declared due and payable, or shall be required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof or (D) any Consolidated Party shall be required by the terms of such Indebtedness to offer to prepay or repurchase such Indebtedness (or any portion thereof) prior to the stated maturity thereof;

         Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier which has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Consolidated Party to enforce any such judgment;

         ERISA. Any of the following events or conditions shall occur: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Plan, which is, in the opinion of the
Administrative Agent or the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the opinion of the Administrative Agent or the Required Lenders, reasonably likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of
Section 4245 of ERISA) such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) any other event or condition out of the ordinary course of business shall occur or exist with respect to any Plan; and, in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve possible taxes, penalties and other liabilities affecting the Consolidated Parties in an aggregate amount in excess of $750,000 or require payments by the Consolidated Parties exceeding $250,000 in any fiscal year of the Borrower;

         Intellectual Property. Any Material Intellectual Property or any material license relating thereto shall be invalid or unenforceable in whole or in part or shall for any reason not be in full force and effect and enforceable by the Consolidated Parties or shall infringe the rights of any other Person or any other adverse change in the Material Intellectual Property rights of the Consolidated Parties shall occur and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

         Environmental Matters. Either (i) any Consolidated Party shall be liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Materials of Environmental Concern originating from or affecting any property or properties, whether or not owned, leased or operated by any Consolidated Party, which liability, together with all other liabilities of the Consolidated Parties arising out of Materials of Environmental Concern could reasonably be expected to exceed $400,000 in the aggregate or require payments by the Consolidated Parties exceeding $200,000 in any fiscal year of the Borrower or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

         Change of Control.  There shall occur any Change of Control;
         -----------------

         Material Contracts. Any Material Contract shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part or shall for any other reason not be, or shall be asserted by any Consolidated Party or any Person acting by or on behalf of any Consolidated Party not to be, in full force and effect and enforceable in accordance with its terms and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

         Junior Subordinated Note. There shall occur and be continuing under the Junior Subordinated Note any Event of Default (as defined therein);

         Senior Note Agreement. There shall occur and be continuing under the Senior Note Agreement any Event of Default (as defined therein);

         Senior  Subordinated   Credit  Facility.   There  shall  occur  and  be
continuing under the Senior Subordinated Credit Facility any Event of Default (as defined in the Senior Subordinated Credit Facility); or

         Tranche B Put Agreement. There shall occur and be continuing under the Tranche B Put Agreement any event, act or condition which with notice or the lapse of time, or both, would constitute an event of default thereunder in the due performance or observance of any term, covenant or agreement by the Sponsor or the Borrower.

         Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting requirements of Section 10.6), the Administrative Agent may, and upon the request and direction of the Required Lenders shall (subject to Section 9.1), by written notice to the Borrower, take any or all of the following actions (without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for in this Amended Agreement):

         (a) Termination of Commitments. Declare the Commitments terminated, whereupon the Commitments shall be immediately terminated.

         Acceleration. Declare the unpaid principal of all Loans, any reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees, all other Credit Obligations and any and all other indebtedness or obligations of any and every kind owing by any Credit Party to the Administrative Agent and/or any of the Secured Parties under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived.

         Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence and during the continuance of an Event of Default under Section 8.1(e), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, in a cash collateral account pursuant to Section 2.3(l), in an amount equal to the aggregate amount of the outstanding LOC Obligations (including the maximum aggregate amount which is, or at any time thereafter may become, available to be drawn under all Letters of Credit then outstanding) and terminate any Letter of Credit which may be terminated in accordance with its terms.

         Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including all rights and remedies existing under the Collateral Documents, all rights and remedies against the Guarantors and all rights of set-off.

Notwithstanding the foregoing, (x) if an Event of Default specified in Section 8.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees, all other Credit Obligations and any and all other indebtedness or obligations owing to the Administrative Agent and/or any of the Secured Parties under the Credit Documents automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders and (y) upon the request and at the direction of Lenders holding a majority of the Revolving Credit Facility Obligations, the Administrative Agent shall take the actions specified in Section 8.2(a) and/or 8.2(c).

         Agreements with respect to and Specific Remedies relating to the Tranche B Revolving Loans. The Borrower and the Lenders acknowledge and agree that the Tranche B Put Agreement is a separate agreement for the obligations of the Borrower for the benefit of the Tranche B Lenders solely, and the proceeds of any payment made by the Sponsor pursuant to the Tranche B Put Agreement shall be distributed solely to the Tranche B Lenders as payment for their respective Tranche B Revolving Loans in accordance with, and on the terms set forth in, the Tranche B Put Agreement. The Administrative Agent in taking action under this
Section 8 with respect to the Tranche B Put Agreement shall do so solely for the benefit of the Tranche B Lenders, and upon the request and direction of Lenders having in the aggregate at least seventy percent of the outstanding principal amount of the Tranche B Revolving Loans and Unused Tranche B Revolving Commitment.

         Equitable Remedies. In case any one or more of the covenants and/or agreements set forth in this Amended Agreement or any other Credit Document shall have been breached by any Credit Party, then the Administrative Agent may proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Amended Agreement or such other Credit Document. Without limitation of the foregoing, each of the Parent and the Borrower agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Administrative Agent acting pursuant to this paragraph shall be indemnified by the Borrower against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with
Section 10.5.

                                    SECTION 9

                                AGENCY PROVISIONS

         Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its administrative agent under this Amended Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Amended Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 9.5 and the first two sentences of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Amended Agreement and the other Credit Documents and shall not be a trustee or fiduciary for any Lender or other Secured Party; (b) shall not be responsible to the Secured Parties for any recital, statement, representation or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or the use of the proceeds of the Loans or the use of the Letters of Credit or the existence or possible existence of any Default or Event of Default or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Amended Agreement and the Collateral Documents. The provisions of this
Section 9 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Amended Agreement and the other Credit Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         Reliance by Agents. The Agents shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 10.3 hereof. As to any matters not expressly provided for by this Amended Agreement and the other Credit Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders), and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Defaults. The Agents shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Rights as Lender. With respect to its Commitments and the Loans made by them, each of Bank of America and CIBC (and any successor acting as
Administrative Agent or Documentation Agent, as the case may be,) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or Documentation Agent, as the case may be, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent or Documentation Agent, as the case may be, in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and CIBC (and any successor acting as Documentation Agent) and their respective Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent or Documentation Agent, as the case may be, and Bank of America (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Amended Agreement or otherwise without having to account for the same to the Secured Parties.

         Indemnification. The Lenders agree to indemnify the Agents (to the extent not reimbursed under Section 10.5 hereof, but without limiting the obligations of the Borrower under Section 10.5) ratably in accordance with their respective Commitments (or, if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may at any time (including at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against either the Administrative Agent or the Documentation Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by either the Administrative Agent or the Documentation Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for their ratable share of any costs or expenses payable by the Borrower under Section 10.5, to the extent that the Agents are not promptly reimbursed for such costs and expenses by the Borrower.

         Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that the Agents have not made any representations or warranties to it and that no act by the Agents hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Agents to any Secured Party. Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Consolidated Parties and decision to enter into this Amended Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party or any other Consolidated Party or any of their Affiliates that may come into the possession of the Agents or any of their respective Affiliates.

         Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                   SECTION 10

                                  MISCELLANEOUS

         Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, the Parent and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 1.1C, or at such other address as such party may specify by written notice to the other parties hereto:

         if to the Borrower or the Parent,

                  ISG Resources, Inc.
                  136 East South Temple, Suite 1300
                  Salt Lake City, Utah 84111
                  Attn: J. I. Everest, II
                  Telephone: (801) 236-9700
                  Telecopy: (801) 236-9730; and

         if to the Administrative Agent,

                  Bank of America, N.A.
                  Independence Center, 15th Floor

                  NC1-001-15-04
                  101 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attn: Holly Elsroth, Agency Services
                  Telephone: (704) 387-1184
                  Telecopy: (704) 409-0044
         with a copy to
                  Bank of America, N. A.
                  100 North Tryon Street
                  NC1-007-13-06
                  Charlotte, North Carolina  28255
                  Attention:  David Strickert
                  Telephone: (704) 386-8108
                  Telecopy: (704) 386-9607

         Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender (and its Affiliates) hereunder, under the Notes, under the other Credit Documents or otherwise, irrespective of whether such Lender (or Affiliate) shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured. Any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender (or any of its Affiliates); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Any Person purchasing a Participation Interest in the Loans and Commitments hereunder pursuant to
Section 3.13 or 10.3(d) may exercise all rights of setoff with respect to its Participation Interest as fully as if such Person were a Lender hereunder. The rights of each Lender (and its Affiliates) under this Section 10.2 are in addition to (and not in limitation of) any other rights and remedies (including other rights of set-off) that such Lender may have under applicable law or otherwise.

         Benefit of Agreement. (a) Generally. This Amended Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that neither the Parent nor the Borrower may assign or transfer any of its interests and obligations without prior written consent of all the Lenders (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this
Section 10.3.

         Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Amended Agreement (including all or a portion of its Loans, its Notes and its Commitments); provided, however, that
-------- -------

                  (i)     each such assignment shall be to an Eligible Assignee;

                  (ii) each such assignment shall be in an amount at least equal to $5,000,000, except in the case of (A) an assignment to another Lender or any Affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Amended Agreement or (B) the occurrence and continuation of an Event of Default, or (C) an assignment to the Sponsor of Tranche B Revolving Loans pursuant to the Tranche B Put Agreement;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations in respect of its Commitments under this Amended Agreement and the other Credit Documents; and

                  (iv) the assignor and the assignee under such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment and a processing fee of $3,500.

Upon the later of (A) the execution, delivery and acceptance of such Assignment and Acceptance and (B) the effective date specified in such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights and benefits of a Lender under this Amended Agreement and the other Credit Documents and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Amended Agreement and the other Credit Documents. Upon the consummation of any assignment pursuant to this Section 10.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new promissory notes reflecting such assignment are issued to the assignor and the assignee in the amount of their respective interests and in substantially the form of the original Notes (but with notation thereon that such new Notes are given in substitution for and replacement of the original Notes or any replacements thereof). If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.10.

         Register. The Administrative Agent shall maintain at its address referred to in Schedule 1.1C a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts and Interest Periods of the Loans of each Type owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Amended Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and
Acceptance has been completed and is in accordance with the applicable requirements hereof, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Amended Agreement (including all or a portion of its Commitments or Loans); provided, however, that (i) such Lender's obligations under this Amended Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the provisions contained in Sections 3.6, 3.9, 3.10 and 3.11 and the right of set-off contained in Section 10.2 on the same basis as if it were a Lender, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Amended Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans, its Notes and its Commitments (except for the obligations to such participant referred to in the foregoing clause (iii)) and to approve any amendment, modification or waiver of any provision of this Amended Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes in which such participant is participating, extending any scheduled principal payment date or scheduled interest payment date in respect of such Loans or Notes in which such participant is participating, extending such Commitments in which such participant is participating or, except as expressly provided in the Credit Documents, releasing all or substantially all the Collateral from the lien of the Collateral Documents or all or substantially all the Subsidiary Guarantors from the Subsidiaries Guarantee Agreement) and (v) subparticipations by any participant shall be prohibited and (vi) each such participation shall be in an amount equal to at least $5,000,000, except in the case of a participation to another Lender or any Affiliate of a Lender or a participation of all of a Lender's rights and obligations under this Amended Agreement.

         Regulatory Matters. Notwithstanding any other provision set forth in this Amended Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         Information. Any Lender may furnish any information concerning any Credit Party or any of its Subsidiaries or other Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
Section 10.14 hereof.

         No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any other Secured Party and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Credit Documents are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Secured Party would otherwise have at law or otherwise. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the other Secured Parties to any other or further action in any circumstances without notice or demand.

         Expenses; Indemnification. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Amended Agreement, the other Credit Documents and the other documents to be delivered hereunder, including the reasonable fees and expenses of counsel for the Administrative Agent (including the cost of internal counsel, to the extent not duplicative of work completed by external counsel to the Administrative Agent) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Lenders, if any (including reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of the Credit Documents and the other documents to be delivered hereunder and (ii) any claim in respect of any of the Credit Obligations in any bankruptcy or insolvency proceeding relating to any Credit Party.

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Documentation Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) (i) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or of the Letters of Credit or (ii) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased at any time before or after the date hereof by any Consolidated Party, or the failure by any Consolidated Party to comply with any Environmental Law, except to the extent such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or from a violation of Environmental Laws with respect to any real property or the presence, release, use, generation, discharge, disposal, storage or similar action regarding Materials of Environmental Concern with respect to any real property, which violation or action first occurs after such real property is transferred to any Indemnified Party or its successor or assignee by foreclosure sale, deed in lieu of foreclosure or similar transfer (except to the extent actually caused by any Consolidated Party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Administrative Agent, the Documentation Agent, any Lender, any other Secured Party, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or of the Letters of Credit.

         Amendments, Waivers and Consents. Neither this Amended Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing entered into by, or approved in writing by, the Required Lenders, the Borrower and the Parent; provided, however, that no such amendment, modification or waiver shall:

         (a) extend the final maturity of any Loan or the time of payment of any reimbursement obligation (or any portion thereof) arising from a drawing under a Letter of Credit, without the prior written consent of each Tranche A Lender holding such Loan or a Participation Interest in such Letter of Credit;

         (b) reduce the rate of interest applicable to any Credit Obligation (other than as a result of waiving the applicability of any post-default increase in interest rates), extend the time of payment of any interest thereon (other than as a result of waiving any mandatory prepayment), reduce any Fees payable hereunder or extend the time of payment of any Fees hereunder, without the prior written consent of each Lender to whom such interest, Credit Obligation or Fee is owed;

         (c) reduce or waive the principal amount of any Loan or of any reimbursement obligation (or any portion thereof) arising from a drawing under a Letter of Credit, without the prior written consent of each Lender holding such Loan or a Participation interest in such Letter of Credit;

         (d) increase the Commitment of a Lender over the amount thereof in effect or extend the date fixed for the termination of the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or of any mandatory reduction in the Commitments shall not constitute an increase in the terms of any Commitment of any Lender), without the prior written consent of such Lender;

         (e) release all or substantially all of the Collateral from the Lien of the Collateral Documents (except as expressly provided in the Credit Documents), without the prior written consent of each Lender;

         (f) release the Borrower or the Parent or, except as expressly provided in the Credit Documents, all or substantially all of the Subsidiary Guarantors from its or their obligations under the Credit Documents, without the prior written consent of each Lender;

         (g) consent to the assignment or transfer by the Borrower or the Parent or, except as expressly provided in the Credit Documents, all or substantially all the Subsidiary Guarantors of its or their rights and obligations under or in respect of the Credit Documents, without the prior written consent of each Lender;

         (h)  amend,  modify  or waive any  provision  of this  Section  10.6 or
Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 8.1(a),  10.2, 10.3, 10.5 or
10.9, without the prior written consent of each Lender;

         (i) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or otherwise change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take action under any provision of this Amended Agreement or any other Credit Document, without the prior written consent of each Lender;

         (j) release the Sponsor from its obligations under the Tranche B Put Agreement, without the prior written consent of each Tranche B Lender;

         (k) extend the time for, reduce the amount of or modify the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(iii), (iv), (v) or (vi), without the prior written consent of the Required Lenders;

         (l) effect any waiver of the conditions to funding any (i) Tranche A Revolving Loan or to issuing any Letter of Credit, without the prior written consent of Lenders having in the aggregate at least a majority of the outstanding principal amount of Tranche A Revolving Loans, LOC Obligations, and Unused Tranche A Revolving Credit Commitments or (ii) Tranche B Revolving Loans, without the prior written consent of Lenders having in the aggregate at least seventy percent of the outstanding principal amount of Tranche B Revolving Loans and Unused Tranche B Revolving Credit Commitments.

         (m) effect any waiver, amendment or modification of Section 7.8(a) with respect to the subordination provisions of any Indebtedness, without the prior written consent of each Lender;

         (n) amend any provision of Section 9 or otherwise affect any rights or duties of the Administrative Agent, without the prior written consent of the Administrative Agent; or

         (o) amend any provision of Section 2.3 or otherwise affect any rights or duties of the Issuing Lender, without the prior written consent of the Issuing Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. The various requirements of this Section 10.6 are cumulative. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.6 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 10.6 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         Counterparts. This Amended Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amended Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Amended Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amended Agreement.

         Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Amended Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amended Agreement.

         Survival. All indemnities set forth herein, including those set forth in Sections 2.3(i), 3.6, 3.10, 3.11, 9.5 and 10.5, shall survive the execution and delivery of this Amended Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents, the termination of the Commitments hereunder and the termination of this Amended Agreement. All representations and warranties made by the Parent and the Borrower herein shall survive delivery of the Notes, the making of the Loans hereunder and the issuance of the Letters of Credit hereunder.

         Governing Law; Submission to Jurisdiction; Venue. (a) THIS AMENDED AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER CREDIT DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 AND, AS TO MATTERS NOT GOVERNED BY SUCH UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Amended Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Amended Agreement, each of the Parent and the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Parent and the Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Parent and the Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amended Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDED AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Entirety. This Amended Agreement, the other Credit Documents and the Lender Hedging Agreements, if any, represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Amended Agreement or any other Credit Document, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Amended Agreement and the other Credit Documents.

         Binding Effect; Termination. (a) This Amended Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by the Borrower, the Parent and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Amended Agreement shall be binding upon and inure to the benefit of the Borrower, the Parent, the Administrative Agent and each Lender and their respective permitted successors and assigns.

         (b) The term of this Amended Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

         Confidentiality. Each of the Administrative Agents and the Lenders (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Credit Party pursuant to this Amended Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facilities provided herein, (c) as required by any law, rule or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Amended Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Amended Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this Section 10.14, to any actual or proposed participant or assignee and (j) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 10.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Credit Parties.

         Source of Funds. Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

         (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

         (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

         (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

         (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 10.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Credit Document, on the other hand, this Amended Agreement shall control.

[Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amended Agreement to be duly executed and delivered as of the date first above written.

BORROWER:           ISG RESOURCES, INC.,
                    a Utah corporation

                     By:
                     Name:
                     Title:

PARENT:              INDUSTRIAL SERVICES GROUP, INC.,
                     a Delaware corporation

                     By:
                     Name:
                     Title:

LENDERS:             BANK OF AMERICA, N. A.,
                     individually in its capacities as a Tranche A Lender, as a Tranche B Lender, as Administrative Agent and as Issuing Lender

                     By:
                     Name:
                     Title:

                     CANADIAN  IMPERIAL  BANK OF
                     COMMERCE,  individually  in
                     its capacities as a Tranche
                     A     Lender     and     as
                     Documentation Agent

                     By:
                     Name:
                     Title:

                     ZIONS FIRST NATIONAL BANK, as a Tranche A Lender and a Tranche B Lender

                     By:
                     Name:
                     Title:

                                  SCHEDULE 1.1D

                              Pro Forma Adjustments
                                       for
                            Post Closing Acquisitions

                                                       Adjustments
Company Name                                 (in thousands of dollars)
------------

JTM                                           $236

Pozzolanic                                    $312

PPA                                           $771

Fly Ash                                       $211

US Ash                                        $2,796

                                  SCHEDULE 5.25

                                   Recordings

ISG Manufactured Products, Inc.                                Utah - SOS

Don's Building Supply L.L.P.                                   Utah - SOS
Don's Building Supply L.L.P.                                   Texas - SOS

Best Masonry & Tool Supply,
Inc. f/k/a J. Marvin Isaac                                     Utah - SOS

ISG Capital Corporation                                        Utah - SOS

Industrial Services Group, Inc.                                Utah - SOS

Credit Agreement Disclosure Schedule

                                                SCHEDULE 1.1A TO THE
                                                  CREDIT AGREEMENT

                                                Permitted Investments

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

         (i)      Wells Fargo, Salt Lake City, Utah,
                  4801908005-Master   account   (lockbox   deposits   go   here,
                  disbursement accounts are funded from here).

                  Lockbox # 200988, Dallas, TX-Lockbox for all of ISG Resources recievables; payments, excluding manufactured products.

                  4759613581-ISG Resources AP account, controlled disbursement through Wachovia in Greenville, SC, Positive Pay service, ZBA.

                  4801907973-Payroll account-ZBA-payments to ADP flow through here, actual paychecks are cut from ADP accounts, only ACH transactions and manual payroll checks go through this account.

                  4801907981-Medical      Claims      account-medical     claims
                  reimbursements, etc., ZBA account.

                  4801907999-Flexible Spending account, ZBA.

                  4417889045-Sweep account, excess funds from master account go into this overnight investment account.

         (ii)     Bank of America, Charlotte, NC

                  3750884343-Master account-lockbox deposits go here, payables fund from here, closure pending redirection of receipts.

                  3299934093-AP-closed.

                  3299934085-Payroll-closed.

                  3299943896-Medical Claims-closure pending as checks clear.

                  3751046533-Flexible Spending-closure pending as checks clear.

Best Masonry & Tool Supply, Inc.

         (ii)     Merrill Lynch, Houston, Texas

                  443-07-480, Merrill Lynch-Master account, cash from the Best store-level bank accounts are collected here; payables were paid from here until March, 2000, now paid through the account below-once the checks that are outstanding clear, the account will be closed, and all cash will be collected in Wells Fargo account number 4801908179.

         (iii)    Wells Fargo, Greenville, South Carolina

                  4759624976, Wells Fargo-ISG Manufactured Products AP Disbursement Account; all manufactured products subs will fund payables from this account, Best is currently doing this, Magna Wall will follow May 1st, then Osborne and Don's.

                  Best Store-Level Cash Collection Accounts, all accounts electronically transfer funds to the Merrill Lynch master account, these will be switched over once that account closes to instead transfer funds to the Wells Fargo cash collection account 4801908179.

                  2-       Chase Bank, Houston, Texas
                           05300008375, Chase Bank, North & South Houston Stores (being closed 4/28, switching over to Wells Fargo account 4801908179)

                  2-       Premier Bank, Atlanta, Georgia
                           0013589, Premier Bank, Atlanta, GA stores

                  3-       Norwest Bank, San Antonio, Texas
                           230110551, Norwest Bank, San Antonio store

Magna Wall, Inc.

         (i)      Broadway Bank, Boerne, Texas, Acct. No. 0344613

Lewis W. Osborne, Inc.

         (ii)     Cerritos Valley Bank, Norwalk, California, Acct.
                  No. 001-005154

Don's Building Supply, Inc.

         (ii)     Bank One, Dallas, Texas, Acct. No. 919-103-6490

Credit Agreement Disclosure Schedule

                              SCHEDULE 1.1B TO THE

                                CREDIT AGREEMENT

                                      Liens

Industrial Services Group, Inc.
         None.

ISG Resources, Inc.

               o Arkansas Secretary of State Filing with GE Capital as Secured Party for equipment lease.

               o Arkansas Secretary of State Filing with GE Capital as Secured Party for screening plant.

               o Arkansas Secretary of State Filing with Associates Leasing, Inc. as Secured Party Re: equipment lease.

               o Florida Secretary of State Filing with Tech Data Corp. as Secured Party for goods sold.

               o Georgia Secretary of State Filing with Associates Leasing, Inc. as Secured Party Re: equipment lease.

               o Georgia, Cobb County Filing with GE Capital as Secured Party for Michigan Loader lease.

               o Georgia, Cobb County Filing with Deere Credit, Inc. as Secured Party for Wheel Loader.

               o North Carolina Secretary of State Filing with GE Capital as Secured Party for equipment lease.

               o North Carolina Secretary of State Filing with Action Mobile Industries as Secured Party for Field Office Trailer.

               o Texas Secretary of State Filing with Associates Leasing, Inc. as Secured Party for equipment lease.

               o Texas Secretary of State Filing with Hoss Equipment Co. as Secured Party for Tractor Lease.

               o Utah Division of Corporations and Commercial Code State Filing with Associates Leasing, Inc. as Secured Party for equipment lease.

               o Utah Division of Corporations and Commercial Code State Filing with Les Olson Co. for 3 fax machines.

               o Utah Division of Corporations and Commercial Code State Filing with Revco for 2 copiers and sorters.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                              SCHEDULE 1.1C TO THE
                                CREDIT AGREEMENT

                                     Lenders
                                     -------

                                  SCHEDULE 1.1D

                              Pro Forma Adjustments
                                       for
                            Post Closing Acquisitions

                                                    Adjustments
Company Name                                  (in thousands of dollars)
------------

JTM                                           $236

Pozzolanic                                    $312

PPA                                           $771

Fly Ash                                       $211

US Ash                                        $2,796

Credit Agreement Disclosure Schedule

                               SCHEDULE 5.1 TO THE
                                CREDIT AGREEMENT

                              Material Liabilities

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:
         None.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                               SCHEDULE 5.8 TO THE
                                CREDIT AGREEMENT

                                   Litigation

Industrial Services Group, Inc.:
         None.

ISG Resouces, Inc.:
         None.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.10 TO THE
                                CREDIT AGREEMENT

                               Compliance with Law

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

         None, other than as disclosed in Schedule 5.15 to the Credit Agreement.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule


                              SCHEDULE 5.11 TO THE
                                CREDIT AGREEMENT


                                      ERISA


Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:
         None.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.12 TO THE

                                CREDIT AGREEMENT

                                  Subsidiaries

                                                            Authorized/              % Outstanding
                                                            Outstanding              Shares held by
Name                                         State          Shares                   any Person
----                                         -----          ------                   ----------

Best Masonry & Tool Supply, Inc.             Texas          100,000/1,000            100% by ISG
f/k/a J. Marvin Isaac Interests, Inc.:                                               Resources, Inc.

Lewis W. Osborne, Inc.:                      California     25,000/12,296            100% by ISG
                                                                                     Resources, Inc.

United Terrazzo Supply Co., Inc.:            California     800/16                   100 % by  ISG
                                                                                     Resources, Inc.

Magna Wall, Inc                              Texas          1,000,000/1,000          100% by ISG
                                                                                     Resources, Inc.

ISG Manufactured Products, Inc.:             Utah           10,000,000/1,000         100% by ISG
                                                                                     Resources, Inc.

ISG Capital Corporation:                     Utah           10,000,000/100           100% by ISG
                                                                                     Resources, Inc.

Don's Building Supply, L.L.P.:               Texas          100 %                    99% by ISG Manufactured
                                                                                     Products, Inc.  1% by ISG
                                                                                     Resources, Inc.

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.15 TO THE

                                CREDIT AGREEMENT

                                               Environmental Matters

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

     On September 10, 1997, JTM Industries, Inc. (predecessor to ISG Resources, Inc.) Received a Notice of Violation related to a storage pile dusting problem from the Pennsylvania DEP. This has been corrected by the addition of water.

               o JTM and Reynolds Metals signed a by-product management agreement in June of 1993 covering the exclusive marketing and disposal of kiln residue and landfill leachate. These material have been managed under RCRA requirements for non-hazardous solid waste as a de-listed material. The U.S. EPA issued a Unilateral Administrative Order (UAO) to Reynolds that became effective on September 8, 1997 that orders these materials to be handled as hazardous waste. JTM is continuing to manage the kiln residue and landfill leachate in accordance with Reynold's operating instructions which are in compliance with UAO.

Under contract to Reynold Metals Company, JTM transported treated spent potliner to a former bauxite mine for use in reclaiming the mine by filling the mine pits. The former mine facility is referred to as the "Hurricane Creek" facility. JTM placed treated spent potliner in the mine pit. On June 27, 1997 Reynolds entered into an Administrative Order on Consent with the Arkansas Department of Pollution Control and Ecology, which requires Reynolds to discontinue use of the Hurricane Creek facility for disposal fo treated spent potliner, and to perform an evaluation of potential impacts to groundwater. The U.S. EPA Unilateral Administrative Order also requires Reynolds to perform a geotechnical and hydrogeologic assessment of the Hurricane Creek facility.

As part of the permits or regulations for structural fills in Tennessee, Virginia and North Carolina, JTM must place a deed of notice statement which would notify the public that coal combustion products have been utilized and placed on the site. This deed of notice statement has been in place at all times and at all locations as required by Tennessee, Virginia and North Carolina.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.16 TO THE
                                CREDIT AGREEMENT

                              Intellectual Property

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

         See Attachments to this Schedule.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:

TRADEMARKS:

             Magna Wall     2,160,040     USA     5/26/98  MAGNAWALL

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                       ATTACHMENT TO SCHEDULE 5.16 TO THE
                                CREDIT AGREEMENT

                              Intellectual Property

ISG Resources, Inc.:

TRADEMARKS:

                  1,010,455     USA     5/13/75     POZICON

                  1,049,269     USA     3/3/00      STA-BLEND

                  1,152,421     USA     4/28/81     POZZOLANIC
                                                    and Design

                  1,248,044     USA     5/1/89      ORBALOID

                  1,395,433     USA     6/3/86      POZZALIME

                  1,402,656     USA     7/22/86     GYPCEM

                  1,448,523     USA     7/21/87     FLEXCRETE

                  1,454,791     USA     9/1/87      PEANUT MAKER

                  1,601,725     USA     6/19/90     POWERLITE

                  1,623,166     USA     12/20/90    ENVIRA-CEMENT

                  1,744,157     USA     1/5/93      ALSIL

                  1,780,954     USA     7/13/93     FERRO FLOW

                  1,911,817     USA     8/23/95     FLO FIL

                  1,922,933     USA     9/26/95     FLEXBASE

                  2,004,062     USA     4/25/95     C-STONE

                  2,341,611     USA     4/8/96      ALKA PHIX

                  75,256,274    USA     3/12/97     COAL BYPRODUCTS
                                                    & Design

                  Applied For   USA     5/9/00      FIBERLITE

PATENTS:

Apparatus for Continuously Processing Particulate Cementitious Material & Fly Ash Solids, Etc.

5,433,520            Adams         USA                7/18/95
                     Falls         International

Serial 08,573,043                  USA
    PCT/US96,204,53  Green
                     Zimmerman     International      12/13/96
                     Jorgensen
                     Jenson

    European part:
    96945253.1                     European           12/13/96

Use of Alumina Clay with Cement Fly Ash Mixtures
5,693,137            Styron        USA                12/2/97
    US 94/11799      Styron        PCT                4/27/95

Method of Making Asphaltic Roofing Material Containing Class F Fly Ash
5,565,239            Pike          USA                10/15/96

Method & Apparatus for Reducing Carbon Content in Fly Ash
5,513,755            Heavilon      USA                5/7/96
                     Pike
                     Savage
                     Styron

Use of Alumina Clay with Cement Fly Ash Mixtures
5,484,480            Styron        USA                1/16/96

Asphaltic Roofing Material with Class F Fly Ash Filler
5,391,417            Pike          USA                2/21/95

Method & Apparatus for Reducing Carbon Content in Particulate Mixtures
5,299,692            Nelson        USA                4/5/94
                     Heavilon
                     Styron
                     Fletcher

Artificial Reefs Manufactured from Coal Combustion By-Products
5,199,377            Ghermann, III USA                4/6/93
                     Anderson
                     Ray
                     Baker, Jr.

Fixation & Utilization of Ash Residue from the Incineration of Muni. Waste
5,196,620            Gustin        USA                3/23/93
                     Shannonhouse
                     Styron

Mixer Apparatus and Method of Blending Various Materials
5,094,541            Nelson        USA                3/10/92

Road Base Stabilization using Lime Kiln Dust
4,373,958            Jones         USA                2/15/83
                     Boggs

683101               Styron        Australia          10/30/97

724548               Styron        Europe             8/7/96

2068362              Pike          Canada             5/31/94

2,071,139-6          Gustin        Canada             12/14/92
                     Shannonhouse
                     Styron

582008               Gustin        EP                 2/9/94
                     Shannonhouse
                     Styron

6144896              Gustin        Japan              5/24/94
                     Shannonhouse
                     Styron

Sludge Stabilizing Method & Apparatus
5,040,900            Boggs         USA                8/20/91

Ultrasonic & Conditioning & Wet Fly Ash
5,840,179            Minkara       USA                8/18/98
                     Heavilon

Ultrasonic Conditioning & Wet Fly Ash
5,988,396            Minkara       USA                11/23/99

Masonry Cement Compositions
Serial60/155,861     Boggs         USA                9/24/99
                                   Nordmeyer
                                   Pike

Carbon Scavenger Fly Ash Pretreatment
Serial60/188,737     Boggs         USA                3/13/00

COPYRIGHTS:

ISG Resources, Inc.  TX 1,927,108  USA                9/29/86      The Mobile
                                                                   Stabilization
                                                                   Plant

ISG Resources, Inc.  TX 1.963,712  USA                12/17/86     JTM Brochure

Credit Agreement Disclosure Schedule

                                              SCHEDULE 5.19(a) TO THE
                                                 CREDIT AGREEMENT

                                            Leased and Owned Properties

ISG Resources, Inc.:

     1. JTM Industries, Inc., 1000 Cobb Place Boulevard, Building 400, Kennesaw, GA 80144

     2. North Carolina-Marshall c/o Plant Marshall, P. O. Box 720, Leland, NC 28451

     3.   Virginia-Birchwood, 12110 Old Stage Road, Chester, VA 23831

     4. Pennsylvania-Allentown, Commerce Plaza, 5100 Tilghman Street, Building 2, Suite 255, Allentown, Pennsylvania 18104

     5. Pennsylvania-Bloomsburg, P. O. Box 280, Bloomsburg, PA 17815 (921 Millville Road)

     6. Pennsylvania-Good Spring, Porter Site-Logan, 501 West Main Street, Box 94, Good Spring, Pennsylvania 17981

     7.   Pennsylvania-Holtwood, 482 Old Holtwood Road, Holtwood, PA 17532

     8. Pennsylvania-Montour Plant, c/o Penn Power and Light, Office Space Lease $150 for both

     9.   Chemical Lime (5 Silos), Delta, Utah

     10. Ohio-Dublin, 555 Metro Place, Suite 100, Dublin, Ohio 43017, Office Space-Lease $560

     11. Ohio-Sammis, Sammis Station, P. O. Box 207, Stratton, OH 43961, Office Space- Lease $250

     12. West Virginia-John Amos Plant, P. O. Box 896, Winfield, West Virginia 25213, Office Space-Lease $100 (1530 Winfield Road)

     13. West Virginia-Point Pleasant, 4001/2Main Street, Point Pleasant, WV 25550, Office Space-Lease $500

     14. Arkansas-Hurricane Creek, P. O. Box 80, Baurite, AR 72011, Office Trailer-Lease $775 (3201 South Reynolds Road)

     15. Virginia - Glen Lyn, P. O. Box 64, Glen Lyn, VA, Office Trailer-Lease $235

     16.  Second Lease at Dublin, Ohio, 555 Metro Place, Suite 117

     17. KBK Enterprises, Inc., 1000 Cobb Place Boulevard, Building 400, Kennesaw, Georgia 30144

     18. Georgia-Materials Testing and Research Facility, 2650 Highway 113, SW, Taylorsville, Georgia 30178, MTRF Plant-Own, Lab Facility @ Pilot Plant-Own, 34X30 Lab Building Addition-Own

     19. Alabama-Gorgas, 464 Gorgas Road, Parrish, AL 35580, 12x24 Office Building-Own, 12x16 Storage Break Area-Own

     20. Florida-SIRPP, 05634 East Harbor Drive, Fruitland Park, FL 34731 (11201 New Berlin Road, Jacksonville, FL 32226), Office Trailer-Model S824-Own

     21. Georgia-Atlanta Terminal, 2825 Humphries Way, Doraville, GA 30360, Mobile Office-Own, Fly Ash Blower Building-Own

     22.  Georgia-Dublin, P. O. Box 13351, East Dublin, GA 31027 (Shaddock Creek
          Road), We have an office trailer that we own but it is not on the Fixed Asset Listing

     23. Georgia-Stilesboro, 322 Covered Bridge-Road, SW, Catersville, Georgia 30120, Roofs-Bowen Building-Own, Plant Bowen Building-Own

     24. North Carolina-Belews Creek Plant, P. O. Box 130, Belews Creek, NC 27009 (Pine Hall Road-across from Belews Creek Steam Station), Mobile Office-Own

     25. North Carolina-Leland, P. O. Box 720, Leland, North Carolina 28451 (2250 Commerce Drive, NE), Office Trailer-Own

     26. Tennessee-Lost Ridge (Bull Run), 104 Camden Road, Anderson County, Clinton, TN 37716, Office Trailer-Own, Masonite Storage Building-Own

     27. Virginia-Carbo Plant (Operations), P. O. Box 46, Cleveland, VA 42445 (Appalachian Power Company, Clinch River Plant, Corner of Intersections of Routes 664 and 665), Field Office Trailer Model 1050-Own

     28. Virginia-Richmond, 1202 Bellwood Road, Richmond, VA 23237, Office Space furnished by Dupont

     29. Connecticut-Thames, 141 Depot Road, Uncasville, CT 06382, Office Trailer-Own

     30. Maryland-Brandon Shores, Baltimore Gas and Electric, Brandon Shores Station, 1000 Brandon Shores Road, Baltimore, MD 21226, Office space furnished by Baltimore Gas and Electric Company

     31.  Pennsylvania-Brunner Island, P. O. Box 221, York Haven, PA 17370 (Wago
          Road), Office space furnished

     32. Pennsylvania-Good Spring, Harriman Site, 501 West Main Street, Box 94, Good Spring, PA 17981, 9x40 Williams Trailer-Own

     33. Pennsylvania-Montour Plant, c/o Pennsylvania Power and Light, P. O. Box 128, Washingtonville, PA 17884 (State Route 1002-30), 40' Storage Trailer-Own

     34.  Pennsylvania-Sunbury,   Old  Trial-General  Delivery,   Shamokin  Dam,
          Pennsylvania 17876, 8x36 Scale House-Own, Storage Building-Own

     35. West Virginia-Mountaineer, P. O. Box 209, New Haven, WV 25265 (Broad Run Road), 50x60x24 Building-Own, Office Trailer-Own

     36. Arkansas-Arkadelphia, Gum Springs Plant, 500 East Reynolds Road, Arkadelphia, AR 71923, Maintenance Facility-Own

     37. Texas-Bremond, P. O. Box 356, Bremond, TX 76629, (8 Miles North on Calvert, Highway 6), Building for TX/NM Power Project-Own, AC Recovery System-Own

     38. Texas-Carthage, Route 3, Box 19, Carthage, TX 75633, Office space provided by UPRC

     39. Texas-Martin Lake, P. O. Box 647, Tarum, TX 75691 (8850 Farm Road 2658N), Building we own but not on Fixed Asset Listing

     40. Texas-Limestone Plant, P. O. Box 929, Jewett, TX 75846 (W.A. Parish Gen. Station, Y.U. Jones Road, Thompsons, TX 77481), Office/Lab Building-Own

     41. California-San Bernanadino, P. O. Box 5265, Riverside, California 92517-5265 (1945 West Fourth Street, San Bernandino, CA 92412), We own office trailer, but it is not on Fixed Asset Listing

     42. Nevada-Reid Gardner, P. O. Box 77, Moapa, NV 89025, 24x8 Mobile Office-Own

     43.  North Dakota-Underwood,  P. O. Box 472, Washburn, ND 58577-0472 (JTM @
          Cooperative   Power,  Coal  Creek  Station,  5  Miles  South  Hwy  82,
          Underwood, ND 58576), Office space furnished by Coal Creek

     44. "Delaware Crossroads", Southhampton County, Virginia, 45.791 Acres, Parcel No. 3

     45.  Lot #7 & Lot #8, Campbell County, Altavista, Virginia

     46. Tract #7 & Tract #8, Campbell County, Virginia, Vista Magisterial District

     47.  950 Andover Park East, Ste. 24, Tukwila, WA 98188

     48.  511 Commerce Rd., Pine Bluff, AR 71611

     49.  136 E. South Temple, Suite 1300, Salt Lake City, UT 84111

     50.  4071 N. Euclid Avenue, Say City, Michigan

     51.  Cotton House #19, Rayville, LA

     52.  16800 Greenspoint Park Drive, Suite 250N, Houston, TX

     53.  141 Depot Road, Unacasville, CT

     54.  Bartow Railsite

     55.  Centralia, Washington Terminal

     56.  Hollingworth, Highway 25W, Clinton, Tennessee

     57.  La Mirada, CA

     58.  Ogden, Utah

     59.  Pacolet Plant

     60.  Pomona Land, CA

Credit Agreement Disclosure Schedule

                             SCHEDULE 5.19(b) TO THE
                                CREDIT AGREEMENT

                         Fee and/or Leasehold Interests

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

         See Schedule 5.19(a) to the Credit Agreement

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule


                             SCHEDULE 5.19(c) TO THE
                                CREDIT AGREEMENT

                     Locations of Tangible Personal Property

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:
         See Attachment to this Schedule

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:

Best Masonry & Tool Supply, Inc.
16800 Greenpoint Park Drive, #250N
Houston, TX 77060

Best Masonry & Tool Supply, Inc.
16745 W. Hardy Road
Houston, TX 77060

Best Masonry & Tool Supply, Inc.
14702 Jersey Shore Drive
Houston, TX 77047

Best Masonry & Tool Supply, Inc.
5014 Callaghan
San Antonio, TX 77828

Best Masonry & Tool Supply, Inc.
4579 GA Highway 120
Duluth, GA 30097

Best Masonry & Tool Supply, Inc. - Lab
7935 Mainland Drive
San Antonio, TX 77828

Lewis W. Osborne, Inc.:

Lewis W. Osborne, Inc.
Osborne Building Supply
16005 Phoebe Avenue
LaMirada, CA 90638

United Terrazzo Supply Co., Inc.:

United Terrazzo Supply Co., Inc.
16005 Phoebe Avenue
LaMirada, CA 90638

Magna Wall, Inc.:

Magna Wall, Inc.
P. O. Box 847
39340 I-H 10 West Suite C
Boerne, TX 78006

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:

Don's Building Supply, L.L.P.
P. O. Box 224289
2327 Langford Street
Dallas, TX 75208


ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                      ATTACHMENT TO SCHEDULE 5.19(c) TO THE
                                CREDIT AGREEMENT

                     Locations of Tangible Personal Property

ISG Resources, Inc.
Healy Plant C/O Golden Valley Electric Assn.
3.5 miles Usibelli, Spur Road
Healy, AK 71249

ISG Resources, Inc.
Denali Borough Gaston
P. O. Box 40, 31972 Highway 25
1 Mile N of Wilsonville on State Route 25
Wilsonville, AL
Shelby County

ISG Resources, Inc.
Gorgas
464 Gorgas Road
Walker County Parrish, AL 35580

ISG Resources, Inc.
Arkadelphia - Gum Springs
500 E. Reynolds Road
Arkadelphia, AR 71923
Clark County

ISG Resources, Inc.
Hurricane Creek
P.O. Box 80
Bauxite, AR 72011
Saline County

ISG Resources, Inc.
Independence Steam Electric Power Plant
555 Point Ferry Road
Newark, AR 72562
Independence County

ISG Resources, Inc.
Redfield
Kearney Road
Redfield, AR 72132
Jefferson County

ISG Resources, Inc.
White Bluff Steam Electric Power Plant
P.O. Box 100
Redfield, AR 72132
Jefferson County

ISG Resources, Inc.
Navajo Generating Station
5 Miles East of Page Arizona
Highway 98
Page, AZ 86040

ISG Resources, Inc.
French Camp Terminal
7600 Harlan Road
French Camp, CA 98231

ISG Resources, Inc.
Fresno Terminal
3440 S. Willow
Fresno, CA 93725
Fresno County

ISG Resources, Inc.
Oxnard Terminal - Diversified Minerals Inc.
1135 E. Wooley Road
Oxnard, CA 93030
Ventura County

ISG Resources, Inc.
Redwood City Terminal C/O RMC Lonestar
876 Seaport Boulevard
Redwood City, CA 94063
San Mateo County

ISG Resources, Inc.
Sacramento Terminal c/o RMC Lonestar
1501 S. River Road
West Sacramento, CA 95691
Yolo County

ISG Resources, Inc.
San Bernadino
P.O. Box 5265
Riverside, CA 92517-5265
Riverside County

ISG Resources, Inc.
San Bernadino Terminal
1945 W. 4th Street
San Bernadino, CA 92411
San Bernadino County

ISG Resources, Inc.
San Francisco Terminal
100 Cargo Way @ Pier 96 Rail Yard
San Francisco, CA 94124

ISG Resources, Inc.
Andesite/DuPont
L.G. Everist
9065 Quince Street
Henderson, CO 80640
Adams County

ISG Resources, Inc.
Craig Plant
ISG Resources c/o Tri-State Generation and
Transmission Associates
2101 S. Ranney Street
Craig, Colorado 81625
Moffat County

ISG Resources, Inc.
Hayden Plant
ISG Resources c/o Public Service Company of Colorado
12795 E. Ute
Hayden, CO 81639
Routt County

ISG Resources, Inc.
Thames
141 Depot Road
Uncasville, CT 06382
New London County

ISG Resources, Inc.
CCA
05634 East Harbor Dr.
Fruitland Park, FL 34731
Lake County

ISG Resources, Inc.
Jefferson Smurfitt
North 8th Street
Fernandina Beach, FL 32034
Nassau County

ISG Resources, Inc.
Plant Crist
11951 Pate Road
Pensacola, FL 32534
Escambia County

ISG Resources, Inc.
Atlanta Terminal
2825 Humphries Way
Doraville, GA 30360
Gwinett County

ISG Resources, Inc.
Bowen
P. O. Box 280
322 Covered Bridge Rd., SW
Cartersville, GA 30120
Bartow County

ISG Resources, Inc.
Dublin
P.O. Box 13351
East Dublin, GA 31027
Laurens County

ISG Resources, Inc.
Materials Testing & Research Facility
2650 Highway 113, SW
Taylorsville, GA 30178
Bartow County

ISG Resources, Inc.
Stilesboro
322 Covered Bridge Road, SW
Cartersville, GA 30120
Bartow County

ISG Resources, Inc.
Burlington
4282 Sullivan Slough Road
Burlington, IA 52601
Des Moines County

ISG Resources, Inc.
2310 Hawkeye Drive
Sioux City, IA 51105
Woodbury County

ISG Resources, Inc.
Mid American Energy
Port Neal North 1, 2, 3 & 4
Sioux City, IA 51102
Woodbury County

ISG Resources, Inc.
Mid American Energy
Council Bluff 1, 2, & 3
2115 Navjo Street
Council Bluff, IA 51501
Pottawattamie County

ISG Resources, Inc.
Mid American Energy
Louisa Generating Station
8602 172nd Street
Muscatine, IA 52761
Muscatine County

ISG Resources, Inc.
Muscatine
8601 172nd Street
Muscatine, IA 52761
Muscatine County

ISG Resources, Inc.
Mid American Energy
Riverside Plant
6001 State Street
Riverdale, IA 52327
Washington County

ISG Resources, Inc.
Prairie Creek
3300 C Street, SW
Cedar Rapids, IA 52404
Linn County

ISG Resources, Inc.
Boise Terminal
630 East King Street
Meridian, ID 83642
Ada County

ISG Resources, Inc.
Meridian Terminal
Handy Truck Lines
630 E. King Street
Meridian, ID 83642
Ada County

ISG Resources, Inc.
Paul Terminal
Handy Truck Lines
100 S. 400 West
Paul, ID 83347
Minidoka County

ISG Resources, Inc.
Twin Falls Terminal
400 West 100 South
Paul, ID 83347

ISG Resources, Inc.
C.D. Edwards Station
P.O. Box 1237
Pekin, IL 61555
Tazewell County

ISG Resources, Inc.
Council Bluffs
2115 Navajo Street
Council Bluffs, IA 51501
Pottawattamie County

ISG Resources, Inc.
Baldwin Plant
10901 Baldwin Road
Baldwin, IL 62217
Randolph County

ISG Resources, Inc.
Duck Creek
P. O. Box 1257
Pekin, IL 61555
Tazewell County

ISG Resources, Inc.
Edwards Station
7800 s. Cilco Lane
Bartonvill, IL 61607
Peoria County

ISG Resources, Inc.
Wallace Station
40000 W. Becker Drive
Bartonville, IL 61607
Peoria County

ISG Resources, Inc.
Wood River Plant
1 Chessen Lane
Alton, IL 62002
Madison County

ISG Resources, Inc.
Bailly Station
246 Bailly Station Road
Chesterton, IN 46304
Porter County

ISG Resources, Inc.
Cinergy - Noblesville Plant
21225 Riverwood Avenue
Noblesville, IN 46060
Hamilton County

ISG Resources, Inc.
Clifty Creek
Highway 56
Madison, IN
Dane County

ISG Resources, Inc.
LTV Steel Company
Door 806
3001 Dickey Road
East Chicago, IN 64321
Lake County

ISG Resources, Inc.
Michigan City
Wasbash Street at the Lake
Michigan City, IN 46360
La Porte County

ISG Resources, Inc.
Mitchell Generating Station
P.O. Box M720
Gary, IN 46901
Lake County

ISG Resources, Inc.
Petersburg Station
Route 1,Highway 57 North
Petersburg, IN 47567
Pike County

ISG Resources, Inc.
Schahfer Station
2723 E. 1500 North
Route, Box 320
Gary, IN 46901
Lake County

ISG Resources, Inc.
Mill Creek
14660 Dixie Highway
Louisville, KY 40201
Jefferson County

ISG Resources, Inc.
Dolet Hills
P. O. Box 955
963 Power Plant Rd.
Mansfield, LA 71052
DeSoto Parish

ISG Resources, Inc.
Rayville
P. O. Box 477
Rayville, LA 71269
Richland Parish

ISG Resources, Inc.
Cobb
415 Causeway
Muskegon, MI 49440
Muskegon County

ISG Resources, Inc.
Consumers Power - Cobb Plant
145 Causeway
Muskegon, MI 49440
Muskegon County

ISG Resources, Inc.
Consumers Power - West Olive - Campbell
7584 N. Lake Shore
West Olive, MI 49460
Ottawa County

ISG Resources, Inc.
Consumers Power - Whiting - Erie
45251/2Erie Road
Erie, MI 48133
Monroe County

ISG Resources, Inc.
Eckert
Island Avenue
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
First Energy - Silo Storage Only
9333 Dearborn Street
Detroit, MI 48209
Wayne County

ISG Resources, Inc.
Karn
2555 Weadock Highway
Essexville, MI 48732
Bay County

ISG Resources, Inc.
Lansing Board Water & Light - Erickson
7101 Millett Highway
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
Lansing Board Water & Light - Eckert
Island Avenue
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
Moores Park
Island Avenue
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
Sikeston
1551 W. Wakefield
Sikeston, MO 63801
Scott County

ISG Resources, Inc.
Thomas Hill
Route 1, box 87
Clifton Hill, MO 65244
Randolph County

ISG Resources, Inc.
Colstrip
Willow Ave. & Warehouse Road
Colstrip, MT 59323

ISG Resources, Inc.
Corrette
301 Charlene St.
Billings, MT 59010

ISG Resources, Inc.
Lewis & Clark Station
Highway 23, South of Sydney
Sydney, MT 59270

ISG Resources, Inc.
Missoula Terminal
6520 Defmet Road
Missoula, MT 59802

ISG Resources, Inc.
Coal Creek
2843 Third Street
Underwood, ND 58576
McLean County

ISG Resources, Inc.
Hudson Station
Duffield & Van Keuren Avenues
Jersey City, NJ 07306

ISG Resources, Inc.
Albany
13 Barrington Court
Niskayuna, NY 12309
Schenectady County

ISG Resources, Inc.
Trimble County
Route 1, P. O. Box 177
Bedford, NY 40006
Westchester County

ISG Resources, Inc.
Belews Creek Plant
P.O. Box 130
Belews Creek, NC 27009
Forsyth County

ISG Resources, Inc.
Cape Fear
P.O. Box 720
Leland, NC 28451
New Hanover County

ISG Resources, Inc.
Marshall
P.O. Box 195
Terrell, NC 28682
Catabba County

ISG Resources, Inc.
Underwood
P.O. Box 472
Washburn, ND 58577
McLean County

ISG Resources, Inc.
Las Vegas Terminal - Chem Lime
8000 Lake Mead Drive
Henderson, NE 89105

ISG Resources, Inc.
Reid Gardner
P.O. Box 77
Moapa, NE 89025
Clark County

ISG Resources, Inc.
Mercer Station
Lamberton Road
Trenton, NJ 08611
Mercer County

ISG Resources, Inc.
Fernley Terminal
Nevada Cement Company
75 BN Center
Fernley, NV 89408
Lyon County

ISG Resources, Inc.
Las Vegas Terminal
Savage Industries
70 N. Gibson Road
Henderson, NV 89014
Clark County

ISG Resources, Inc.
Reid Gardner Power Plant
Power Plant Road
Moapa, NV 89025
Clark County

ISG Resources, Inc.
Consumers Power - Lakeshore Plant
E. 55th & S. Marshall
Cleveland, OH
Cuyahoga County

ISG Resources, Inc.
Dublin
555 Metro Place, Suite 100
Dublin, OH 43071
Franklin County

ISG Resources, Inc.
First Energy
4701 Bayshore Road
Oregon, OH 43616
Lucas County

ISG Resources, Inc.
First Energy
33570    Lake Road
Avon Lake, OH 44012
Lorain County

ISG Resources, Inc.
First Energy
2133 Lake Road East
Ashtabula, OH 44004
Ashtabula County

ISG Resources, Inc.
First Energy
10 Erie Road
Eastlake, OH 44095
Lake County

ISG Resources, Inc.
Miami Fort
128 Brower Road
North Bend, OH 45052
Hamilton County

ISG Resources, Inc.
Sammis
P.O. Box 207
Stratton, OH 43961
Jefferson County

ISG Resources, Inc.
WC Beckjord Station
3000 Beckjord Road
New Richmond, OH 45157
Clermont County

ISG Resources, Inc.
Zimmer
1781 US 52
Moscow, OH 45153

ISG Resources, Inc.
Harrisburg Terminal C/O Morse Brothers
Highway 99 Peoria Road
Harrisburg, OR 97446
Linn County

ISG Resources, Inc.
Allentown
Commerce Plaza
5100 Tilghman Street
Building 2, Suite 225
Allentown, PA 18104
Lehigh County

ISG Resources, Inc.
Bloomsburg
P.O. Box 280
Bloomsburg, PA 17815
Columbia County

ISG Resources, Inc.
Good Spring - Porter Site
510 West Main Street, Box 94
Good Spring, PA 17981
Tremont County

ISG Resources, Inc.
Mansfield
Route 168
Shippingport, PA 15077
Beaver County

ISG Resources, Inc.
Sunbury
Old Trail - General Delivery
Shamokin Dam, PA 17876
Snyder County

ISG Resources, Inc.
Pacolet
520 Calico Drive
Pacolet, SC 29372
Spartanburg County

ISG Resources, Inc.
Lost Ridge (Bull Run)
104 Carden Road
Clinton, TN 37716
Anderson County

ISG Resources, Inc.
Bremond
P.O. Box 356
Bremond, TX 76629
Robertson County

ISG Resources, Inc.
Carthage
Route 3, Box 13A
Carthage, TX 75633
Panola County

ISG Resources, Inc.
Limestone Plant
P.O. Box 929
Jewett, TX 75846
Leon County

ISG Resources, Inc.
Martin Lake
P.O. Box 647
Tatum, TX 75691
Rusk County

ISG Resources, Inc.
Pirkey
Longview, TX
Gregg County

ISG Resources, Inc.
Stafford (Sales/Administration)
12603 SW Freeway, Suite 1300
Stafford, TX 77477
Fort Bend County

ISG Resources, Inc.
W.A. Parish Plant
P.O. Box 38
Thompsons, TX 77481
Fort Bend County

ISG Resources, Inc.
Carbon Plant
ISG Resources c/o PacifiCorp Highway 6, 3 Miles North of Helper Helper, UT 84526 Carbon County

ISG Resources, Inc.
Hunter Plant/Huntington Plant
ISG Resources c/o PacificCorp
2.5 Miles South Utah Highway
P.O. Box 569
Castle Dale, UT 84513
Emery County

ISG Resources, Inc.
Intermountain Power Service Corp. - Delta
ISG Resources c/o Intermountain Power
850 W. Brush Wellman Road
Delta, UT 84624
Millard County

ISG Resources, Inc.
Ogden Terminal
ISG Resources c/o PacifiCorp
2911 Pacific Avenue
Ogden, UT 84409
Weber County

ISG Resources, Inc.
Carbo Plant
P.O. Box 46
Cleveland, VA 24225
Russell County

ISG Resources, Inc.
Birchwood
12110 Old Stage Road
Chester, VA 23821
Chesterfield County

ISG Resources, Inc.
Glen Lyn
P.O. Box 64
Glen Lyn, VA 24093
Giles County

ISG Resources, Inc.
Richmond
1202 Bellwood Road
Richmond, VA 23237
Chesterfield County

ISG Resources, Inc.
Bellingham Terminal
741 Marine Drive
Bellingham, WA 98227
Whatcom County

ISG Resources, Inc.
Centralia Plant C/O PacifiCorp
913 Big Hanaford Road
Centralia, WA 98351
Lewis County

ISG Resources, Inc.
Centralia Storage
1720 Lum Road
Centralia, WA 98513
Lewis County

ISG Resources, Inc.
Holnam Cement
5400 W. Marginal Way, SW
Seattle, WA 98106
King County

ISG Resources, Inc.
Spokane Terminal
3203 E. Main
Spokane, WA 98225

ISG Resources, Inc.
Alma
3200 East Avenue South
Alma, WI
Buffalo County

ISG Resources, Inc.
Genoa
S 4651 State Road 335
Genoa, WI 54632
Walworth County

ISG Resources, Inc.
John Amos Plant
P.O. Box 896
Winfield, WV 25213
Putnam County

ISG Resources, Inc.
Kanawha River Facility
P.O. Box 453
Glasgow, WV 25086
Kanawha County

ISG Resources, Inc.
Mountaineer
P.O. Box 209
New Haven, WV 25265
Mason County

ISG Resources, Inc.
Point Pleasant
400 1/2Main St.
Pt. Pleasant, WV 25550
Mason County

ISG Resources, Inc.
Dave Johnston Plant
ISG Resources c/o PacifiCorp.
1591Tank Farm Road
Coal Company Route
Glenrock, WY 82637
Converse County

ISG Resources, Inc.
Laramie River Plant
ISG Resources c/o Basin Electric Power
347 Greyrocks Road
Wheatland, WY 82201
Platte County

ISG Resources, Inc.
Jim Bridger Plant
ISG Resources c/o PacifiCorp.
35 Miles East of Rock Springs
P.O. Box 158
Point of Rocks, WY 89242
Sweetwater County

ISG Resources, Inc.
Naughton Plant
ISG Resources c/o PacifiCorp.
5 Miles SW of Kemmerer on Hwy 189
P.O. Box 109
Kemmerer, WY 83101
Lincoln County

ISG Resources, Inc.
Wyodak Power Plant
ISG Resources c/o PacifiCorp.
48 Wyodak Road
Garner Lake Route
Gillette, WY 82718
Campbell County

ISG Resources, Inc.
16800 Greenpoint Park Drive, #250N
Houston, TX 77060

136 E. South Temple, Suite 1300
Salt Lake City, UT 84111
Salt Lake County

Credit Agreement Disclosure Schedule


                             SCHEDULE 5.19(d) TO THE
                                CREDIT AGREEMENT

             Chief Executive Office and Principal Place of Business

Industrial Services Group, Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

ISG Resources, Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16800 Greenspoint Park Drive, #250N
         Houston, TX 77060

Lewis W. Osborne, Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16005 Phoebe Avenue
         La Mirada, CA 90638

United Terrazzo Supply Co., Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16005 Phoebe Avenue
         La Mirada, CA 90638

Magna Wall, Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     39340 I-H West, Suite C
         Boerne, TX 78006

ISG Manufactured Products, Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

Don's Building Supply, L.L.P.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     2327 Langford Street
         Dallas, TX 75208

ISG Capital Corporation:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.21 TO THE
                                CREDIT AGREEMENT

                               Material Contracts

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:
         See Attachment to this Schedule.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:

Lewis W. Osborne, Inc.:

Quality Systems, Inc.           Toll Manufacturing Agreement         5/1/00

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:

Teifs Wall Systems              Private Label Pricing Agreement      2/6/97
Texas EIFS                      Private Label Pricing Agreement      2/6/97
Florida Mega Mix, Inc.          Purchase Agreement                   1/1/99
Midwest Block and Brick         Manufacturing/Sales Agreement       7/25/96

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

   Contracting Party                                            Contract                                               Start Date:
------------------------------------------------------------------------------------------------------------------------------------
     A.E. Staley Manufacturing Co.                                Fly Ash & Bottom Ash Marketing Agreement                  9/20/93
     Acme Brick Company                                           Purchase Agreement for Bottom Ash                        11/27/91
     AES Puerto Rico                                              Joint Bidding & Operating Understanding
     AES Shady Point                                              Marketing Agreement                                       10/6/93
     Alabama Power Company                                        Plant Gaston Bottom Ash Agreement                          8/1/98
     Alabama Power Company                                        Plant Gorgas/Bottom Ash Agreement                         3/18/96
     Alliant Energy Corporate Services, Inc.                      Iowa Ash Marketing Agreement                               1/1/99
     Amerian Electric (AEP) - Mountaineer/Sporn #2230             Disposal/Landfill Development                              1/1/98
     American Electric - Kanawha River #2271                      Fly Ash & Bottom Ash Disposal                              3/1/98
     American Electric (AEP) - Mountaineer #9452 (App)            Fly Ash Sales Agreement                                   10/1/94
     American Electric (AEP) -Amos #9721(Appalachain)             Fly Ash & Bottom Ash Sales Agreement                       1/1/96
     American Electric Power                                      Coal combustion By-Product Utilization Agreement           3/1/99
     Appalachian Power Co.                                        Fly Ash Sales Agreement - Clinch River #9365               7/1/94
     Appalachian Power Co.                                        Ash Disposal/Landfill Dev. - Clinch River #2128           7/15/97
     Appalachian Power Co.                                        Ash Disposal/Landfill Dev. - Glen Lyn #2119                7/1/97
     Arkansas Power & Light - (Entergy)                           Marketing/Disposal Agreement                               8/1/87
     Ash Grove Cement Co. (Louisville) - PPA                      Marketing Agreement                                        7/3/97
     Associated Electric Cooperative, Inc. (Thomas Hill)          Fly Ash Sales Agreement                                    7/1/98
     Atkinson-Washington-Zachry                                   P. O. 2216-2995                                            6/6/96
     Baltimore Gas & Electric                                     Ash Sale & Marketing Agreement                             6/1/93
     Basin Electric (Laramie River)                               Fly Ash Marketing Agreement                                7/1/90
     Becon Construction Company                                   Remove Ash From #1 & #4 Ponds                             4/27/98
     Big Rivers Electric Corporation (Wilson Station)             Fly Ash Marketing Agreement                                4/4/96
     Birchwood Power Partners                                     Consent & Agreement Documents
     Birchwood Power Partners                                     Ash Disposal Agreement                                   10/14/91
     Birchwood Power Partners                                     Short Term Arrangement                                    6/26/96
     BIT Manufacturing                                            Marketing of Iron Calcine                                 10/1/92
     Blue Circle America, Inc.                                    Lime Sales Agreement                                      5/10/99
     Carolinas Cement Company                                     Sales Agreement for Gypsum from J. River                   5/8/95
     C-E Minerals, Inc.                                           Metakaolin Marketing Agreement                            1/22/98
     Celeanese Acetate Celco (Narrows, VA)                        CCBP - Purchase Agreement                                  7/1/99
     Celeanese Acetate Celco (Narrows, VA)                        Services Agreement (Mundy)                                6/14/99
     Central & South West Services (CSWS) (Pirkey)                Fly & Bottom Ash Sales Agreement                          8/18/99
     Central Illinois Light Company (R.S. Wallace)                Pond Cleanout Agreement                                   8/12/98
     Centrial Illinois Light Company (Duck Creek)                 Pond Cleanout Agreement                                    3/8/99
     Centrial Illinois Light Company (E.D. Edwards)               Pond Cleanout Agreement                                   3/10/99
     Chemical Lime New Braunfels, Ltd.                            Supply Agreement                                           1/4/00
     Chesapeake Operating , Inc.                                  Master Service Contract                                    2/3/98
     Cinncinati Gas & Electric (Cinergy - CG & E)                 Ash Marketing Ageement                                     1/1/95
     Cleco Corporation - Dolet Hills                              Marketing/Disposal Agreement                               4/9/99
     Commonwealth Edison Company-ComEd (Kincaid)                  Fly Ash Sales Agreement                                   7/31/96
     Consumers Energy (Michigan Ash)                              Change Order No. 6 to Contract                             3/5/90
     Container Corporation of Am.                                 Purchase of Fly Ash                                       4/10/89
     Continental Lime, Inc. (Circket Mtn. & Pilot Peak)           LKD Marketing Agreement                                    4/1/99
     CST/SRI/ISG (Ltr. Agree Brazil Granulated Slag)              Purchase of Grannulated Slag for N. America              12/18/98
     CSX Transportation (CSXT)                                    Ash Management Agreement                                  6/30/94
     CSX Transportation (CSXT)                                    Bid Bond for AES Thames
     Dairyland Power Cooperative                                  Ash Marketing and Transportation Services Agreement        1/1/00
     DDS Aggregates                                               Guaranty Agreement from Williams Brothers                 8/28/96
     Duke Power Company                                           Exc. B. Ash Mkt. Agr.  - B.Creek & Marshall              12/31/96
     DuPont                                                       James River Contract                                       1/1/93
     DuPont                                                       Cape Fear Ash Management Services                         3/23/98
     Earth Conservancy                                            Letter of Intent                                          4/20/98
     Eastman Chemical Co.                                         Fly Ash Marketing Agreement (Contract Ext 01/99)          10/1/93
     ECDC East L.C.                                               Reagent Supply and Service Agreement                       6/1/98
     Elk Corporation of Texas                                     Alsil Purchase Agreement                                   9/1/96
     Evans Industries (See Golden Valley)                         Fly Ash Marketing                                          4/7/95
     Finch, N.E. Company                                          Equipment Rental Agreement (CILCO)                        1/20/98
     Finch, N.E. Company (24 Hr. Notice for Termination)          Equip. Rental Agreement (from JTM for CILCO)              1/20/98
     First Energy (Lake Plants "5") T&C's under Neg.              Coal Ash Marketing Agreement                               1/1/97
     Fort Bend County                                             Purchase and Hauling of earth type road mat.               7/1/97
     General Motors Corp. (Pontiac)                               Exclusive Ash Marketing Agreement                         1/11/94
     Georgia Power (Admen. No. 7 [01/01/99])                      Purchase of Bottom Ash - Bowen                             4/1/85
     Georgia-Pacific Corp.                                        Supply Agreement (Alsil)                                 11/14/91
     Giant Resource Recovery Co.                                  Kiln Dust Purchase Agreement                              1/15/97
     Golden Valley (Healy)                                        Fly Ash Marketing                                         1/28/80
     Great River Energy - Cooperative Power (Coal Creek)          Fly Ash Marketing Agreement                                1/1/97
     GS Roofing Products                                          Filler Supply Agreement                                   4/11/96
     Gulf States Materials, Inc.                                  Purchase Agreement                                         5/1/96
     Holnam - Devils Slide                                        CKD Marketing Agreement                                   1/26/96
     Holnam, Inc. (Ada, OK)                                       CKD Marketing Agreement                                    6/7/96
     Holnam, Inc. (Holly Hill)                                    Exclusive CKD Marketing Agreement                        12/14/95
     Holnam/Ft. Collins (PPA)                                     Disposal                                                   1/1/95
     Holnam/Ft. Collins (PPA)                                     Purchase Agreement                                         1/1/95
     Home Crete, Inc.                                             Toll Manufacturing Agreement                              5/10/00
     Houston Light & Power                                        Marketing/Disposal CCBP
     Houston Light & Power                                        Marketing/Disposal (Limestone)                             6/1/96
     Houston Light & Power                                        Contract KA-P-94-1128                                      2/1/94
     Houston Light & Power                                        Marketing/Disposal (Parish)                                6/1/96
     Houston Light & Power                                        Misc. Personnel & Equipment                                1/1/95
     Houston Light & Power                                        Internal Utilization Program CCBP                          2/1/94
     Houston Light & Power                                        Dynastone Technology                                          N/A
     Illinois Power                                               Contract IP1001 Ash Marketing Services                    10/1/94
     Illinois Power                                               Contract IP-1013 CCB Marketing Services                    5/1/99
     Indiana-Kentucky Electric  Corporation (Clifty Creek)        Fly Ash Sales Agreement                                    6/1/96
     Indianapolis Power & Light Company                           CCB Marketing Agreement                                    7/1/97
     Intermountain Power Service Corporation (Delta)              Fly Ash Marketing/Bottom Ash Sales                         1/1/92
     Intermountain Power Service Corporation (Delta)              Amendments to Agreements
     Keystone Energy Service Co. (Logan Generating)               Ash Management Services                                   1/31/92
     Lafarge Canada, Inc.                                         Ash Purchase & Supply Agreement (Thames)                   4/1/97
     LaFarge Corporation                                          Purchase of Ash from Parish                               6/26/90
     LeHigh Portland Cement Company (Mason) - PPA                 CKD Purchase Agreement                                     3/1/92
     LeHigh Portland Cement Company (Mitchell, IN)                CKD Purchase Agreement - ISG                              5/14/99
     Lockheed Martin Energy                                       P. O. 80X-LTM08V - Plant ORNL                             4/21/97
     Log Lighter                                                  Material Supply Agreement                                  3/1/00
     Louisville Gas & Electric Company (Mill Creek)               CCB Marketing Agreement                                  10/18/94
     Louisville Gas & Electric Company (Trimble)                  Fly Ash Sales Agreement                                   3/31/97
     Medusa Cement (Charlevoix) - Michigan Ash                    CKD Marketing Agreement                                   7/17/97
     Mid-American Energy Company                                  Ash Management Agreement                                   5/1/98
     Monarch Cement Company (Humboldt) - PPA                      CKD Marketing Agreement                                   7/17/90
     Monex Resources, Inc.                                        Purchase of Fly Ash (Agr. with Melitech)                   1/1/89
     Montana Power Company (Colstrip)                             CCB's Purchase Agreement                                  5/28/99
     Montana Power Company (Corette)                              Fly/Bottom Ash Purchase Agreement                          9/9/96
     Montana-Dakota Utilities, Co. (Lewis & Clark)                Fly Ash Sales Agreement                                   5/10/99
     Nevada Cement Company                                        Cement Kiln Dust Agreement (CKD)                           4/1/00
     Nevada Power Company (Reid Gardner)                          Fly Ash Sales                                             12/7/95
     Northern Indiana Public Service Co. (NIPSCO)                 Contract CC71495 Marketing CCP                             4/1/97
     Northern Indiana Public Service Co. (NIPSCO)                 Contract CC71496 Equip. Lease Units 17 & 18                4/1/97
     Northern Indiana Public Service Co. (NIPSCO)                 Contract CC51457 Fly Ash Mkg. and Disposal                 1/1/95
     Ohio Edison Company                                          Interim Marketing Agreement                                7/1/96
     Olympic Waste Services, Inc.                                 General Service Agreement                                  9/1/98
     Ottumwa Midland Landfill                                     Operations Agreement                                       4/1/99
     Pacific Corp (Dave Johnson)                                  Fly Ash Sales                                             4/12/93
     Pacific Corp (Wyodak)                                        Fly Ash Marketing/Bottom Ash Sales                        3/12/90
     PacificCorp (Carbon, Hunter & Huntington)                    Fly Ash Marketing/Bottom Ash Sales                       12/17/97
     PacificCorp (Centrailia Steam Plant)                         Fly Ash Marketing/Bottom Ash Sales                         3/1/77
     PacificCorp (Jim Bridger)                                    Fly Ash Marketing Contract                                3/15/90
     PacificCorp (Naughton)                                       Fly Ash Marketing/Bottom Ash Sales                        3/12/90
     Pennsylvania Power & Light                                   Mine Reclamation Agreement (Sunbury/Holt.)                 7/1/94
     Pennsylvania Power & Light                                   Power Plant Reclamation Agreement (Montour)                4/1/96
     Platte River Power Authority (PPA)                           Sales Agreement                                            5/4/89
     Public Service Elec. & Gas Co. (PSE&G)                       Award Notification / Interim Agreement Extension          6/22/98
     Public Service Elec. & Gas Co. (PSE&G)                       Agreement to Permit Access                                 1/7/99
     Public Service of Colorado (Hayden)                          Fly Ash Marketing Agreement                                8/1/81
     Reynolds Metals Company                                      Blanket Engineering Services Agreement                    5/20/94
     Reynolds Metals Company                                      Disposal Agreement                                         1/1/98
     Reynolds Metals Company                                      Const. Contract P. O. 84351ME                              9/4/98
     Reynolds Metals Company (Gum Springs)                        Exclusive Marketing Agreement                             6/24/93
     Rinker Materials Corporation                                 P. O. 4050-07647 (Ash from Clinch)                        11/1/93
     Rinker Materials Corporation                                 Fly Ash Supply & Purchase Agreement                        5/7/97
     Roanoke Cement Company                                       Same Contract as Carolina Cement                           5/8/95
     Rust Remedial Services, Inc.                                 Government Contract Compliance
     Salt River Project (SRP)- Navajo Generating Station          CCP's Marketing Agreement                                10/16/00
     Sherwood Block & Brick                                       Purchase of Pyritic Bottom Ash (Amos)                     5/26/87
     Sikeston Board of Municipal Utilities                        Ash Marketing Agreement                                   9/15/98
     SK Services, Inc.  - Monroe, Louisiana                       Recycling Plastic By-products                             5/25/99
     Southdown                                                    CKD Sales Agreement                                      10/23/98
     Southdown - PPA - Lyons, Colorado                            CKD Sales Agreement                                       3/13/96
     Southdown (MMA No. 1)                                        Master Materials Agreement                               12/23/98
     Southdown (MMA No. 2)                                        Master Materials Agreement                               12/23/98
     Southdown (MMA No. 3)                                        Master Materials Agreement                               12/23/98
     Southdown (N-Viro)                                           CKD Agreement Extension
     Southeast Paper                                              Landfill Operations/Sludge Pond Reclamation                1/1/99
     Southern Company Services, Inc. (Gulf Power)                 Interim Ash Management Services Agreement(Crist)          10/1/99
     Sylvan Products                                              Letter of Intent                                          7/19/96
     Synthetic Industries, Inc. (IA / SD)                         Distributorship Agreement                                 6/30/99
     Tennessee Valley Authority                                   Ash Disposal - Bull Run                                    4/2/90
     Texaco Exploration and ...                                   Independent Contractor Agreement                          7/12/95
     Texas Lime Company (Cleburn)                                 LKD Marketing Agreement                                  11/30/98
     Texas Utilities (TXU Electric Co.) - Martin Lake             Purchase Fly Ash & Bottom Ash                             8/20/99
     Texas-New Mexico Power                                       Marketing/Disposal CCBP                                    9/1/97
     Tractebel Electricity & Gas International                    Ash and Limestone Handling Agreement                     10/11/99
     Tri-State Generation (Craig)                                 Fly Ash Marketing                                         11/1/95
     Union Camp                                                   Purchase - CCBP                                            3/2/92
     Union Pacific Resources                                      Master Service Contract                                   3/24/98
     VFL Technology Corporation                                   Fly Ash Agreement                                          3/9/98
     Williams Brothers Const. Co.                                 Guaranty Agreement                                        8/28/96
     Winston Company                                              Material Purchase                                        10/26/98
     Woodward-Clyde International                                 Master Agreement for Professional Services                 7/9/97

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.22 TO THE
                                CREDIT AGREEMENT

                                  Labor Matters

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:
         None.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.25 TO THE
                                CREDIT AGREEMENT

                              Filings or Recordings

 Credit Agreement Disclosure Schedule

                              SCHEDULE 5.26 TO THE
                                CREDIT AGREEMENT

                          Transactions with Affiliates

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:
         None.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule


                                               SCHEDULE 5.27 TO THE
                                                 CREDIT AGREEMENT


                                                     Ownership

Industrial Services Group, Inc.:

                                            Number of
                                            Shares
Owner                                                                                            Outstanding
                                                              Class             Series           Par Value
Citicorp Venture Capital, Ltd.           187,425.00          Common              n/a              No par
CCT Partners IV,  L.P                     33,075.00          Common              n/a              No par
Natasha Partnership                        7,840.00          Common              n/a              No par
Richard M. Cashin, Jr.                     7,840.00          Common              n/a              No par
David F. Thomas                            7,840.00          Common              n/a              No par
Joseph M. Silvestri                          980.00          Common              n/a              No par
Raul A. Deju                              45,317.00          Common              n/a              No par
Brett A. Hickman                           4,950.00          Common              n/a              No par
RACT, Inc.                               187,833.00          Common              n/a              No par
J.I. Everest, II                          11,900.00          Common              n/a              No par

Citicorp Venture Capital, Ltd.            26,813.25          Preferred           A                No Par
CCT Partners IV, L.P.                      4,731.75          Preferred           A                No Par
Natasha Partnership                        1,121.60          Preferred           A                No Par
Richard M. Cashin, Jr.                     1,121.60          Preferred           A                No Par
David F. Thomas                            1,121.60          Preferred           A                No Par
Joseph M. Silvestri                          140.20          Preferred           A                No Par

Raul A. Deju                               2,023.00          Preferred           B                No Par
Brett A. Hickman                             700.50          Preferred           B                No Par
RACT, Inc.                                31,689.50          Preferred           B                No Par
J.I. Everest, II                             587.00          Preferred           B                No Par

ISG Resources, Inc.:

Industrial Services Group                    100             Common              N/A              No Par

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.28 TO THE
                                CREDIT AGREEMENT

                                    Insurance

Industrial Services Group, Inc.:
         See attached Aon Certificate.

ISG Resources, Inc.:
         See attached Aon Certificate.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         See attached Aon Certificate.

Lewis W. Osborne, Inc.:
         See attached Aon Certificate.

United Terrazzo Supply Co., Inc.:
         See attached Aon Certificate.

Magna Wall, Inc.:

         See attached Aon Certificate.

ISG Manufactured Products, Inc.:
         See attached Aon Certificate.

Don's Building Supply, L.L.P.:
         See attached Aon Certificate.

ISG Capital Corporation:
         See attached Aon Certificate.

Credit Agreement Disclosure Schedule

                              SCHEDULE 5.29 TO THE

                                CREDIT AGREEMENT

                                    Licenses

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

     1. Licensee of various standard office products and computer programs used in connection with day-to-day operations.

     2.   ABC Cement,  Inc., ABC Cement License  Agreement dated March 15, 1999:
          Agreement to license technology for the manufacture of quick set products with fly ash.

     3. Dynastone, L.C.., Dynastone License Agreement dated August 6, 1998, to license technology for the manufacture of acid and salt resistant products with fly ash.

     4. Hanson Pipe & Products, Inc.: Sublicense Agreement dated January 5, 2000to license technology for the manufacture of acid and salt resistant pipe products with fly ash.

     5. Dynastone, L.C., Hydro Conduit Agreement dated December 16, 1998 to license technology for the manufacture of acid and salt resistant pipe products with fly ash.

     6. Mainland Laboratory, Ltd. Mainland Laboratory Diagnostic Technology License Agreement dated April 14, 2000, Technology Sublicense Agreement to license technology for the manufacture of products with fly ash.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:

     1. Acro Crete, Inc. technology sub-license agreement of April 6, 1999 for Magna Wall.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                               SCHEDULE 7.1 TO THE
                                CREDIT AGREEMENT

                                  Indebtedness

Industrial Services Group, Inc.:

         Junior Subordinated Note due 2005 in the principal sum of $17.5 million; and Senior Subordinated Credit Agreement due 2005 in the principal $10 million

ISG Resources, Inc.:

         Senior Subordinated Notes (10%) due 2008 in the principal sum of 100,000,000;

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:

         Purchase money  promissory note dated April 20, 1999 payable to Richard
         W. Payton with a principal balance of $127,306.64 for purchase of Real Property in Texas at Don's location.

ISG Capital Corporation:
         None.

Credit Agreement Disclosure Schedule

                               SCHEDULE 7.9 TO THE
                                CREDIT AGREEMENT

                Transactions with the Sponsor and its Affiliates

Industrial Services Group, Inc.:

     (i) Warrants issued to Citicorp Venture Capital, Ltd., CCT Partners IV and CVC Co-Investors on October 14, 1997 for an aggregate of 5,000 Warrant Shares;

     (ii) Stockholders' Agreement by and among Industrial Quality Services, Inc. and its Stockholders dated as of October 14, 1997;

     (iii)Registration   Rights  Agreement  by  and  among  Industrial   Quality
          Services, Inc. and its Stockholders dated as of October 14, 1997;

     (iv) Subscription Agreement, dated as of October 14, 1997, among Industrial Quality Services, Inc. and Citicorp Venture Capital, Inc., CCT Partners IV, LP and the CVC Co-Investors re: Class A Common Stock, Series A Preferred Stock and Series A Stock Purchase Warrants.

     (v) Senior Subordinated Credit Agreement dated as of April 17, 2000 (CVC) between Industrial Services Group, Inc. and Citicorp Mezzanine Partners, L.P. and associated agreements including the Warrant Agreement

ISG Resources, Inc.:
         None.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:
         None.

ISG Manufactured Products, Inc.:
         None.


Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

                                                                      EXHIBIT A

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Credit Agreement dated as of May [___], 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") among ISG Resources, Inc., a Utah corporation
(successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), Industrial Services Group, Inc., a Delaware corporation (the "Parent"), the Lenders (as defined in the Credit Agreement), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent for the Lenders (the "Administrative Agent") and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date (as defined below), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and the outstanding Loans of the Assignor on the Effective Date, to the extent of the interests specified below, together with unpaid Fees accrued in respect of the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[s] held by the Assignor and requests that the Administrative Agent exchange such Note[s] for new Note[s] payable to the order of the Assignee in the amount[s] specified on line[s] [(j)] [and (p)] of Schedule 1, and to the order of the Assignor in the amounts, if any, specified on line[s] [(i)] [ and (o)] of Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.10(d) of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest, [Tranche A Commitment Fees] [and] [Tranche B Commitment Fees] and other Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         8. This Assignment and Acceptance shall be effective only upon consent of the Administrative Agent (and, if applicable, the Borrower) and delivery to the Administrative Agent of this Assignment and Acceptance, together with the transfer fee payable pursuant to Section 10.3(b)(iv) of the Credit Agreement in connection herewith and recordation in the Register pursuant to Section 10.3(c) of the Credit Agreement of the terms hereof.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

[                                  ], as Assignor

By:
   -------------------------------
Name:
Title:


[                                  ], as Assignee

By:
   -------------------------------
Name:
Title:


See Schedule II attached hereto

CONSENTED TO:

Bank of America, N.A.,
as Administrative Agent

By:
   --------------------------------
Name:
Title:


ISG RESOURCES, INC.

By:
   --------------------------------
Name:
Title:


                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

(a)      Date of Assignment:

(b)      Legal Name of Assignor:

(c)      Legal Name of Assignee:

(d)      Effective Date of Assignment:1
(e)      Tranche A Revolving Commitment Percentage Assigned
         (expressed as a percentage set forth to at least 8 decimals)                             _______%

(f)      Tranche A Revolving Commitment Percentage of Assignee
         after giving effect to this Assignment and Acceptance
         as of the Effective Date (set forth to at least 8 decimals)                               _______%

(g)      Tranche A Revolving Commitment Percentage of Assignor
         after giving effect to this Assignment and Acceptance
         as of the Effective Date (set forth to at least 8 decimals)                               _______%

(h)      Tranche A Revolving Committed Amount as of Effective Date                            $____________

(i)      Dollar Amount of Assignor's Tranche A Revolving Commitment
         Percentage as of the Effective Date (the amount set
         forth in (h) multiplied by the percentage set forth in (g))                          $____________

(j)      Dollar Amount of Assignee's Tranche A Revolving Commitment
         Percentage as of the Effective Date (the amount set
         forth in (h) multiplied by the percentage set forth in (f))                          $____________

(k)      Tranche B Revolving Commitment Percentage Assigned

         (expressed as a percentage set forth to at least 8 decimals)                              _______%

(l)      Tranche B Revolving Commitment Percentage of Assignee
         after giving effect to this Assignment and Acceptance
         as of the Effective Date (set forth to at least 8 decimals)                               _______%

(m)      Tranche B Revolving Commitment Percentage of Assignor
         after giving effect to this Assignment and Acceptance
         as of the Effective Date (set forth to at least 8 decimals)                               _______%

(n)      Tranche B Revolving Committed Amount as of Effective Date                            $____________

(o)      Dollar Amount of Assignor's Tranche B Revolving Commitment
         Percentage as of the Effective Date (the amount set
         forth in (n) multiplied by the percentage set forth in (m))                          $____________

(p)      Dollar Amount of Assignee's Tranche B Revolving Commitment
         Percentage as of the Effective Date (the amount set
         forth in (n) multiplied by the percentage set forth in (l))                          $____________

                                   Schedule II

                           Notice Address of Assignee

--------
1 This date should be no earlier than five (5) Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                                                       EXHIBIT B

                                    [FORM OF]

                            DEPOSITORY BANK AGREEMENT

                                                                          [DATE]

[Depository Bank]
[Address]


Dear [name]:

         Reference is made to (a) the Amended and Restated Credit Agreement dated as of May [___], 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc.) (the "Borrower"), Industrial Services Group, Inc., a Delaware corporation (the "Parent"), the financial institutions party thereto as lenders (the "Lenders"), and Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent, and (b) the Amended and Restated Pledge and Security Agreement dated as of May [___], 2000 (the "Security Agreement") among the Parent, the Borrower, the other grantors named therein and the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement).

         This letter refers to Account No. _____________ which [the Borrower] (the "Obligor") maintains with ______________ (the "Depository Bank") in the Obligor's name (the "Account").

         Please be advised that the Obligor has granted to the Administrative Agent, for the benefit of the Secured Parties, under the Security Agreement, a security interest in all of the Obligor's assets, including, without limitation, all of the Obligor's right, title and interest in and to the Account.

         This letter shall constitute notice to the Depository Bank from the Obligor that so long as any Credit Obligations (as defined in the Credit Agreement) are outstanding and unpaid the Obligor and the Administrative Agent have agreed that all funds which from time to time may be on deposit in the Account are the sole and exclusive property of the Administrative Agent, for the benefit of the Secured Parties. In accordance therewith, the Obligor irrevocably instructs the Depository Bank that upon receipt at the above address by the Depository Bank of written notification from the Administrative Agent, except as otherwise provided in the paragraph immediately preceding the final paragraph of this letter, the Depository Bank will not permit the Obligor to withdraw funds from the Account, the Administrative Agent will have sole and exclusive control over the Account, and unless otherwise notified by the Administrative Agent, the Depository Bank shall transfer collected funds from the Account by wire transfer or by ACH method (or other means acceptable to the Administrative Agent) solely to the Administrative Agent's account, Account No. , Attn: Agency Services, at the Administrative Agent's office located at 101 North Tryon Street, Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, ABA No. .

         The Obligor agrees to indemnify and hold harmless the Depository Bank from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising out of or related to this letter or the transactions contemplated hereby or the Depository Bank's actions taken hereunder, except to the extent that any of same shall be directly caused by the Depository Bank's willful misconduct or gross negligence as shall be determined by a state or federal court of law in the State of New York.

         This letter agreement shall be terminable upon the Obligor's and the Administrative Agent's joint delivery of written notice of termination to the Depository Bank.

         By signing this letter, the Depository Bank hereby consents and agrees to the foregoing, and agrees that it will not exercise any right of setoff or any similar right in connection with the Account or any funds on deposit therein, except that the Depository Bank may debit the Account and permit the Obligor to withdraw funds from the Account in payment of customary service charges associated with administering the Account and for returned items and similar charges due to the Depository Bank.

         If the foregoing is acceptable to the Depository Bank, please execute the enclosed copy of this letter and return it to the Obligor in the enclosed stamped, self-addressed envelope provided.

                                    [NAME OF OBLIGOR]


                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:

Consented and Agreed as of
this       day of           , 2000
     -----        ----------


("Depository Bank")


By:
Name:
Title:


Bank of America, N.A.,
as Administrative Agent

By:
Name:
Title:

                                                                       EXHIBIT C


                  AMENDED AND RESTATED SUBROGATION AGREEMENT

         AMENDED AND RESTATED INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated as of May 26, 2000, among ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), ISG Capital Corporation, a Utah corporation ("ISG Capital"),each Domestic Subsidiary of the Borrower listed on the signature pages hereof and such other Domestic Subsidiaries as shall become parties hereto in accordance with Section 5 hereof (ISG Capital and such listed and other Subsidiaries being referred to herein individually as a "Guarantor" and collectively as the "Guarantors") and Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined herein).

         Reference is made to (a) the Amended and Restated Credit Agreement dated as of May 26, 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders (the "Lenders"), and Bank of America, N.A., as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent,
(b) the Amended and Restated Guarantee Agreement dated as of May 26, 2000, among the Guarantors and the Administrative Agent (the "Subsidiaries Guarantee Agreement") and (c) the Amended and Restated Guarantee Agreement dated as of May 26, 2000, between ISG Capital and the Administrative Agent (the "ISG Guarantee Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement. The Guarantors have guaranteed the Loans of the Borrower and the other Guaranteed Obligations (as defined in the Subsidiaries Guarantee Agreement) under the Credit Agreement pursuant to the Subsidiaries Guarantee Agreement and the ISG Guarantee Agreement and have granted Liens on and security interests in their assets to secure such guarantees pursuant to the Security Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

         Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

         Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Subsidiaries Guarantee Agreement or ISG Capital under the ISG Capital Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Subsidiaries Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in
Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date that the obligation(s) supporting such claim were incurred under the Subsidiaries Guarantee Agreement and the denominator shall be the aggregate net worth of all the Guarantors on such date (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5, the date of the Joinder Agreement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         Continuing Guarantee; Reinstatement; Release(a) . (a) This Agreement shall survive and remain in full force and effect until the Guaranteed
Obligations and all other amounts payable under this Agreement have been indefeasibly paid in full in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired, all LOC Obligations have been reimbursed in full.

         (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower, any Guarantor or otherwise, all as though such payment had not been made.

         (c) Notwithstanding anything to the contrary set forth herein, at the time any Guarantor is released from its obligations under the Subsidiaries Guarantee Agreement or the ISG Capital Guarantee Agreement in accordance with the Subsidiaries Guarantee Agreement or the ISG Capital Guarantee Agreement, as the case may be, and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         Joinder Agreement. Upon execution and delivery by the Administrative Agent and a Domestic Subsidiary of any Credit Party of a Joinder Agreement substantially in the form of Exhibit E to the Credit Agreement, such Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth in Section 10.1 of the Credit Agreement, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Administrative Agent, set forth in Section 10.1 of the Credit Agreement, in the case of any Guarantor, on the signature pages to the Subsidiaries Guarantee Agreement, and, in the case of ISG Capital, on the signature pages of the ISG Guarantee Agreement or at such other address as such party may specify by written notice to the other parties hereto.

         Benefit of Agreement(a) . (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Guarantors may assign or transfer any of its interests and obligations without prior written consent of the requisite Lenders in accordance with Section 10.6 of the Credit Agreement (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.3(b) of the Credit Agreement. Upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

         (b) A Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of by the Borrower or any of its Subsidiaries that shall own such stock to a Person that is not a Credit Party or an Affiliate of any Credit Party; provided that such sale, transfer or disposition shall be permitted pursuant to the Credit Agreement and the other Credit Documents or any amendment, modification or waiver thereof granted in accordance with the terms thereof.

         No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Administrative Agent or any other Secured Party and any of the Guarantors shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have at law or otherwise. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand.

         Amendments, Waivers and Consents. Neither this Agreement nor any of the terms hereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing and is entered into in accordance with
Section 10.6 of the Credit Agreement; provided, however, that this Agreement may be amended, modified or waived with respect to any Guarantor, including by releasing any Guarantor hereunder, without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Governing Law; Submission to Jurisdiction; Venue(a) . (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Guarantors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (c) Each of the Guarantors hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) TO THE EXTENT PERMITTED BY LAW, EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable with respect to any Guarantor, such provision shall be fully severable as to such Guarantor and the remaining provisions (and such provision as to all other Guarantors) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions as to such Guarantor. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Entirety. This Agreement, the other Credit Documents and the Lender Hedging Agreements, if any, represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Agreement, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Binding Effect; Termination(a) . (a) This Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by any Guarantor and the Administrative Agent and thereafter this Agreement shall be binding upon and inure to the benefit of the Guarantors, the Administrative Agent and their respective permitted successors and assigns.

         (b) The term of this Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Obligations have been irrevocably satisfied in full and all of the Commitments shall have expired or been terminated.

         Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                             ISG RESOURCES, INC.,
--------                              a Utah corporation

                                      By:_________________________________
                                      Name:
                                      Title:

GUARANTORS:                           ISG CAPITAL CORPORATION
                                      a Utah corporation

                                      By:_________________________________
                                      Name:
                                      Title:

                                      BEST MASONRY & TOOL SUPPLY, INC.
                                      a Texas corporation

                                      By:_________________________________
                                      Name:
                                      Title:

                                      UNITED TERRAZZO SUPPLY CO., INC.
                                      a California corporation

                                      By:__________________________________
                                      Name:
                                      Title:

                                      LEWIS W. OSBORNE, INC.
                                      a California corporation

                                       By:_________________________________
                                       Name:
                                       Title:

                                       MAGNA WALL, INC.
                                       a Texas corporation

                                       By:_________________________________
                                       Name:
                                       Title:

                                       DON'S BUILDING SUPPLY L.L.P.,
                                       a Texas limited liability partnership


                                       By:__________________________________
                                       Name:
                                       Title:

                                       ISG MANUFACTURED PRODUCTS, INC.
                                       a Utah corporation

                                       By:__________________________________
                                       Name:
                                       Title:

Administrative Agent:                  BANK of AMERICA, N.A.,
                                       in its capacity as Administrative Agent

                                       By:__________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT D

                                    [FORM OF]
                                INTERCOMPANY NOTE

$65,000,000.00                                                            [Date]

         FOR VALUE RECEIVED, the undersigned, , a corporation organized under the laws of (the "Borrower"), hereby promises to pay to the order of ISG Resources, Inc., (the "Lender"), at [address] , (i) the principal amount of [DOLLARS] ($__,000,000.00), or, if less, the aggregate unpaid principal amount of each loan or advance made by the Lender to the Borrower, at any time upon demand by the Lender, in lawful money of the United States of America in immediately available funds, and (ii) interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to the rate applicable at such time to Loans which are Base Rate Loans pursuant to Section 2.2(d) if same rate, list A of the Credit Agreement referred to below. This Note may be prepaid in whole or in part at any time without premium or penalty. Amounts prepaid on this Note may be reborrowed. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement dated as of May [___], 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Lender, Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in Section 3.1 of the Credit Agreement.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees and expenses.

         The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Lender, or any of its successors or assigns, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         The outstanding principal balance of the loans and advances evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Borrower, upon the occurrence of an Event of Default under the Credit Agreement and acceleration thereunder.

         The Borrower hereby subordinates in right of payment all indebtedness of the Borrower owing to the Lender, whether originally contracted with the Lender or acquired by the Lender by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Credit Obligations (as defined in the Credit Agreement), whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a Bankruptcy Event (as defined in the Credit Agreement) with respect to the Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code (as defined in the Credit Agreement)), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                             [NAME OF BORROWER]

ATTEST:

By:                                           By:
   ----------------------------------            -------------------------------
Title:                                        Name:
       ------------------------------              -----------------------------
(Corporate Seal)                              Title:
                                                    ----------------------------

                                              Accepted  and  agreed to as of the
                                              date  first  written above:

                                              ISG RESOURCES, INC.



                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, ISG Resources, Inc. (the "Lender")hereby assigns and transfers the Intercompany Note dated as of [DATE], issued to the Lender by [Name of Borrower], to Bank of America, N.A., as Administrative Agent under the Credit Agreement referred to in such Intercompany Note.

         Dated:
                 ----------------

                                            ISG RESOURCES, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                                                       EXHIBIT E

                                    [FORM OF]

                                JOINDER AGREEMENT

         JOINDER AGREEMENT dated as of , among ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), the Domestic Subsidiary of a Credit Party listed on the signature page hereto (the "New Subsidiary"), and Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent"), for the Lenders (as defined herein).

         Reference is made to (a) the Amended and Restated Credit Agreement dated as of May [___], 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, Industrial Services Group, Inc., a Delaware corporation (the "Parent"), the financial institutions party thereto as lenders (the "Lenders"), Bank of America, as Administrative
Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent, (b) the Amended and Restated Pledge and Security Agreement dated as of May [___], 2000 (as amended, modified, supplemented or restated from time to time, the "Security Agreement"), among the Parent, the Borrower, the other Grantors named therein and the Administrative Agent, (c) the Amended and Restated Subsidiaries Guarantee Agreement dated as of May [___], 2000 (as amended, modified, supplemented or restated from time to time, the "Subsidiaries Guarantee Agreement"), among the Subsidiary Guarantors named therein and the Administrative Agent and (d) the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of May [___], 2000 (as amended, modified, supplemented or restated from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among the Borrower, the Subsidiary Guarantors named therein and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         The Credit Agreement requires each Person that was not a Domestic Subsidiary of any Credit Party on the date thereof but subsequently becomes, or comes into existence as, a Domestic Subsidiary of any Credit Party to enter into the Security Agreement as an additional "Grantor," the Subsidiaries Guarantee Agreement as an additional "Guarantor" and the Indemnity, Subrogation and Contribution Agreement as an additional "Guarantor."

         The Credit Agreement, the Security Agreement, the Subsidiaries Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement specify that additional Domestic Subsidiaries of the Credit Parties may become "Grantors" under the Security Agreement and may become "Guarantors" under the Subsidiaries Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Agreement. The undersigned is a Domestic Subsidiary of a Credit Party and is executing this Agreement in accordance with the requirements of the Credit
Agreement in order to become a "Grantor" under the Security Agreement and a "Guarantor" under the Subsidiaries Guarantee Agreement and the Indemnity,
Subrogation and Contribution Agreement, to induce the Lenders to make or maintain extensions of credit to the Borrower and as consideration for extensions of credit previously made to the Borrower.

         Accordingly, the Borrower, the Administrative Agent and the New Subsidiary agree as follows:

         Security Agreement. In accordance with Section 7.13 of the Security Agreement, the New Subsidiary by its signature hereto shall become a "Grantor" under the Security Agreement with the same force and effect as if originally named therein as a Grantor (as defined in the Security Agreement) and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof and (c) acknowledges receipt of a copy of and agrees to be bound by the terms of the Security Agreement. In furtherance of the foregoing, as security for the payment or performance, as the case may be, of the Secured Obligations (as defined in the Security Agreement) of the New Subsidiary as a Grantor, the New Subsidiary hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and hereby pledges, and with respect to the Deposit Accounts (as defined in the Security Agreement), pledges and assigns, all of such New Subsidiary's right, title and interest in, to and under the Collateral listed on Schedules 2 through 12 attached hereto and all other Collateral referred to in the Security Agreement. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Subsidiary, and each schedule attached to this Agreement shall be incorporated into and become part of and supplement the corresponding Schedules 2 through 12 to the Security Agreement.

         Subsidiaries Guarantee Agreement. In accordance with Section 10 of the Subsidiaries Guarantee Agreement, the New Subsidiary by its signature hereto shall become a "Guarantor" under the Subsidiaries Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor (as defined in the Subsidiaries Guarantee Agreement) and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Subsidiaries Guarantee Agreement applicable to it as a Guarantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof and (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Subsidiaries Guarantee Agreement. Each reference to a "Guarantor" in the Subsidiaries Guarantee Agreement shall be deemed to include the New Subsidiary. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guarantee by the New Subsidiary under the Subsidiaries Guarantee Agreement upon the execution of this Agreement by the New Subsidiary.

         Indemnity,  Subrogation and Contribution  Agreement. In accordance with
Section 5 of the Indemnity, Subrogation and Contribution Agreement, the New Subsidiary by its signature hereto shall become a "Guarantor" under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor (as defined in the Indemnity, Subrogation and Contribution Agreement) and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder, and (b) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Indemnity, Subrogation and Contribution Agreement. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Subsidiary.

         Representations. The New Subsidiary hereby represents and warrants that
(a) this Agreement has been duly authorized, executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally, and (b) attached hereto is a true, accurate and complete Perfection Certificate relating to the New Subsidiary and its Collateral.

     Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions:

              (a) the receipt by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, of the following:

                           (i)     duly executed counterparts of this Agreement;

                           (ii) a copy of the New  Subsidiary's  certificate  of
                  incorporation or other constitutive documents, including all amendments thereto, certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and a certificate as to its good standing, as of a recent date, from such Secretary of State;

                           (iii) a certificate of the Secretary, Assistant Secretary or other authorized representative of the New Subsidiary certifying (A) that attached thereto is a true and complete copy of its by-laws in effect on the date thereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the New Subsidiary (or, in the case of a partnership, the managing general partner thereof) authorizing the execution, delivery and performance of this Agreement and the performance of the Security Agreement, the Subsidiaries Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement to which it will be a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other constitutive documents of the New Subsidiary have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each authorized representative executing any document delivered in connection herewith on behalf of such party;

                           (iv) a certificate of another authorized representative as to the incumbency and specimen signature of the person executing the certificate pursuant to clause (iii) above;

                           (v) upon the  request  of the  Administrative  Agent,
                  certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports from an independent search service satisfactory to the Administrative Agent, listing (A) any judgment naming the New Subsidiary as judgment debtor in any of the jurisdictions where a Uniform Commercial Code financing statement would be required by law to be filed in order to create a perfected security interest in or lien on any of the personal or real property of the New Subsidiary,
                  (B) any tax lien that names the New Subsidiary as a delinquent taxpayer in any of the jurisdictions referred to in the preceding clause (A), and (C) any Uniform Commercial Code financing statement that names the New Subsidiary as debtor or seller filed in any of the jurisdictions referred to in the preceding clause (A);

                           (vi) appropriate duly executed termination statements
                  (Form UCC-3) signed by all persons disclosed on current financing statements as secured parties in the jurisdictions referred to in clause (v) above in form for filing under the Uniform Commercial Code of such jurisdictions (except with respect to Liens permitted under Section 7.2 of the Credit Agreement);

                           (vii) certificates representing all outstanding Capital Stock of any Domestic Subsidiary of the New Subsidiary and 65% of all outstanding Capital Stock of any direct Foreign Subsidiary of the New Subsidiary, accompanied by stock powers endorsed in blank, and any Intercompany Note, duly executed by the New Subsidiary, accompanied by an assignment executed in blank;

                           (viii) an  acknowledgement  copy,  or other  evidence
                  satisfactory to the Administrative Agent, of the proper filing, registration or recordation of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral that is the subject of the Security Agreement in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

                           (ix) an opinion of  counsel  for the New  Subsidiary,
                  dated the date that this Agreement shall become effective, as to all matters relating to the New Subsidiary as the Administrative Agent may reasonably request;

                           (x) a Perfection Certificate duly executed by the New
                  Subsidiary; and

                           (xi)  all  documents  the  Administrative  Agent  may
                  reasonably  request  relating  to the  existence  of  the  New
                  Subsidiary and its corporate or partnership authority to execute, deliver and perform the Security Agreement, the Subsidiaries Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement, as applicable, and any other matters relevant hereto or thereto; and

              (b) No Default or Event of Default shall have occurred and be continuing at the time of the execution and delivery hereof or would occur immediately after giving effect thereto.

         Effect on Loan Documents. Except as expressly supplemented hereby, the Security Agreement, the Subsidiaries Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Notices.  The address of the New Subsidiary for purposes of all notices
and  other  communications  is   __________________,   ______________________,
Attention of _______________________ (Facsimile No.__________________).

         Counterparts.   This   Agreement   may  be  executed  in  two  or  more
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         Expenses. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees and expenses of counsel for the Administrative Agent.

         IN  WITNESS  WHEREOF,   the  Borrower,   the  New  Subsidiary  and  the
Administrative Agent have duly executed this Supplemental Agreement as of the day and year first above written.

                                     ISG RESOURCES, INC.,


                                     By:_____________________________
                                     Name:
                                     Title:

                                     [NAME OF NEW SUBSIDIARY],


                                      By:____________________________
                                      Name:
                                      Title:
                                      Address:

                                      Telecopy:

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent,


                                      By:____________________________
                                      Name:
                                      Title:

                                   Schedule 2

             CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS

Name                    Mailing Address             County                State





           LOCATIONS OF RECORDS OF RECEIVABLES AND GENERAL INTANGIBLES

Name                    Mailing Address             County                State



                                   Schedule 3

                                PLEDGED INTERESTS

Part I  List of Pledged Interests:
        -------------------------

                                                       Class              Stock             Par          Number
        Grantor                Stock Issuer           Of Stock       Certificate Nos.      Value       of Shares
        -------                ------------           --------       ----------------      -----       ---------





Part II  List of Pledged Debt:
         --------------------


         Grantor                   Debt Issuer          Date of Issuance           Outstanding Balance


                                   Schedule 4

                      LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor           Mailing Address             County                       State

                                   Schedule 5

                        TRADE NAMES, DIVISION NAMES, ETC.

 Grantor                                       Trade Names, Division Names, Etc.
 -------                                       ---------------------------------

                                   Schedule 6

                         REQUIRED FILINGS AND RECORDINGS

Grantor                 UCC Filings & Locations                    Other Filings


                                   Schedule 7

                         PATENTS AND PATENT APPLICATIONS

                             Serial No. or                                                          Issue or
        Grantor               Patent No.              Inventor                County               Filing Date
        -------               ----------              --------                ------               -----------




                                   Schedule 8

                      TRADEMARKS AND TRADEMARK APPLICATIONS

                                Serial No. or                                        Issue or
       Grantor                Registration No.                Country              Filing Date               Mark
       -------                ----------------                -------              -----------               ----




                                 Schedule 9

                      COPYRIGHTS AND COPYRIGHT APPLICATIONS

                                Serial No. or                                        Issue or
       Grantor                Registration No.                Country              Filing Date               Mark
       -------                ----------------                -------              -----------               ----


                                   Schedule 10

                                    LICENSES

              Grantor                                      Licenses

                                   Schedule 11

                     MOTOR VEHICLES AND OTHER ROLLING STOCK



                                   Schedule 12

                                    ACCOUNTS

                     Financial                                        Address of Financial             Account
Grantor              Institution             Account No.                   Institution                 Purpose


                                                                       EXHIBIT F

                                    [FORM OF]

                               NOTICE OF BORROWING

Bank of America, N.A.,
as Administrative Agent for the Lenders
101 North Tryon Street
Independence Center, 15th Floor

NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services

Ladies and Gentlemen:

         The undersigned, ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of May [___], 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders (the "Lenders"), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section [2.2] [2.3] [2.4] of the Credit Agreement that it requests a [Tranche A Revolving Loan] [Tranche B Revolving Loan] advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such [Tranche A Revolving Loan] [Tranche B Revolving Loan] advance is requested to be made:

         (A)      Date of Borrowing (which is a Business Day);

         (B)      Principal Amount of Borrowing;

         (C)      Type of [Tranche A Revolving Loan] [Tranche B Revolving Loan];
                  and

         (D)      Interest Period and the last day thereof, if applicable.

         [In accordance with Section 2.4, in the event the Borrower is requesting a Tranche B Revolving Loan, the Borrower confirms that all amounts under the Tranche A Revolving Loans have been borrowed in full and are outstanding.] In accordance with the requirements of Section 4.2 of the Credit Agreement, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Documents (as updated pursuant to the most recent amended schedules to the Credit Agreement and Pledge Agreement, if any, which, if necessary, are attached hereto) as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e), (f) and
(g) of such Section are true and correct as of the date hereof.

         Please distribute funds to the following accounts:


                                          ISG RESOURCES, INC.


                                          By:_________________________
                                          Name:_______________________
                                          Title:______________________

                                                                       EXHIBIT G

                                    [FORM OF]

                         NOTICE OF EXTENSION/CONVERSION

Bank of America, N. A.,
as Administrative Agent for the Lenders
101 North Tryon Street
Independence Center, 15th Floor

NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services

Ladies and Gentlemen:

         The undersigned, ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of May [___], 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto (the "Lenders"), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a [Tranche A Revolving Loan] [Tranche B Revolving Loan] outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

          (A)  Date of Extension or Conversion (which is a Business Day);

          (B)  Principal Amount of Extension or Conversion;

          (C) Type of [Tranche A Revolving Loan] [Tranche B Revolving Loan] prior to Extension or Conversion and Type of [Tranche A Revolving Loan] [Tranche B Revolving Loan] after Extension or Conversion; and

          (D)  Interest Period and the last day thereof, if applicable.

         [In accordance with Section 2.4, in the event the Borrower is requesting a Tranche B Revolving Loan, the Borrower confirms that all amounts under the Tranche A Revolving Loans have been borrowed in full and are outstanding.] In accordance with the requirements of Section 4.2 of the Credit Agreement, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Documents (as updated pursuant to the most recent amended schedules to the Credit Agreement and Pledge Agreement, if any, which, if necessary, are attached hereto) as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e), (f) and
(g) of such Section, are true and correct as of the date hereof.

                                             ISG RESOURCES, INC.


                                             By:_______________________
                                             Name:_____________________
                                             Title:____________________

                                                                     EXHIBIT H-1


                 AMENDED AND RESTATED GUARANTEE AGREEMENT

                            Dated as of May 26, 2000

                                     between

                        INDUSTRIAL SERVICES GROUP, INC.,

                                  as Guarantor

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

         AMENDED  AND  RESTATED  GUARANTEE  AGREEMENT  dated as of May 26,  2000 between INDUSTRIAL SERVICES GROUP, INC., a Delaware corporation (the "Guarantor"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined herein).

         Reference is made to the Amended and Restated Credit Agreement dated as of May 26, 2000 (as amended, modified, restated, or supplemented or otherwise modified from time to time, the "Credit Agreement"), among ISG Capital, Inc. (successor to JTM Industries, Inc.), a Texas corporation (the "Borrower"), the Guarantor, the financial institutions party thereto as Lenders (the "Lenders"), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. As used herein, "Other Credit Parties" shall mean any and all of the Credit Parties other than the Guarantor.

         The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement. As the parent company of the Borrower, the Guarantor acknowledges that it will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantor of an agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantor is willing to execute and deliver this Agreement.

         Accordingly, the Guarantor, intending to be legally bound, hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

         SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including indemnities and fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Other Credit Parties to the Secured Parties under the Credit Agreement and the other Credit Documents,
(b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Other Credit Parties under or pursuant to the Credit Agreement and the other Credit Documents and (c) all obligations of the Borrower or any of its Subsidiaries, monetary or otherwise, under each Lender Hedging Agreement (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Guaranteed Obligations"). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

         SECTION 2. Guarantee Absolute. (a) The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The obligations of the Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Agreement, irrespective of whether any action is brought against any Other Credit Party or the Sponsor or whether any Other Credit Party or the Sponsor is joined in any such action or actions. This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by the Guarantor of the Guaranteed Obligations in each and every particular. The obligations of the Guarantor hereunder are several from those of the Other Credit Parties and the Sponsor and are primary obligations concerning which the Guarantor is the principal obligor.

         (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Other Credit Party or the Sponsor or otherwise, all as though such payment had not been made.

         (c) The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which the Guarantor may have at any time against any Other Credit Party, the Sponsor, the Administrative Agent or other Secured Party or any other Person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Other Credit Party or the Sponsor to any Secured Party under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Other Credit Party or the Sponsor.

         SECTION 3. Waivers. The Guarantor hereby waives presentment to, demand of payment from and protest to the Other Credit Parties or the Sponsor of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the
Guaranteed Obligations and this Agreement and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto. The Guarantor further waives any right to require that resort be had by the Administrative Agent or any other Secured Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Credit Party or any other Person. The Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that its obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which it might otherwise have as a result of or in connection with any of the following:

                  (a) any renewal, extension, amendment, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Credit Party, the Sponsor. the Administrative Agent, the Documentation Agent, the other Secured Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

                  (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent, the Documentation Agent or any other Secured Party to any Credit Party, the Sponsor or any other Person liable on the Guaranteed Obligations; or the failure of the Administrative Agent, the Documentation Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against any Credit Party or the Sponsor under the provisions of any Credit Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document or any other agreement, including with respect to any Subsidiary Guarantor under the Subsidiaries Guarantee Agreement;

                  (c) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Credit Party or the Sponsor, any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Credit Party or the Sponsor, or any change, restructuring or termination of the organizational structure or existence of any Credit Party or the Sponsor, or any sale, lease or transfer of any or all of the assets of any Credit Party, or any change in the shareholders, partners, or members of any Credit Party or the Sponsor; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

                  (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, any Other Credit Party or the Sponsor has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Other Credit Party or the Sponsor, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

                  (e) any full or partial release of the liability of any Other Credit Party, the Sponsor or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and the Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to any other party to perform the Guaranteed Obligations;

                  (f) the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

                  (g) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

                  (h) the failure of the Administrative Agent, the Documentation Agent, any other Secured Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (i) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

                  (j) any payment by any Other Credit Party or the Sponsor to the Administrative Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Administrative Agent, the Documentation Agent or any other Secured Party being required to refund such payment or pay such amount to any Other Credit Party, the Sponsor or someone else;

                  (k) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

                  (l) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

                  (m) the existence of any claim, set-off or other right which the Guarantor may have at any time against any Other Credit Party, the Sponsor, the Administrative Agent, the Documentation Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

                  (n) any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, the Guarantor as a matter of law or equity.

All waivers herein contained shall be without prejudice to the Administrative Agent at its option to proceed against any Credit Party, the Sponsor or any other Person, whether by separate action or by joinder.

         SECTION 4. Security for Guarantee. The Guarantor authorizes the Administrative Agent, in accordance with the terms and subject to the conditions set forth in the Collateral Documents, (a) to take and hold security for the payment of this Agreement and the Guaranteed Obligations and to exchange, enforce, waive and release any such security, (b) to apply such security and direct the order or manner of sale thereof as the Administrative Agent in its sole discretion may determine and (c) to release or substitute any one or more endorsees, other guarantors or other obligors. The Administrative Agent may, at its election, in accordance with the terms and subject to the conditions set forth in the Collateral Documents, foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to it against any Credit Party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash.

         SECTION 5. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Other Credit Party or the Sponsor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by the Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of the Guarantor against any Other Credit Party or the Sponsor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of cash of all the Guaranteed Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be turned over to the Administrative Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Administrative Agent, if required) to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

         SECTION 6. Representations and Warranties and Covenants. The Guarantor hereby represents, warrants and covenants as follows:

                  (a) The Guarantor acknowledges that any default in the due observance or performance by the Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under
         Section 8.1 of the Credit Agreement.

                  (b) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                  (c) The Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Agreement, and the Board of Directors of the Guarantor has decided that a direct or an indirect benefit will accrue to the Guarantor by reason of the execution of this Agreement.

                  (d) (i) This Agreement is not given with actual intent to hinder, delay or defraud any Person to which the Guarantor is or will become, on or after the date hereof, indebted; (ii) the Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Agreement; (iii) the Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Agreement; (iv) the Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any assets owned by the Guarantor (after engaging in such business or transaction) constitute an unreasonably small amount of capital; and (v) the Guarantor does not intend to incur debts that will be beyond the Guarantor's ability to pay as such debts mature.

                  (e) The Guarantor (i) has not engaged in any business or activity except for (A) the owning and holding of material assets other than the Capital Stock of the Borrower and activities directly related thereto or to the maintenance of the corporate existence of the Guarantor or compliance with applicable law, (B) performing its obligations under the Credit Agreement, acting as a Guarantor in accordance with the provisions thereof and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party, (C) issuing the Laidlaw Bridge Note pursuant to the Laidlaw Bridge Agreement, (D) issuing its own Capital Stock (other than Disqualified Stock), (E) entering into the Employment Agreements, the Deju Subscription Agreement, the Contribution and Subscription Agreement, the Stockholders Agreement, the Registration Rights Agreement and the CVC Subscription Agreement, the Senior Subordinated Credit Facility, the Subordination Agreement and (F) entering into the Acquisition Agreement, in the case of clauses
         (D), (E) and (F), on terms satisfactory to the Administrative Agent, in its sole discretion and (ii) shall not merge with or into the Borrower or any other Person.

         SECTION 7. Continuing Guarantee. This Agreement is a continuing guarantee and shall survive and remain in full force and effect until the Guaranteed Obligations and all other amounts payable under this Agreement have been indefeasibly paid in full in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired, all LOC Obligations have been reimbursed in full, and shall be reinstated to the extent provided in
Section 2(b).

         SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Other Credit Parties, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Subordination by Guarantor. In addition to the terms of subordination provided for under Section 5, the Guarantor hereby subordinates in right of payment all indebtedness of the Other Credit Parties or the Sponsor owing to it, whether originally contracted with the Guarantor or acquired by the Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

         SECTION 10. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth in Section 10.1 of the Credit Agreement, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth in Section 10.1 of the Credit Agreement or at such other address as such party may specify by written notice to the other parties hereto.

         SECTION 11. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Guarantor shall not be permitted to assign or transfer any of its interests and obligations without prior written consent of all the Lenders (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.3(b) of the Credit Agreement. Upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

         SECTION 12. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Administrative Agent or any other Secured Party and the Guarantor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Secured Party would otherwise have at law or otherwise. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the other Secured Parties to any other or further action in any circumstances without notice or demand.

         SECTION 13. Amendments, Waivers and Consents. Neither this Agreement nor any of the terms hereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing and is entered into in accordance with Section 10.6 of the Credit Agreement.

         SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         SECTION 15. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 16. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents, the termination of the Commitments, and the termination of this Agreement. All representations and warranties made by the Guarantor herein shall survive delivery of the Notes, the making of the Loans under the Credit Agreement and the issuance of the Letters of Credit under the Credit Agreement.

         SECTION 17. Governing Law, Submission of Jurisdiction. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to Section 10 hereof, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 18. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 19. Entirety. This Agreement, the other Credit Documents and, the Lender Hedging Agreements, if any, represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Agreement, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 20. Binding Effect; Termination. (a) This Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by the Guarantor and the Administrative Agent and thereafter this Agreement shall be binding upon and inure to the benefit of the Guarantor, the Administrative Agent and their respective permitted successors and assigns.

         (b) The term of this Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Obligations have been irrevocably satisfied in full and all of the Commitments shall have expired or been terminated.

         SECTION 21. Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

         SECTION 22. Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Guarantor against obligations and liabilities of the Guarantor to such Lender (and its Affiliates) hereunder, under the Notes, under the other Credit Documents or otherwise, irrespective of whether such Lender (or Affiliate) shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured. Any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Lender agrees promptly to notify the Guarantor after any such set-off and application made by such Lender (or any of its Affiliates); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Any Person purchasing a Participation Interest in the Loans and Commitments pursuant to the applicable provisions of the Credit Agreement may exercise all rights of setoff with respect to its Participation Interest as fully as if such Person were a Lender. The rights of each Lender (and its Affiliates) under this Section 22 are in addition to (and not in limitation of) any other rights and remedies (including other rights of set-off) that such Lender may have under applicable law or otherwise.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GUARANTOR:                            INDUSTRIAL SERVICES GROUP, INC.,
                                      a Delaware corporation

                                      By:____________________________
                                      Name:__________________________
                                      Title:_________________________

ADMINISTRATIVE AGENT:                 BANK OF AMERICA, N.A.,
                                      in its capacity as Administrative Agent


                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________



--------------------------------------------------------------------------------
                                                                     EXHIBIT H-2






                              AMENDED AND RESTATED

                        SUBSIDIARIES GUARANTEE AGREEMENT

                            Dated as of May 26, 2000

                                      among

                           THE GUARANTORS NAMED HEREIN

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

--------------------------------------------------------------------------------
         AMENDED AND RESTATED SUBSIDIARIES GUARANTEE AGREEMENT dated as of May 26, 2000 among the Domestic Subsidiaries of the Borrower listed on the signature pages hereof and such other Domestic Subsidiaries of the Borrower as shall become parties hereto in accordance with Section 10 hereof (such listed and other Subsidiaries being referred to herein individually as a "Guarantor" and collectively as the "Guarantors") and Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined herein) the "Guarantee Agreement").

         Reference is made to the Amended and Restated Credit Agreement dated as of May 26, 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders (the "Lenders"), Bank of America, N.A., as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. As used herein, "Other Credit Parties" shall mean, with respect to any Guarantor, any and all the Credit Parties other than such Guarantor.

         The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As Subsidiaries, the Guarantors acknowledge that they will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute and deliver this Agreement.

         Accordingly, the Guarantors, intending to be legally bound, hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

         Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety,
(a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including indemnities and fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Other Credit Parties to the Secured Parties under the Credit Agreement and the other Credit Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Other Credit Parties under or pursuant to the Credit Agreement and the other Credit Documents and (c) all obligations of the Borrower or any of its Subsidiaries, monetary or otherwise, under each Lender Hedging Agreement (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness (i) would be discharged or would be subject to a right of set-off in an amount equal to the amount paid by such Guarantor hereunder or (ii) has been pledged to, and is enforceable by, the Administrative Agent on behalf of the Secured Parties and (b) under any Guarantee of Indebtedness subordinated in right of payment to the Guaranteed Obligations which Guarantee contains a limitation as to a maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets of such Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (A) applicable law or (B) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement). In the event that any Guarantor's liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

         Guarantee Absolute(a) . (a) Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The obligations of the Guarantors under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower, any Other Credit Party or the Sponsor or whether the Borrower, any Other Credit Party or the Sponsor is joined in any such action or actions. This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with any other Guarantor of the Guaranteed Obligations in each and every particular. The obligations of each Guarantor hereunder are several from those of the Other Credit Parties and the Sponsor and are primary obligations concerning which each Guarantor is the principal obligor.

         (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Other Credit Party or the Sponsor or otherwise, all as though such payment had not been made.

         (c) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, the Sponsor, the Administrative Agent or other Secured Party or any other Person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Other Credit Party or the Sponsor to any Secured Party under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any Other Credit Party or the Sponsor.

         Waivers. Each Guarantor hereby waives presentment to, demand of payment from and protest to the Other Credit Parties or the Sponsor of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance  of its  guarantee,  any  other  notice  with  respect  to any of the
Guaranteed Obligations and this Agreement and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto. Each Guarantor further waives any right to require that resort be had by the Administrative Agent or any other Secured Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Credit Party or any other Person. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that such Guarantor's obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

                  (a) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Credit Party, the Administrative Agent, the Documentation Agent, the other Secured Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

                  (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent, the Documentation Agent or any other Secured Party to any Credit Party or any other Person liable on the Guaranteed Obligations; or the failure of the Administrative Agent, the Documentation Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against any Credit Party under the provisions of any Credit Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document or any other agreement, including with respect to any Other Credit Party under this Agreement or the Parent Guarantee Agreement;

                  (c) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Credit Party, the Sponsor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Credit Party or the Sponsor, or any change, restructuring or termination of the corporate structure or existence of any Credit Party or the Sponsor, or any sale, lease or transfer of any or all of the assets of any Credit Party or the Sponsor, or any change in the shareholders, partners, or members of any Credit Party; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

                  (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, any Other Credit Party or the Sponsor has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Other Credit Party or the Sponsor, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

                  (e) any full or partial release of the liability of any Other Credit Party, the Sponsor or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to any other party to perform the Guaranteed Obligations;

                  (f) the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

                  (g) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

                  (h) the failure of the Administrative Agent, the Documentation Agent, any other Secured Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (i) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

                  (j) any payment by any Other Credit Party or the Sponsor to the Administrative Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Administrative Agent, the Documentation Agent or any other Secured Party being required to refund such payment or pay such amount to any Other Credit Party, the Sponsor or someone else;

                  (k) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

                  (l) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

                  (m) the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, the Sponsor, the Administrative Agent, the Documentation Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

                  (n) any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Guarantor as a matter of law or equity.

All waivers herein contained shall be without prejudice to the Administrative Agent at its option to proceed against any Credit Party, the Sponsor or any other Person, whether by separate action or by joinder.

         Security for Guarantee. Each of the Guarantors authorizes the Administrative Agent, in accordance with the terms and subject to the conditions set forth in the Collateral Documents, (a) to take and hold security for the payment of this Agreement and the Guaranteed Obligations and to exchange, enforce, waive and release any such security, (b) to apply such security and direct the order or manner of sale thereof as the Administrative Agent in its sole discretion may determine and (c) to release or substitute any one or more endorsees, other guarantors or other obligors. The Administrative Agent may, at its election, in accordance with the terms and subject to the conditions set forth in the Collateral Documents, foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to it against any Credit Party, or any security, without affecting or impairing in any way the liability of any of the Guarantors hereunder, except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash.

         Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Other Credit Party or the Sponsor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against any Other Credit Party or the Sponsor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of cash of all the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

         Representations and Warranties and Covenants. Each Guarantor hereby represents, warrants and covenants as follows:

                  (a) All representations and warranties contained in the Credit Agreement that relate to such Guarantor are true and correct.

                  (b) Such Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that imposes or purports to impose, through agreements with the Borrower, restrictions or obligations on such Guarantor.

                  (c) Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under
         Section 8.1 of the Credit Agreement.

                  (d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                  (e) Such Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Agreement, and the Board of Directors of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Agreement.

                  (f) (i) This Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Agreement; (iii) such Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Agreement; (iv) such Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any assets owned by such Guarantor (after engaging in such business or transaction) constitute an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor's ability to pay as such debts mature.

         Continuing Guarantee; Release(a) . (a) This Agreement is a continuing guarantee and shall survive and remain in full force and effect until the Guaranteed Obligations and all other amounts payable under this Agreement have been indefeasibly paid in full in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired, all LOC Obligations have been reimbursed in full, and shall be reinstated to the extent provided in
Section 2(b).

         (b) A Guarantor shall be released from its guarantee hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of by the Borrower or any of its Subsidiaries that shall own such stock to a Person that is not a Credit Party or an Affiliate of any Credit Party; provided that such sale, transfer or disposition shall be permitted pursuant to the Credit Agreement and the other Credit Documents or any amendment, modification or waiver thereof granted in accordance with the terms thereof.

         Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Other Credit Parties, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         Subordination by Guarantors. In addition to the terms of subordination provided for under Section 5, each Guarantor hereby subordinates in right of payment all indebtedness of the Other Credit Parties or the Sponsor owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

         Joinder Agreement. Upon execution and delivery by the Administrative Agent and a Domestic Subsidiary of any Credit Party of a Joinder Agreement substantially in the form of Exhibit E to the Credit Agreement, such Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Administrative Agent, set forth in Section 10.1 of the Credit Agreement, and, in the case of any Guarantor, on the signature pages hereof, or at such other address as such party may specify by written notice to the other parties hereto.

         Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Guarantors may assign or transfer any of its interests and obligations without prior written consent of the requisite Lenders in accordance with Section 10.6 of the Credit Agreement (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.3(b) of the Credit Agreement. Upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

         No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Administrative Agent or any other Secured Party and any of the Guarantors shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Secured Party would otherwise have at law or otherwise. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the other Secured Parties to any other or further action in any circumstances without notice or demand.

         Amendments, Waivers and Consents. Neither this Agreement nor any of the terms hereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing and is entered into in accordance with
Section 10.6 of the Credit Agreement; provided, however, that this Agreement may be amended, modified or waived with respect to any Guarantor, including by releasing any Guarantor hereunder, without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents, the termination of the Commitments, and the termination of this Agreement. All representations and warranties made by the Guarantors herein shall survive delivery of the Notes, the making of the Loans under the Credit Agreement and the issuance of the Letters of Credit under the Credit Agreement.

         Governing Law; Submission to Jurisdiction; Venue(a) . (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Guarantors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Guarantors further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to Section 11 hereof, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Guarantors hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable with respect to any Guarantor, such provision shall be fully severable as to such Guarantor and the remaining provisions (and such provision as to all other Guarantors) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions as to such Guarantor. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Entirety. This Agreement, the other Credit Documents and the Lender Hedging Agreements, if any, represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Agreement, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Binding Effect; Termination(a) . (a) This Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by any Guarantor and the Administrative Agent and thereafter this Agreement shall be binding upon and inure to the benefit of the Guarantors, the Administrative Agent and their respective permitted successors and assigns.

         (b) The term of this Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Obligations have been irrevocably satisfied in full and all of the Commitments shall have expired or been terminated.

         Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

         Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Guarantor against obligations and liabilities of such Guarantor to such Lender (and its Affiliates) hereunder, under the Notes, under the other Credit Documents or otherwise, irrespective of whether such Lender (or Affiliate) shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured. Any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Lender agrees promptly to notify the applicable Guarantor after any such set-off and application made by such Lender (or any of its Affiliates); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Any Person purchasing a Participation Interest in the Loans and Commitments pursuant to the applicable provisions of the Credit Agreement may exercise all rights of setoff with respect to its Participation Interest as fully as if such Person were a Lender. The rights of each Lender (and its Affiliates) under this Section 23 are in addition to (and not in limitation of) any other rights and remedies (including other rights of set-off) that such Lender may have under applicable law or otherwise.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GUARANTORS:                           BEST MASONRY & TOOL SUPPLY, INC.
                                      a Texas corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                       UNITED TERRAZZO SUPPLY CO., INC.
                                       a California corporation

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       LEWIS W. OSBORNE, INC.
                                       a California corporation

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       MAGNA WALL, INC.
                                       a Texas corporation

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       DON'S BUILDING SUPPLY L.L.P.,
                                       a Texas limited liability partnership

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       ISG MANUFACTURED PRODUCTS, INC.
                                       a Utah corporation

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

ADMINISTRATIVE AGENT:                  BANK OF AMERICA, N.A.,
                                       in its capacity as Administrative Agent

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                                                     EXHIBIT H-3



                    AMENDED AND RESTATED GUARANTEE AGREEMENT

                            Dated as of May 26, 2000

                                     between

                             ISG CAPITAL CORPORATION

                                       and

                 BANK OF AMERICA, N.A., as Administrative Agent

                                TABLE OF CONTENTS

Section                                                                     Page

SECTION 1.  Guarantee..........................................................1

SECTION 2.  Guarantee Absolute.................................................1

SECTION 3.  Waivers............................................................2

SECTION 4.  Waiver of Subrogation..............................................5

SECTION 5.  Representations, Warranties and Covenants..........................6

SECTION 6.  Amendments, Etc....................................................7

SECTION 7.  Notices, Etc.......................................................8

SECTION 8.  No Waiver; Remedies................................................8

SECTION 9.  Continuing Guarantee...............................................8

SECTION 10.  Assignments.......................................................8

SECTION 11.  Counterparts......................................................9

SECTION 12.  Savings Clause....................................................9

SECTION 13.  Subordination by Guarantor........................................9

SECTION 14.  Survival of Agreement.............................................9

SECTION 15.  Entire Agreement.................................................10

SECTION 16.  Headings.........................................................10

SECTION 17.  Governing Law....................................................10

SECTION 18. Submission of Jurisdiction........................................10

         AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of May 26, 2000, between ISG CAPITAL CORPORATION, a Utah corporation (the "Guarantor"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (the "Administrative Agent").

         Reference is made to the Amended and Restated Credit Agreement dated as of May 26, 2000 (as amended, modified, restated, or supplemented from time to time, the "Credit Agreement"), among ISG Resources, Inc. (successor to JTM Industries, Inc.), a Texas corporation (the "Borrower"), Industrial Services Group, Inc., a Delaware corporation (the "Parent"), the financial institutions party thereto as lenders (the "Lenders"), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent. Unless otherwise expressly noted herein, terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. As used herein, "Other Credit Parties" shall mean, with respect to any Guarantor, any and all Credit Parties other than such Guarantor.

         The Lenders have respectively agreed to extend credit to the Borrower and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to and upon the terms and subject to the conditions set forth in the Credit Agreement. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute and deliver this Guarantee Agreement.

         Accordingly, the Guarantor, a direct, wholly owned subsidiary of the Parent, intending to be legally bound, hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

         SECTION 1. Guarantee. The Guarantor unconditionally guarantees as a primary obligor and not merely as a surety, the due and punctual payment by the Borrower of the principal of and interest on (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (e) of Section 8.1 of the Credit Agreement) the Loans, and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise (the "Guaranteed Obligations"). In addition, the Guarantor agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent in enforcing any rights under this Guarantee Agreement.

         SECTION 2. Guarantee Absolute. (a) The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Borrower, any Other Credit Parties or the Sponsor or whether the Borrower, any Other Credit Party, or the Sponsor is joined in any such action or actions. This Guarantee Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by the Guarantor. The obligations of the Guarantor hereunder are several from those of the Borrower, any Other Credit Party or the Sponsor and are primary obligations concerning which the Guarantor is the principal obligor. The Secured Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

         (b) This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower, any Other Credit Party, the Sponsor or otherwise, all as though such payment had not been made.

         (c) The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which the Guarantor may have at any time against the Borrower, any Other Credit Party, the Sponsor or the Administrative Agent or any other person, whether in connection herewith or any unrelated transactions; provided, that, nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower, any Other Credit Party or the Sponsor to the Administrative Agent or any other Secured Party under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         SECTION 3. Waivers. The Guarantor hereby waives presentment to, demand of payment from and protest to the Borrower, any Other Credit Party or the Sponsor of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto. The Guarantor further waives any right to require that resort be had by the Administrative Agent or any other Secured Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any Other Credit Party, the Sponsor or any other Person. The Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that the Guarantor's obligations under this Guarantee Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which the Guarantor might otherwise have as a result of or in connection with any of the following:

                  (a) any extension, modification, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Borrower, any Other Credit Party, the Sponsor, the Administrative Agent, the other Secured Parties, or any other person, pertaining to the Guaranteed Obligations;

                  (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or any other Secured Party to the Borrower, any Other Credit Party, the Sponsor or any Person liable on the Guaranteed Obligations; or the failure of the Administrative Agent, any other Secured Party or any Other Credit Party or the Sponsor to assert any claim or demand or to exercise any right or remedy against the Borrower, any Other Credit Party, the Sponsor under the provisions of any Loan Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document, any guarantee or any other agreement;

                  (c) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower, any Other Credit Party, the Sponsor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Borrower, any Other Credit Party or the Sponsor or any change, restructuring or termination of the existence of the Borrower, any Other Credit Party or the Sponsor, or any sale, lease or transfer of any or all of the assets of the Borrower, any Other Credit Party, the Sponsor or any change in the partners or members of the Borrower, any Other Credit Party or the Sponsor; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

                  (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Borrower, any Other Credit Party or the Sponsor has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Borrower, any Other Credit Party or the Sponsor, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

                  (e) any  full  or  partial  release  of the  liability  of the
         Borrower on the Guaranteed Obligations or any part thereof, of any Other Credit Party, the Sponsor or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay the portions of the Guaranteed Obligations it has guaranteed hereunder in full without assistance or support of any other Person, and the Guarantor has not been induced to enter into this Guarantee Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Guaranteed Obligations, or the Secured Parties will look to other parties to perform the Guaranteed Obligations;

                  (f) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

                  (g) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

                  (h) the failure of the Administrative Agent, any other Secured Party or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (i) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Guarantee Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any such collateral, security, security interest or lien;

                  (j) any payment by the Borrower, any Other Credit Party or the Sponsor to the Administrative Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Administrative Agent or any other Secured Party being required to refund such payment or pay such amount to the Borrower, any Other Credit Party or the Sponsor or someone else;

                  (k) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the portion of the Guaranteed Obligations it has guaranteed hereunder pursuant to the terms hereof, it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the portion of the Guaranteed Obligations it has guaranteed hereunder when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

                  (l) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws; or

                  (m)  any  other   circumstance   (including   any  statute  of
         limitations) that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, the Borrower or the Guarantor as a matter of law or equity.

All waivers herein contained shall be without prejudice to the Administrative Agent at its option to proceed against the Borrower, the Guarantor, any Other Credit Party, the Sponsor or any other Person, whether by separate action or by joinder.

         SECTION 4. Waiver of Subrogation. In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent, if and as appropriate, in cash the amount of such unpaid Guaranteed Obligation that is guaranteed hereunder. The Guarantor hereby irrevocably waives, until after the Guaranteed Obligations are paid indefeasibly in full, any claim or other rights that it may now or hereafter acquire against the Borrower, any Other Credit Party or the Sponsor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guarantee Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower, any Other Credit Party or the Sponsor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower, any Other Credit Party or the Sponsor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of (a) the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement and (b) the termination of the Commitment, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guarantee Agreement thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits.

         SECTION 5. Representations, Warranties and Covenants. The Guarantor hereby represents, warrants and covenants as follows:

                  (a) The Guarantor (i) is a corporation duly organized, validly existing and good standing under the laws of the State of Utah, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where qualification is required except where the failure to qualify would not result in a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform its obligations hereunder.

                  (b) The execution, delivery and performance by the Guarantor of this Guarantee Agreement (i) has been duly authorized by all requisite corporate action, and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or the articles of incorporation, by-laws, partnership agreement or other constitutive documents of the Guarantor, (2) any order of any Governmental Authority applicable to the Guarantor, or (3) any provisions of any indenture, agreement or other instrument to which the Guarantor is a party or by which any of its property may be bound, or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or other instrument.

                  (c) This Guarantee Agreement has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

                  (d) No consent or approval of, registration or filing with or any other action by (i) any Governmental Authority, (ii) any creditor, partner, member or shareholder of the Guarantor or (iii) any other person is or will be required in connection with the performance by the Guarantor of this Guarantee Agreement except such as have been made or obtained and in full force and effect.

                  (e) In the event any (i) default occurs in the due observance or performance by the Guarantor of any covenant, condition or agreement contained herein, or (ii) representation or warranty made herein or any representation, warranty, statement or information contained in any certificate or financial statement furnished pursuant hereto, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished, then the same shall constitute an Event of Default as provided in Section 8 of the Credit Agreement.

                  (f) There are no conditions precedent to the effectiveness of this Guarantee Agreement that have not been satisfied or waived.

                  (g) The Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee Agreement. The Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guarantee Agreement, and the Guarantor has decided that a direct or an indirect benefit will accrue to the Guarantor by reason of the execution of this Guarantee Agreement.

                  (h) (a) This Guarantee Agreement is not given with actual intent to hinder, delay or defraud any person to which the Guarantor is or will become, on or after the date hereof, indebted; (b) the Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guarantee Agreement; (c) the Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guarantee Agreement; (d) the Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with the Guarantor constitutes an unreasonably small amount of capital; and (e) the Guarantor does not intend to incur debts that will be beyond the Guarantor's ability to pay as such debts mature.

                  (i) The Guarantor will ensure that at any time and from time to time until all of the Guaranteed Obligations have been paid in full the aggregate fair market value of the Guarantor's assets (including non-restricted marketable securities and restricted securities readily salable pursuant to Rule 144 under the Securities Act of 1933, as amended) that are readily available to pay the Guaranteed Obligations is sufficient to pay the Guaranteed Obligations in full together with any of the other indebtedness or contingent liabilities of the Guarantor, and forthwith upon any amount becoming due and payable hereunder will take all steps necessary to liquidate or otherwise apply such assets and call cash capital contributions in an amount sufficient, and use the proceeds thereof, to pay the Guaranteed Obligations in full.

                  (j) As soon as available but in any event not later than 90 days after the end of each fiscal year of the Guarantor, the Guarantor shall deliver to the Administrative Agent copies of the audited financial statements of the Guarantor consisting of at least the balance sheet, statement of operations, with related notes specifying significant accounting practices and their impact on such financial statements and schedules as at and for the year then ended for the Guarantor, certified by a firm of independent certified public accountants. Within 45 days after the end of each of the first three quarters of the fiscal year of the Guarantor, the Guarantor shall deliver to the Administrative Agent copies of the unaudited financial statements of the Guarantor. The Guarantor shall also furnish to the Administrative Agent any other documents or information which the Administrative Agent may from time to time reasonably request.

         SECTION 6. Amendments, Etc. No amendment, modification or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered by the Guarantor and the Administrative Agent and otherwise in accordance with the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7. Notices, Etc. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, and shall be given to such party at its address or telecopy number set forth on the signature pages hereof, in Section 10.1 of the Credit Agreement or at any other address or telecopy number which such party shall have specified for the purpose of communications hereunder by notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Guarantee Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date three (3) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.

         SECTION 8. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any other Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Credit Documents are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee and shall survive and remain in full force and effect until the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement have been indefeasibly paid in full in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired and all disbursements with respect to Letters of Credit have been reimbursed in full, and shall be reinstated to the extent provided in Section 2(b).

         SECTION 10. Assignments. This Guarantee Agreement and the terms, covenants and conditions hereof shall be binding upon the Guarantor and its successors and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their respective successors and assigns. Upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment, the Loans owing to it and the Note held by it) to any other person, such other person shall thereupon become vested with the benefits in respect thereof granted to such Lender herein or otherwise, but only to the extent of such assignment. The Guarantor shall not be permitted to assign, transfer or delegate any of its rights or obligations under this Guarantee Agreement without the prior written consent of the Administrative Agent (and any such purported assignment, transfer or delegation without such consent shall be void).

         SECTION 11. Counterparts. This Guarantee Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Guarantee Agreement shall be effective with respect to the Guarantor when a counterpart hereof which bears the signature of the Guarantor shall have been delivered to the Bank. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Guarantee Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Guarantee Agreement.

         SECTION 12. Savings Clause. In the event any one or more of the provisions contained in this Guarantee Agreement should be held invalid, illegal or unenforceable in any respect with respect to the Guarantor, no party hereto shall be required to comply with such provision with respect to the Guarantor for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein, and of such invalid, illegal or unenforceable provision with respect to the Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 13. Subordination by Guarantor. The Guarantor hereby subordinates in right of payment all indebtedness of the Borrower, any Other Credit Party or the Sponsor owing to it, whether originally contracted with the Guarantor or acquired by the Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations and of all other indebtedness of the Borrower to any Lender, whether originally contracted with such Lender or acquired by such Lender by assignment, transfer or otherwise, including any obligations the proceeds of which are used to refinance any Guaranteed Obligations or other indebtedness, in each case whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (e) of Section 8.1 of the Credit Agreement), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, provided, that, the foregoing subordination shall not prohibit, until, upon and during the occurrence or continuance of any Event of Default, the Guarantor's acceptance of payments or prepayments of indebtedness of the Borrower owing to it.

         SECTION 14. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantor herein shall be considered to have been relied upon by the Administrative Agent and the other Secured
Parties and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or the Administrative Agent or on their behalf, and shall continue in full force and effect until the Guaranteed Obligations and any other amounts payable under this Guarantee Agreement or any other Credit Document have been indefeasibly paid in full in cash and the Commitment has been terminated, or for such longer time as herein expressly contemplated.

         SECTION 15. Entire Agreement. This Guarantee Agreement constitutes the entire contract between the parties hereto relative to the subject matter hereof. Any agreement previously entered into among the parties with respect to the subject matter hereof is superseded by this Guarantee Agreement and the other Credit Documents. Nothing in this Guarantee Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Guarantee Agreement.

         SECTION 16. Headings. Section headings used herein are for convenience of reference only, are not part of this Guarantee Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Guarantee Agreement. The general rules of interpretation specified in
Section 1.4 of the Credit Agreement shall be applicable to this Guarantee Agreement.

         SECTION 17. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 18. Submission of Jurisdiction. (a) Any legal action or proceeding with respect to this Guarantee Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Guarantee Agreement, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to Section 7 hereof, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, each party hereto has caused this Guarantee Agreement to be duly executed, attested and delivered by its officers thereunto duly authorized as of the date first above written.

GUARANTOR:                            ISG CAPITAL CORPORATION


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________
                                      Address: 136 East South Temple, Suite 1300
                                               Salt Lake City, Utah 84111
                                               Telecopy: (801) 236-9730


ADMINISTRATIVE AGENT:                 BANK OF AMERICA, N.A., in its capacity
                                      as Administrative Agent

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                                                       EXHIBIT I


                      PERFECTION CERTIFICATE

         ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), hereby certifies to the Administrative Agent and each Secured Party in connection with (a) the Amended and Restated Credit Agreement dated as of May 26, 2000 (the "Credit Agreement"), among the Borrower, Industrial Services Group, Inc., a Delaware corporation, the Lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent, and (b) the Amended and Restated Pledge and the Security Agreement (the "Security Agreement") (such term and all other terms used but not defined herein having the meanings given them in the Credit Agreement and the Security Agreement), as follows:

         Names(a) . (a) The exact corporate or partnership name of each Grantor under the Security Agreement, as such name appears in its respective certificate of incorporation or certificate of limited partnership, is as follows:

                  See Schedule 1(a)


         (b) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

                  See Schedule 1(b)


         Current Locations(a) . (a) The chief executive office and principal place of business of each Grantor is located at the following address:

         Grantor                    Mailing Address        County          State

                  See Schedule 2(a)


         (b) Set forth on Schedule 2(b) are the Grantors' places of business not identified in 2(a).

         Unusual Transactions. All Receivables originated by such Grantor have been originated in the ordinary course of its business.

         Search Reports. Attached hereto as Schedule 4 is a summary of all of the search reports from the Uniform Commercial Code filing offices where filings would be required by law to be filed in order to create a perfected security interest in or lien on any of the personal or real property of the Grantors and of each financing statement or other filing identified in such search reports.

         UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 5 hereto has been delivered to the Administrative Agent for filing in the Uniform Commercial Code filing office in each jurisdiction identified in Section 2 hereof. True, correct and complete acknowledgement copies of all such financing statements as filed in such filing offices will be delivered to the Administrative Agent.

         Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing office in which such filing will be made. Upon filing, the date and file number thereof will be noted on such Schedule.

         Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 5 above have been or will be paid by the Borrower.

         IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of ___________, 2000.

                                     ISG RESOURCES, INC.

                                      By:_____________________________
                                      Name:
                                      Title:

Attachments:
-----------

Schedule 1(a)      -   Corporate Names
Schedule 1(b)      -   Trade names, Division Names, Etc.
Schedule 2(a)      -   Chief Executive Offices and Principal Places of Business
Schedule 2(b)      -   Places of Business
Schedule 4         -   Summary of UCC Search Reports
Schedule 5         -   Form of UCC-1
Schedule 6         -   Places of Filing

Perfection Certificate Schedules

                                  SCHEDULE 1(a)

                                 Corporate Names

Industrial Services Group, Inc.
ISG Resources, Inc.
ISG Capital Corporation
ISG Manufactured Products
Best Masonry & Tool Supply, Inc.
Don's Building Supply, L.L.P
Lewis W. Osborne, Inc.
Magna Wall, Inc.
United Terrazzo Supply Co., Inc.

Perfection Certificate Schedules

                                  SCHEDULE 1(b)

                        Trade Names, Division Names, Etc.

Corporate Name:                                           d/b/a:                    f/k/a:
--------------                                            ------                    ------
Industrial Services Group, Inc.                  ISG                       Industrial Quality Services, Inc.
                                                                           JTM, Inc.

ISG Resources, Inc.                              N/A                       JTM Industries, Inc.;  JTM;
                                                                           UP/JTM Industries, Inc.;
                                                                           JTM/Laidlaw Environmental Services Group;

ISG Capital Corporation                          N/A                       N/A

ISG Manufactured Products                        N/A                       N/A

Best Masonry & Tool Supply, Inc.                 Best Masonry;             J. Marvin Isaac Interests, Inc.
                                                 Best Stucco
                                                 Best Mortar

Don's Building Supply, L.L.P                     N/A                       Don's Building Supply, Inc.

Lewis W. Osborne, Inc.                           Osborne Building          N/A
                                                 Supply; Osborne
                                                 Supply

Magna Wall, Inc.                                 N/A                       N/A

United Terrazzo Supply Co., Inc.                 United Terrazzo;          N/A
                                                 United Terrazzo
                                                 Supply

Perfection Certificates Schedules

                                  SCHEDULE 2(a)

            Chief Executive Offices and Principal Places of Business

Industrial Services Group, Inc.:                             FEIN:    58-2345034
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

ISG Resources, Inc.:                                         FEIN:    87-0619697
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
CEO:     136 E. South Temple, Suite 1300                    FEIN:    74-2142761
         Salt Lake City, UT 84111

PPB:     16800 Greenspoint Park Drive, #250N
         Houston, TX 77060

Lewis W. Osborne, Inc.:                                     FEIN:    95-1070710
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16005 Phoebe Avenue
         La Mirada, CA 90638

United Terrazzo Supply Co., Inc.:                           FEIN:    95-6051788
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16005 Phoebe Avenue
         La Mirada, CA 90638

Magna Wall, Inc.:                                           FEIN: 01177918-00
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     39340 I-H West, Suite C
         Boerne, TX 78006

ISG Manufactured Products, Inc.:                            FEIN:    Applied For
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

Don's Building Supply, L.L.P.:                              FEIN:    75-1789595
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     2327 Langford Street
         Dallas, TX 75208

ISG Capital Corporation:                                    FEIN:    87-0620660
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

                              Schedule 2(b) to the
                             Perfection Certificate

                               Places of Business

                                                               Schedule 4 to the
                                                          Perfection Certificate

                          Summary of UCC Search Reports

                                 [To be attached
                                     by MWBB

                                                               Schedule 5 to the
                                                          Perfection Certificate

                                  Form of UCC-1

                                 [To be attached
                                    by MWBB]

                                                               Schedule 6 to the
                                                          Perfection Certificate


                                Places of Filing

ISG Manufactured Products, Inc.                      Utah - SOS

Don's Building Supply L.L.P.                         Utah - SOS
Don's Building Supply L.L.P.                         Texas - SOS

Best Masonry & Tool Supply,
Inc. f/k/a J. Marvin Isaac                           Utah - SOS

ISG Capital Corporation                              Utah - SOS

Industrial Services Group, Inc.                      Utah - SOS

                              AMENDED AND RESTATED

                          PLEDGE AND SECURITY AGREEMENT

                            dated as of May 26, 2000

                                      among

                            THE GRANTORS NAMED HEREIN

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                    TABLE OF CONTENTS

Article           Section                                                                           Page
ARTICLE I DEFINITIONS.................................................................................1

   Section 1.01       Terms Defined in the Credit Agreement...........................................1
   Section 1.02       Definition of Certain Terms Used Herein.........................................1
   Section 1.03       UCC Definitions.................................................................6
   Section 1.04       Terms Generally.................................................................6

ARTICLE II SECURITY INTERESTS.........................................................................6

   Section 2.01       The Security Interests..........................................................6
   Section 2.02       Continuing Liability of each Grantor............................................7
   Section 2.03       Delivery of Pledged Securities and Chattel Paper................................7
   Section 2.04       Security Interests Absolute.....................................................8
   Section 2.05       Sales and Collections...........................................................9
   Section 2.06       Segregation of Proceeds.........................................................9
   Section 2.07       Verification of Receivables....................................................10
   Section 2.08       Release of Collateral..........................................................10
   Section 2.09       Amendment of Schedules.........................................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES...........................................................11

   Section 3.01       Pledged Securities.............................................................11
   Section 3.02       Validity, Perfection, Assignment and Priority of Security Interests............11
   Section 3.03       Patents, Trademarks and Copyrights.............................................12
   Section 3.04       Enforceability of Receivables and General Intangibles..........................12
   Section 3.05       Place of Business, Location of Collateral......................................12
   Section 3.06       Trade Names....................................................................13
   Section 3.07       Outstanding Interests..........................................................13
   Section 3.08       Licensor Consents..............................................................13
   Section 3.09       Motor Vehicles and Other Rolling Stock.........................................13
   Section 3.10       Accounts.......................................................................13
   Section 3.11       Real Estate....................................................................13

ARTICLE IV COVENANTS.................................................................................14

   Section 4.01       Perfection of Security Interests...............................................14
   Section 4.02       Further Actions................................................................14
   Section 4.03       Change of Name, Identity or Structure..........................................16
   Section 4.04       Place of Business and Collateral...............................................17
   Section 4.05       Fixtures.......................................................................17
   Section 4.06       Maintenance of Records.........................................................17
   Section 4.07       Compliance with Laws, etc......................................................17
   Section 4.08       Payment of Taxes, etc..........................................................18
   Section 4.09       Compliance with Terms of Accounts, Contracts and Licenses......................18
   Section 4.10       Limitation on Liens on Collateral..............................................18
   Section 4.11       Limitations on Modifications of Receivables and General Intangibles;
                             No Waivers or Extensions................................................18
   Section 4.12       Maintenance of Insurance.......................................................19
   Section 4.13       Limitations on Dispositions of Collateral......................................19
   Section 4.14       Periodic Certification.........................................................19
   Section 4.15       Notices........................................................................19
   Section 4.16       Change of Law..................................................................20
   Section 4.17       Right of Inspection............................................................20
   Section 4.18       Maintenance of Equipment.......................................................20
   Section 4.19       Covenants Regarding Patent, Trademark and Copyright Collateral.................20
   Section 4.20       Reimbursement Obligation.......................................................22
   Section 4.21       Bank Accounts..................................................................22
   Section 4.22       Amendments to Schedules........................................................22

ARTICLE V DISTRIBUTIONS ON PLEDGED SECURITIES; VOTING................................................22

   Section 5.01       Right to Receive Distributions on Pledged Collateral; Voting...................22

ARTICLE VI REMEDIES; RIGHTS UPON DEFAULT.............................................................23

   Section 6.01       UCC Rights.....................................................................23
   Section 6.02       Payments on Collateral.........................................................24
   Section 6.03       Possession of Collateral.......................................................24
   Section 6.04       Sale of Collateral.............................................................25
   Section 6.05       Rights of Purchasers...........................................................25
   Section 6.06       Additional Rights of the Administrative Agent..................................26
   Section 6.07       Securities Act, etc............................................................26
   Section 6.08       Remedies Not Exclusive.........................................................28
   Section 6.09       Waiver and Estoppel............................................................28
   Section 6.10       Power of Attorney..............................................................29
   Section 6.11       Application of Proceeds........................................................31
   Section 6.12       Grant of License or Sub-License to Use Patent, Trademark,
                             Copyright and License Collateral........................................31

ARTICLE VII MISCELLANEOUS............................................................................32

   Section 7.01       Notices........................................................................32
   Section 7.02       Benefit of Agreement...........................................................32
   Section 7.03       No Waiver; Remedies Cumulative.................................................32
   Section 7.04       Amendments, Waivers and Consents...............................................32
   Section 7.05       Counterparts...................................................................33
   Section 7.06       Headings.......................................................................33
   Section 7.07       Survival.......................................................................33
   Section 7.08       Governing Law; Submission to Jurisdiction; Venue...............................33
   Section 7.09       Severability...................................................................34
   Section 7.10       Entirety.......................................................................34
   Section 7.11       Binding Effect; Termination....................................................34
   Section 7.12       Conflict.......................................................................35
   Section 7.13       Joinder Agreement..............................................................35
   Section 7.14       Right of Set-Off...............................................................35


Schedules

Schedule 1        List of Domestic Subsidiary Grantors

Schedule 2        Chief Executive Office and Principal Place of Business;
                  Locations of Records of Receivables and
                  General Intangibles
Schedule 3        Pledged Securities

Schedule 4        Locations of Equipment and Inventory
Schedule 5        Trade Names, Division Names, etc.
Schedule 6        Required Filings and Recordings
Schedule 7        Patents and Patent Applications
Schedule 8        Trademarks and Trademark Applications
Schedule 9        Copyrights and Copyright Applications
Schedule 10       Licenses
Schedule 11       Motor Vehicles and other Rolling Stock
Schedule 12       Accounts
Schedule 13       Real Estate


Exhibits

Exhibit A   Form of Assignment of Security Interests in United States
            Patent and Trademarks
Exhibit B   Form of Assignment of Security Interests in United States Copyrights
Exhibit C   Form of Estoppel, Consent and Agreement

         AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated as of May 26, 2000, among INDUSTRIAL SERVICES GROUP, INC., a Delaware corporation (the "Parent"), ISG RESOURCES, INC., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), the Domestic Subsidiaries of the Credit Parties that are listed on Schedule 1 hereto, if any, and such other Domestic Subsidiaries of the Credit Parties as shall become parties hereto in accordance with Section 7.13 hereof (such Domestic Subsidiaries being referred to herein individually as a "Subsidiary Grantor" and collectively as the "Subsidiary Grantors") and Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined herein). This Agreement amends and restates that certain pledge and security agreement dated as of March 4, 1998 executed in favor of the Administrative Agent by each of the Credit Parties and that certain amended and restated pledge and security agreement dated as of January 1, 1999 executed in favor of the Administrative Agent by each of the Credit Parties.

         Reference is made to the Amended and Restated Credit Agreement dated as of May 26, 2000 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Parent, the financial institutions party thereto as lenders (the "Lenders"), Bank of America, N.A., as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by each of the Parent, the Borrower and the Subsidiary Grantors (such parties being referred to herein individually as a "Grantor" and collectively as the "Grantors") of an Amended and Restated Pledge and Security Agreement in the form hereof.

         Accordingly, the Grantors, intending to be legally bound, hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Terms Defined in the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of any Receivable or General Intangible.

         "Cash Collateral Accounts" shall have the meaning assigned to such term in Section 2.06(a).

         "Collateral" shall have the meaning assigned to such term in Section 2.01.

         "Contract Rights" shall mean all choses in action and causes of action and all other rights of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor pursuant to (a) all contracts under which Receivables or General Intangibles arise, (b) all Interest Rate Protection
Agreements, (c) the Acquisition Agreement, (d) all Material Contracts and (e) all other contract rights of any Grantor.

         "Copyright License" shall mean any written agreement (a) granting any right to any third party under any Copyright of any Grantor or (b) granting any right to any Grantor under any Copyright of any third party.

         "Copyrights" shall mean all right, title and interest of any Person in and to all of the following, whether now owned or hereafter acquired:

                  (a)  the  federally   registered  United  States  and  foreign
         copyrights described on Schedule 9 hereto and any renewals thereof, as such schedule may be amended from time to time;

                  (b)      all other United States and foreign copyrights;

                  (c) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental derivative or collective work registrations and pending applications for registrations in the United States Copyright Office;

                  (d) all computer programs, computer data bases, computer program flow diagrams, source codes and object codes related to any or all of the foregoing; and

                  (e) all tangible property embodying or incorporating any or all of the foregoing.

         "Deposit Accounts" shall mean (a) all Permitted Accounts, (b) all Cash Collateral Accounts and (c) all other deposit or investment accounts of each Grantor, all funds held therein and all certificates and instruments, if any, from time to time representing, evidencing or deposited into such accounts.

         "Documents" shall mean all of the books, ledgers, records, computer programs, tapes, discs, punch cards, data processing software, transaction files, master files, documents of title, bills of lading and warehouse receipts and related property and rights (including computer and peripheral equipment) of any Grantor pertaining to or referencing the Collateral.

         "Equipment" shall mean all equipment now owned or hereafter acquired by any Grantor, including all items of machinery, equipment, tools, parts, supplies, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

         "Federal Securities Laws" shall have the meaning assigned to such term in Section 6.07(a).

         "General Intangibles" shall mean all accounts, accounts receivable, Contract Rights, Documents, instruments, chattel paper, money, general intangibles, intellectual or other property of any kind or nature now owned or hereafter acquired by any Grantor, including permits, federal and state tax refunds, reversionary interests in pension plan assets, inventions, designs,
Patents, Copyrights, Licenses, Trademarks and associated goodwill, trade secrets, confidential or proprietary technical and business information, customer and supplier lists, inventions, ideas, designs, including all records pertaining to know-how, show-how or other data or information, software, databases and related documentation, registrations, franchises, and all other intellectual or other similar property rights not otherwise described above, but excluding Receivables.

         "Grantor" and "Grantors" shall have the meanings assigned to such terms in the second paragraph hereof.

         "Inventory" shall mean all inventory now owned or hereafter acquired by any Grantor, including (a) all goods and other personal property which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Grantor's business, (b) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (c) all of such Grantor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and (d) all rights of such Grantor as an unpaid seller, including rescission, replevin, reclamation and stopping in transit.

         "License" shall mean (a) any Patent License, Trademark License, Copyright License or other license or sublicense as to which any Grantor is now or hereafter a party and (b) any license, permit, certificates, authorization, certification, accreditation, franchise approval, or grant of rights by any Governmental Authority, or any other party necessary or appropriate for any Grantor to own, maintain or operate its business, properties and assets.

         "Patent License" shall mean any written agreement (a) granting any right to any third party under any Patent of any Grantor or (b) granting any right to any Grantor under any Patent of any third party.

         "Patents" shall mean all right, title and interest of any Person in and to all of the following, whether now owned or hereafter acquired:

                  (a) the letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any other country, as described on
         Schedule 7 hereto, as such schedule may be amended from time to time;

                  (b) the other letters patent of the United States or any other country and all other applications for letters patent of the United States or any other country; and

                  (c)     the      reissues,      continuations,      divisions,
         continuations-in-part or extensions thereof and the inventions disclosed therein, including the right to make, use and/or sell the inventions disclosed therein.

         "Permitted Account" of any Grantor shall mean an account of such Grantor maintained for the benefit of the Administrative Agent and the Secured Parties pursuant to a Depository Bank Agreement in the form of Exhibit B to the Credit Agreement or other depository bank security agreement in form and substance reasonably satisfactory to the Administrative Agent.

         "Pledged Debt" shall mean (a) the debt securities listed and described in Part II of Schedule 3 hereto, payable to such Grantor listed therein, and the instruments evidencing such debt securities, (b) all additional debt securities hereafter issued and payable to any Grantor and the instruments evidencing such debt securities, (c) the Intercompany Notes and (d) all payments of principal or interest, cash, instruments or other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for, or upon the conversion of the debt securities referred to in clause (a), (b) and (c) above.

         "Pledged Interests" shall mean (a) the Capital Stock listed and described in Part I of Schedule 3 hereto, and the certificates, if any, representing such Capital Stock, (b)(i) all additional Capital Stock of any issuer of the Pledged Interests from time to time acquired by any Grantor in any manner and (ii) all Capital Stock of any other Person hereafter acquired by any Grantor (which Capital Stock referred to in the foregoing clauses (i) and (ii) shall be considered to be Pledged Interests under this Agreement), together in each case with the certificates representing such additional Capital Stock, and
(c) all dividends, liquidating dividends, stock dividends, distributions, stock or partnership rights, options, rights to subscribe, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such listed Capital Stock referenced in clause (a) above or such additional Capital Stock referenced in clause (b) above; provided, however, that no shares of Capital Stock of any issuer incorporated in a jurisdiction outside of the United States of America shall be included hereunder to the extent that the aggregate amount of shares of Capital Stock of such issuer pledged hereunder by the Grantors would exceed 65% of the Capital Stock of such issuer to the extent, and for so long as, the pledge of any greater percentage would have adverse tax consequences for any Grantor.

        "Pledged Securities" shall mean the Pledged Interests and the Pledged Debt.

         "Proceeds" shall mean all proceeds, including (a) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (b) any and all payments or other property (in whatever form) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to any Grantor with respect to any of the Collateral, (c) any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, (d) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (e) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent now or hereafter owned by such Grantor or licensed under a Patent License, (ii) for past, present or future infringement or dilution of any Trademark now or hereafter owned by such Grantor or licensed under a Trademark License or injury to the goodwill associated with any Trademark now or hereafter owned by such Grantor, (iii) for past, present or future infringement of any Copyright now or hereafter owned by such Grantor or licensed under a Copyright License and (iv) for past, present or future breach of any other License and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Real  Estate"  shall  mean  all  real  property  and  all   buildings,
furnishings or fixtures or other improvements to or construction on real property now owned or hereafter acquired by any Grantor, and all leasehold interests now owned or hereafter acquired by any Grantor in real property.

         "Receivables" shall mean all accounts now or hereafter owing to any Grantor, and all accounts receivable, Contract Rights, Documents, instruments or chattel paper representing amounts payable or monies due or to become due to any Grantor, arising from the sale of Inventory or the rendition of services in the ordinary course of business or otherwise, whether or not earned by performance, or arising from or in connection with any Copyright, Patent, Trademark or License, together with all Inventory to be returned by or reclaimed from customers wherever such Inventory is located, and all guaranties, securities and liens held for the payment of any such account, account receivable, Contract Right, Document, instrument or chattel paper.

         "Secured Obligations" of any Grantor shall mean (a) in the case of the Borrower, all the Credit Obligations, (b) in the case of any Subsidiary Grantor, all amounts now or hereafter payable by such Subsidiary Grantor under the Subsidiaries Guarantee Agreement, (c) in the case of the Parent, all amounts now or hereafter payable by such Parent under the Parent Guarantee Agreement, (d) in the case of ISG Capital, all amounts now or hereafter payable by ISG Capital under the ISG Capital Guarantee Agreement, and (e) in the case of any Grantor, all expenses (including reasonable counsel fees and expenses) incurred in enforcing any rights of the Administrative Agent and the Secured Parties against such Grantor under this Agreement.

         "Trademark License" shall mean any written agreement (a) granting any right to any third party under any Trademark of any Grantor or (b) granting any right to any Grantor under any Trademark of any third party.

         "Trademarks" shall mean all right, title and interest of any Person in and to all of the following whether now owned or hereafter acquired by such
Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, and (b) all goodwill associated therewith.

         "UCC" shall mean at any time the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code in effect in a jurisdiction other than New York, then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

         UCC Definitions. The uncapitalized terms "account," "account debtor," "chattel paper," "document," "warehouse receipt," "bill of lading," "document of title," "instrument," "inventory," "equipment," "general intangible," "money," "proceeds," "products" and "purchase money security interest" as used in Section
1.02 or elsewhere in this Agreement shall have the meanings ascribed thereto in the UCC.

         Terms Generally. The definitions in Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word "day" means a calendar day.

                                   ARTICLE II

                               SECURITY INTERESTS

         The Security Interests. To secure the due and punctual payment of all Secured Obligations of such Grantor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, (a) each Grantor hereby grants to the Administrative Agent, its successors and its assigns, for the ratable benefit of the Secured Parties, a security interest in, and (b) each Grantor hereby pledges, and with respect to all Deposit Accounts, pledges and assigns, to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, all of such Grantor's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which are herein collectively called the "Collateral"):

                  (a) all Receivables;

                  (b) all General Intangibles;

                  (c) all Equipment;

                  (d) all Inventory;

                  (e) all Pledged Securities;

                  (f) all Deposit Accounts;

                  (g) all Real Estate;

                  (h) to the extent not included in the foregoing (and except to the extent expressly excluded from the foregoing), all other personal property, whether tangible or intangible, and wherever located; and

                  (i) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter.

         Continuing Liability of each Grantor. Anything herein to the contrary notwithstanding, each Grantor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to any Collateral, nor shall the Administrative Agent or any Secured Party be required to perform or fulfill any of the obligations of any Grantor with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, neither the Administrative Agent nor any Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to the Collateral.

         Delivery of Pledged Securities and Chattel Paper. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant hereto and shall be in suitable form for transfer by delivery, duly endorsed and shall be accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed, and accompanied in each case by any transfer tax stamps required for purposes of pledging such certificates or instruments hereunder, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor after the occurrence and during the continuance of an Event of Default, to cause any or all of the Pledged Interests and other Pledged Securities to be transferred of record into the name of the Administrative Agent or its nominee.

         Security Interests Absolute. All rights of the Administrative Agent and the Secured Parties hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Secured Obligation, Note or any other document evidencing or securing any Secured Obligation, by operation of law or otherwise;

                  (b) any modification or amendment or supplement to the Credit Agreement, any Note, any Collateral Document or any other document evidencing or securing any Secured Obligation;

                  (c) any release, non-perfection or invalidity of any direct or indirect security for any Secured Obligation;

                  (d) any change in the existence, structure or ownership of any Grantor or any other Consolidated Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Grantor or any other Consolidated Party or its assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;

                  (e) the existence of any claim, set-off or other right which any Grantor may have at any time against any Consolidated Party, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (f) any invalidity or unenforceability for any reason of any Secured Obligation relating to or against any Grantor or any other Consolidated Party, or any provision of applicable law or regulation purporting to prohibit the payment by any Grantor or any other Consolidated Party of the Secured Obligations;

                  (g) any failure by the Administrative Agent or any Secured Party (i) to file or enforce a claim against any Grantor or any other Consolidated Party or its estate (in a bankruptcy or other proceeding),
         (ii) to give notice of the existence, creation or incurrence by any Grantor or any other Consolidated Party of any new or additional indebtedness or obligation under or with respect to the Secured Obligations, (iii) to commence any action against any Grantor or any other Consolidated Party, (iv) to disclose to any Grantor or any other Consolidated Party any facts which the Administrative Agent or any Secured Party may now or hereafter know with regard to any Grantor or any other Consolidated Party or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or

                  (h) any other act or omission to act or delay of any kind by any Grantor, any other Consolidated Party, the Administrative Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Grantor's obligations hereunder.

         Sales and Collections. (a) Each Grantor is authorized (i) to sell Collateral in accordance with the Credit Agreement and (ii) to use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement and the other Credit Documents. Notwithstanding the foregoing, the Administrative Agent may, upon the occurrence of any Event of Default, without cause or notice, curtail or terminate such authority at any time.

         (b) Each Grantor is authorized to collect amounts owing to it with respect to the Collateral, subject to the rights of the Administrative Agent under Section 2.06 and Article VI of this Agreement.

         Segregation of Proceeds. (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause to be opened and maintained at the principal office of the Administrative Agent bank accounts (the "Cash Collateral Accounts") which will contain only Proceeds of Collateral of a particular Grantor. Any cash proceeds (as such term is defined in Section 9-306(1) of the UCC) received by the Administrative Agent directly from Account Debtors obligated to make payments under Receivables or General Intangibles to such Grantor or from such Grantor pursuant to paragraph (b) of this Section 2.06, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other Proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Account, and until so deposited shall be held in trust for the Administrative Agent and the Secured Parties and shall not be commingled with any funds not constituting Proceeds of the Collateral. Each Cash Collateral Account shall be designated with the title "Bank of America, N.A., as Administrative Agent under the Amended and Restated Credit Agreement dated as of May 26, 2000 among ISG Resources, Inc., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) Industrial Services Group, Inc., the Lenders party thereto, the Administrative Agent and the Documentation Agent." Such Proceeds, when deposited, shall continue to be security for the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Administrative Agent shall have sole dominion and control over the funds (including all rights under Article VI of this Agreement with respect to such funds) deposited in the Cash Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent.

         (b) Upon notice by the Administrative Agent to any Grantor that a Cash Collateral Account has been opened, such Grantor shall cause all cash Proceeds collected by it to be delivered to the Administrative Agent forthwith upon receipt, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection thereof by the Administrative Agent), and for such purpose each Grantor hereby irrevocably authorizes and empowers the Administrative Agent, its officers, employees and authorized agents to endorse and sign the name of such Grantor on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by such Grantor prior to any endorsement or assignment thereof by the Administrative Agent. The Administrative Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

         Verification of Receivables. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of Receivables in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith. Upon the occurrence and during the continuance of an Event of Default, each Grantor, at its own expense, will cause its financial officer to furnish to the Administrative Agent at any time and from time to time promptly upon the Administrative Agent's request, the following reports: (a) a reconciliation of all Receivables, (b) an aging of all Receivables, (c) trial balances and (d) a test verification of such Receivables as the Administrative Agent may request.

         Release of Collateral. (a) Each Grantor may sell or realize upon or transfer or otherwise dispose of Collateral to the extent expressly permitted by, and in accordance with, Section 2.05 and Section 4.13, and the security interests of the Administrative Agent and the Secured Parties in such Collateral so sold, realized upon or disposed of (but not in the Proceeds arising from such sale, realization or disposition) shall cease immediately upon such sale, realization or disposition, without any further action on the part of the Administrative Agent or the Secured Parties. The Administrative Agent, if requested in writing by any Grantor, but at the expense of such Grantor, is hereby authorized and instructed to deliver to the Account Debtor or the purchaser or other transferee of any such Collateral upon such sale, realization or disposition, applicable UCC termination statements for such Collateral and a certificate stating that the Administrative Agent and the Secured Parties no longer have a security interest therein, and such Account Debtor or such purchaser or other transferee shall be entitled to rely conclusively on such certificate for any and all purposes.

         (b) Upon (i) all the Secured Obligations having been indefeasibly paid in full, (ii) the termination of the Commitments and (iii) the cancellation or expiration of all Letters of Credit and the reimbursement in full of all LOC Obligations (or the full cash collateralization of any and all such liabilities on terms reasonably acceptable to the Administrative Agent), the Administrative Agent will (as soon as reasonably practicable after receipt of notice from any Grantor requesting the same, but at the expense of such Grantor) (A) execute and deliver to such Grantor for each filing made under Section 4.01 or 4.02 to perfect the security interests granted to the Administrative Agent and the Secured Parties hereunder, a termination statement prepared by such Grantor and furnished to the Administrative Agent to the effect that the Administrative Agent and the other Secured Parties no longer claim a security interest under such filing, (B) deliver to such Grantor all documents and instruments previously pledged to the Administrative Agent hereunder and (C) execute a termination notice with respect to each of the Depository Bank Agreements.

         Amendment of Schedules. Each Grantor hereby authorizes the Administrative Agent to modify this Agreement by amending any Schedule hereto or to add additional schedules hereto to include any asset or item acquired after the date hereof that may be Copyrights, Patents, Trademarks, Licenses or any other type of Collateral, as the case may be, under this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Grantors jointly and severally represent and warrant to the Administrative Agent and each of the Secured Parties that:

         Pledged Securities. All Pledged Securities have been duly authorized and validly issued by the issuers thereof and, in the case of Pledged Securities consisting of Capital Stock, are fully paid and nonassessable. None of the Pledged Securities are subject to options to purchase or similar rights of any Person. No Grantor is or will become a party to or otherwise bound by any agreement, other than this Agreement and the Credit Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Interests with respect thereto.

         Validity,  Perfection,  Assignment and Priority of Security  Interests.
(a) By complying with Section 4.01 and by delivering all certificates or instruments, if any, representing or evidencing the Collateral to the Administrative Agent, each Grantor will have created a valid and duly perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties as security for the due and punctual payment of all Secured Obligations of such Grantor in all Collateral and identifiable Proceeds of such Collateral, as to which a security interest may be perfected by (i) filing UCC financing statements, (ii) filing at the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. ss.1060 and 17 U.S.C. ss.205, as applicable, (iii) noting such security interest on its certificates of title and/or delivering possession thereof and (iv) possession by the Administrative Agent. Continuing compliance by each Grantor with the provisions of Section 4.02 will also (A) create and duly perfect valid security interests in all Collateral acquired or otherwise coming into existence after the date hereof and in all identifiable Proceeds of such Collateral as security for the due and punctual payment of all Secured Obligations of such Grantor and
(B) cause such security interests in all Collateral and in all Proceeds which are (I) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder, (II) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC and (III) any Proceeds in the Deposit Accounts to be duly perfected under the UCC.

         (b) The security interests of the Administrative Agent in the Collateral rank first in priority, except that the priority of the security interests may be subject to Liens permitted under Section 7.2 of the Credit Agreement. No financing statements, deeds of trust, mortgages or similar documents covering all or any part of the Collateral other than with respect to Liens permitted under Section 7.2 of the Credit Agreement are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any Person (other than a Grantor) asserting any claim thereto or security interest therein.

         Patents, Trademarks and Copyrights. Schedules 7, 8 and 9 hereto correctly set forth all of each Grantor's registered Patents, Trademarks and Copyrights, respectively, and Schedule 10 hereto correctly sets forth all of each Grantor's material Licenses. Each of the Patents, Trademarks and Copyrights are subsisting, other than those Patents, Trademarks and Copyrights indicated as "abandoned" or "dropped" on Schedules 7, 8 and 9, respectively, as of the date hereof, and have not been adjudged invalid or unenforceable, in whole or in part.

         Enforceability of Receivables and General Intangibles. To the knowledge of each Grantor, each Receivable and General Intangible is a valid and binding obligation of the related Account Debtor in respect thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and complies with any applicable legal requirements.

         Place of Business, Location of Collateral. Schedule 2 hereto correctly sets forth (a) each Grantor's chief executive office and principal place of business and (b) the offices of each Grantor where records concerning Receivables and General Intangibles are kept. Schedule 4 hereto correctly sets forth the location of all Equipment and Inventory of each Grantor, other than rolling stock, vessels, aircraft and goods in transit. Except for goods in transit and except as otherwise specified in Schedule 4, all Inventory and Equipment has been located at the addresses specified on Schedule 4 at all times during the four-month period prior to the date hereof while owned by the applicable Grantor. No Inventory is evidenced by a negotiable document of title, warehouse receipt or bill of lading. No non-negotiable document of title, warehouse receipt or bill of lading has been issued to any Person other than a Grantor, and such Grantor has retained possession of all of such non-negotiable documents, warehouse receipts and bills of lading. No amount payable under or in connection with any of the Collateral is evidenced by promissory notes or other instruments other than instruments evidencing the Pledged Debt which have been delivered to the Administrative Agent hereunder.

         Trade Names. Any and all trade names, division names, assumed names or other names under which any Grantor transacts, or at any time during the past five years prior to the date hereof has transacted, business are specified on
Schedule 5 hereto.

         Outstanding Interests. The Pledged Interests constitute (i) 100% of the outstanding common stock of the Borrower, (ii) 100% of the Capital Stock of all Domestic Subsidiaries of the Borrower and (iii) 65% of the Capital Stock of all Foreign Subsidiaries of the Borrower.

         Licensor Consents. Each Grantor has obtained all requisite consents or approvals by the licensor of each License to which such Grantor is a licensee to effect the assignment of all of such Grantor's right, title and interests thereunder to the Administrative Agent or its designee and to effect the sub-license contemplated under Section 6.12 upon and during the continuance of an Event of Default, and such consents are listed on Schedule 10.

         Motor Vehicles and Other Rolling Stock. Schedule 11 hereto correctly sets forth all of each Grantor's owned and leased motor vehicles and other rolling stock.

         Accounts. Each primary collection account, each primary operating account and each primary investment account of the Borrower and each other Grantor is a Permitted Account. Schedule 12 correctly sets forth all of each Grantor's collection, operating and investment accounts, the financial institutions therewith, the address of such financial institutions, the account number of each account and the purpose for which such account is used.

         Real Estate. Schedule 13 correctly sets forth with respect to all of each Grantor's Real Estate, the address of such Real Estate, whether such Real Estate is owned or leased by such Grantor, and the primary use of such Real Estate.

                                   ARTICLE IV

                                    COVENANTS

         Each Grantor covenants and agrees with the Administrative Agent that until (a) all the Secured Obligations have been indefeasibly paid in full in cash, (b) the Commitments have been terminated and (c) the cancellation or expiration of all Letters of Credit and the reimbursement in full of all LOC Obligations (or the full cash collateralization of any and all such liabilities on terms reasonably acceptable to the Administrative Agent), each Grantor will comply with the following:

         Perfection of Security Interests. (a) Each Grantor has caused the filings set forth on Schedule 6 to be completed and filed on or prior to the Closing Date and, if requested by the Administrative Agent, will, at its expense, cause all filings, amendments thereto, and recordings and other actions specified on Schedule 6 to have been completed and filed on or prior to the Effective Date.

         (b) Each Grantor, at its expense, will cause, if requested by the Administrative Agent, fully executed Assignments of Security Interests, amendments thereto or related documents, substantially in the forms of Exhibits A and B hereto, as applicable, to have been completed and filed on or prior to the Effective Date by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205, as applicable, to perfect the security interests granted to the Administrative Agent in the federally registered Copyrights, Patents, Trademarks and Licenses.

         (c) Each Grantor, at its expense, has caused each of the accounts listed on Schedule 12 hereto to be Permitted Accounts on or prior to the Closing Date and will take any additional actions with respect to Permitted Accounts requested by the Administrative Agent prior to the Closing Date.

         (d) Each Grantor, at its own expense, has caused each certificate of title to the motor vehicles and other rolling stock set forth on Schedule 11 with a fair market value as of the Closing Date that exceeds $20,000 to be filed at the applicable department of motor vehicles, to perfect the security interests granted to the Administrative Agent in such motor vehicles and other rolling stock and will take any additional actions with respect to certificate of title to motor vehicles or rolling stock set forth on Schedule 11 requested by the Administrative Agent prior to the Effective Date.

         Further Actions. (a) At all times after the Effective Date, each Grantor will, at its own expense, comply with the following:

                  (i) as to all Receivables, General Intangibles, Equipment, Inventory, Pledged Securities and Deposit Accounts, it will cause UCC financing statements and continuation statements to be filed and to be on file in all applicable jurisdictions (except with respect to goods in transit) as required to perfect the security interests granted to the Administrative Agent for the ratable benefit of the Secured Parties hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

                  (ii) as to all Proceeds, it will cause all UCC financing statements and continuation statements filed in accordance with clause
         (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described therein are covered;

                  (iii) upon the request of the Administrative Agent, it will ensure that the provisions of Section 2.06 are complied with;

                  (iv) as to any Capital Stock owned or hereafter acquired by any Grantor, the applicable Grantor will promptly pledge and deliver the corresponding certificates, upon the acquisition or certification thereof, or other instruments to the Administrative Agent for the benefit of the Secured Parties as part of the Pledged Interests duly endorsed in a manner reasonably satisfactory to the Administrative Agent;

                  (v) as to any amount payable under or in connection with any of the Collateral which shall be or shall become evidenced by any promissory note, chattel paper or other instrument, the applicable Grantor will promptly pledge and deliver such note or other instrument to the Administrative Agent for the benefit of the Secured Parties as part of the Pledged Debt duly endorsed in a manner satisfactory to the Administrative Agent;

                  (vi) as to all Real Estate leased by a Grantor after the date hereof, such Grantor shall use its best efforts to obtain waivers from the landlords of all such real estate, substantially in the form of Exhibit C hereto or in such other form as shall be acceptable to the Agent;

                  (vii) as to all federally registered Patents, Trademarks, Copyrights and Licenses hereafter acquired by any Grantor, it will cause fully executed Assignments of Security Interests, substantially in the forms of Exhibits A and B hereto, as applicable, to be received and recorded within 90 days after any such acquisition with respect to Patents and Trademarks and within 60 days after any such acquisition with respect to Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205, as applicable, to protect the validity and first priority of and to perfect a valid first priority security interest in favor of the Administrative Agent in respect of such hereafter acquired Patents, Trademarks, Copyrights and Licenses to the extent that a security interest may be perfected by filing in the United States and its political subdivisions, territories and possessions pursuant to applicable federal law;

                  (viii) as to all Licenses entered into after the date hereof with any third party licensor, the applicable Grantor will use its reasonable efforts to obtain all requisite consents or approvals by the licensor to effect the assignment of all of such Grantor's right, title and interest thereunder to the Administrative Agent or its designee and to effect the sub-license contemplated under Section 6.12 upon and during the continuance of an Event of Default and such Grantor shall provide prompt written notice to the Administrative Agent upon failure to obtain such consent or approval; and

                  (ix) as to any motor  vehicles or other rolling stock acquired by any Grantor after the date hereof, such Grantor shall cause the security interests granted hereunder to be noted on the certificate of title thereof and promptly deliver such certificate of title to the Administrative Agent and take any other actions necessary in order to perfect the Administrative Agent's security interests in such certificate of title.

         (b) Each Grantor will, from time to time and at its own expense, execute, deliver, file or record such financing statements pursuant to the UCC, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests, to enable the Administrative Agent and the Secured Parties to obtain the full benefits of this Agreement or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral, and will use its reasonable efforts to obtain such waivers from landlords and mortgagees as the Administrative Agent may request.

         (c) To the fullest extent permitted by law, each Grantor authorizes the Administrative Agent (i) to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon and, (ii) to the fullest extent permitted by law, file this Agreement in any UCC filing jurisdiction as a financing statement with respect to the Collateral. In furtherance of the foregoing, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time in the Administrative Agent's reasonable discretion, to execute, deliver, file or record financing statements pursuant to the UCC as may be reasonably necessary or desirable, in order to create, preserve, perfect, confirm or validate the security interests.

         Change of Name, Identity or Structure. No Grantor will change its name, identity or corporate structure in any manner except to the extent expressly permitted under Section 7.4 of the Credit Agreement. Furthermore, no Grantor shall change its name, identity or corporate structure unless it shall have given the Administrative Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or desirable or as may be reasonably requested by the Administrative Agent, to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all Persons.

         Place of Business and Collateral. No Grantor will change the location of (a) any of its places of business, (b) its chief executive office or (c) any of the offices or other locations where it keeps or holds any Collateral or any records relating thereto from the applicable location listed on Schedule 2 or 4 hereto (including the establishment of any new office or facility) unless, prior to such change, (i) it notifies the Administrative Agent of such change, (ii) makes all UCC filings required by Section 4.02 and (iii) takes all other action reasonably necessary or desirable or that the Administrative Agent may reasonably request, to preserve, perfect, confirm and protect the security interests granted hereby. No Grantor will change the location of any Collateral if such change would cause the security interest granted hereby in such Collateral to lapse or cease to be perfected.

         Fixtures. No Grantor will permit any Equipment to become a fixture to real property unless it shall have given the Administrative Agent at least 20 days' prior written notice thereof and shall have taken all such action and delivered or caused to be delivered to the Administrative Agent all instruments and documents, including waivers and subordination agreements by any landlords and mortgagees, and filed all financing statements necessary or reasonably requested by the Administrative Agent, to preserve and protect the security interest granted herein and to effectuate or maintain the priority thereof against all Persons.

         Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense complete books and records relating to the Collateral which are satisfactory to the Administrative Agent, including a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. Each Grantor will mark its instruments and chattel paper to evidence this Agreement and the security interests granted hereby. For the further security of the Administrative Agent and the other Secured Parties, each Grantor agrees that the Administrative Agent shall have a special property interest in each Grantor's Documents and chattel paper and, upon the occurrence and during the continuance of an Event of Default, such Grantor shall deliver and turn over any Document or chattel paper to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

         Compliance with Laws, etc. Each Grantor will comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any Governmental Authority, including any court, arbitrator or grand jury, in respect of the Collateral (including Environmental Laws), except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP in respect thereof shall have been made therefor or unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Payment of Taxes, etc. Each Grantor will pay all taxes, assessments and other governmental charges or levies imposed upon the Collateral or in respect of any of its income or profits therefrom when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the Administrative Agent or any Secured Party for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted so long as such reserves or other appropriate provision, if any, as shall be required by GAAP in respect thereof shall have been made therefor and be adequate in the good faith judgment of such Grantor.

         Compliance with Terms of Accounts, Contracts and Licenses. Each Grantor will perform and comply with in all respects all of its obligations under the terms of all agreements relating to the Collateral to which it is a party or by which it is bound.

         Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, but will defend the Collateral and each Grantor's rights with respect thereto against and take such other action as is reasonably necessary to remove, any security interest, encumbrance, claim or other Lien in respect of the Collateral other than the security interests created under the Collateral Documents and the Liens permitted under Section 7.2 of the Credit Agreement.

         Limitations on Modifications of Receivables and General Intangibles; No Waivers or Extensions. No Grantor will (a) amend, modify, terminate or waive any provision of any Receivable or General Intangible in any manner which might have a material adverse effect on the value of such Receivable or General Intangible,
(b) fail to exercise or pursue promptly and diligently each and every material right which it may have under each material Receivable and General Intangible or
(c) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any material Receivable or General Intangible. No Grantor will, without the prior written consent of the Administrative Agent, grant any extension of the time of payment of any material Receivable or amounts due under any material General Intangible, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon other than trade discounts granted in the normal course of business, except such as in the reasonable judgment of such Grantor is advisable to enhance the collectability thereof.

         Maintenance of Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with Section 6.6 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the
Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.12, including reasonable and invoiced attorneys' fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

         Limitations on Dispositions of Collateral. No Grantor will directly or indirectly (through the sale of stock, merger or otherwise) sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as permitted under Section 2.05. The inclusion of Proceeds of the Collateral under the security interests granted under Section
2.01 shall not be deemed a consent by the Administrative Agent to any sale or disposition of any Collateral other than as permitted by this Section 4.13.

         Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to
Section 6.1(a) of the Credit Agreement, each Grantor shall deliver to the Administrative Agent a certificate executed by a financial officer of such Grantor (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate, (b) certifying that all UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the security interests created under
Section 2.01 and (c) certifying that such Grantor has complied with all actions required to be taken by such Grantor under Section 4.02(a).

         Notices. Each Grantor will advise the Administrative Agent promptly and in reasonable detail after it becomes aware of, (a) any security interest, encumbrance or claim made or other Lien asserted against any of the Collateral,
(b) any material change in the composition of the Collateral and (c) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests granted to the Administrative Agent in this Agreement.

         Change of Law. Each Grantor shall promptly notify the Administrative Agent in writing of any change in law known to it which (a) adversely affects or will adversely affect the validity, perfection or priority of the security interests granted hereby, (b) requires or will require a change in the procedures to be followed in order to maintain and protect such validity, perfection and priority or (c) could result in the Administrative Agent not having a perfected security interest in any of the Collateral as provided herein.

         Right of Inspection. Each Grantor will, at such Grantor's cost and expense, permit any representatives designated by the Administrative Agent or the Required Lenders to visit and inspect the financial records, the Documents or any of the other Collateral of such Grantor at reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records or Documents, and permit any representatives designated by the Administrative Agent or the Required Lenders to discuss the affairs, finances and condition of such Grantor with the officers thereof and independent accountants therefor (with representatives of the Borrower present unless an Event of Default or Default has occurred and is continuing).

         Maintenance of Equipment. Each Grantor will, at its reasonable expense, in all material respects maintain the Equipment in standard industry operating condition, ordinary wear and tear excepted.

         Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (b) Each Grantor (either itself or through licensees) will, for each Patent, not intentionally do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as required by the applicable patent laws.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under the applicable copyright laws.

         (d) Each Grantor shall notify the Administrative Agent in writing promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent in writing, and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as may be required or the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Patent, Trademark or Copyright of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Administrative Agent its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Secured Obligations are indefeasibly paid in full in cash, the Commitments are terminated and the cancellation or expiration of all Letters of Credit and the reimbursement in full of all LOC Obligations.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each registration of the Patents, Trademarks and Copyrights which is material to the conduct of such Grantor's business, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business is believed infringed, misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent immediately after it learns thereof and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         Reimbursement Obligation. Should any Grantor fail to comply with the provisions of this Agreement or any other agreement relating to the Collateral such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Administrative Agent hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Administrative Agent), the Administrative Agent on behalf of such Grantor may, but shall not be required to, effect such compliance on behalf of such Grantor, and such Grantor shall reimburse the Administrative Agent for the reasonable costs thereof on demand, and interest shall accrue on any such unpaid reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full at the applicable default rate provided in Section 3.1 of the Credit Agreement.

         Bank Accounts. None of the Grantors will establish after the date hereof or permit to exist any demand, time, savings, passbook, collection, operating, investment or other like type of account relating in any way to its assets or business (except any Deposit Accounts or Prepayment Accounts or other cash collateral accounts with Administrative Agent required under, and maintained in accordance with, the Credit Agreement) without promptly causing such account to be a Permitted Account. Subject to the provisions of Section
2.06 and the rights of the Administrative Agent under Article VI hereof, each Grantor will cause the cash proceeds from its Receivables to be promptly deposited into a Permitted Account.

         Amendments to Schedules. Each Grantor has a continuing obligation hereunder to amend, revise and update, as need be, any and all schedules hereto so that such schedules accurately reflect the information set forth therein.

                                    ARTICLE V

                   DISTRIBUTIONS ON PLEDGED SECURITIES; VOTING

         Right to Receive Distributions on Pledged Collateral; Voting. (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose permitted by the terms of this Agreement and the Credit Agreement.

                  (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and principal paid in cash on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement and applicable laws. Other than pursuant to the first sentence of this paragraph (a)(ii), all principal, all noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be promptly delivered to the Administrative Agent, as Collateral, in the form in which received (with any necessary endorsement).

                  (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as each Grantor may reasonably request for the purpose of enabling each Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the  occurrence  and  during  the  continuance  of an Event of
Default:

                  (iv) All rights of any Grantor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent which shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments.

                  (v) All dividends and interest payments which are received by any Grantor contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT

         UCC Rights. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to the Administrative Agent at law or in equity.

         Payments   on   Collateral.   Without   limiting   the  rights  of  the
Administrative Agent under any other provision of this Agreement, if an Event of Default shall occur and be continuing:

                  (a) The Administrative Agent may, or upon the request of the Administrative Agent each Grantor shall, notify Account Debtors obligated to make payments under any or all Receivables or General Intangibles that the Administrative Agent and the other Secured Parties have a security interest in such Collateral and that payments shall be made directly to, or to a Cash Collateral Account designated by, the Administrative Agent. Each Grantor will use all reasonable efforts to cause each Account Debtor to comply with the foregoing instruction. In furtherance of the foregoing, each Grantor authorizes the Administrative Agent (i) to ask for, demand, collect, receive and give acquittances and receipts for any and all amounts due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, (ii) to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and (iii) to file any claim or take any other action in any court of law or equity or otherwise which it may deem appropriate for the purpose of collecting any amounts due under any Collateral;

                  (b) all payments received by any Grantor under or in connection with any of the Collateral shall be held by such Grantor in trust for the Administrative Agent, shall be segregated from other funds of such Grantor and shall forthwith upon receipt by such Grantor be turned over to the Administrative Agent, in the same form as received by such Grantor (duly indorsed by each Grantor to the Administrative Agent, if required to permit collection thereof by the Administrative Agent); and

                  (c) all such payments received by the Administrative Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent as collateral security for, and/or then or at any time thereafter be applied in whole or in part by the Administrative Agent to the payment of the expenses and Secured Obligations as set forth in Section 6.11.

         Possession of Collateral. In furtherance of the foregoing, each Grantor expressly agrees that, if an Event of Default shall occur and be continuing, the Administrative Agent may (a) by judicial powers, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is located, and without charge to the Administrative Agent seize and remove such Collateral from such premises and (b) have access to and use of such Grantor's Documents.

         Sale of Collateral. (a) Each Grantor expressly agrees that if an Event of Default shall occur and be continuing, the Administrative Agent, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to any Grantor or any other Person (all of which demands and/or notices are hereby waived by each Grantor), may forthwith collect, receive, appropriate and realize upon the Collateral and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Administrative Agent or elsewhere in such manner as is commercially reasonable and as the Administrative Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral, and to make it available to the Administrative Agent at places which the Administrative Agent may reasonably select. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Administrative Agent or any Secured Party arising out of the foreclosure, repossession, retention or sale of the Collateral.

         (b) Unless the Collateral threatens to decline quickly in value or is of a type customarily sold in a recognized market, the Administrative Agent shall give such Grantor 10 days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Administrative Agent shall not be required or obligated to make any such sale pursuant to any such notice. The Administrative Agent may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of failure of such purchaser to pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

         Rights of Purchasers. Upon any sale of the Collateral (whether public or private), the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Administrative Agent and the other Secured Parties) at any such sale shall hold the Collateral so sold free from any claim or right of whatever kind, including any equity or right of redemption of any Grantor, and each Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, including the right to redeem the Collateral under ss. 9-506 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

         Additional Rights of the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default:

                  (a) The Administrative Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

                  (b) The Administrative Agent shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Administrative Agent or any other Secured Party) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Administrative Agent and the other Secured Parties, and each Grantor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

         Securities Act, etc. (a) In view of the position of the applicable Grantor in relation to its Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any such Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent and the other Secured Parties in any attempt to dispose of all or part of the Pledged Securities under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Accordingly, each Grantor expressly agrees that the Administrative Agent is authorized, in connection with any sale of the Pledged Securities, if the Administrative Agent deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provisions of the Federal Securities Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. Each Grantor covenants and agrees that it will execute and deliver such documents and take such other action as the Administrative Agent deems reasonably necessary or advisable in order to comply with the Federal Securities Laws or any other law. Each Grantor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of each Grantor, the Administrative Agent and the other Secured Parties that the provisions of this
Section 6.07(a) will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells the Pledged Securities. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Securities for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

         (b) If the Administrative Agent shall determine to exercise its right to sell all or any of the Pledged Securities and if in the opinion of counsel for the Administrative Agent it is necessary, or if in the opinion of the Administrative Agent it is necessary, to have the securities included in the Pledged Securities or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, each Grantor agrees, at its own expense, (i) to execute and deliver, and to use its reasonable efforts to cause each Consolidated Party and its directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the reasonable opinion of the Administrative Agent, advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Federal Securities Laws and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its reasonable efforts to cause the Borrower to agree to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Federal Securities Laws, (iii) to use its reasonable efforts to qualify such securities under state blue sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities as requested by the Administrative Agent and (iv) at the request of the Administrative Agent, to indemnify and hold harmless the Administrative Agent, each other Secured Party and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Federal Securities Laws or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent, any other Secured Party or any underwriters (or any person controlling any of the foregoing); provided that such Grantor shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such person by the Administrative Agent or any underwriter expressly for use in such registration statement or prospectus.

         Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Administrative Agent in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

         (b) If the Administrative Agent shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, each Grantor and the Administrative Agent shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement, and thereafter all rights, remedies and powers of the Administrative Agent shall continue as though no such proceedings had been taken.

         (c) All rights of action under this Agreement may be enforced by the Administrative Agent without the possession of any instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Administrative Agent shall be brought in its name and any judgment shall be held as part of the Collateral.

         Waiver and Estoppel. (a) Each Grantor, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and each Grantor hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to the Administrative Agent in this Agreement but will permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 6.09 shall be construed as a waiver of any rights of such Grantor under any applicable federal bankruptcy law.

         (b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

         (c) Each Grantor, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Administrative Agent with respect to the Collateral.

         Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Administrative Agent's reasonable discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

                  (a) upon the occurrence and during the continuance of any Event of Default, to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

                  (b) upon the occurrence and during the continuance of any Event of Default, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (c) upon the occurrence and during the continuance of any Event of Default and otherwise to the extent provided in this Agreement, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral,
         (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral, (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral,
         (v) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (vi) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate, (vii) to assign any Patent, Trademark or Copyright (along with the goodwill of the business to which such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine, (viii) to license or, to the extent permitted by any applicable law, sub-license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent, Trademark or Copyright, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall determine and (ix) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the option of the Administrative Agent and each Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         Except as provided for by law or the UCC or its equivalent, nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Administrative Agent or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Administrative Agent. It is understood and agreed that the appointment of the Administrative Agent as the agent of each Grantor for the purposes set forth above in this Section 6.10 is coupled with an interest and is irrevocable. The provisions of this Section 6.10 shall in no event relieve any Grantor of any of its obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

         Application of Proceeds. (a) The Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as provided in Section 3.14(b) of the Credit Agreement. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

         (b) In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid are insufficient to pay all amounts to which the Administrative Agent or any or all of the Lenders are legally entitled, the Borrower will be liable for the deficiency, together with interest thereon, at the applicable default rate provided in Section 3.1 of the Credit Agreement, and the reasonable fees of any attorneys employed by the Administrative Agent or any or all of the Lenders to collect such deficiency, pursuant to the Credit Agreement.

         Grant of License or Sub-License to Use Patent, Trademark, Copyright and License Collateral. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article VI at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub-license any Patent, Trademark, Copyright or License now owned or licensed or hereafter acquired or licensed by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sub-license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and the continuance of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the applicable Grantor notwithstanding any subsequent cure of an Event of Default. The Administrative Agent agrees to apply the net proceeds received from any such license as provided in Section 6.11 hereof; provided that no such license shall be conferred hereby with respect to any Patents, Trademarks and Copyrights licensed by the Grantors from any unaffiliated third party if and to the extent that the terms of the applicable License to which such Grantor is a party would prohibit such license to the Administrative Agent.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, the Parent and the Administrative Agent, set forth in Section 10.1 of the Credit Agreement, and, in the case of any other Grantor, on the signature pages hereof, or at such other address as such party may specify by written notice to the other parties hereto.

         Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Grantors may assign or transfer any of its interests and obligations without prior written consent of all the Lenders (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.3(b) of the Credit Agreement. Upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

         No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Administrative Agent or any other Secured Party and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Secured Party would otherwise have at law or otherwise. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the other Secured Parties to any other or further action in any circumstances without notice or demand.

         Amendments, Waivers and Consents. Neither this Agreement nor any of the terms hereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing and is entered into in accordance with
Section 10.6 of the Credit Agreement; provided, however, that this Agreement may be amended, modified or waived with respect to any Grantor, including by releasing any Grantor hereunder, without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents, the termination of the Commitments, and the termination of this Agreement. All representations and warranties made by the Grantors herein shall survive delivery of the Notes, the making of the Loans under the Credit Agreement and the issuance of the Letters of Credit under the Credit Agreement.

         Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Grantors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Grantors hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE GRANTORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable with respect to any Grantor, such provision shall be fully severable as to such Grantor and the remaining provisions (and such provision as to all other Grantors) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions as to such Grantor. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Entirety. This Agreement, the other Credit Documents and the Lender Hedging Agreements, if any, represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Agreement, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Binding Effect; Termination. (a) This Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by any Grantor and the Administrative Agent and thereafter this Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and their respective permitted successors and assigns.

         (b) The term of this Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Obligations have been irrevocably satisfied in full and all of the Commitments shall have expired or been terminated. Except as otherwise expressly provided herein, this Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.08(b).

         Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

         Joinder Agreement. Upon execution and delivery by the Administrative Agent and a Domestic Subsidiary of any Credit Party of a Joinder Agreement substantially in the form of Exhibit E to the Credit Agreement, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Grantor against obligations and liabilities of such Grantor to such Lender (and its Affiliates) hereunder, under the Notes, under the other Credit Documents or otherwise, irrespective of whether such Lender (or Affiliate) shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured. Any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Lender agrees promptly to notify the applicable Grantor after any such set-off and application made by such Lender (or any of its Affiliates); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Any Person purchasing a Participation Interest in the Loans and Commitments pursuant to the applicable provisions of the Credit Agreement may exercise all rights of setoff with respect to its Participation Interest as fully as if such Person were a Lender. The rights of each Lender (and its Affiliates) under this Section 7.14 are in addition to (and not in limitation of) any other rights and remedies (including other rights of set-off) that such Lender may have under applicable law or otherwise.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:         .........           ISG RESOURCES, INC.,
                                      a Utah corporation

                                      By:___________________________
                                      Name:_________________________
                                      Title:________________________

PARENT:           .........           INDUSTRIAL SERVICES GROUP, INC.,
                                      a Delaware corporation

                                      By:____________________________
                                      Name:__________________________
                                      Title:_________________________

ADMINISTRATIVE AGENT:......           BANK OF AMERICA, N. A.,
                                      in its capacity as Administrative Agent

                                      By:____________________________
                                      Name:__________________________
                                      Title:_________________________

SUBSIDIARY GRANTORS:                  ISG CAPITAL CORPORATION,
-------------------                   a Utah corporation

                                      By:____________________________
                                      Name:__________________________
                                      Title:_________________________

                                      BEST MASONRY &TOOL SUPPLY, INC.
                                      a Texas corporation

                                      By:____________________________
                                      Name:__________________________
                                      Title:_________________________

                                       UNITED TERRAZZO SUPPLY CO., INC.
                                       a California corporation

                                       By:____________________________
                                       Name: _________________________
                                       Title:_________________________

                                       LEWIS W. OSBORNE, INC.
                                       a California corporation

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       MAGNA WALL, INC.
                                       a Texas corporation

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                       DON'S BUILDING SUPPLY L.L.P.,
                                       a Texas limited liability partnership

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                       ISG MANUFACTURED PRODUCTS, INC.
                                       a Utah corporation

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                        All notices for Subsidiary Grantors:

                                        ____________________________________
                                        ____________________________________
                                        ____________________________________

                                   Schedule 1

                               SUBSIDIARY GRANTORS

Industrial Services Group, Inc.

ISG Resources, Inc.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.

Lewis W. Osborne, Inc.

United Terrazzo Supply Co., Inc.

Magna Wall, Inc.

ISG Manufactured Products, Inc.

Don's Building Supply, L.L.P.

ISG Capital Corporation
   Schedule 1

                                   Schedule 2

             CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS

Industrial Services Group, Inc.

CEO/PPB:          136 E. South Temple, Suite 1300
                  Salt Lake City, UT 84111

ISG Resources, Inc.

CEO/PPB:          136 E. South Temple, Suite 1300
                  Salt Lake City, UT 84111

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16800 Greenspoint Park Drive, #250N
         Houston, TX 77060

Lewis W. Osborne, Inc.:
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16005 Phoebe Avenue
         La Mirada, CA 90638

United Terrazzo Supply Co., Inc.:
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     16005 Phoebe Avenue
         La Mirada, CA 90638

Magna Wall, Inc.:

CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     39340 I-H West, Suite C
         Boerne, TX 78006

ISG Manufactured Products, Inc.:
CEO/PPB: 136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

Don's Building Supply, L.L.P.:
CEO:     136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111

PPB:     2327 Langford Street
         Dallas, TX 75208

ISG Capital Corporation:
CEO/PPB: 136 E. South Temple, Suite 1300
         Salt Lake City, UT 84111


           LOCATIONS OF RECORDS OF RECEIVABLES AND GENERAL INTANGIBLES

Industrial Services Group, Inc.
136 E. South Temple, Suite 1300
Salt Lake City, UT 84111

ISG Resources, Inc.
136 E. South Temple, Suite 1300
Salt Lake City, UT 84111

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
16800 Greenspoint Park Drive, #250N
Houston, TX 77060

Lewis W. Osborne, Inc.:
16005 Phoebe Avenue
La Mirada, CA 90638

United Terrazzo Supply Co., Inc.:
16005 Phoebe Avenue
La Mirada, CA 90638

Magna Wall, Inc.:
39340 I-H West, Suite C
Boerne, TX 78006

ISG Manufactured Products, Inc.:
136 E. South Temple, Suite 1300
Salt Lake City, UT 84111

Don's Building Supply, L.L.P.:
2327 Langford Street
Dallas, TX 75208

ISG Capital Corporation:
136 E. South Temple, Suite 1300
Salt Lake City, UT 84111

                                   Schedule 3

                               PLEDGED SECURITIES


Part I   List of Pledged Interests:
         -------------------------


Grantor                              Issuer                 Ownership Interests:
-------                               ------                 -------------------
Industrial Services Group, Inc.
                                    ISG Resources, Inc.           100 Shares

ISG Resources, Inc.                 Best Masonry & Tool
                                    Supply, Inc.                  1,000 Shares
                                    Lewis W. Osborne, Inc.        12,296 Shares
                                    United Terrazzo Supply Co.,
                                    Inc.                          16 Shares
                                    Magna Wall, Inc.              1,000 Shares
                                    ISG Manufactured Products,
                                    Inc.                          1,000 Shares
                                    ISG Capital Corporation       100 Shares
                                    Don's Building Supply,
                                    L.L.P.                        1%

ISG Manufactured Products, Inc.
                                    Don's Building Supply, L.L.P. 99%


Part II   List of Pledged Debt:
          --------------------


  Grantor  Issuer                Date of Issuance           Outstanding Balance

                                         NONE

                                   Schedule 4

                      LOCATIONS OF EQUIPMENT AND INVENTORY



ISG Resources, Inc.
Healy Plant C/O Golden Valley Electric Assn.
3.5 miles Usibelli, Spur Road
Healy, AK 71249

ISG Resources, Inc.
Denali Borough Gaston
P. O. Box 40, 31972 Highway 25
1 Mile N of Wilsonville on State Route 25
Wilsonville, AL
Shelby County

ISG Resources, Inc.
Gorgas
464 Gorgas Road
Walker County Parrish, AL 35580

ISG Resources, Inc.
Arkadelphia - Gum Springs
500 E. Reynolds Road
Arkadelphia, AR 71923
Clark County

ISG Resources, Inc.
Hurricane Creek
P.O. Box 80
Bauxite, AR 72011
Saline County

ISG Resources, Inc.
Independence Steam Electric Power Plant
555 Point Ferry Road
Newark, AR 72562
Independence County

ISG Resources, Inc.
Redfield
Kearney Road
Redfield, AR 72132
Jefferson County

ISG Resources, Inc.
White Bluff Steam Electric Power Plant
P.O. Box 100
Redfield, AR 72132
Jefferson County

ISG Resources, Inc.
Navajo Generating Station
5 Miles East of Page Arizona
Highway 98
Page, AZ 86040

ISG Resources, Inc.
French Camp Terminal
7600 Harlan Road
French Camp, CA 98231

ISG Resources, Inc.
Fresno Terminal
3440 S. Willow
Fresno, CA 93725
Fresno County

ISG Resources, Inc.
Oxnard Terminal - Diversified Minerals Inc.
1135 E. Wooley Road
Oxnard, CA 93030
Ventura County

ISG Resources, Inc.
Redwood City Terminal C/O RMC Lonestar
876 Seaport Boulevard
Redwood City, CA 94063
San Mateo County

ISG Resources, Inc.
Sacramento Terminal c/o RMC Lonestar
1501 S. River Road
West Sacramento, CA 95691
Yolo County

ISG Resources, Inc.
San Bernadino
P.O. Box 5265
Riverside, CA 92517-5265
Riverside County

ISG Resources, Inc.
San Bernadino Terminal
1945 W. 4th Street
San Bernadino, CA 92411
San Bernadino County

ISG Resources, Inc.
San Francisco Terminal
100 Cargo Way @ Pier 96 Rail Yard
San Francisco, CA 94124

ISG Resources, Inc.
Andesite/DuPont
L.G. Everist
9065 Quince Street
Henderson, CO 80640
Adams County

ISG Resources, Inc.
Craig Plant
ISG Resources c/o Tri-State Generation and
Transmission Associates
2101 S. Ranney Street

Craig, Colorado 81625
Moffat County

ISG Resources, Inc.
Hayden Plant
ISG Resources c/o Public Service Company of Colorado
12795 E. Ute
Hayden, CO 81639
Routt County

ISG Resources, Inc.
Thames
141 Depot Road
Uncasville, CT 06382
New London County

ISG Resources, Inc.
CCA
05634 East Harbor Dr.
Fruitland Park, FL 34731
Lake County

ISG Resources, Inc.
Jefferson Smurfitt
North 8th Street
Fernandina Beach, FL 32034
Nassau County

ISG Resources, Inc.
Plant Crist
11951 Pate Road
Pensacola, FL 32534
Escambia County

ISG Resources, Inc.
Atlanta Terminal
2825 Humphries Way
Doraville, GA 30360
Gwinett County

ISG Resources, Inc.
Bowen
P. O. Box 280
322 Covered Bridge Rd., SW
Cartersville, GA 30120
Bartow County

ISG Resources, Inc.
Dublin
P.O. Box 13351
East Dublin, GA 31027
Laurens County

ISG Resources, Inc.
Materials Testing & Research Facility
2650 Highway 113, SW
Taylorsville, GA 30178
Bartow County

ISG Resources, Inc.
Stilesboro
322 Covered Bridge Road, SW
Cartersville, GA 30120
Bartow County

ISG Resources, Inc.
Burlington
4282 Sullivan Slough Road
Burlington, IA 52601
Des Moines County

ISG Resources, Inc.
2310 Hawkeye Drive
Sioux City, IA 51105
Woodbury County

ISG Resources, Inc.
Mid American Energy
Port Neal North 1, 2, 3 & 4
Sioux City, IA 51102
Woodbury County

ISG Resources, Inc.
Mid American Energy
Council Bluff 1, 2, & 3
2115 Navjo Street
Council Bluff, IA 51501
Pottawattamie County

ISG Resources, Inc.
Mid American Energy
Louisa Generating Station
8602 172nd Street
Muscatine, IA 52761
Muscatine County

ISG Resources, Inc.
Muscatine
8601 172nd Street
Muscatine, IA 52761
Muscatine County

ISG Resources, Inc.
Mid American Energy
Riverside Plant
6001 State Street
Riverdale, IA 52327
Washington County

ISG Resources, Inc.
Prairie Creek
3300 C Street, SW
Cedar Rapids, IA 52404
Linn County

ISG Resources, Inc.
Boise Terminal
630 East King Street
Meridian, ID 83642
Ada County

ISG Resources, Inc.
Meridian Terminal
Handy Truck Lines
630 E. King Street
Meridian, ID 83642
Ada County

ISG Resources, Inc.
Paul Terminal
Handy Truck Lines
100 S. 400 West
Paul, ID 83347
Minidoka County
ISG Resources, Inc.
Twin Falls Terminal
400 West 100 South
Paul, ID 83347

ISG Resources, Inc.
C.D. Edwards Station
P.O. Box 1237
Pekin, IL 61555
Tazewell County

ISG Resources, Inc.
Council Bluffs
2115 Navajo Street
Council Bluffs, IA 51501
Pottawattamie County

ISG Resources, Inc.
Baldwin Plant
10901 Baldwin Road
Baldwin, IL 62217
Randolph County

ISG Resources, Inc.
Duck Creek
P. O. Box 1257
Pekin, IL 61555
Tazewell County

ISG Resources, Inc.
Edwards Station
7800 s. Cilco Lane
Bartonvill, IL 61607
Peoria County

ISG Resources, Inc.
Wallace Station
40000 W. Becker Drive
Bartonville, IL 61607
Peoria County

ISG Resources, Inc.
Wood River Plant
1 Chessen Lane
Alton, IL 62002
Madison County

ISG Resources, Inc.
Bailly Station
246 Bailly Station Road
Chesterton, IN 46304
Porter County

ISG Resources, Inc.
Cinergy - Noblesville Plant
21225 Riverwood Avenue
Noblesville, IN 46060
Hamilton County

ISG Resources, Inc.
Clifty Creek
Highway 56
Madison, IN
Dane County

ISG Resources, Inc.
LTV Steel Company
Door 806
3001 Dickey Road
East Chicago, IN 64321
Lake County

ISG Resources, Inc.
Michigan City
Wasbash Street at the Lake
Michigan City, IN 46360
La Porte County

ISG Resources, Inc.
Mitchell Generating Station
P.O. Box M720
Gary, IN 46901
Lake County

ISG Resources, Inc.
Petersburg Station
Route 1,Highway 57 North
Petersburg, IN 47567
Pike County

ISG Resources, Inc.
Schahfer Station
2723 E. 1500 North
Route, Box 320
Gary, IN 46901
Lake County

ISG Resources, Inc.
Mill Creek
14660 Dixie Highway
Louisville, KY 40201
Jefferson County

ISG Resources, Inc.
Dolet Hills
P. O. Box 955
963 Power Plant Rd.
Mansfield, LA 71052
DeSoto Parish

ISG Resources, Inc.
Rayville
P. O. Box 477
Rayville, LA 71269
Richland Parish

ISG Resources, Inc.
Cobb
415 Causeway
Muskegon, MI 49440
Muskegon County

ISG Resources, Inc.
Consumers Power - Cobb Plant
145 Causeway
Muskegon, MI 49440
Muskegon County

ISG Resources, Inc.
Consumers Power - West Olive - Campbell
7584 N. Lake Shore
West Olive, MI 49460
Ottawa County

ISG Resources, Inc.
Consumers Power - Whiting - Erie
45251/2Erie Road
Erie, MI 48133
Monroe County

ISG Resources, Inc.
Eckert
Island Avenue
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
First Energy - Silo Storage Only
9333 Dearborn Street
Detroit, MI 48209
Wayne County

ISG Resources, Inc.
Karn
2555 Weadock Highway
Essexville, MI 48732
Bay County

ISG Resources, Inc.
Lansing Board Water & Light - Erickson
7101 Millett Highway
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
Lansing Board Water & Light - Eckert
Island Avenue
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
Moores Park
Island Avenue
Lansing, MI 48917
Ingham County

ISG Resources, Inc.
Sikeston
1551 W. Wakefield
Sikeston, MO 63801
Scott County

ISG Resources, Inc.
Thomas Hill
Route 1, box 87
Clifton Hill, MO 65244
Randolph County

ISG Resources, Inc.
Colstrip
Willow Ave. & Warehouse Road
Colstrip, MT 59323

ISG Resources, Inc.
Corrette
301 Charlene St.
Billings, MT 59010

ISG Resources, Inc.
Lewis & Clark Station
Highway 23, South of Sydney
Sydney, MT 59270

ISG Resources, Inc.
Missoula Terminal
6520 Defmet Road
Missoula, MT 59802

ISG Resources, Inc.
Coal Creek
2843 Third Street
Underwood, ND 58576
McLean County

ISG Resources, Inc.
Hudson Station
Duffield & Van Keuren Avenues
Jersey City, NJ 07306

ISG Resources, Inc.
Albany
13 Barrington Court
Niskayuna, NY 12309
Schenectady County

ISG Resources, Inc.
Trimble County
Route 1, P. O. Box 177
Bedford, NY 40006
Westchester County

ISG Resources, Inc.
Belews Creek Plant
P.O. Box 130
Belews Creek, NC 27009
Forsyth County

ISG Resources, Inc.
Cape Fear
P.O. Box 720
Leland, NC 28451
New Hanover County

ISG Resources, Inc.
Marshall
P.O. Box 195
Terrell, NC 28682
Catabba County

ISG Resources, Inc.
Underwood
P.O. Box 472
Washburn, ND 58577
McLean County

ISG Resources, Inc.
Las Vegas Terminal - Chem Lime
8000 Lake Mead Drive
Henderson, NE 89105
ISG Resources, Inc.
Reid Gardner
P.O. Box 77
Moapa, NE 89025
Clark County

ISG Resources, Inc.
Mercer Station
Lamberton Road
Trenton, NJ 08611
Mercer County

ISG Resources, Inc.
Fernley Terminal
Nevada Cement Company
75 BN Center
Fernley, NV 89408
Lyon County

ISG Resources, Inc.
Las Vegas Terminal
Savage Industries
70 N. Gibson Road
Henderson, NV 89014
Clark County

ISG Resources, Inc.
Reid Gardner Power Plant
Power Plant Road
Moapa, NV 89025
Clark County

ISG Resources, Inc.
Consumers Power - Lakeshore Plant
E. 55th & S. Marshall
Cleveland, OH
Cuyahoga County

ISG Resources, Inc.
Dublin
555 Metro Place, Suite 100
Dublin, OH 43071
Franklin County

ISG Resources, Inc.
First Energy
4701 Bayshore Road
Oregon, OH 43616
Lucas County

ISG Resources, Inc.
First Energy
33570    Lake Road
Avon Lake, OH 44012
Lorain County

ISG Resources, Inc.
First Energy
2133 Lake Road East
Ashtabula, OH 44004
Ashtabula County

ISG Resources, Inc.
First Energy
10 Erie Road
Eastlake, OH 44095
Lake County

ISG Resources, Inc.
Miami Fort
128 Brower Road
North Bend, OH 45052
Hamilton County

ISG Resources, Inc.
Sammis
P.O. Box 207
Stratton, OH 43961
Jefferson County

ISG Resources, Inc.
WC Beckjord Station
3000 Beckjord Road
New Richmond, OH 45157
Clermont County

ISG Resources, Inc.
Zimmer
1781 US 52
Moscow, OH 45153

ISG Resources, Inc.
Harrisburg Terminal C/O Morse Brothers
Highway 99 Peoria Road
Harrisburg, OR 97446
Linn County

ISG Resources, Inc.
Allentown
Commerce Plaza
5100 Tilghman Street
Building 2, Suite 225
Allentown, PA 18104
Lehigh County

ISG Resources, Inc.
Bloomsburg
P.O. Box 280
Bloomsburg, PA 17815
Columbia County

ISG Resources, Inc.
Good Spring - Porter Site
510 West Main Street, Box 94
Good Spring, PA 17981
Tremont County

ISG Resources, Inc.
Mansfield
Route 168
Shippingport, PA 15077
Beaver County

ISG Resources, Inc.
Sunbury
Old Trail - General Delivery
Shamokin Dam, PA 17876
Snyder County

ISG Resources, Inc.
Pacolet
520 Calico Drive
Pacolet, SC 29372
Spartanburg County

ISG Resources, Inc.
Lost Ridge (Bull Run)
104 Carden Road
Clinton, TN 37716
Anderson County

ISG Resources, Inc.
Bremond
P.O. Box 356
Bremond, TX 76629
Robertson County

ISG Resources, Inc.
Carthage
Route 3, Box 13A
Carthage, TX 75633
Panola County

ISG Resources, Inc.
Limestone Plant
P.O. Box 929
Jewett, TX 75846
Leon County

ISG Resources, Inc.
Martin Lake
P.O. Box 647
Tatum, TX 75691
Rusk County

ISG Resources, Inc.
Pirkey
Longview, TX
Gregg County

ISG Resources, Inc.
Stafford (Sales/Administration)
12603 SW Freeway, Suite 1300
Stafford, TX 77477
Fort Bend County

ISG Resources, Inc.
W.A. Parish Plant
P.O. Box 38
Thompsons, TX 77481
Fort Bend County

ISG Resources, Inc.
Carbon Plant
ISG Resources c/o PacifiCorp
Highway 6, 3 Miles North of Helper
Helper, UT 84526
Carbon County

ISG Resources, Inc.
Hunter Plant/Huntington Plant
ISG Resources c/o PacificCorp
2.5 Miles South Utah Highway
P.O. Box 569
Castle Dale, UT 84513
Emery County

ISG Resources, Inc.
Intermountain Power Service Corp. - Delta
ISG Resources c/o Intermountain Power
850 W. Brush Wellman Road
Delta, UT 84624
Millard County

ISG Resources, Inc.
Ogden Terminal
ISG Resources c/o PacifiCorp
2911 Pacific Avenue

Ogden, UT 84409
Weber County

ISG Resources, Inc.
Carbo Plant
P.O. Box 46
Cleveland, VA 24225
Russell County

ISG Resources, Inc.
Birchwood
12110 Old Stage Road
Chester, VA 23821
Chesterfield County

ISG Resources, Inc.
Glen Lyn
P.O. Box 64
Glen Lyn, VA 24093
Giles County

ISG Resources, Inc.
Richmond
1202 Bellwood Road
Richmond, VA 23237
Chesterfield County

ISG Resources, Inc.
Bellingham Terminal
741 Marine Drive
Bellingham, WA 98227
Whatcom County

ISG Resources, Inc.
Centralia Plant C/O PacifiCorp
913 Big Hanaford Road
Centralia, WA 98351
Lewis County

ISG Resources, Inc.
Centralia Storage
1720 Lum Road
Centralia, WA 98513
Lewis County

ISG Resources, Inc.
Holnam Cement
5400 W. Marginal Way, SW
Seattle, WA 98106
King County

ISG Resources, Inc.
Spokane Terminal
3203 E. Main
Spokane, WA 98225

ISG Resources, Inc.
Alma
3200 East Avenue South
Alma, WI
Buffalo County

ISG Resources, Inc.
Genoa
S 4651 State Road 335
Genoa, WI 54632
Walworth County

ISG Resources, Inc.
John Amos Plant
P.O. Box 896
Winfield, WV 25213
Putnam County

ISG Resources, Inc.
Kanawha River Facility
P.O. Box 453
Glasgow, WV 25086
Kanawha County

ISG Resources, Inc.
Mountaineer
P.O. Box 209
New Haven, WV 25265
Mason County

ISG Resources, Inc.
Point Pleasant
400 1/2Main St.
Pt. Pleasant, WV 25550
Mason County

ISG Resources, Inc.
Dave Johnston Plant
ISG Resources c/o PacifiCorp.
1591Tank Farm Road
Coal Company Route
Glenrock, WY 82637
Converse County

ISG Resources, Inc.
Laramie River Plant
ISG Resources c/o Basin Electric Power
347 Greyrocks Road

Wheatland, WY 82201
Platte County

ISG Resources, Inc.
Jim Bridger Plant
ISG Resources c/o PacifiCorp.
35 Miles East of Rock Springs
P.O. Box 158
Point of Rocks, WY 89242
Sweetwater County

ISG Resources, Inc.
Naughton Plant
ISG Resources c/o PacifiCorp.
5 Miles SW of Kemmerer on Hwy 189
P.O. Box 109
Kemmerer, WY 83101
Lincoln County

ISG Resources, Inc.
Wyodak Power Plant
ISG Resources c/o PacifiCorp.
48 Wyodak Road
Garner Lake Route
Gillette, WY 82718
Campbell County

ISG Manufactured Products, Inc. &
Best Masonry & Tool Supply, Inc.
16800 Greenpoint Park Drive, #250N
Houston, TX 77060

Best Masonry & Tool Supply, Inc.
16745 W. Hardy Road
Houston, TX 77060

Best Masonry & Tool Supply, Inc.
14702 Jersey Shore Drive
Houston, TX 77047

Best Masonry & Tool Supply, Inc.
5014 Callaghan
San Antonio, TX 77828

Best Masonry & Tool Supply, Inc.
4579 GA Highway 120
Duluth, GA 30097

Best Masonry & Tool Supply, Inc. - Lab
7935 Mainland Drive
San Antonio, TX 77828

Magna Wall, Inc.
P. O. Box 847
39340 I-H 10 West Suite C
Boerne, TX 78006

Lewis W. Osborne, Inc.
Osborne Building Materials
United Terrazzo Supply Co., Inc.
16005 Phoebe Avenue
LaMirada, CA 90638

Don's Building Supply, L.L.P.
P. O. Box 224289
2327 Langford Street
Dallas, TX 75208

ISG Capital Corporation
136 E. S. Temple, Suite1300
Salt Lake City, UT 84111

                                   Schedule 5

                        TRADE NAMES, DIVISION NAMES, ETC.
                        ---------------------------------


         Grantor                               Trade Names, Division Names, Etc.
         -------                               ---------------------------------

Industrial Services Group, Inc.                ISG

ISG Resources, Inc.                            ISG
                                               ISG Resources

Best Masonry & Tool Supply, Inc.               Best Coat Stucco
                                               Best Masonry
                                               Best Masonry & Tool Supply
                                               Best Stucco

Lewis W. Osborne, Inc.                         Osborne Building Supply
                                               Osborne Building Materials
                                               Osborne

United Terrazzo Supply Co., Inc.               United Terrazzo

Magna Wall, Inc.                               Magna Wall
                                               Magna Chem

ISG Manufactured Products, Inc.                N/A

ISG Capital Corporation                        N/A

Don's Building Supply, L.L.P.                  Don's
                                               Don's Building Supply

                                   Schedule 6

                         REQUIRED FILINGS AND RECORDINGS

                          UCC Filings & Date of Filing

Grantor             Locations           (if applicable)            Other Filings

                            [to be completed by MWBB]

                                   Schedule 7

                         PATENTS AND PATENT APPLICATIONS

                           Serial No. or                                                Issue or
Grantor                     Patent No.                Inventor          Country       Filing Date
-------                      -------------              ---------          ------       ------------

ISG Resources, Inc.          5,433,520                  Adams             USA            7/18/95
                                                        Falls             International

ISG Resources, Inc.          Serial 08,573,043                            USA

                             PCT/US96,204,53            Green
                                                        Zimmerman         International  12/13/96
                                                        Jorgensen
                                                        Jenson


                             European part:
                             96945253.1                                   European       12/13/96

ISG Resources, Inc.          5,693,137                  Styron            USA            12/2/97
                             US 94/11799                Styron            PCT            4/27/95

ISG Resources, Inc.          5,565,239                  Pike              USA            10/15/96

ISG Resources, Inc.          5,513,755                  Heavilon          USA            5/7/96
                                                        Pike
                                                        Savage
                                                        Styron

ISG Resources, Inc.          5,484,480                  Styron            USA            1/16/96

                             5,391,417                  Pike              USA            2/21/95

                             5,299,692                  Nelson            USA            4/5/94
                                                        Heavilon
                                                        Styron
                                                        Fletcher

ISG Resources, Inc.          5,199,377                  Ghermann, III     USA            4/6/93
                                                        Anderson
                                                        Ray
                                                        Baker, Jr.

ISG Resources, Inc.          5,196,620                  Gustin            USA            3/23/93
                                                        Shannonhouse
                                                        Styron

ISG Resources, Inc.          5,094,541                  Nelson            USA            3/10/92

ISG Resources, Inc.          4,373,958                  Jones             USA            2/15/83
                                                        Boggs

ISG Resources, Inc.          683101                     Styron            Australia      10/30/97

ISG Resources, Inc.          724548                     Styron            Europe         8/7/96

ISG Resources, Inc.          2068362                    Pike              Canada         5/31/94

ISG Resources, Inc.          2,071,139-6                Gustin            Canada         12/14/92
                                                        Shannonhouse
                                                        Styron

ISG Resources, Inc.          582008                     Gustin            EP             2/9/94
                                                        Shannonhouse
                                                        Styron

ISG Resources, Inc.          6144896                    Gustin            Japan          5/24/94
                                                        Shannonhouse
                                                        Styron

ISG Resources, Inc.          5,040,900                  Boggs             USA            8/20/91

ISG Resources, Inc.          5,840,179                  Minkara           International  8/18/98
                                                        Heavilon

ISG Resources, Inc.          5,988,396                  Minkara           USA            11/23/99

ISG Resources, Inc.          Serial60/155,861           Boggs             USA            9/24/99
                                                        Nordmeyer
                                                        Pike

ISG Resources, Inc.          Serial60/188,737           Boggs             USA            3/13/00

                                   Schedule 8

                      TRADEMARKS AND TRADEMARK APPLICATIONS

                    Serial No. or                     Issue or
Grantor           Registration No.      Country      Filing Date       Mark

Industrial Services Group, Inc.
         None.

ISG Resources, Inc.      1,010,455      USA         5/13/75        POZICON

                         1,049,269      USA         3/3/00         STA-BLEND

                         1,152,421      USA         4/28/81        POZZOLANIC
                                                                   and Design

                         1,248,044      USA         5/1/89         ORBALOID

                         1,395,433      USA         6/3/86         POZZALIME

                         1,402,656      USA         7/22/86        GYPCEM

                         1,448,523      USA         7/21/87        FLEXCRETE

                         1,454,791      USA         9/1/87         PEANUT MAKER

                         1,601,725      USA         6/19/90        POWERLITE

                         1,623,166      USA         12/20/90       ENVIRA-CEMENT

                         1,744,157      USA         1/5/93         ALSIL

                         1,780,954      USA         7/13/93        FERRO FLOW

                         1,911,817      USA         8/23/95        FLO FIL

                         1,922,933      USA         9/26/95        FLEXBASE

                         2,004,062      USA         4/25/95        C-STONE


                   Serial No. or                      Issue or
Grantor           Registration No.      Country      Filing Date       Mark

                         2,341,611      USA         4/8/96         ALKA PHIX


                         75,256,274     USA         3/12/97        COAL
                                                                   BYPRODUCTS
                                                                   & Design

                         Applied For    USA         5/9/00         FIBERLITE

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.
         None.

Lewis W. Osborne, Inc.
         None.

United Terrazzo Supply Co., Inc.
         None.

Magna Wall, Inc.
         Magna Wall      2,160,040      USA         5/26/98        MAGNAWALL

ISG Manufactured Products, Inc.
         None.

Don's Building Supply, L.L.P.
         None.

ISG Capital Corporation
         None.

                                   Schedule 9

                      COPYRIGHTS AND COPYRIGHT APPLICATIONS

                          Serial No. or                 Issue or
Grantor                 Registration No.  Country      Filing Date    Mark

ISG Resources, Inc.      TX 1,927,108       USA         9/29/86    The Mobile
                                                                   Stabilization
                                                                       Plant

ISG Resources, Inc.      TX 1.963,712       USA         12/17/86   JTM Brochure

                                   Schedule 10

                                    LICENSES

        Grantor                                     Licenses

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

A) Licensee of various standard office products and computer programs used in connection with day-to-day operations.

B)       ABC Cement,  Inc., ABC Cement License  Agreement  dated March 15, 1999:
         Agreement to license technology for the manufacture of quick set products with fly ash.

C) Dynastone, L.C.., Dynastone License Agreement dated August 6, 1998, to license technology for the manufacture of acid and salt resistant products with fly ash.

D) Hanson Pipe & Products, Inc.: Sublicense Agreement dated January 5, 2000to license technology for the manufacture of acid and salt resistant pipe products with fly ash.

E) Dynastone, L.C., Hydro Conduit Agreement dated December 16, 1998 to license technology for the manufacture of acid and salt resistant pipe products with fly ash.

F) Mainland Laboratory, Ltd. Mainland Laboratory Diagnostic Technology License Agreement dated April 14, 2000, Technology Sublicense Agreement to license technology for the manufacture of products with fly ash.

Best Masonry & Tool Supply, Inc. f/k/a J. Marvin Isaac Interests, Inc.:
         None.

Lewis W. Osborne, Inc.:
         None.

United Terrazzo Supply Co., Inc.:
         None.

Magna Wall, Inc.:

7. Acro Crete, Inc. technology sub-license agreement of April 6, 1999 for Magna Wall.

ISG Manufactured Products, Inc.:
         None.

Don's Building Supply, L.L.P.:
         None.

ISG Capital Corporation:
         None.

                                   Schedule 11

                     MOTOR VEHICLES AND OTHER ROLLING STOCK

                                 See Attachments

                                               OSBORNE/TERRAZZO - TRAILERS

----------------------------------------------------------------------------------------------------------------------------
              VIN                    YEAR               MAKE                  MODEL               LOCATION        UNIT #
              ---                    ----               ----                  -----               --------        ------
----------------------------------------------------------------------------------------------------------------------------


1UYFF224SPAO233O2                    1993              Utility               Flatbed
1UYFS1244PAO23202                    1993              Utility               Flatbed
1C9CB17B5KM110102                    1989               Clem                  Dump
1C9CA17A0KM110101                    1989               Clem                  Dump
1A11452C6E1538627                    1985             Fontaine               Flatbed
1T9111024E1070038                    1984               Tomtr                Carrier
9020PPAS                             1979                J&L                Pnematic
9019SPAS                             1979                J&L                Pnematic
----------------------------------------------------------------------------------------------------------------------------
                                           BEST MASONRY - TRAILERS

----------------------------------------------------------------------------------------------------------------------------
              VIN                    YEAR               MAKE                  MODEL               LOCATION        UNIT #
              ---                    ----               ----                  -----               --------        ------
----------------------------------------------------------------------------------------------------------------------------

1GRDM8423VM039901                    1997            Great Dane              Trailer            Frt Houston        9792
1HLS5M7B9S7T02960                    1995               Heil                 Tanker             San Antonio        9573
1L01B4221S1115760                    1995              Lufkin               Flat Bed            San Antonio        9574
1L01B4227P1110506                    1993              Lufkin               Flat Bed            Frt Houston        9365
1H9A1A6AXM1015098                    1991              Hilbilt            Dump Trailer        Frt San Antonio      9167
1JOP4AT20K2001117                    1989                                 Tank Trailer        Frt San Antonio      8984
1C91EFG2XF1095021                    1985             Cherokee            Dump Trailer        Frt San Antonio      8505
1AZBJ1A12E1014670                    1984               Aztec           Platform Trailer        San Antonio        8410
FHZ883901                            1978               Hobbs             Platform S/T         North Houston       7809
S41717                               1978              Pullman               Tanker             San Antonio        7845
UNN414602                            1971             Fruehauf               Tanker             San Antonio        7164
----------------------------------------------------------------------------------------------------------------------------

                                               OSBORNE/TERRAZZO - TRACTORS

---------------------------------------------------------------------------------------------------------------------------
              VIN                     YEAR                 MAKE                   MODEL            LOCATION      UNIT #
---------------------------------------------------------------------------------------------------------------------------


1XPFA27X8LN288507                     1990               Peterbilt
1XP5A27X4JD260508                     1988               Peterbilt
1XP5D29X5JD265298                     1988               Peterbilt
1FDYW80U2DVA01674                     1983                 Ford                  Flatbed
---------------------------------------------------------------------------------------------------------------------------
                                          DON'S BUILDING SUPPLY, INC - TRACTORS

---------------------------------------------------------------------------------------------------------------------------
              VIN                     YEAR                 MAKE                   MODEL            LOCATION      UNIT #
---------------------------------------------------------------------------------------------------------------------------

1K9FS252XR1056388                     1994                 Hand                  Flatbed
2FDLF47M7NCB14200                     1992                 Ford                  Flatbed
9DWXTF9T6MCM00148                     1991               Kenworth                  VN
1HTSDNUN8MH290465                     1991             International             Flatbed
1FDPR70UEDVA05102                     1983                 Ford                  Flatbed
---------------------------------------------------------------------------------------------------------------------------
                                                 BEST MASONRY - TRACTORS

---------------------------------------------------------------------------------------------------------------------------
              VIN                     YEAR                 MAKE                   MODEL            LOCATION      UNIT #
---------------------------------------------------------------------------------------------------------------------------

1HSHCAHRXXH212815                     1999             International             Tractor         San Antonio      9906
1HTSHAAR4XH595289                     1999             International             Flatbed        South Houston     9902
1HTSDAANOWH529250                     1998             International             Flatbed         San Antonio      9801
1HTSDAANOWH599928                     1998             International             Flatbed         San Antonio      9800
1HTSHAARXWH563137                     1998             International             Flatbed        North Houston     9898
1HTSCAAN6VH447685                     1997             International             Flatbed            Duluth        9790
1XPGD99X7VD437077                     1997               Peterbilt               Tractor         Frt Houston      9791
1HTSDAAN4TH291267                     1996             International             Flatbed        South Houston     9682
1HTSDN2N1PH477196                     1993             International             Flatbed        North Houston     9359
1HTSDN2N2PH506642                     1993             International             Flatbed        North Houston     9360
1HTSDN2N9PH488768                     1993             International          Flatbed/Dump      North Houston     9358
1HTSDN2R1PG512404                     1993             International             Flatbed         San Antonio      9363
1HTSDN2RXPH512403                     1993             International             Flatbed         San Antonio      9361
1HSHCA7R6NH433231                     1992             International               C&C           San Antonio      9256
1HTSCPLMXNH433229                     1992             International             Flatbed            Duluth        9253
1HTSDPNN9NH447660                     1992             International              Truck         North Houston     9254
1HSHGG6R4MH342417                     1991             International              Truck          San Antonio      9152
1HTSDNN8LH281808                      1990             International             Flatbed        South Houston     9038
2HSFEGUR4LC040888                     1990             International             Tractor         Frt Houston      9039
1HTLDDBN7KH637458                     1989             International             Flatbed        Bag San Antonio   8934
---------------------------------------------------------------------------------------------------------------------------


                                           OSBORNE/TERRAZZO - SERVICE VEHICLES

----------------------------------------------------------------------------------------------------------------------------
              VIN                       YEAR                 MAKE                MODEL             LOCATION       UNIT #
              ---                       ----                 ----                -----             --------       ------
----------------------------------------------------------------------------------------------------------------------------

1FTDF15N9JPA31945                       1988                 Ford                Pickup
----------------------------------------------------------------------------------------------------------------------------
                  DON'S BUILDING SUPPLY, INC - SERVICE VEHICLES

----------------------------------------------------------------------------------------------------------------------------
              VIN                       YEAR                 MAKE                MODEL             LOCATION       UNIT #
              ---                       ----                 ----                -----             --------       ------
----------------------------------------------------------------------------------------------------------------------------

1FTJW35F8TEB20220                       1996                 Ford                Pickup
----------------------------------------------------------------------------------------------------------------------------
                         BEST MASONRY - SERVICE VEHICLES

----------------------------------------------------------------------------------------------------------------------------
              VIN                       YEAR                 MAKE                MODEL             LOCATION       UNIT #
              ---                       ----                 ----                -----             --------       ------
----------------------------------------------------------------------------------------------------------------------------

JM2UF1114H0524742                       1987                Mazda                Pickup          San Antonio       8651
----------------------------------------------------------------------------------------------------------------------------

                                    Schedule 12


                               PERMITTED ACCOUNTS


Grantor

Industrial Services Group, Inc.:
         None.

ISG Resources, Inc.:

         (i)      Wells Fargo, Salt Lake City, Utah,
                  4801908005-Master   account   (lockbox   deposits   go   here,
                  disbursement accounts are funded from here).

                  Lockbox # 200988, Dallas, TX-Lockbox for all of ISG Resources recievables; payments, excluding manufactured products.

                  4759613581-ISG Resources AP account, controlled disbursement through Wachovia in Greenville, SC, Positive Pay service, ZBA.

                  4801907973-Payroll account-ZBA-payments to ADP flow through here, actual paychecks are cut from ADP accounts, only ACH transactions and manual payroll checks go through this account.

                  4801907981-Medical      Claims      account-medical     claims
                  reimbursements, etc., ZBA account.

                  4801907999-Flexible Spending account, ZBA.

                  4417889045-Sweep account, excess funds from master account go into this overnight investment account.

         (ii)     Bank of America, Charlotte, NC

                  3750884343-Master account-lockbox deposits go here, payables fund from here, closure pending redirection of receipts.

                  3299934093-AP-closed.

                  3299934085-Payroll-closed.

                  3299943896-Medical Claims-closure pending as checks clear.

                  3751046533-Flexible Spending-closure pending as checks clear.

Best Masonry & Tool Supply, Inc.

         (ii)     Merrill Lynch, Houston, Texas

                  443-07-480, Merrill Lynch-Master account, cash from the Best store-level bank accounts are collected here; payables were paid from here until March, 2000, now paid through the account below-once the checks that are outstanding clear, the account will be closed, and all cash will be collected in Wells Fargo account number 4801908179.

         (iii)    Wells Fargo, Greenville, South Carolina

                  4759624976, Wells Fargo-ISG Manufactured Products AP Disbursement Account; all manufactured products subs will fund payables from this account, Best is currently doing this, Magna Wall will follow May 1st, then Osborne and Don's.

                  Best Store-Level Cash Collection Accounts, all accounts electronically transfer funds to the Merrill Lynch master account, these will be switched over once that account closes to instead transfer funds to the Wells Fargo cash collection account 4801908179.

                  2-       Chase Bank, Houston, Texas

                           05300008375, Chase Bank, North & South Houston Stores (being closed 4/28, switching over to Wells Fargo account 4801908179)

                  2-       Premier Bank, Atlanta, Georgia

                           0013589, Premier Bank, Atlanta, GA stores

                  3-       Norwest Bank, San Antonio, Texas

                           230110551, Norwest Bank, San Antonio store

Magna Wall, Inc.

         (i)      Broadway Bank, Boerne, Texas, Acct. No. 0344613

Lewis W. Osborne, Inc.

         (ii)     Cerritos   Valley  Bank,   Norwalk,   California,   Acct.  No.
                  001-005154

Don's Building Supply, Inc.

         (ii)     Bank One, Dallas, Texas, Acct. No. 919-103-6490

                                   Schedule 13


                                   REAL ESTATE


Grantor          Address             Owned/Leased              Use

ISG Resources,
Inc.

           1000 Cobb Place Blvd.
           Kennesaw, GA 30144               Leased            Office

           501 West Main St.                Leased         Disposal Facility
           Good Spring, PA 17981                             Lab / Office

           12110 Old Stage Road             Lease          Rail Terminal /Office
           Chester, VA 23831

           2650 highway 113, SW             Owned          Rail Terminal/Storage
           Taylorsville, GA 30178                             Lab / Office

           2825 Humphries Way               Owned          Rail Terminal /
           Doraville, GA 30360                                Storage Facility

           2250 Commerce Drive NE           Owned          Disposal Facility
           Leland, NC 28451

           30045 General Thomas Hwy.        Owned          Not Currently in Use
           Franklin, VA 23851

           104 Carden Road                  Owned          Disposal Facility
           Clinton, TN 37716

           7584 N. Lake Shore               Leased         Garage / Maintenance
           West Olive, MI 49460

           145 Causeway                     Leased         Garage / Maintenance
           Muskegon, MI 49440

           7101 Millett Hwy.                Leased         Garage / Maintenance
           Lansing, MI 48917

           2555 Weadock                     Leased         Garage / Maintenance
           Essexville, MI 48732

           4525 1/2 Erie Rd.                Leased         Garage / Maintenance
           Erie, MI 48133

           4043 N. Euclid Ave.              Leased         Administrative Office
           Bay City, MI 48706

           104 Bouck Ave.                   Owned          Residential House
           Grand Ledge, MI 48837

           1720 Lum Road                    Owned          Storage
           Centralia, WA 98513

           5400 W. Marginal Way SW          Leased         Rail Terminal
           Seattle, WA 98106

           Hwy 99 Peoria Rd.                Leased         Rail Terminal
           Harrisburg, OR 97446

           876 Seaport Blvd.                Leased         Rail Terminal
           Redwood City, CA 94063

           1501 S. River Rd.                Leased         Rail Terminal
           West Sacramento, CA 95691

           3440 S. Willow                   Leased         Rail Terminal
           Fresno, CA 93725

           1945 W. 4th St.                  Owned          Rail Terminal
           San Bernadino, CA 92411

           1135 E. Wooley Rd.               Leased         Rail Terminal
           Oxnard, CA 93030

           1345 East Philadelphia St.       Owned          Rail Terminal
           Pomona, CA 92514

           630 E. King St.                  Leased         Rail Terminal
           Meridian, ID 83642

           100 S. 400 W.                    Leased         Rail Terminal
           Paul, ID 83347

           75 BN Center                     Leased         Rail Terminal
           Fernley, NV 89408

           29ll Pacific Ave.                Owned          Rail Terminal /
           Ogden, UT 84409                                     Storage

           9065 Quince St.                  Leased         Operations / Storage
           Henderson, CO 80640

           7525 SE 24th St. Suite 630       Leased         Administrative Office
           Mercer Island, WA 98040

           12603 SW Freeway, Suite 68       Leased         Administrative Office
           Stafford, TX 77477

           20991 Power Plant Rd.            Owned          Shop / Maintenance
           Chillicothe, IA 52548

           3307 S. College, Suite 200       Leased         Office
           Fort collins, CO 80525

           220 Walnut                       Leased         Office
           Eddyville, IA 52553

           2310 Hawkeye Drive               Leased         Office
           Sioux City, IA 51105

           8602 172nd Street                Owned          Shop / Maintenance
           Muscatine, IA 52761

           115 Navajo                       Owned          Shop / Maintenance
           Council Bluff, IA 51501

                                                                       EXHIBIT A
                                                                              to
                                                            Amended and Restated
                                                   Pledge and Security Agreement


                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES PATENTS AND TRADEMARKS

         FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [NAME OF GRANTOR], a [Jurisdiction] [entity] (the "Assignor"), having its chief executive office at [address], hereby assigns and grants to Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent"), with offices at NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, a security interest in (all of which are herein collectively referred to as the "PTO Collateral") (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications set forth on Schedule A attached hereto (the "Marks"), (ii) all of the Assignor's right, title and interest in and to the United States patents set forth on Schedule B attached hereto (the "Patents"), in each case together with
(iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses symbolized by the Marks and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

         THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all the Secured Obligations of the Assignor, as such term is defined in the Amended and Restated Pledge and Security Agreement, dated as of May 26, 2000, among the Assignor, the Administrative Agent and the other parties thereto (as amended, restated, modified or supplemented from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 2.08(b) of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the PTO Collateral acquired under this Assignment.

         THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Administrative Agent with respect to the security interest granted herein are without prejudice to, and are in addition to, those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provision of this Assignment is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

         IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the _____ day of __________________, 200__.

                                                 [NAME OF GRANTOR], as Assignor


                                                  By:---------------------------
                                                      Title:


STATE OF
         -----------
              OF
-------------    -------


         The foregoing instrument was acknowledged before me this _____ day of ____________________, 200__ by ____________________________________ as [title]
of  ____________________________,  a  _________________________  corporation, on behalf of the corporation.

         My commission expires:

Notarial Seal

                                                                   Notary Public

                                                     Bank of America, N.A.,
                                                     as Administrative Agent


                                                     By:
                                                        ------------------------
                                                            Title:

                                                                      SCHEDULE A

                      TRADEMARKS AND TRADEMARK APPLICATIONS

 Serial No. or                                         Issue or
Registration No.               Country                Filing Date           Mark

                                                                      SCHEDULE B

                         PATENTS AND PATENT APPLICATIONS

Serial No. or                                              Issue or
  Patent No.          Inventor          Country           Filing Date     Title
  ---------           --------          -------          -----------      -----

                                                                       EXHIBIT B
                                                                             to
                                                            Amended and Restated
                                                   Pledge and Security Agreement


                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS

         FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [NAME OF GRANTOR], a [Jurisdiction] [entity] (the "Assignor"), having its chief executive office at [address], hereby assigns and grants to Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent"), with offices at NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, a security interest in (all of which are herein collectively referred to as the "Copyright Collateral") (i) all of the Assignor's right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto (the "Copyrights"), (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Copyrights,
(iii) the goodwill of the businesses symbolized by the Copyrights and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights.

         THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all of the Secured Obligations of the Assignor, as such term is defined in the Amended and Restated Pledge and Security Agreement, dated as of May 26, 2000 among the Assignor, the Administrative Agent and the other parties thereto (as amended, restated, modified or supplemented from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in
Section 2.08(b) of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interests of the Copyright Collateral acquired under this Assignment.

         THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Administrative Agent with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

         IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the _____ day of ________________, 200__.

                                                  [NAME OF GRANTOR], as Assignor


                                                   By:__________________________
                                                        Title:




STATE OF
         -----------
              OF
-------------    -------


         The foregoing instrument was acknowledged before me this _____ day of ____________________, 200__ by ____________________________________ as [title]
of  ____________________________,  a  _________________________  corporation, on behalf of the corporation.

         My commission expires:

Notarial Seal

                                                                   Notary Public

                                                Bank of America, N.A.,
                                                as Administrative Agent


                                                By:________________________
                                                       Title:


                                                      BANK OF AMERICA, N.A.,
                                                      as Administrative Agent

                                                      By:_______________________
                                                          Title:

                                                                      SCHEDULE A


                      COPYRIGHTS AND COPYRIGHT APPLICATIONS

  Serial No. or                                                        Copyright
Registration No.              Country         Publication Date           Title

                                                                       EXHIBIT C
                                                                              to
                                                            Amended and Restated
                                                   Pledge and Security Agreement

                              [COPY TO BE INSERTED]

                                                                     EXHIBIT K-1

                                    [FORM OF]
                            TRANCHE A REVOLVING NOTE

$                                                                         [DATE]
 -----------------


         FOR VALUE RECEIVED, the undersigned, ISG RESOURCES, INC., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), hereby promises to pay to the order of (a "Lender"), at the office of Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (the "Administrative Agent"), at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth Amended and Restated in the Credit Agreement dated as of May [___], 2000, among the Borrower,
Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders (the "Lenders"), the Administrative Agent, Bank of America, N.A., as Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement") but in no event later than the Termination Date, in Dollars and in immediately available funds, in the aggregate principal amount of ($ ) or, if less than such principal amount, the aggregate unpaid principal amount of all Tranche A Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement and to pay interest from the date hereof on the unpaid principal amount hereof, from time to time outstanding, in like money, at said office, at the rate or rates per annum and on the dates in accordance with Section 2.2(d) of the Credit Agreement.

         The defined terms in the Credit Agreement are used herein with the same meaning. This promissory note (this "Note") is one of the Tranche A Revolving Notes referred to in the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly incorporated herein by reference and made a part of this Note by reference in the same manner and with the same effect as if set forth in their entirety herein and, subject to Section 9.4 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided to a Lender in the Credit Agreement and the other Credit Documents.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees and expenses.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         This Note and the Tanche A Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3 of the Credit Agreement.

         The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Administrative Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

         The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3(a) of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                          ISG RESOURCES, INC.,
                                          a Utah corporation

                                          By:______________________________
                                          Name:
                                          Title:




                                SCHEDULE A TO THE
                            TRANCHE A REVOLVING NOTE
                             OF ISG RESOURCES, INC.
                           DATED ____________________

                     Tranche A Revolving Loans and Payments


              Amount of             Type of
              Tranche A             Tranche A                                           Unpaid
              Revolving             Revolving                 Payments                  Principal    Notations
Date          Loan                   Loan            Principal             Interest     Balance      Made By
----          --------------        --------------   ---------             --------     -------      -------


                                                                     EXHIBIT K-2

                                    [FORM OF]
                            TRANCHE B REVOLVING NOTE

$                                                                         [DATE]
 -----------------


         FOR VALUE RECEIVED, the undersigned, ISG RESOURCES, INC., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), hereby promises to pay to the order of (a "Lender"), at the office of Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (the "Administrative Agent"), at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth Amended and Restated in the Credit Agreement dated as of May [___], 2000, among the Borrower,
Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders (the "Lenders"), the Administrative Agent, Bank of America, N.A., as Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement") but in no event later than the Termination Date, in Dollars and in immediately available funds, in the aggregate principal amount of ($ ) or, if less than such principal amount, the aggregate unpaid principal amount of all Tranche B Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement and to pay interest from the date hereof on the unpaid principal amount hereof, from time to time outstanding, in like money, at said office, at the rate or rates per annum and on the dates in accordance with Section 2.4(d) of the Credit Agreement.

         The defined terms in the Credit Agreement are used herein with the same meaning. This promissory note (this "Note") is one of the Tranche B Revolving Notes referred to in the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly incorporated herein by reference and made a part of this Note by reference in the same manner and with the same effect as if set forth in their entirety herein and, subject to Section 9.4 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided to a Lender in the Credit Agreement and the other Credit Documents.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees and expenses.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         This Note and the Tranche B Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3 of the Credit Agreement.

         The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Administrative Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

         The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3(a) of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                  ISG RESOURCES, INC.,
                                  a Utah corporation

                                  By:____________________________
                                  Name:
                                  Title:




                                SCHEDULE A TO THE
                            TRANCHE B REVOLVING NOTE
                             OF ISG RESOURCES, INC.
                           DATED ____________________

                     Tranche B Revolving Loans and Payments

               Amount of          Type of
              Tranche B          Tranche B                                            Unpaid
              Revolving          Revolving                   Payments                 Principal      Notations
Date          Loan               Loan               Principal          Interest       Balance        Made By
----          ------------       ------------       ---------          --------       -------        -------



                                                                     EXHIBIT K-2

                                    [FORM OF]
                            TRANCHE B REVOLVING NOTE

$                                                                         [DATE]
 -----------------


         FOR VALUE RECEIVED, the undersigned, ISG RESOURCES, INC., a Utah corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), hereby promises to pay to the order of (a "Lender"), at the office of Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (the "Administrative Agent"), at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth Amended and Restated in the Credit Agreement dated as of May [___], 2000, among the Borrower,
Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders (the "Lenders"), the Administrative Agent, Bank of America, N.A., as Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement") but in no event later than the Termination Date, in Dollars and in immediately available funds, in the aggregate principal amount of ($ ) or, if less than such principal amount, the aggregate unpaid principal amount of all Tranche B Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement and to pay interest from the date hereof on the unpaid principal amount hereof, from time to time outstanding, in like money, at said office, at the rate or rates per annum and on the dates in accordance with Section 2.4(d) of the Credit Agreement.

         The defined terms in the Credit Agreement are used herein with the same meaning. This promissory note (this "Note") is one of the Tranche B Revolving Notes referred to in the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly incorporated herein by reference and made a part of this Note by reference in the same manner and with the same effect as if set forth in their entirety herein and, subject to Section 9.4 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided to a Lender in the Credit Agreement and the other Credit Documents.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees and expenses.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         This Note and the Tranche B Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3 of the Credit Agreement.

         The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Administrative Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

         The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3(a) of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                  ISG RESOURCES, INC.,
                                  a Utah corporation

                                  By:____________________________
                                  Name:
                                  Title:




                                SCHEDULE A TO THE
                            TRANCHE B REVOLVING NOTE
                             OF ISG RESOURCES, INC.
                           DATED ____________________

                     Tranche B Revolving Loans and Payments

               Amount of          Type of
              Tranche B          Tranche B                                            Unpaid
              Revolving          Revolving                   Payments                 Principal      Notations
Date          Loan               Loan               Principal          Interest       Balance        Made By
----          ------------       ------------       ---------          --------       -------        -------



                                                                     EXHIBIT L-1




To Call Writer Direct:
 212 446-4800

                                  May 26, 2000

To  the  Administrative  Agent
and each of the Lenders  party
to the Credit  Agreement  from
time to time referred to below
c/o Bank of America, N.A.
Independence Center, 15th Floor
NC1-001-15-04
101 North Tryon Street
Charlotte, NC 28255

         Re:      ISG Resources Inc. and Industrial Services Group, Inc.

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to ISG Resources, Inc., a Utah corporation (the "Borrower"), and Industrial Services Group, Inc., a Delaware corporation ("Parent"), in response to the requirement in Section 4.1(c)(i) of the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of the date hereof, by and among the Borrower, Parent, the institutions from time to time party thereto as
Lenders (the "Lenders"), Bank of America, N.A., as Administrative Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent (the Lenders, the Administrative Agent and Documentation Agent herein collectively referred to as "you"). The term "Loan Agreements" whenever it is used in this letter means the Credit Agreement and the following additional agreements: Security Agreement, each Perfection Certificate, the Depositary Bank Agreements, the Notes, the LOC Documents, each Joinder Agreement, the Parent Guarantee Agreement, the Subsidiary Guarantee Agreement, the ISG Capital Guarantee, the Indemnity, Subrogation and Contribution Agreement, the Intercompany Notes, and the Tranche B Put Agreement. The term "Building Supply" whenever it is used in this letter means Don's Building Supply, L.L.P., a Texas limited liability partnership. Terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

To the Administrative Agent and each of the Lenders party to the Credit Agreement from time to time referred to below

May 26, 2000
Page 2



         Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

1. The Borrower is a corporation existing and in good standing under the Business Corporation Act of the State of Utah. Parent is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. Each of the Credit Parties (other than the Borrower, the Parent and Building Supply) is a corporation existing and in good standing under the General Corporation Law of the State of California, the Business Corporation Act of the State of Texas, and the Business Corporation Act of the State of Utah, as the case may be. Building Supply is a limited liability partnership existing and in good standing under the laws of the State of Texas.

2. The Borrower has the corporate power to enter into and perform its obligations under the Loan Agreements to which it is a party. Parent has the corporate power to enter into and perform its obligations under the Loan Agreements to which it is a party. Each of the Credit Parties (other than the Borrower, the Parent and Building Supply) has the corporate power to enter into and perform its obligations under the Loan Agreements to which it is a party. Building Supply has the power to enter into and perform its obligations under the Loan Agreements to which it is a party.

3. The Board of Directors of the Borrower has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by the Borrower of the Loan Agreements to which it is a party. The Board of Directors of Parent has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by Parent of the Loan Agreements to which it is a party. The Board of Directors of each Credit Party (other than the Borrower, the Parent and Building Supply) has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by such Person of the Loan Agreements to which it is a party. The execution and delivery by Building Supply of the Loan Agreements to which it is a party has been duly authorized by all requisite partnership and, if required, partner action.

4. The Borrower has duly executed and delivered the Loan Agreements to which it is a party. Parent has duly executed and delivered the Loan Agreements to which it is a party. Each of the Credit Parties (other than the Borrower and the Parent) has duly executed and delivered the Loan Agreements to which it is a party.

To the Administrative Agent and each of the Lenders party to the Credit Agreement from time to time referred to below

May 26, 2000
Page 3


5. Each of the Loan Agreements to which the Borrower is a party is a valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms. Each of the Loan Agreements to which Parent is a party is a valid and binding obligation of Parent and is enforceable against the Parent in accordance with its terms. Each of the Loan Agreements to which each Credit Party (other than the Borrower and the Parent) is a party is a valid and binding obligation of such Person and is enforceable against such Person in accordance with its terms.

6. The execution and delivery by each of the Borrower and Parent and each Credit Party (other than the Borrower and the Parent) of the Loan Agreements to which it is a party and performance of its obligations thereunder will not (a) violate any provisions of the Certificate of Incorporation or by-laws (or the Certificate of Limited Liability Partnership or regulations, in the case of Bulding Supply) of such Person or (b) constitute a material violation by such Person of any applicable provision of statutory law or governmental regulation covered by this letter or (c) breach, or result in a default under, any Material Contract, except such breach or default that could not reasonably be expected to have a Material Adverse Effect, provided that we express no opinion with respect to violations under cross-default provisions referring to or based upon agreements that are not included in such Contracts or with respect to compliance with financial covenants or tests.

7. Neither the Borrower nor Parent nor any Credit Party (other than the Borrower and the Parent) was required (i) to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency or (ii) to obtain any consent or approval of any third party pursuant to any Material Contract or any Indebtedness referenced on
         Schedule 7.1 of the Credit Agreement, in each case in order to obtain the right to enter into any of the Loan Agreements to which it is a party or to take any of the actions taken by it today to consummate the closing under the Loan Agreements to which it is a party.

To the Administrative Agent and each of the Lenders party to the Credit Agreement from time to time referred to below

May 26, 2000
Page 4


8. The Security Agreement creates valid security interests in your favor in the Collateral therein respectively described which constitutes property in which a security interest can be granted under the Uniform Commercial Code as enacted in New York (the "New York UCC"). Such Collateral is referred to herein as the "Code Collateral."

9. None of the Credit Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

10. None of the Credit Parties is a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11. The making of the extensions of credit by the Lenders pursuant to the Credit Agreement as contemplated therein and for the purposes contemplated thereby does not contravene Regulations G, X or U of the Board of Governors of the Federal Reserve System as in effect on the date hereof.

12. The Uniform Commercial Code financing statements (Form UCC-1) which have been signed by representatives of the Borrower or the other Credit Parties (as applicable) and delivered on or before the date of this letter in connection with the transactions specified in the Loan Agreements (the "Financing Statements"), have been duly executed and delivered by such Persons. When the Financing Statements executed by the Borrower or the other Credit Parties (as applicable) are duly filed or recorded, as appropriate, in the Secretary of State of the State of New York, the security interests under the Loan Agreements in the Code Collateral presently located or deemed located in the State of New York under Section 9-103 of the New York UCC will be perfected to the extent such security interests in such Code Collateral can be perfected by the filing of financing statements in the State of New York.

13. Under Section 9-103 of the New York UCC, the perfection and effect of perfection of your security interests in the remaining Code Collateral will be governed by laws other than those of the State of New York. Although we express no opinion as to such laws, we have reviewed the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through April 25, 2000 (the "Guide") and, based solely on such review, it appears that when the Financing Statements executed by the Borrower or the other Credit Parties (as applicable) are duly filed or recorded, as appropriate, in the appropriate filing offices in the State of Utah, the State of California, or the State of Texas, as applicable, your security interests under the Loan Agreements in such remaining Code Collateral will be perfected to the extent such security interests can be perfected by the filing of financing statements in such other states.

To the Administrative Agent and each of the Lenders party to the Credit Agreement from time to time referred to below

May 26, 2000
Page 5

14. Assuming (in addition to all other assumptions upon which this letter is based) that the Administrative Agent has taken and is retaining possession in the State of New York of the certificates representing the securities (within the meaning of Section 8-102(a)(15) of the New York UCC) identified on Schedule 3 to the Security Agreement and which are certificated and pledged pursuant to the Pledge Agreement (the "Pledged Securities"), duly endorsed to the Administrative Agent or in blank by an effective endorsement (within the meaning of Section 8-102(a)(11) of the New York UCC), the security interest of the Administrative Agent for the benefit of the Lenders in such Pledged Securities (the creation of which is addressed in paragraph 7 above) is perfected by "control" under the New York UCC; and assuming further (in addition to all other assumptions upon which this letter is based) that the Administrative Agent has taken possession of such Pledged Securities and such accompanying endorsements without notice (actual or constructive) to the Administrative Agent or any Lender, at or prior to the time of delivery of such Pledged Securities and endorsements to the Administrative Agent, of any adverse claim within the meaning of
         Section 8-102(a)(1) of the New York UCC, the Administrative Agent has acquired its security interest in such Pledged Securities, free of any such adverse claims.

15. No litigation which on the date of this letter is pending against any of the Credit Parties with a court or being actively threatened against any such Person to our actual knowledge seeks to enjoin or obtain damages by reason of such Person's execution or delivery of any of the Loan Agreements or the performance by such Person of any of its agreements in the Loan Agreements.

To the Administrative Agent and each of the Lenders party to the Credit Agreement from time to time referred to below

May 26, 2000
Page 6


16. Upon the due filing and recordation of the Assignment of Patent and Trademarks and each Perfection Certificate in the United States Patent and Trademark Office (the "PTO") and in the United States Copyright Office (the "Copyright Office"), as appropriate, and the payment of all filing and recordation fees associated therewith, and assuming the existence of the security interests purported to be created by each of the Security Agreement and each Perfection Certificate, such security interests are or will be perfected security interests in the Collateral described therein to the extent the same may be perfected by such filing. We note for your information that filing with the PTO and the Copyright Office alone may not be sufficient to perfect fully the security interests in such Collateral, and that under the applicable Uniform Commercial Code and federal law, appropriate UCC financing statements may also be required to be filed in order to perfect fully such security interests.

         In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
(i) those opinions of counsel to each Credit Party (other than Parent), which opinions are attached hereto as Exhibit I (collectively, the "Local Counsel Opinions"), (ii) information contained in certificates obtained from governmental authorities; (iii) factual information represented to be true in the Credit Agreement and the other Loan Agreements; (iv) factual information provided to us in a support certificate signed by the Borrower; and (v) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

         While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyer who has had significant involvement with negotiation or preparation of the Credit Agreement (herein called "our Designated Transaction Lawyer"): J. Andrew Lindholm.

To the Administrative Agent and each of the Lenders party to the Credit Agreement from time to time referred to below

May 26, 2000
Page 7

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York or the federal law of the United States except that: (i) the opinions in paragraphs 1 through 4 with respect to the Parent are based on the Delaware General Corporation Law; (ii) the opinion in the first sentence of paragraph 1 is based on the Business Corporation Act of the State of Utah and the opinion in the third sentence of paragraph 1 is based on the Business Corporation Act of the State of Utah, the General Corporation Law of the State of California, the Business Corporation Act of the State of Texas and the Texas Uniform Partnership Act, as applicable; (iiii) our advice in paragraph 13 is based on the laws as summarized in the Guide to the extent indicated in that paragraph. We advise you that we are neither Utah nor California nor Texas lawyers and our knowledge of the Business Corporation Act of the State of Utah, the General Corporation Law of the State of California, the Business Corporation Act of the State of Texas and the Texas Uniform Partnership Act, respectively, for purposes of this Opinion is limited to our reliance on the Local Counsel Opinions. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue which is identified in the attached Schedule C or any provision in the Credit Agreement or any of the other Loan Agreements of any type identified in Schedule D attached hereto. Provisions in the Loan Agreements which are not excluded by Schedule D or any other part of this letter or its attachments are called the "Relevant Agreement Terms."

         Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

To the Administrative Agent and each of the Lenders party to the Credit Agreement from time to time referred to below

May 26, 2000
Page 8

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

         You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance, provided that copies of this letter may be furnished to prospective Eligible Assignees pursuant to Section 10.3(b) of the Credit Agreement for purposes of disclosure only and may be relied upon by such Person upon such Person becoming a Lender pursuant to the terms and conditions of the Credit Agreement.

                                            Sincerely,


                                            Kirkland & Ellis

                                   Schedule A

                             General Qualifications

         All of our  opinions  ("our  opinions")  in the  letter  to which  this
Schedule is attached ("our letter") are subject to each of the qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exception. Each of the opinions ("our opinions") in our letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

         (a) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

         (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

         (c)      state fraudulent transfer and conveyance laws; and

         (d)      judicially   developed   doctrines  in  this  area,   such  as
                  substantive    consolidation   of   entities   and   equitable
                  subordination.

2. Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

         (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

         (b)      affording  equitable  defenses  (e.g.,   waiver,   laches  and
                  estoppel) against a party seeking enforcement;

                                  Schedule A-2

         (c)      requiring good faith and fair dealing in the  performance  and
                  enforcement   of  a  contract   by  the  party   seeking   its
                  enforcement;

         (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

         (e)      requiring consideration of the materiality of (i) a breach and
                  (ii) the consequences of the breach to the party seeking enforcement;

         (f)      requiring    consideration   of   the    impracticability   or
                  impossibility   of   performance  at  the  time  of  attempted
                  enforcement; and

         (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. Other Common Qualifications. Each of our opinions is subject to the effect of rules of law that:

         (a) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

         (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

         (c) limit the availability of a remedy under certain circumstances where another remedy has been elected;

         (d) provide a time limitation after which a remedy may not be enforced;

         (e) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

         (f) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

                                  Schedule A-3

         (g) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

         (h) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

         (i)      govern   and  afford   judicial   discretion   regarding   the
                  determination of damages and entitlement to attorneys' fees and other costs;

         (j) may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

         (k) may render guarantees unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Loan Agreements so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and Borrower or those parties signatory to each of the Parent Guarantee Agreement and the Subsidiaries Guarantee Agreement (collectively, "Guarantors") which is substantially and materially different from that presently contemplated by the Loan Agreements.

4. Referenced Provision Qualification. In addition, our opinions, insofar as they relate to the validity, binding effect or enforceability of a provision in any of the Loan Agreements requiring the Borrower to perform its obligations under, or to cause any other person to perform its obligations under, any provision (a "Referenced Provision") of such Loan Agreement or of any of the other Loan Agreements or stating that any action will be taken as provided in or in accordance with any provision (also a "Referenced Provision") of any other Loan Agreement, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Referenced Provision. Requirements in the Loan Agreements that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

                                  Schedule A-4

5. Collateral Qualifications. The opinions and advice contained in our letter are subject to the following advice:

         (a) certain rights of debtors and duties of secured parties referred to in Sections 1-102(3) and 9-501(3) of the New York UCC may not be waived, released, varied or disclaimed by agreement prior to a default;

         (b) the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-306, Section 9-115 or Section 8-321(1) (1994 version) of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers imposed by Sections 9-307 and 9-308 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-309 and 8-302 (1994 version) or 8-303 (1994 version) of any applicable
                  Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Collateral acquired by the Borrower or any Guarantor subsequent to the commencement of a case against or by the Borrower or any Guarantor under the Bankruptcy Code;

         (c) Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our letter;

         (d) Additional filings may be necessary if the Borrower changes its name, identity or corporate structure or the jurisdiction in which any of its places of business, its chief executive office or any Collateral is located;

         (e) your security interest in certain of the Code Collateral may not be perfected by the filing of financing statements under the Uniform Commercial Code;

         (f) we express no opinion regarding the perfection of any security interest except as specifically set forth in our letter or regarding the continued perfection of any security interest in any Collateral upon or following the removal of such Collateral to another jurisdiction;

                                  Schedule A-5

         (g) the assignment of any contract, lease, license, or permit may require the approval of the issuer thereof or the other parties thereto;

         (h) we express no opinion with respect to any self-help remedies to the extent they vary from those available under the UCC or with respect to any remedies otherwise inconsistent with the UCC to the extent that the UCC is applicable thereto;

         (i) a substantial body of case law treats guarantors as "debtors" under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC; and

         (j) we express no opinion with respect to the adequacy of the waivers set forth in any guaranty insofar as they might not be broad enough for all situations which might arise for which you would find a waiver desirable, and we express no opinion as to whether the guarantee would remain enforceable if you release the primary obligor either directly or by electing a remedy which precludes you from proceeding directly against the primary obligor.

                                  Schedule A-6

                                   Schedule B

                                   Assumptions

         For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1.       Each  Credit  Party  (i) has the  requisite  title  and  rights  to any property involved in the transactions effected under the Loan Agreements (herein called the "Transactions") including, without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

2. You are existing and in good standing in your jurisdiction of organization.

3. You have full power and authority (including without limitation under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Loan Agreements and each of the Loan Agreements has been duly authorized by all necessary action on your part and has been duly executed and duly delivered by you.

4. The Loan Agreements constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

5. You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Loan Agreements enforceable against you.

6. You have complied with all legal requirements pertaining to your status as such status relates to your rights to enforce the Loan Agreements against each Credit Party.

7. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of the Borrower or Parent) on each such document are genuine.

8. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

                                  Schedule B-1

9. The conduct of the parties to the Loan Agreements has complied with any requirement of good faith, fair dealing and conscionability.

10. You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

11. The descriptions of collateral in the Loan Agreements and the Financing Statements reasonably describe the property intended to be described as Collateral and the legal descriptions of real estate described in the Financing Statements to be filed as fixture filings are accurate.

12. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Loan Agreements.

13.      The  constitutionality  or  validity  of  a  relevant  statute,   rule,
         regulation or agency action is not in issue.

14. All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Loan Agreements.

15. Value (as defined in Section 1-201(44) of the New York UCC) has been given by you to the Borrower and Guarantors for the security interests and other rights in and assignments of Collateral described in or contemplated by the Loan Agreements.

16. All agreements other than the Loan Agreements (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.

17. None of the Credit Parties will in the future take any discretionary action (including a decision not to act) permitted under the Loan Agreements that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such Person may be subject.

                                  Schedule B-2

18. All information required to be disclosed in connection with any consent or approval by the Board of Directors or stockholders (or equivalent governing group) of each Credit Party and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

19. The certificates of incorporation (or equivalent governing instrument) of each Credit Party, all amendments to that certificate, all resolutions adopted establishing classes or series of stock under that certificate, the bylaws of each Credit Party and all amendments to such bylaws have been adopted in accordance with all applicable legal requirements.

20. Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken.








                                  Schedule B-3

                                   Schedule C

                          Excluded Law and Legal Issues

         None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1. Federal securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.       Federal Reserve Board margin regulations;

3.       pension and employee benefit laws and regulations (e.g., ERISA);

4.       Federal  and  state   antitrust   and  unfair   competition   laws  and
         regulations;

5. Federal and state laws and regulations concerning filing and notice requirements other than requirements applicable to charter-related documents such as a certificate of merger;

6.       compliance with fiduciary duty requirements;

7. the statues and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

8. the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

9. the priority of any security interest or, to the extent that the enforceability of any security interest is dependent upon the priority thereof, the enforceability of such security interest;

                                  Schedule C-1

10. the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, general intangibles which terminate or become terminable if a security interest is granted therein, property subject to negative pledge clauses of which you have knowledge, vehicles, ships, vessels, barges, boats, railroad cars, locomotives or other rolling stock, aircraft, aircraft engines, propellers and related parts, or other property for which a state or federal statute or treaty provides for registration or certification of title or which specifies a place a filing different than that specified in Section 9-401 of any applicable Uniform Commercial Code, cash which is not in your possession, uncertificated securities, crops, timber to be cut, fixtures, accounts subject to subsection (5) of Section 9-103 of any applicable Uniform Commercial Code, consumer goods, farm products, equipment used in farming operations, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, property identified to a contract with, or in the possession of, the United States of America or any state, county, city, municipality or other governmental body or agency, goods for which a negotiable document of title has been issued, and copyrights, other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

11. the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

12.      fraudulent transfer and fraudulent conveyance laws;

13.      Federal and state environmental laws and regulations;

14.      Federal and state land use and subdivision laws and regulations;

15.      Federal and state tax laws and regulations;

16. Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

17.      Federal and state racketeering laws and regulations (e.g., RICO);

                                  Schedule C-2

18.      Federal and state health and safety laws and regulations (e.g., OSHA);

19.      Federal and state labor laws and regulations;

20. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

21. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

22. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

23. the effect of any law, regulation or order which hereafter becomes effective.

          We have not undertaken any research for purposes of determining whether any Credit Party or any of the Transactions which may occur in connection with the Credit Agreement or any of the other Loan Agreements is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in New York, and none of our opinions covers any such law or other requirement unless (i) our Designated Transaction Lawyer had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.



                                  Schedule C-3

                                   Schedule D

                               Excluded Provisions

         None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Loan Agreements:

1. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

2. Provisions mandating contribution towards judgments or settlements among various parties.

3.       Waivers of (i) legal or  equitable  defenses,  (ii)  rights to damages,
         (iii ) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

4. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default.

5.       Time-is-of-the-essence clauses.

6. Provisions which provide a time limitation after which a remedy may not be enforced.

7.       Confession of judgment clauses.

8. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.


                                  Schedule D-1

9. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

10.      Waivers of the right to trial by jury.

11. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

12. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

13.      Provisions which purport to award attorneys' fees solely to one party.

14.      Arbitration agreements.

15. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

16. Provisions relating to (i) insurance coverage requirements and (ii) the application of insurance proceeds and condemnation awards.

17.      Provisions that provide for the appointment of a receiver.

18. Provisions in any of the Loan Agreements requiring a Credit Party to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Loan Agreement.

19. Provisions, if any, which are contrary to the public policy of any jurisdiction.

20. The enforceability of any provision of any Loan Agreement which purports to authorize you to sign or file financing statements or other documents without the signature of the debtor (except to the extent a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the applicable Uniform Commercial Code).

21. The enforceability of any provision of any Loan Agreement which purports to authorize you to purchase at a private sale Collateral which is not subject to widely distributed standard price quotations or sold on a recognized market.

                                  Schedule D-2

                                                                     EXHIBIT L-2


                                  May 26, 2000

To the Agents and Lenders
Listed on Schedule 1
Attached Hereto

Dear Sirs:

         We have acted as Utah counsel to ISG Resources, Inc. and Industrial Services Group, Inc. (sometimes hereafter collectively the "Companies") in connection with the execution and delivery of each of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May 26, 2000 (the "Credit Agreement") among ISG Resources, Inc. (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it is party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

         We have examined executed copies of such Credit Documents and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments we have deemed necessary or advisable for purposes of this opinion. We have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

         In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all parties to the Credit Documents, other than the Companies, have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Credit Documents.

         Based upon the foregoing, we are of the opinion that:

         1. ISG Resources, Inc. is duly organized, validly existing and in good standing under the laws of the State of Utah and Industrial Services Group, Inc. is duly organized, validly existing and in good standing under the laws of the State of Delaware, and each is qualified to do business in every jurisdiction where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2.  The  Credit   Documents  have  been  duly   authorized,   executed,
acknowledged and delivered by the Companies and are enforceable against the Companies in accordance with its terms.

         3. The Companies have all requisite corporate power and authority to own and operate their Properties, to lease the Properties they operate as lessee and to conduct the business in which they are currently engaged. The Companies have all requisite power to execute, deliver and perform their obligations under each of the Credit Documents to which they are or will be a party.

         4. The execution and delivery by the Companies of the Credit Documents to which they are a party, the performance by the Companies of their obligations thereunder, including foreclosure by the Administrative Agent against any of the Collateral (a) based upon our review of appropriate resolutions, officers' certificates and relevant bylaws and articles of incorporation, the corporate action and authorizations undertaken by the Companies have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) will not violate (i) any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of Utah or (ii) any provision of the certificate of incorporation or by-laws of the Companies.

         5. No consent or authorization of, filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of Utah is required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Companies are a party, by or on behalf of the Companies.

         6. To the best of our knowledge after due inquiry, the Companies have obtained and maintained all material licenses, permits and authorizations issued or granted by Governmental Authorities in the State of Utah which are necessary or desirable for the conduct of the Companies business as conducted as of the date of this opinion letter.

         Our opinions set forth above are subject to the following exceptions, qualifications and limitations:

                  a. We are only licensed to practice in Utah, and the opinions herein given are based upon the assumption that Utah law does not materially differ from New York law with respect to the matters as to which we are opining.

                  b. The effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent or preferential transfers.

                  c. General principles of equity, regardless of whether enforceability is considered, in proceedings in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the ability to obtain the remedy of specific performance of an obligation or injunctive relief, to assert setoff rights and the doctrines of subrogation and estoppel.

                  d. We express no opinion as to whether a court will enforce the rights of Lender to exercise remedies upon the happening of a nonmaterial breach of the Credit Documents (including material breaches of nonmaterial provisions thereof).

                  e. We express no opinion as to the enforceability of any term of the Credit Documents relating to, statutes of limitation, choice of law, the jurisdiction of, or venue in, any court, the waivers of substantive rights under statute or applicable law, including but not limited to the waiver of jury trials, defenses, or other remedies, or establishing evidentiary standards, except as to the matters addressed in paragraph 6 of that other certain opinion letter of even date and signed by the undersigned, pertaining to the decision of the Utah Supreme Court in Prows v. Pinpoint Retail Systems, Inc., 868 P.2d 809 (Utah 1993).

                  f. We express no opinion as to any provision of the Credit Documents which provides for the payment of interest on interest, increased rates of interest or any so-called "premium" in the event of a default and/or late charges upon delinquency in payments or in the event of a default, liquidated damages, or prepayment premiums, if any, to the extent they are deemed to be penalties or forfeitures.

                  g. We express no opinion as to (a) compliance with, or the absence of any violation of, any state or federal securities laws or the rules and regulations pertaining thereto or (b) any law other than the United States Federal Law and the law of Utah.

                  h. We express no opinion as to the language of any of the Guarantee Agreements purporting to compel payment of Guaranteed Obligations regardless of any law, regulation or order affecting the terms of such obligations, or regardless of the invalidity, illegality or unenforceability of the Guaranteed Obligations or the fact that such obligations cease to exist by operation of law.

                  i. Our opinion is based only upon current Utah law and we disclaim any obligation - to advise you as to subsequent changes in the law.

         This opinion is solely for the benefit of the Agents and Lenders listed on Schedule 1 and their successors and assigns and may not be relied upon or used by, circulated, quoted or referred to, or copies hereof delivered to, any other person without our prior written approval. We understand that you and any lender will exclusively rely on this opinion letter in connection with the due authorization, execution and delivery of the documents referred to herein. The opinions expressed in this letter are rendered as of the date hereof and we disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                       Sincerely,

                                       PARSONS BEHLE & LATIMER





WJF/rls

To the Agents and  Lenders  Listed on  Schedule 1 Attached
Hereto

August 11, 2000
Page Five

338461.4

338461.4

                                   SCHEDULE 1

                                     LENDERS

Bank of America, N.A., as Lender, Administrative Agent and Issuing Lender
Independence Center, 15th Floor

NC1-001-15-04
101 North Tryon Street
Charlotte, North Carolina  28255

Canadian Imperial Bank of Commerce
425 Lexington Avenue, 3rd Floor
New York, New York  10017

Zions First National Bank
1 South Main Street
Salt Lake City, Utah  84111

                                 DONALD L. CUBA
                         ATTORNEYS AND COUNSELORS AT LAW
                      Wells Fargo Bank Building, Suite 105
                            8700 Crownhill Boulevard
                            San Antonio, Texas 78209
                              Voice (210) 828-5888
                               Fax (210) 828-9557

                                 August 11, 2000

Bank of America, N.A., as Lender, Administrative Agent
and Issuing Lender
Independence Center, 15th Floor
NC1-001-15-04
101 North Tryon Street
Charlotte, North Carolina  28255

Dear Sirs:

         I have acted as Texas counsel to BEST MASONRY & TOOL SUPPLY, INC. in connection with the negotiation, preparation, execution and delivery of each of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May [ ], 2000 (the "Credit Agreement") among ISG Resources, Inc. (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it is party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

         I have examined executed copies of such Credit Documents and originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments I have deemed necessary or advisable for purposes of this opinion. I have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

         In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. I have also assumed that all parties to the Credit Documents, other than BEST MASONRY & TOOL SUPPLY, INC. have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Credit Documents.

         Based upon the foregoing, I am of the opinion that:

         1. BEST MASONRY & TOOL SUPPLY, INC. is duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2. BEST MASONRY & TOOL SUPPLY, INC. has all requisite corporate power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged. BEST MASONRY & TOOL SUPPLY, INC. has all requisite power to execute, deliver and perform its obligations under each of the Credit Documents to which it is or will be a party.

         3. The execution and delivery by BEST MASONRY & TOOL SUPPLY, INC. of the Credit Documents to which it is a party, the performance by BEST MASONRY & TOOL SUPPLY, INC. of its obligations thereunder, including foreclosure by the Administrative Agent against any of the Collateral (a) have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) will not violate (i) any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of Texas or (ii) any provision of the Certificate of Incorporation or By-laws of BEST MASONRY & TOOL SUPPLY, INC.

         4. No consent or authorization of, filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of Texas is required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which BEST MASONRY & TOOL SUPPLY, INC. is a party, by or on behalf of BEST MASONRY & TOOL SUPPLY, INC., except consent, authorizations, notices and filings disclosed in
Schedule 5.4 to the Credit Agreement, all of which have been obtained or made.

         5. To the best of my knowledge after due inquiry, BEST MASONRY & TOOL SUPPLY, INC. has obtained and maintained all material licenses, permits and authorizations issued or granted by Governmental Authorities in the State of Texas which are necessary or desirable for the conduct of BEST MASONRY & TOOL SUPPLY, INC. business as conducted as of the date of this opinion letter.

                                            Very truly yours,



                                            Donald L. Cuba

                                 DONALD L. CUBA
                         ATTORNEYS AND COUNSELORS AT LAW
                      Wells Fargo Bank Building, Suite 105
                            8700 Crownhill Boulevard
                            San Antonio, Texas 78209
                              Voice (210) 828-5888
                               Fax (210) 828-9557

                                 August 11, 2000

Bank of America, N.A., as Lender, Administrative Agent
and Issuing Lender
Independence Center, 15th Floor
NC1-001-15-04
101 North Tryon Street
Charlotte, North Carolina  28255

Dear Sirs:

         I have acted as Texas counsel to MAGNA WALL, INC. in connection with the negotiation, preparation, execution and delivery of each of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May [ ], 2000 (the "Credit Agreement") among ISG Resources, Inc. (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it is party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

         I have examined executed copies of such Credit Documents and originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments I have deemed necessary or advisable for purposes of this opinion. I have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

         In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. I have also assumed that all parties to the Credit Documents, other than MAGNA WALL, INC. have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Credit Documents.

         Based upon the foregoing, I am of the opinion that:

         1. MAGNA WALL, INC. is duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2. MAGNA WALL, INC. has all requisite corporate power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged. MAGNA WALL, INC. has all requisite power to execute, deliver and perform its obligations under each of the Credit Documents to which it is or will be a party.

         3. The execution and delivery by MAGNA WALL, INC. of the Credit Documents to which it is a party, the performance by MAGNA WALL, INC. of its obligations thereunder, including foreclosure by the Administrative Agent against any of the Collateral (a) have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) will not violate (i) any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of Texas or (ii) any provision of the Certificate of Incorporation or By-laws of MAGNA WALL, INC.

         4. No consent or authorization of, filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of Texas is required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which MAGNA WALL, INC. is a party, by or on behalf of MAGNA WALL, INC., except consent, authorizations, notices and filings disclosed in Schedule 5.4 to the Credit Agreement, all of which have been obtained or made.

         5. To the best of my knowledge after due inquiry, MAGNA WALL, INC. has obtained and maintained all material licenses, permits and authorizations issued or granted by Governmental Authorities in the State of Texas which are necessary or desirable for the conduct of MAGNA WALL, INC. business as conducted as of the date of this opinion letter.

                                            Very truly yours,



                                            Donald L. Cuba

                                 DONALD L. CUBA
                         ATTORNEYS AND COUNSELORS AT LAW
                      Wells Fargo Bank Building, Suite 105
                            8700 Crownhill Boulevard
                            San Antonio, Texas 78209
                              Voice (210) 828-5888
                               Fax (210) 828-9557

                                 August 11, 2000

Bank of America, N.A., as Lender, Administrative Agent and Issuing Lender
Independence Center, 15th Floor

NC1-001-15-04
101 North Tryon Street
Charlotte, North Carolina  28255

Dear Sirs:

         I have acted as Texas counsel to DON'S BUILDING SUPPLY L.L.P. in connection with the negotiation, preparation, execution and delivery of each of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May [ ], 2000 (the "Credit Agreement") among ISG Resources, Inc. (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it is party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

         I have examined executed copies of such Credit Documents and originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments I have deemed necessary or advisable for purposes of this opinion. I have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

         In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. I have also assumed that all parties to the Credit Documents, other than DON'S BUILDING SUPPLY L.L.P. have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Credit Documents.

         Based upon the foregoing, I am of the opinion that:

         1. DON'S BUILDING SUPPLY L.L.P. is duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2. DON'S BUILDING SUPPLY L.L.P. has all requisite authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged. DON'S BUILDING SUPPLY L.L.P. has all requisite power to execute, deliver and perform its obligations under each of the Credit Documents to which it is or will be a party.

         3. The execution and delivery by DON'S BUILDING SUPPLY L.L.P. of the Credit Documents to which it is a party, the performance by DON'S BUILDING SUPPLY L.L.P. of its obligations thereunder, including foreclosure by the Administrative Agent against any of the Collateral (a) have been duly authorized by all requisite partnership and, if required, partner action, and (b) will not violate (i) any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of Texas or (ii) any provision of the Certificate of Limited Liability Partnership or Regulations of DON'S BUILDING SUPPLY L.L.P.

         4. No consent or authorization of, filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of Texas is required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which DON'S BUILDING SUPPLY L.L.P. is a party, by or on behalf of DON'S BUILDING SUPPLY L.L.P., except consent, authorizations, notices and filings disclosed in
Schedule 5.4 to the Credit Agreement, all of which have been obtained or made.

         5. To the best of my knowledge after due inquiry, DON'S BUILDING SUPPLY L.L.P. has obtained and maintained all material licenses, permits and authorizations issued or granted by Governmental Authorities in the State of Texas which are necessary or desirable for the conduct of DON'S BUILDING SUPPLY L.L.P. business as conducted as of the date of this opinion letter.

                                            Very truly yours,



                                            Donald L. Cuba

                               FERRUZZO & FERRUZZO

THOMAS G. FERRUZZO*                   ATTORNEYS AT LAW
JAMES J. FERRUZZO*         A PARTNERSHIP, INCLUDING PROFESSIONAL CORPORATIONS
JAMES K. LEESE*                   2114 NORTH BROADWAY
JOHN R. PELLE                   SANTA ANA, CALIFORNIA 92706
DIRK E. PETCHUL                           May ___, 2000
GREGORY J. FERRUZZO
M. SUSAN WATSON1
SHERRY D. GRAYBEHL2
LINDA J. BERBERIAN
STEVEN T. MYERS
WILLIAM N. VILLARD                                     TELEPHONE (714) 834-9322
JASON D. COHN                                          FAX (714) 834-9358
--------------
*A PROFESSIONAL CORPORATION
1 CERTIFIED TAXATION LAW
SPECIALIST
2 CERTIFIED FAMILY LAW
SPECIALIST

                                                                  I056-001\83454


To the Agents and Lenders
Listed on Schedule 1
Attached Hereto

Dear Sirs:

We have acted in the limited role as California counsel to UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION in connection with the execution and delivery of each of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May ___, 2000 (the "Credit Agreement") among ISG Resources, Inc., (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it has executed as a party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

We have examined executed copies of such Credit Documents (executed by UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION) and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments we have deemed necessary or advisable for purposes of this opinion. We have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all parties to the Credit Documents, other than UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION, have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power to fully perform their respective obligations under the Credit Documents.

The phrase "to the best of our knowledge" as used herein, means that the opinion or statement is based on the current actual knowledge of attorneys presently with this firm who have performed services for UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION in connection with the transactions covered by the Credit Documents.

Although we have requested and received officer's certificates from UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION as to certain matters, we have not undertaken any independent investigation to determine the existence or absence of facts (such as covered by opinion items 4 and 5 below) and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our limited representation of UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION.

Based upon the foregoing and subject to such other qualifications, assumptions, and limitations as might be set forth herein, we are of the opinion that:

     1. UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION has been duly incorporated and is validly existing in good standing under the laws of the State of California and is qualified to do business in the State of California and is not qualified to do business in any other State.

     2. UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION has all requisite corporate power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged. UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION has all requisite power to execute, deliver and perform its obligations under each of the Credit Documents to which it has executed as a party.

     3. The execution and delivery by UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION of the Credit Documents to which it is a party, the performance by UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION of its obligations thereunder, including foreclosure by the Administrative Agent against any of the Collateral (a) have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) will not violate (i) any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of California, or (ii) any provision of the certificate of incorporation or by-laws of UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION. This does not mean that each and every provision of the Credit Documents is effective or that all remedies in each Credit Document will be available. Nevertheless, such ineffectiveness or unavailability will not result in the Administrative Agent being denied the practical realization of the general rights and benefits provided in the Credit Documents.

     4. To the best of our knowledge after due inquiry no consent or authorization of, filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of California is required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of the Credit
          Documents to which UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION is a party, by or on behalf of UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION, except consent, authorizations, notices and filings disclosed in Schedule 5.4 to the Credit Agreement.

     5. To the best of our knowledge after due inquiry UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION has obtained and maintained all material licenses, permits and authorizations issued or granted by Governmental Authorities in the State of California which are necessary or desirable for the conduct of UNITED TERRAZZO SUPPLY CO., INC., A CALIFORNIA CORPORATION business as conducted as of the date of this opinion letter.

The foregoing opinions apply only insofar as the substantive laws of the State of California and the federal laws of the United States of America may be concerned.

The opinion set forth above are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, and other similar laws and legal and equitable principals, relating to, limiting, or affecting the enforcement of, creditors' rights of remedy.

We acknowledge that the Agents and the Lenders and any of their successors or assigns as of the date hereof are relying on the opinions expressed herein in extending credit under the terms of the Credit Agreement and the other Loan Documents and hereby consent to such reliance by the Agents and the Lenders now or hereafter parties to the Credit Agreement on the opinions expressed herein.

This opinion letter is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion letter may not be relied on by any other person or entity, nor may copies be delivered to any other person or entity (other than your legal counsel and other than as required by law) without our prior written consent.

                                       Very truly yours,



                                       By:
                                             THOMAS G. FERRUZZO, on behalf of
                                             FERRUZZO & FERRUZZO

TGF:dla

                               FERRUZZO & FERRUZZO

THOMAS G. FERRUZZO*                              ATTORNEYS AT LAW
JAMES J. FERRUZZO*            A PARTNERSHIP, INCLUDING PROFESSIONAL CORPORATIONS
JAMES K. LEESE*                               2114 NORTH BROADWAY
JOHN R. PELLE                             SANTA ANA, CALIFORNIA 92706
DIRK E. PETCHUL                                   May ___, 2000
GREGORY J. FERRUZZO
M. SUSAN WATSON1
SHERRY D. GRAYBEHL2
LINDA J. BERBERIAN
STEVEN T. MYERS                                         TELEPHONE (714) 834-9322
WILLIAM N. VILLARD                                         FAX (714) 834-9358
JASON D. COHN                                                WWW.FERRUZZO.COM
-------------------
*A PROFESSIONAL CORPORATION
1 CERTIFIED TAXATION LAW
SPECIALIST
2 CERTIFIED FAMILY LAW
SPECIALIST

                                                                 I056-001\83457



To the Agents and Lenders
Listed on Schedule 1
Attached Hereto

Dear Sirs:

We have acted in the limited role as California counsel to LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION in connection with the execution and delivery of each of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May ___, 2000 (the "Credit Agreement") among ISG Resources, Inc., (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it has executed as a party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

We have examined executed copies of such Credit Documents (executed by LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION) and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments we have deemed necessary or advisable for purposes of this opinion. We have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all parties to the Credit Documents, other than LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION, have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power to fully perform their respective obligations under the Credit Documents.

The phrase "to the best of our knowledge" as used herein, means that the opinion or statement is based on the current actual knowledge of attorneys presently with this firm who have performed services for LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION in connection with the transactions covered by the Credit Documents.

Although we have requested and received officer's certificates from LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION as to certain matters, we have not undertaken any independent investigation to determine the existence or absence of facts (such as covered by opinion items 4 and 5 below) and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our limited representation of LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION.

Based upon the foregoing and subject to such other qualifications, assumptions, and limitations as might be set forth herein, we are of the opinion that:

     1. LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION has been duly incorporated and is validly existing in good standing under the laws of the State of California and is qualified to do business in the State of California and is not qualified to do business in any other State.

     2. LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION has all requisite corporate power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged. LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION has all requisite power to execute, deliver and perform its obligations under each of the Credit Documents to which it has executed as a party.

     3. The execution and delivery by LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION of the Credit Documents to which it is a party, the performance by LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION of its obligations thereunder, including foreclosure by the Administrative Agent against any of the Collateral (a) have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) will not violate (i) any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of California, or
          (ii) any provision of the certificate of incorporation or by-laws of LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION.

<
         This does not mean that each and every provision of the Credit Documents is effective or that all remedies in each Credit Document will be available. Nevertheless, such ineffectiveness or unavailability will not result in the Administrative Agent being denied the practical realization of the general rights and benefits provided in the Credit Documents.

     4. To the best of our knowledge after due inquiry no consent or authorization of, filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of California is required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION is a party, by or on behalf of LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION, except consent, authorizations, notices and filings disclosed in Schedule 5.4 to the Credit Agreement.

     5. To the best of our knowledge after due inquiry LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION has obtained and maintained all material licenses, permits and authorizations issued or granted by Governmental Authorities in the State of California which are necessary or desirable for the conduct of LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION business as conducted as of the date of this opinion letter.

The foregoing opinions apply only insofar as the substantive laws of the State of California and the federal laws of the United States of America may be concerned.

The opinion set forth above are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, and other similar laws and legal and equitable principals, relating to, limiting, or affecting the enforcement of, creditors' rights of remedy.

We acknowledge that the Agents and the Lenders and any of their successors or assigns as of the date hereof are relying on the opinions expressed herein in extending credit under the terms of the Credit Agreement and the other Loan Documents and hereby consent to such reliance by the Agents and the Lenders now or hereafter parties to the Credit Agreement on the opinions expressed herein.

This opinion letter is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion letter may not be relied on by any other person or entity, nor may copies be delivered to any other person or entity (other than your legal counsel and other than as required by law) without our prior written consent.

                                       Very truly yours,


                                       By:_________________________________
                                          THOMAS G. FERRUZZO, on behalf of
                                          FERRUZZO & FERRUZZO

                                                                     EXHIBIT L-3




                                                             W. Jeffery Fillmore

                                                                     Direct Dial
                                                                    801 536-6768
                                                                          E-Mail
                                                           JFillmore@pblutah.com

                                      June 7, 2000



To the Agents and Lenders Listed
on Schedule 1 Attached Hereto

Dear Sirs:

         We have acted as Utah counsel to ISG Resources, Inc. (successor in interest to JTM Industries, Inc.) (the "Borrower"), Industrial Services Group, Inc. (the "Parent"), ISG Capital Corporation and all Subsidiary Grantors
(collectively, the Borrower, the Parent, ISG Capital Corporation and the Subsidiary Grantors are referred to herein as the "Grantors") in connection with the execution and delivery of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May 26, 2000 (the "Credit Agreement") among the Borrower, the Parent, the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it is party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement or the Security Agreement, as referenced in the Credit Agreement.

         We have examined executed copies of such Credit Documents and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments we have deemed necessary or advisable for purposes of this opinion. We have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

         In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all parties to the Credit Documents, other than the Grantors have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Credit Documents.

         Based upon the foregoing, we are of the opinion that:

         1. The execution and delivery by the Grantors of the Credit Documents to which each is a party and the performance by the Grantors of their respective obligations thereunder will not (a) violate any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of Utah or (b) except for the Liens of the Collateral Documents, result in the creation or imposition of any Liens upon or with respect to any property or assets now owned or hereafter acquired by the Grantors located in Utah.

         2. No consent or authorization of or filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of Utah is required to be obtained or made in connection with (a) the execution, delivery, performance, validity or enforceability of the Credit Document to which any Grantor is a party by or on behalf of any such Grantor, or (b) the exercise by the Administrative Agent of the rights and remedies under the Security Agreement, including foreclosure by the Administrative Agent against any of the Collateral, except (i) for the recording of the filing of financing statements in the forms attached hereto as Exhibits A, B, C, D and E (the "Financing Statements") in the appropriate state and county offices in the State of Utah to perfect the liens created by the Collateral Documents and (ii) the recording of any trust deed lien or mortgage in the appropriate county offices in the State of Utah with respect to the portion of the Collateral constituting real estate.

         3. So long as the Secured Parties (a) file, in the appropriate location, the Financing Statements, (b) retain possession of Pledged Securities,
(c) obtain, with respect to Deposit Accounts, the execution by the appropriate parties of the Depository Bank Agreements and effect a blockage of such accounts pursuant to the terms of such agreements, and (d) obtain, on the appropriate Financing Statements, the signature, as debtor, of the particular Grantor having rights in such Collateral as is described in the applicable Financing Statement, the provisions of the Security Agreement are effective both with respect to Collateral which is the subject of Financing Statements referenced below and with respect to such financing statements as have been signed by certain
Grantors and previously filed in the State of Utah bearing filing numbers 98-598234, 99-630614, 00-673367, 00-673368 and 00-674445, to grant to the
Administrative Agent for the benefit of the Secured Parties, as security for the payment and performance of the obligations, (i) a legal, valid, binding and perfected security interest, enforceable in accordance with the terms of the Security Agreement, in all Collateral (other than real estate) described in the Financing Statements or described in clauses (b) and (c) above and handled as provided therein, located in the State of Utah as of the date hereof and (ii) when the Grantors shall have acquired rights therein, legal, valid, binding and perfected security interests, enforceable in accordance with the terms of the Security Agreement, in all such Collateral, hereafter acquired by the Grantors, except as provided in Utah Code Ann. 70A-9-108 with respect to after acquired collateral and Utah Code Ann. 70A-9-204 with respect to consumer goods.

         4. The Financing Statements relating to the Collateral (as defined in the Security Agreement) are in proper form for filing with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah (the "Division") or the office of County Recorder of Salt Lake County, Utah, as applicable, and assuming the debtors listed therein have rights in the Collateral described therein, the filing of the Financing Statements with the Division or the County Recorder, as applicable, will perfect the security interests created under the Security Agreement in such Collateral owned on the date hereof and hereafter acquired (except, in connection with Collateral hereafter acquired, with respect to (a) any Collateral constituting consumer goods and (b) as otherwise provided in Utah Code Ann. 70A-9-108), and located in the State of Utah to the extent that such security interests can be perfected by the filing of financing statements; and no further filing or refiling or any other action is necessary in the State of Utah in order to perfect or maintain such security interests, except that continuation statements must be filed in the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to above.

         5. Other than nominal recording or filing fees, no fees, taxes or other charges are due or payable in the State of Utah in connection with the execution, delivery, filing and recording of the Collateral Documents or the Financing Statements.

         6. The question of whether, in the Credit Documents (a) the New York choice of law provision and (b) the choice of New York for jurisdiction and venue purposes, is enforceable, is uncertain as a consequence of a decision issued by the Utah Supreme Court in Prows v. Pinpoint Retail Systems, Inc., 868 P.2d 809 (Utah 1993). The opinion appears to establish that a contract provision which selects the law, jurisdiction and venue of a particular state will be enforced only if that state has some interest in the determination of the case. A reasonable explanation for the choice may be sufficient to justify selection of a particular state even in the absence of the state having a substantial relationship to the parties.

         In Prows, a Utah company filed a lawsuit in the State of Utah against a Canadian company for breach of contract. The Utah plaintiff also named, as a defendant, one of its Utah customers on tort theories that were founded on substantially the same facts of the case, but not in the form of a breach of contract with the plaintiff. The claims against the Utah customer were for interference of contract and prospective economic advantage arising out of the contract with the Canadian company. The contract at issue with the Canadian company had a New York choice of law and choice of forum provision. The Canadian company sought to dismiss the lawsuit for improper venue. The Canadian company argued that New York law, as selected by the contract, would enforce the accompanying choice of forum provision. The Utah Supreme Court relied heavily on the Second Restatement of Conflict of Laws, which provides in material part as follows:

         ... (2) The law of the state chosen by the parties to govern their contractual rights and duties will be applied, even if the particular issue is one which the parties could not have resolved by an explicit provision in their agreement directed to that issue, unless...

                  (a) the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties [sic] choice.

         Although not applicable to the facts before the court, the Utah Supreme Court went on to state that the parties' agreement as to the place of the action would be given effect unless it is unfair or unreasonable.

         The Court then concluded that it was not bound by New York law because New York had no interest in the determination of a case between a Utah company and a Canadian company and because the plaintiff has established that New York was so inconvenient a forum that it would be unjust to compel it to bring suit there. With respect to the choice of law, jurisdiction and venue provisions in the Credit Documents, if it can be shown that New York has an interest in the outcome of the matter because of the location in New York of offices of one or more of the Secured Parties or, even if the parties have no substantial relationship to New York, if there is a reasonable basis for the parties selection of New York, as provided in the Second Restatement, it is likely that the referenced provisions would, under the guidelines of the Prows case, be enforceable, although this conclusion is not entirely free from doubt.

         7. It is not necessary for the Agents, the Issuing Lender or any of the Lenders to obtain any governmental certification of authority, license, permit, consent or qualification in the State of Utah in order to carry out the transactions contemplated in the Credit Documents, assuming that such transactions are such parties' only transactions in Utah.

         8. Payment by ISG Capital Corporation of the interest, fees and other charges provided for in the Credit Documents will not violate any usury laws currently in effect in the State of Utah.

         9. Except with respect to (a) that portion of any Collateral constituting consumer goods and (b) goods hereafter acquired, as provided in Utah Code Ann. 70A-9-108, the priority of the interests created by the Security Agreement which have attached will not be affected by advances made under the Credit Agreement after the dates on which the Financing Statements are filed (each a "Filing Date") or by a series of repayments and reborrowings after the respective Filing Dates and any such advances and reborrowings shall be secured by the Security Agreement as of the respective Filing Dates and shall have the same priority over any liens and encumbrances against the Collateral as borrowings and advances made under the Credit Agreement, as of the respective Filing Dates.

         Our opinions set forth above are subject to the following exceptions, qualifications and limitations:

         A. We are only licensed to practice in Utah, and the opinions herein given are based upon the assumption that Utah law does not materially differ from New York law with respect to the matters as to which we are opining.

         B. The effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent or preferential transfers.

         C. General principles of equity, regardless of whether enforceability is considered, in proceedings at equity or at law including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the ability to obtain the remedy of specific performance of an obligation or injunctive relief, to assert setoff rights and the doctrines of subrogation and estoppel.

         D. We express no opinion as to whether a court will enforce the rights of Lender to exercise remedies upon the happening of a nonmaterial breach of the Credit Documents.

         E. We express no opinion as to the enforceability of any term of the Credit Documents relating to the jurisdiction of or venue in any court, the waivers of substantive rights under statute or applicable law, including but not limited to the waiver of jury trials, defenses or other remedies or establishing evidentiary standards.

         F. We express no opinion as to the sufficiency of the description of Collateral or as to the relative priority of liens on any of the Collateral.

         G. We express no opinion as to whether or not Lender has a security interest in money or instruments or in patents, patent applications, trademarks, trademark applications, copyrights or copyright applications.

         H. We express no opinion as to whether Lender has a security interest in goods covered by a certificate of title or mobile goods of a type normally used in more than one jurisdiction if the goods are equipment or inventory leased or held for lease by the debtor and are not covered by a certificate of title.

         I. We express no opinion as to the rights of Lender as secured party, vis-a-vis the rights of a buyer described in Utah Code Ann. 70A-9-307, pertaining to the protection of buyers of goods, a purchaser described in Utah Code Ann. 70A-9-308, pertaining to purchases of chattel paper and instruments, the rights of the persons identified in Utah Code Ann. 70A-9-309, pertaining to purchases of instruments, documents and securities, or of a person who, in the ordinary course of his business furnishes services or materials with respect to goods subject to a security interest, as provided in Utah Code Ann. 70A-9-310, pertaining to priorities of liens arising by operation of law.

         J. The opinions given above as to the perfection of a security interest in personal property do not cover transactions excluded from the coverage of the Utah Uniform Commercial Code pursuant to Section 9-102 and Section 9-104 except as otherwise specifically indicated with respect to Deposit Accounts. We express no opinion as to the perfection and effect of perfection or non-perfection of a security interest in any Collateral governed by any laws other than the laws of the State of Utah as set forth in the Uniform Commercial Codes of such states. The opinions given above do not apply to personal property subject to perfection procedures other than the filing of financing statements in Utah pursuant to the Utah Uniform Commercial Code, except as specifically indicated with respect to Deposit Accounts and Pledged Securities. Part 5 of Article 9 of the Utah Uniform Commercial Code may limit or otherwise affect the exercise of remedies by a Secured Party. Furthermore, perfection of a security interest in proceeds may be limited or otherwise affected by provisions of Section 9-306 of Utah Uniform Commercial Code. A security interest perfected by the filing of financing statements may become unperfected if Collateral located in one state is removed from that state, if a debtor's chief executive office is moved to another state and appropriate steps are not taken in that other state to maintain the perfected security interest, or if the financing statements become seriously misleading.

         K. Our opinion with respect to the perfection of a security interest in Deposit Accounts assumes that in addition to the execution of appropriate Depository Bank Agreements, a blockage of such accounts (e.g. the implementation of a prohibition on the ability of the account holder to draw funds on the account) will be effected. To our knowledge, after due inquiry, no Utah court has opined as to whether a blockage must be effectuated in order to perfect a security interest in such accounts, or whether even a blockage is sufficient to perfect a security interest in such an account. The courts of other states are split on the issue of how a secured party perfects a security interest in Deposit Accounts. Accordingly, it may not be necessary under Utah law to effect a blockage in order to perfect a security interest in Deposit Accounts. On the other hand, the issuance of a blockage notice may not be sufficient under Utah law to perfect a security interest in such an account. Nonetheless, we believe it to be more probable than not that at least upon issuance of a blockage notice by the Administrative Agent pursuant to the terms of the Depository Bank Agreements and the implementation of the blockage by the Depository Bank, a Utah court would rule that Lender would thereafter hold a perfected security interest in such an account.

         L. Our opinion is based only upon current Utah law and we disclaim any obligation to advise you as to subsequent changes in the law.

         We acknowledge that the Agents and the Lender as of the date hereof are relying on the opinions expressed herein in extending credit under the terms of the Credit Agreement and the other Loan Documents and hereby consent to such reliance by the Agents and the Lenders now or hereafter parties to the Credit Agreement on the opinions expressed herein. This opinion is solely for the benefit of the Agents and Lenders listed on Schedule 1 and their successors and assigns and may not be relied upon or used by, circulated, quoted or referred to, or copies hereof delivered to, any other person without our prior written approval. We understand that you and any lender will exclusively rely on this opinion letter in connection with the due authorization, execution and delivery of the documents referred to herein. The opinions expressed in this letter are rendered as of the date hereof and we disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                          Very truly yours,

                                          PARSONS BEHLE & LATIMER

SCHEDULE 1
LENDERS

Bank of America, N.A., as Tranche A Lender, Tranche B Lender,
Administrative Agent and Issuing Lender
Independence Center, 15th Floor
NC1-001-15-04
101 North Tryon Street
Charlotte, North Carolina  28255


Canadian Imperial Bank of Commerce, as Tranche A Lender and Documentation Agent 425 Lexington Avenue, 3rd Floor
New York, New York  10017


Zions First National Bank, as Tranche A Lender and Tranche B Lender 1 South Main Street
Salt Lake City, Utah  84111

                                                        TELEPHONE (714) 834-9322
                                                              FAX (714) 834-9358
                                                                WWW.FERRUZZO.COM

                               FERRUZZO & FERRUZZO

THOMAS G. FERRUZZO*               ATTORNEYS AT LAW
JAMES J. FERRUZZO*       A PARTNERSHIP, INCLUDING PROFESSIONAL CORPORATIONS
JAMES K. LEESE*                  2114 NORTH BROADWAY
JOHN R. PELLE                   SANTA ANA, CALIFORNIA 92706
DIRK E. PETCHUL                     June 6, 2000
GREGORY J. FERRUZZO
M. SUSAN WATSON1
SHERRY D. GRAYBEHL2
LINDA J. BERBERIAN
STEVEN T. MYERS
WILLIAM N. VILLARD
JASON D. COHN
-------------------------
*A PROFESSIONAL CORPORATION
1 CERTIFIED TAXATION LAW
SPECIALIST
2 CERTIFIED FAMILY LAW
SPECIALIST

                                                                  I056-001\83784

To the Agents and Lenders
Listed on Schedule 1
Attached Hereto

Dear Sirs:

We have acted in the limited role as California counsel to LEWIS W. OSBORNE, INC., A CALIFORNIA CORPORATION and UNITED TERRAZZO SUPPLY CO., A CALIFORNIA CORPORATION (collectively referred to as the "California Subsidiaries") in connection with the execution and delivery of each of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May ___, 2000 (the "Credit Agreement") among ISG Resources, Inc., (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender and Canadian Imperial Bank of Commerce, as Documentation Agent) to which the California Subsidiaries have executed as parties. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement or the Security Agreement as referenced in the Credit Agreement.

We have examined executed copies of such Credit Documents (executed by the California Subsidiaries) and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments we have deemed necessary or advisable for purposes of this opinion. We have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all parties to the Credit Documents, other than the California Subsidiaries, have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power to fully perform their respective obligations under the Credit Documents.

Based upon the foregoing and subject to such other qualifications, assumptions, and limitations as might be set forth herein, we are of the opinion that:

     1. The execution and delivery by the California Subsidiaries of the Credit Documents to which each is a party and the performance by the California Subsidiaries of their respective obligations thereunder will not constitute a material violation by the California Subsidiaries of any applicable provision of statutory law or governmental regulation covered by this letter.

     2. No consent or authorization of a filing with, notice to or other similar act by or in respect of any governmental authority in the State of California was required to be obtained or made in connection with (a) the execution, delivery, performance, validity or enforceability of the Credit Documents to which the California
          Subsidiaries   are  a  party  by  or  on  behalf  of  the   California
          Subsidiaries, except consents, authorizations, notices and filings disclosed in Schedule 5.4 to the Credit Agreement or (b) the exercise by the Administrative Agent of the rights and remedies under the Security Agreement, including foreclosure by the Administrative Agent against any of the Collateral, except (i) for the recording and the filing of financing statements in the proper forms in the appropriate state and county offices in the State of California to reflect the liens created by the Collateral Documents and (ii) the recording of any trust deed lien or mortgage in the appropriate county offices of the State of California with respect to the portion of the Collateral constituting real property.

     3. The provisions of the Security Agreement are effective to grant to the Administrative Agent for the benefit of the Secured Parties, as security for the payment and performance of the obligations, except for Cash Collateral, proceeds from the sale of the Collateral, real property, property requiring control or possession to perfect a security interest except those items of Collateral excluded by the California Commercial Code, and after acquired property (a) a legal, valid, binding and perfected security interest, enforceable in accordance with the terms of the Security Agreement, in all Collateral described therein located in the State of California as of the date hereof except those items of Collateral excluded by the California Commercial Code, and (b) when the California Subsidiaries shall have acquired rights therein, legal, valid, binding and perfected security interests, enforceable in accordance with the terms of the Security Agreement, in all such Collateral hereafter acquired by the Grantors except for after acquired Collateral excluded by the California Commercial Code and real property; provided, however, the priority of any security interests has not been considered.

     4. The Financing Statements attached hereto as Exhibits "A" through "D" relating to the Collateral (as defined in the Security Agreement) are in proper form for filing with the Secretary of the State of California and the filing thereof in the offices of the Secretary of the State of California and the County Clerk of the County wherein the Collateral exists, respectively, will perfect the security interests created under the Security Agreement in such Collateral owned on the date hereof and hereafter acquired and located in the State of California to the extent that such security interests can be perfected by the filing of financing statements; and no further filing or refiling or any other action is necessary in the State of California in order to perfect or maintain such security interests, except that continuation statements must be filed prior to the expiration of five
          (5) years from the date of the original filings in order to maintain the effectiveness of the filings referred to above.

     5. Other than nominal recording or filing fees, no fees, taxes, or other charges are due or payable in the State of California in connection with the execution, delivery, filing and recording of the Collateral Documents or the Financing Statements.

     6. A California court will apply New York law to govern the parties' contractual rights and duties in the Credit Documents unless either
          (a) the State of New York has no substantial relationship to the parties or to the transaction, and there is no other reasonable basis for the parties choice of New York law, or (b) California or (some other state) has a materially greater interest in the determination of the particular issue before the court, and application of New York law would be contrary to a fundamental policy of California (or some other state).

     7. Assuming the Agents and Lenders are exempt financial institutions under California law, the payment by the California Subsidiaries of the interest, fees, and other charges provided for in the Credit Documents will not violate any usury laws currently in effect in the State of California.

     8. Except with respect to (a) that portion of the Collateral constituting consumer goods and (b) goods hereafter acquired as provided under California Commercial Code Section 9108, the priority of the interests created by the Security Agreement which have attached, will not be affected by advances made under the Credit Agreement after the dates on which the Financing Statements are filed (each a "Filing Date") or by a series of repayments and reborrowings after the respective Filing Dates and any such advances and reborrowings shall be secured by the Security Agreement as of the respective Filing Dates and shall have the same priority over any liens and encumbrances against the Collateral as borrowings and advances made under the Credit Agreement, as of the respective Filing Dates.

Our  opinions  set  forth  above  are  subject  to  the  following   exceptions,
qualifications and limitations:

     A. We are only licensed to practice in California and the opinions herein given are based upon the assumption that California law does not materially differ from New York law with respect to the matters as to which we are opining.

     B., The effect of any bankruptcy, insolvency, representation, moratorium arrangement or similar laws affecting the enforcement of creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent or preferential transfers.

     C. General principals of equity, regardless of whether enforceability is considered in proceedings at equity or at law including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the ability to obtain the remedy of specific performance of an obligation or injunctive relief, to assert setoff rights and the doctrines of subrogation and estoppel.

     D. We express no opinion as to whether a court will enforce the rights of a Lender to exercise remedies upon the happening of a nonmaterial breach of the Credit Documents.

     E. We express no opinion as to the enforceability of any term of the Credit Documents relating to the jurisdiction of or venue in any court, the waivers of substantive rights under statute or applicable law, including but not limited to the waiver of jury trials, defenses or other remedies or establishing evidentiary standards.

     F. We express no opinion as to the sufficiency of the description of Collateral or as to the relative priority of liens on any of the Collateral.

     G. We express no opinion as to whether or not Lender has a security interest in money or instruments or in patents, patent applications, trademarks, trademark applications, copyrights or copyright applications.

     H. We express no opinions as to whether Lender has a security interest in goods covered by a certificate of title or mobile goods of a type normally used in more than one jurisdiction if the goods are equipment or inventory leased or held for lease by the debtor and are not covered by a certificate of title.

     I. The opinions given above as to the perfection of a security interest in personal property do not cover transactions excluded from the coverage of the California Commercial Code. We express no opinion as to the perfection and effect of perfection or non-perfection of a security interest in any Collateral governed by any laws other than the laws of the State of California as set forth in the Uniform Commercial Codes of such states. The opinions given above do not apply to personal property subject to perfection procedures other than the filing of financing statements in California pursuant to the
          California Commercial Code, Deposit, Part 5 or Article 9 of the California Commercial Code may limit or otherwise affect the exercise of remedies by a Secured Party. Furthermore, perfection of a security interest in proceeds may be limited or otherwise affected by provisions of Section 9306 of the California Commercial Code. A security interest perfected by the filing of financing statements may become unperfected if Collateral located in one state is removed from that state, if a debtor's chief executive office is moved to another state and appropriate steps are not taken in that other state to maintain the perfected security interest, or if the financing statements become seriously misleading.

     J. Our opinion is based only upon current California law and we disclaim any obligation to advise you as to subsequent changes in the law.

We acknowledge that the Agents and the Lenders as of the date hereof are relying on the opinions expressed herein in extending credit under the terms of the Credit Agreement and the other Loan Documents and hereby consent to such reliance by the Agents and the Lenders now or hereafter parties to the Credit Agreement on the opinions expressed herein. This opinion is solely for the benefit of the Agents and Lenders listed on Schedule 1 and their successors and assigns and may not be relied upon or used by, circulated, quoted or referred to, or copies hereof delivered to any other persons without our prior written approval. We understand that you and any lender will exclusively rely on this opinion letter in connection with the due authorization, execution and delivery of the documents referred to herein. The opinions expressed in this letter are rendered as of the date hereof and we disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                           Very truly yours,



                                            By:_________________________________
                                                THOMAS G. FERRUZZO, on behalf of
                                                FERRUZZO & FERRUZZO
TFG:dla

                                 DONALD L. CUBA
                         ATTORNEYS AND COUNSELORS AT LAW
                      Wells Fargo Bank Building, Suite 105
                            8700 Crownhill Boulevard
                            San Antonio, Texas 78209
                              Voice (210) 828-5888
                               Fax (210) 828-9557

                                  May 26, 2000

To the  Administrative  Agent
and  each  of the  Lenders  party
to the  Credit Agreement,
from time to time, referred to below:

Dear Sirs:

         I have acted as Texas counsel to MAGNA WALL, INC., DON'S BUILDING SUPPLY, L.L.P., and BEST MASONRY & TOOL SUPPY, INC. (collectively, the "Grantors") in connection with the negotiation, preparation, execution and delivery of the Credit Documents (as defined in the Amended and Restated Credit Agreement dated as of May 26, 2000 (the "Credit Agreement") among ISG Resources, Inc. (successor in interest to JTM Industries, Inc.), Industrial Services Group, Inc., the several lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent) to which it is party. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All opinions rendered hereunder are made only insofar as the laws of the State of Texas would apply.

          I have examined executed copies of such Credit Documents and originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments I have deemed necessary or advisable for purposes of this opinion. I have also examined and relied upon representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement and the other Credit Documents.

         In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. I have also assumed that all parties to the Credit Documents, other than the Grantors have properly executed and delivered the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Credit Documents.

         Based upon the foregoing, I am of the opinion that:

         1. The execution and delivery by each of the Grantors of the Credit Documents to which it is a party and the performance by each of the Grantors of its obligations thereunder will not (a) violate any provision of law, statute, rule, regulation or order of any Governmental Authority in the State of Texas or
(b) except for the Liens of the Collateral Documents, result in the creation or imposition of any Liens upon or with respect to any property or assets now owned or hereafter acquired by the Grantors or any of them located in Texas.

         2. No consent or authorization of or filing with, notice to or other similar act by or in respect of any Governmental Authority in the State of Texas is required to be obtained or made in connection with (a) the execution, delivery, performance, validity or enforceability of the Credit Document to which any Grantor is a party by or on behalf of any Grantor, except consents, authorization notices and filings disclosed in Schedule 5.4 to the Credit Agreement, all of which have been obtained or made or (b) the exercise by the Administrative Agent of the rights and remedies under the Security Agreement, including foreclosure by the Administrative Agent against any of the Collateral, except for the recording or the filing of financing statements in the forms attached hereto as Exhibits "A" through "C" (the "Financing Statements") in the appropriate state and county offices in the State of Texas to perfect the liens created by the Collateral Documents.

         3. The provisions of the Security Agreement are effective to grant to the Administrative Agent for the benefit of the Secured Parties, as security for the payment and performance of the obligations, except for Cash Collateral, proceeds from the sale of the Collateral, property requiring control or possession to perfect a security interest, and after acquired property (a) a legal, valid, binding and perfected security interest, enforceable in accordance with the terms of the Security Agreement, in all Collateral described therein located in the State of Texas as of the date hereof and (b) when the Grantors shall have acquired rights therein, legal, valid, binding and perfected security interests, enforceable in accordance with the terms of the Security Agreement, in all such Collateral hereafter acquired by the Grantors; provided, however, the priority of any security interest has not been considered.

         4. The Financing Statements relating to the Collateral (as defined in the Security Agreement) are in proper form for filing with the Secretary of State of the State of Texas and the filing thereof in the offices of the Secretary of the State of Texas and the County Clerk of Bexar County, Texas, respectively, will perfect the security interests created under the Security Agreement in such Collateral owned on the date hereof and hereafter acquired and located in the State of Texas to the extent that such security interests can be perfected by the filing of financing statements; and no further filing or refiling or any other action is necessary in the State of Texas in order to perfect or maintain such security interests, except that continuation statements must be filed in the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to above.

         5. Other than nominal recording or filing fees, no fees, taxes or other charges are due or payable in the State of Texas in connection with the execution, delivery, filing and recording of the Collateral Documents or the Financing Statements.

         6. The choice of New York law included in the Credit Documents is valid and binding under the laws of the State of Texas and any political subdivision thereof.

         7. Payment by the Grantors of the interest, fees and other charges provided for in the Credit Documents will not violate any usury laws currently in effect in the State of Texas.

         8. The priority of the liens and security interests created by the Security Agreement will not be affected by advances made under the Credit Agreement after the dates on which the Financing Statements are filed (each a "Filing Date") or by a series of repayments and reborrowings after the respective Filing Dates and any such advances and reborrowings shall be secured by the Security Agreement as of the respective Filing Dates and shall have the same priority over any liens and encumbrances against the Collateral as borrowings and advances made under the Credit Agreement, as of the respective Filing Dates.

         I acknowledge that the Agents and the Lenders as of the date hereof are relying on the opinions expressed herein in extending credit under the terms of the Credit Agreement and the other Loan Documents and hereby consent to such reliance by the Agents and the Lenders now or hereafter parties to the Credit Agreement on the opinions expressed herein.

                                                     Very truly yours,



                                                     Donald L. Cuba

                                                                     EXHIBIT L-4


To Call Writer Direct:
212 446-4800

                                  May 26, 2000

To the Administrative Agent and each of the Tranche B Lenders party to the Credit Agreement from time to time referred to below
c/o Bank of America, N.A.
Independence Center, 15th Floor

NCI-001-15-04
101 North Tryon Street
Charlotte, NC  28255

                  Re:      Citicorp Venture Capital, Ltd.

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), in response to the requirement in Section 4.1(c)(iv) of the Amended and Credit Agreement (the "Credit Agreement"), dated as of May 26, 2000, by and among ISG Resources, Inc., Industrial Services Group, Inc., the several Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent (the Tranche B Lenders are herein collectively referred to as "you"). Terms used and not defined herein shall have the meanings assigned to such terms in the Tranche B Put Agreement (the "Put Agreement").

         Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

1. CVC is a corporation existing and in good standing under the Business Corporation Law of the State of New York.

2. CVC has the corporate power to enter into and perform its obligations under the Put Agreement.

3. The Board of Directors of CVC has adopted by requisite vote the resolutions necessary to authorize execution, delivery and performance by CVC of the Put Agreement.

4.   CVC has duly executed and delivered the Put Agreement.

5. The Put Agreement is a valid and binding obligation of CVC and is enforceable against CVC in accordance with its terms.

6. The execution and delivery by CVC of the Put Agreement to which it is a party and performance of its obligations thereunder will not (a) violate any provisions of the Certificate of Incorporation or by-laws of such Person, or (b) constitute a material violation by such Person of any applicable provision of statutory law or governmental regulation covered by this letter, or (c) breach, or result in a default under, any Material Contract, except such breach or default that could not reasonably be expected to have a Material Adverse Effect, provided that we express no opinion with respect to violations under cross-default provisions referring to or based upon agreements that are not included in such contracts or with respect to compliance with financial covenants or tests.

         In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
(i)   information   contained  in   certificates   obtained  from   governmental
authorities; (ii) factual information represented to be true in the Put Agreement; (iii) factual information provided to us in a support certificate signed by CVC; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

         While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Put Agreement (herein called "our Designated Transaction Lawyers"): J. Andrew Lindholm.

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York or the federal law of the United States. Issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and the laws of New York or any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A attached hereto and do not cover or otherwise address any law or legal issue which is identified in the attached Schedule C or any provision in the Put Agreement of any type identified in Schedule D. Provisions in the Put Agreement which are not excluded by Schedule D or any other part of this letter or its attachments are called the "Relevant Agreement Terms."

         Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

         You may rely upon this letter only for the purpose served by the provision in the Merger Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance, provided that copies of this letter may be furnished to prospective Eligible Assignees pursuant to Section 10.3(b) of the Credit Agreement for purposes of disclosure only and may be relied upon by such Person upon such Person becoming a Lender pursuant to the terms and conditions of the Credit Agreement.

                                   Sincerely,

                                   Kirkland & Ellis

                                   Schedule A

                             General Qualifications

         All of our  opinions  ("our  opinions")  in the  letter  to which  this
Schedule is attached ("our letter") are subject to each of the qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exception. Each of our opinions is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

          a. the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

          b. all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

          c.   state fraudulent transfer and conveyance laws; and

          d. judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2. Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

          a. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

          b. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

          c. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

          d. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

          e.   requiring  consideration  of the  materiality of (i) a breach and
               (ii) the consequences of the breach to the party seeking enforcement;

          f. requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

          g. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. Other Common Qualifications. Each of our opinions is subject to the effect of rules of law that:

          a. limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

          b. provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

          c. limit the availability of a remedy under certain circumstances where another remedy has been elected;

          d. provide a time limitation after which a remedy may not be enforced;

          e. limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

          f. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

          g. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; and

          h. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless
               (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or
               (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

4. Referenced Provision Qualification. In addition, our opinions, insofar as they relate to the validity, binding effect or enforceability of a provision in the Put Agreement requiring CVC to perform its obligations under, or to cause any other person to perform its obligations under, any provision (a "Referenced Provision") of such Put Agreement are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Referenced Provision. Requirements in the Put Agreement that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

                                   Schedule B

                                   Assumptions

         For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1.   You are existing and in good standing in your jurisdiction of organization.

2. The Put Agreement constitutes valid and binding obligation of yours and are enforceable against you in accordance with its terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

3. You have satisfied those legal requirements that are applicable to you to the extent necessary to entitle you to enforce the Put Agreement against CVC.

4. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of CVC) on each such document are genuine.

5. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

6. The conduct of the parties to the Put Agreement has complied with any requirement of good faith, fair dealing and  conscionability.

7. You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

8. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Put Agreement.

9. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

10. All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Put Agreement.

11. CVC will not in the future take any discretionary action (including a decision not to act) permitted under the Put Agreement that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which CVC may be subject.

12. CVC has obtained (and will in the future obtain) all permits and governmental approvals required, and has taken (and will in the future take) all actions required, relevant to the consummation of the Transactions or performance of the Put Agreement.

13. All information required to be disclosed in connection with any consent or approval by CVC's Board of Directors or stockholders (or equivalent governing group) and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

14. CVC's certificate of incorporation (or equivalent governing instrument), all amendments to that certificate, all resolutions adopted establishing classes or series of stock under that certificate, CVC's bylaws and all amendments to its bylaws have been adopted in accordance with all applicable legal requirements.

15. Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken.

                                   Schedule C

                          Excluded Law and Legal Issues

         None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1. Federal securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.   Federal Reserve Board margin regulations;

3.   pension and employee benefit laws and regulations (e.g., ERISA);

4.   Federal and state antitrust and unfair competition laws and regulations;

5.   Federal  and  state  laws and  regulations  concerning  filing  and  notice
     requirements   other  than  requirements   applicable  to   charter-related
     documents such as a certificate of merger;

6.   compliance with fiduciary duty requirements;

7. the statues and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

8. the characterization of a transaction as one involving the creation of a lien on real property or a security interest in personal property, the characterization of a contract as one in a form sufficient to create a lien or a security interest, the creation, attachment, perfection, priority or enforcement of a lien on real property or a security interest in personal property or matters involving ownership or title to any real or personal property;

9.   fraudulent transfer and fraudulent conveyance laws;

10.  Federal and state environmental laws and regulations;

11.  Federal and state land use and subdivision laws and regulations;

12.  Federal and state tax laws and regulations;

13. Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

14.  Federal and state racketeering laws and regulations (e.g., RICO);

15.  Federal and state health and safety laws and regulations (e.g., OSHA);

16.  Federal and state labor laws and regulations;

17. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

18.  other Federal and state statutes of general  application to the extent they
     provide  for  criminal   prosecution  (e.g.,  mail  fraud  and  wire  fraud
     statutes);

19. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

20. the effect of any law, regulation or order which hereafter becomes effective.

         We have not undertaken any research for purposes of determining whether CVC or any of the Transactions which may occur in connection with the Put Agreement is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

                                   Schedule D

                               Excluded Provisions

         None of the opinions in the letter to which this Schedule D is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Put Agreement:

1.   Choice-of-law provisions.

2. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

3. Waivers of (i) legal or equitable defenses, (ii) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (iii) other benefits to the extent they cannot be waived under applicable law.

4.   Time-is-of-the-essence clauses.

5. Provisions which provide a time limitation after which a remedy may not be enforced.

6. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

7. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

8. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

9.   Provisions which purport to award attorneys' fees solely to one party.

10. Provisions in the Put Agreement requiring CVC to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not the Put Agreement.

11. Provisions, if any, which are contrary to the public policy of any jurisdiction.

                                                                       EXHIBIT M

                                    [FORM OF]
                        OFFICER'S COMPLIANCE CERTIFICATE

         For the fiscal quarter ended (the "Financial Statement Date").

         I,___________,  _____________________  of ISG  Resources,  Inc., a Utah
corporation (successor to JTM Industries, Inc., a Texas corporation) (the "Borrower"), hereby certify on behalf of the Borrower, in connection with the Amended and Restated Credit Agreement dated as of May [___], 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, Industrial Services Group, Inc., a Delaware corporation, the financial institutions party thereto as lenders (the "Lenders"), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent, that:

         a. No Default or Event of Default has occurred and is continuing [or, if any Event of Default does exist, specify the nature and extent thereof and what action Borrower proposes to take with respect thereto];

         b. Since [insert date of the most recent financial statements delivered under the Credit Agreement], there has been no material change in the generally accepted accounting principles applied in the preparation of the financial statements of the Borrower and its Consolidated Subsidiaries [or, if any such change, a description of such change];

         c. Delivered herewith are detailed calculations demonstrating compliance with the financial covenants contained in Section
                  7.19 of the Credit  Agreement  as of the  Financial  Statement
                  Date.

         This       day of          ,       .
              -----       ----------  ------

                                 ISG RESOURCES, INC.,
                                 a Utah corporation

                                 By:_________________________________
                                 Name:
                                 Title:

                       Attachment of Officer's Certificate

                       Computation of Financial Covenants

                             TRANCHE B PUT AGREEMENT

                            Dated as of May 26, 2000

                                      among

                         CITICORP VENTURE CAPITAL, LTD.,

                          THE SEVERAL TRANCHE B LENDERS

                         FROM TIME TO TIME PARTY HERETO,

                              ISG RESOURCES, INC.,

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                                TABLE OF CONTENTS

Section                                                                     Page

Section 1.        Put Option...................................................1

Section 2.        Waivers......................................................2

Section 3.        Representations, Warranties and Covenants....................4

Section 4.        Amendments, Etc..............................................7

Section 5.        Notices, Etc.................................................7

Section 6.        No Waiver; Remedies..........................................7

Section 7.        Continuing Obligation........................................7

Section 8.        Assignments..................................................8

Section 9.        Counterparts.................................................8

Section 10.       Savings Clause...............................................8

Section 11.       Survival of Agreement........................................8

Section 12.       Entire Agreement.............................................9

Section 13.       Headings.....................................................9

Section 14.       Governing Law................................................9

Section 15.       Jurisdiction; Consent to Service of Process..................9

         TRANCHE B PUT AGREEMENT (this "Put Agreement") dated as of May 26, 2000 among CITCORP VENTURE CAPITAL, LTD., a New York Corporation (the "Sponsor"), the Lenders with respect to Tranche B Revolving Loans from time to time party to the Credit Agreement referred to below (the "Tranche B Lenders"), ISG RESOURCES, INC. (successor to JTM Industries, Inc.), a Utah corporation (the "Borrower"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent under the Credit Agreement.

         WHEREAS, the Sponsor is the direct owner of 100% of the Capital Stock of Industrial Services Group, Inc. (the "Parent") and the Parent is the direct owner of 100% of the Capital Stock of the Borrower.

         WHEREAS, the Borrower is party to that certain Amended and Restated Credit Agreement dated as of May 26, 2000 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Parent, the Borrower, the Lenders, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Issuing Lender and Administrative Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

         WHEREAS, the Tranche B Lenders have respectively agreed to extend credit to the Borrower, evidenced by the Tranche B Revolving Loans and pursuant to and upon the terms and subject to the conditions precedent set forth in the Credit Agreement.

         WHEREAS, the obligations of the Tranche B Lenders to extend credit to the Borrower evidenced by the Tranche B Revolving Loans and pursuant to the Credit Agreement are conditioned on, among other things, the execution and delivery by the Sponsor of an agreement in the form hereof, pursuant to which the parties hereto wish to provide for a put option whereby any Tranche B Lender may require the Sponsor to purchase all or a portion of such Tranche B Lender's Tranche B Revolving Loans upon the occurrence and continuance of an Event of Default.

         NOW, THEREFORE, in consideration of the foregoing and the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Put Option. (a) At any time upon the occurrence and continuance of an Event of Default, on at least fourteen Business Days written notice in substantially the form of Exhibit A attached hereto to the Sponsor (the "Put Notice"), each Tranche B Lender shall have the option and right to sell to the Sponsor, without recourse to any such Tranche B Lender after any such assignment, and the Sponsor hereby agrees to purchase, at par, all or any portion of the Tranche B Revolving Loans of any such Tranche B Lender outstanding on the date (the "Effective Date") of the effectiveness of a related Assignment and Acceptance (pursuant to which Assignment and Acceptance, the Sponsor shall be assigned, any such Tranche B Lender's rights and obligations under the Credit Agreement, including, without limitation, the interests in the Commitments with respect to the Tranche B Revolving Loans of any such Tranche B Lender, together with unpaid Fees accrued in respect of the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Tranche B Revolving Loans to the Effective Date), in accordance with the terms and subject to the conditions of the Credit Agreement and the Assignment and Acceptance (any such purchase pursuant to this Section 1(a) being a "Put").

                  (b) The Sponsor, the Borrower, the Administrative Agent and any such Tranche B Lender delivering a Put Notice to the Sponsor pursuant to Section 1(a) of this Put Agreement each hereby agree to execute an Assignment and Acceptance within three Business Days of receipt by the Sponsor of the Put Notice.

         Waivers. The Sponsor hereby waives presentment to, demand of payment from and protest to the Borrower of any of the Credit Obligations, and also waives promptness, diligence, notice of acceptance of its obligations hereunder, any other notice with respect to any of the Credit Obligations and this Put Agreement and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto. The Sponsor further waives any right to require that resort be had by the Administrative Agent or any other Secured Party to any security held for payment of the Credit Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person. The Sponsor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that the Sponsor's obligations under this Put Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which the Sponsor might otherwise have as a result of or in connection with any of the following:

                  (b) any extension, modification, decrease, alteration or rearrangement of all or any part of the Credit Obligations or any instrument executed in connection therewith, or any contract or understanding with the Borrower, the Administrative Agent, the other Secured Parties, or any other person, pertaining to the Credit Obligations;

                  (c) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or any other Secured Party to the Borrower or any person liable on the Credit Obligations; or the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against the Borrower under the provisions of any Credit Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document, any guarantee or any other agreement;

                  (d) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other person at any time liable for the payment of all or part of the Credit Obligations; or any dissolution of the Borrower, or any change, restructuring or termination of the existence of the Borrower, or any sale, lease or transfer of any or all of the assets of the Borrower, or any change in the partners or members of the Borrower; or any default, failure or delay, willful or otherwise, in the performance of the Credit Obligations;

                  (e) the invalidity, illegality or unenforceability of all or any part of the Credit Obligations, or any document or agreement executed in connection with the Credit Obligations, for any reason whatsoever, including the fact that the Credit Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Credit Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Credit Obligations acted in excess of their authority, the Credit Obligations violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Credit Obligations wholly or partially uncollectible from the Borrower, the creation, performance or repayment of the Credit Obligations (or the execution, delivery and performance of any document or instrument representing part of the Credit Obligations or executed in connection with the Credit Obligations or given to secure the repayment of the Credit Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Credit Obligations have been forged or otherwise are irregular or not genuine or authentic;

                  (f) any  full  or  partial  release  of the  liability  of the
         Borrower on the Credit Obligations or any part thereof, or of any other person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Credit Obligations or any part thereof, it being recognized, acknowledged and agreed by the Sponsor that the Sponsor may be required to pay the portions of the Tranche B Revolving Loans it has agreed to purchase pursuant to the Put hereunder in full without assistance or support of any other person or reliance on the Collateral or any Guarantor, and the Sponsor has not been induced to enter into this Put Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Credit Obligations, or the Secured Parties will look to other parties to perform the Credit Obligations;

                  (g) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Credit Obligations;

                  (h) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Credit Obligations;

                  (i) the failure of the Administrative Agent, any other Secured Party or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (j) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Credit Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Sponsor that the Sponsor is not entering into this Put Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any such collateral, security, security interest or lien;

                  (k) any payment by the Borrower to the Administrative Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Administrative Agent or any other Secured Party being required to refund such payment or pay such amount to the Borrower or someone else;

                  (l) any other action taken or omitted to be taken with respect to the Credit Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Sponsor or increases the likelihood that the Sponsor will be required to purchase any portion of the Tranche B Revolving Loans it has agreed to purchase pursuant to Put hereunder, it being the unambiguous and unequivocal intention of the Sponsor that the Sponsor shall be obligated to purchase any portion of the Tranche B Revolving Loans it has agreed to purchase pursuant to the terms and conditions of the Put hereunder;

                  (m) the fact that all or any of the Credit Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws; or

                  (n)  any  other   circumstance   (including   any  statute  of
         limitations) that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, the Borrower or the Sponsor as a matter of law or equity.

It is understood and agreed that the Tranche B Lenders and the Borrower will not
(i) increase the stated principal amount or the rate of interest of the Tranche B Revolving Loans or (ii) change, amend, modify, or alter the provisions of
Section 8.1(a) of the Credit Agreement, in each case without the prior written consent of the Sponsor. All waivers herein contained shall be without prejudice to the Tranche B Lenders at their respective option to proceed against the Sponsor or any other person, whether by separate action or by joinder.

         Representations,   Warranties   and   Covenants.   The  Sponsor  hereby
represents, warrants and covenants as follows:

                  (b) The Sponsor (i) is a corporation duly organized, validly existing and good standing under the laws of the State of New York,
         (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where qualification is required except where the failure to qualify would not result in a material adverse effect on (a) the financial condition, operations, business, assets, liabilities (actual or contingent), historical cash flows or prospects of the Sponsor, (b) the ability of the Sponsor to perform its obligations hereunder or (c) the material rights and remedies of the Tranche B Lenders hereunder and
         (iv) has the corporate power and authority to execute, deliver and perform its obligations hereunder.

                  (c) The execution, delivery and performance by the Sponsor of this Put Agreement (i) has been duly authorized by all requisite corporate action, and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or the articles of incorporation, by-laws, or other constitutive documents of the Sponsor, (2) any order of any Governmental Authority applicable to the Sponsor, or (3) any provisions of any indenture, agreement or other instrument to which the Sponsor is a party or by which any of its property may be bound, or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or other instrument.

                  (d) This Put Agreement has been duly executed and delivered by the Sponsor and constitutes the legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

                  (e) No consent or approval of, registration or filing with or any other action by (i) any Governmental Authority, (ii) any creditor, partner, member or shareholder of the Sponsor or (iii) any other person is or will be required in connection with the performance by the Sponsor of this Put Agreement except such as have been made or obtained and in full force and effect.

                  (f) The unaudited consolidated balance sheets of the Sponsor as of, and the related statements of earnings and statements of cash flows of the Sponsor for the quarterly period ended March 31, 2000, have heretofore been furnished to the Administrative Agent. Such financial statements (including the notes thereto) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Sponsor as of such date and for such period. During the period from March 31, 2000 to and including the date hereof, there has been no material change in the financial condition of the Sponsor which is not reflected in the foregoing financial statements or in the notes thereto. The foregoing financial statements disclose all material liabilities, actual or contingent, of the Sponsor as of the date thereof.

                  (g) In the event any (i) default occurs in the due observance or performance by the Sponsor of any covenant, condition or agreement contained herein, or (ii) representation or warranty made herein or any representation, warranty, statement or information contained in any certificate or financial statement furnished pursuant hereto, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished, then the same shall constitute an Event of Default as provided in Article VIII of the Credit Agreement.

                  (h) There are no conditions precedent to the effectiveness of this Put Agreement that have not been satisfied or waived by the Sponsor.

                  (i) The Sponsor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Put Agreement. The Sponsor has investigated fully the benefits and advantages which will be derived by it from execution of this Put Agreement, and the Sponsor has decided that a direct or an indirect benefit will accrue to the Sponsor by reason of the execution of this Put Agreement.

                  (j) (a) This Put Agreement is not given with actual intent to hinder, delay or defraud any person to which the Sponsor is or will become, on or after the date hereof, indebted; (b) the Sponsor has received at least a reasonably equivalent value in exchange for the giving of this Put Agreement; (c) the Sponsor is not insolvent on the date hereof and will not become insolvent as a result of the execution, delivery or performance of this Put Agreement; (d) the Sponsor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with the Sponsor constitutes an unreasonably small amount of capital; and (e) the Sponsor does not intend to incur debts that will be beyond the Sponsor's ability to pay as such debts mature.

                  (k) The Sponsor will ensure at any time and from time to time until all of the Credit Obligations with respect to the Tranche B
         Revolving Loans have been paid in full and the Tranche B Revolving Committed Amount has been permanently terminated that the aggregate fair market value of the Sponsor's assets (including non-restricted marketable securities and restricted securities readily salable pursuant to Rule 144 under the Securities Act of 1933, as amended) that are readily available to purchase the Tranche B Revolving Loans pursuant to the exercise by the Tranche B Lenders of the Put hereunder is sufficient to purchase the Tranche B Revolving Loans pursuant to the exercise by the Tranche B Lenders of the Put hereunder in full together with any of the other indebtedness or contingent liabilities of the Sponsor, and forthwith upon any amount becoming due and payable hereunder will take all steps necessary to liquidate or otherwise apply such assets in an amount sufficient, and use the proceeds thereof, to purchase the Tranche B Revolving Loans pursuant to the exercise by the Tranche B Lenders of the Put hereunder.

                  (l) As soon as available but in any event not later than 45 days after the end of each fiscal quarter of the Sponsor, the Sponsor shall deliver to the Administrative Agent copies of an unaudited balance sheet, as at and for the quarter then ended for the Sponsor, certified by a Responsible Officer as true and correct.

         Amendments, Etc. No amendment, modification or waiver of any provision of this Put Agreement and no consent to any departure by the Sponsor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered by the Sponsor, the Required Lenders with respect to the Tranche B Revolving Loans, the Borrower and the Administrative Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Notices, Etc. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or at any other address or telecopy number which such party shall have specified for the purpose of communications hereunder by notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Put Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date three (3) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.

         No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any other Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Credit Documents are cumulative and are not exclusive of any other remedies provided by law.

         Continuing Obligation. This Put Agreement is a continuing obligation of the Sponsor and shall survive and remain in full force and effect until the Credit Obligations with respect to the Tranche B Revolving Loans have been indefeasibly paid in full in cash and the Commitments with respect to the Tranche B Revolving Loans have been terminated.

         Assignments. This Put Agreement and the terms, covenants and conditions hereof shall be binding upon the Sponsor and the Borrower and their respective successors and shall inure to the benefit of the Administrative Agent, the Tranche B Lenders and their respective successors and assigns. Upon the assignment by any Tranche B Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment with respect to the Tranche B Revolving Loans, the Tranche B Revolving Loans owing to it and the Note held by it) to any other person, such other person shall thereupon become vested with the benefits in respect thereof granted to such Tranche B Lender herein or otherwise, but only to the extent of such assignment. The Sponsor shall not be permitted to assign, transfer or delegate any of its rights or obligations under this Put Agreement without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) with respect to the Tranche B Revolving Loans, the Borrower and the Administrative Agent (and any such purported assignment, transfer or delegation without such consent shall be void); provided, that the Sponsor may assign or transfer all of its rights and obligations under this Put Agreement to a U.S. Affiliate of the Sponsor which has at least the same financial condition as the Sponsor as evidenced in the Sponsor's balance sheet dated March 31, 2000.

         Counterparts. This Put Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Put Agreement shall be effective with respect to the Sponsor when a counterpart hereof which bears the signature of each Tranche B Lender, Sponsor, the Borrower and the Administrative Agent shall have been delivered to the Administrative Agent. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Put Agreement shall be as effective as an original executed counterpart hereof.

         Savings Clause. In the event any one or more of the provisions contained in this Put Agreement should be held invalid, illegal or unenforceable in any respect with respect to the Sponsor, no party hereto shall be required to comply with such provision with respect to the Sponsor for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein, and of such invalid, illegal or unenforceable provision with respect to the Sponsor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Survival of Agreement. All covenants, agreements, representations and warranties made by the Sponsor herein shall be considered to have been relied upon by the Administrative Agent and the other Tranche B Lenders and shall survive the making by the Tranche B Lenders of the Tranche B Revolving Loans and the execution and delivery to the Tranche B Lenders of the Notes evidencing such Tranche B Revolving Loans, regardless of any investigation made by the Tranche B Lenders or the Administrative Agent or on their behalf, and shall continue in full force and effect until the Credit Obligations with respect to the Tranche B Revolving Loans and any other amounts payable under or any other Credit Document with respect to the Tranche B Revolving Loans have been indefeasibly paid in full in cash and the Commitments with respect to the Tranche B Revolving Loans has been terminated, or for such longer time as herein expressly contemplated.

         Entire Agreement. This Put Agreement constitutes the entire contract between the parties hereto relative to the subject matter hereof. Any agreement previously entered into among the parties with respect to the subject matter hereof is superseded by this Put Agreement and the other Credit Documents. Nothing in this Put Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Put Agreement.

         Headings. Section headings used herein are for convenience of reference only, are not part of this Put Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Put Agreement.

         Governing Law. THIS PUT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 15.       Jurisdiction; Consent to Service of Process.
                           -------------------------------------------

                  (b) The Sponsor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Put Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Put Agreement shall affect any right that any Tranche B Lender may otherwise have to bring any action or proceeding relating to this Put Agreement against the Sponsor or its properties in the courts of any jurisdiction.

                  (c) The Sponsor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Put Agreement or the other Credit Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Put Agreement irrevocably consents to service of process in the manner provided for notices in Section 5. Nothing in this Put Agreement will affect the right of any party to this Put Agreement to serve process in any other manner permitted by law.

                [remainder of this page left intentionally blank]

         IN WITNESS WHEREOF, each party hereto has caused this Put Agreement to be duly executed, attested and delivered by its officers thereunto duly authorized as of the date first above written.

SPONSOR                             CITICORP VENTURE CAPITAL, LTD.



                                    By:  ______________________________
                                           Name:
                                           Title:
                                           Address:


TRANCHE B LENDERS                   BANK OF AMERICA, N.A.



                                     By:  ______________________________
                                          Name:
                                          Title:
                                          Address:


                                     ZIONS FIRST NATIONAL BANK


                                      By:  ______________________________
                                            Name:
                                            Title:
                                            Address:

BORROWER                             ISG RESOURCES, INC.


                                      By:  ______________________________
                                           Name:
                                           Title:
                                           Address:



ADMINISTRATIVE AGENT                 BANK OF AMERICA, N.A.



                                      By:  ______________________________
                                           Name:
                                           Title:
                                           Address:

                                                                       Exhibit A

                                    FORM OF PUT NOTICE


[Date]


Citicorp Venture Capital, Ltd.
399 Park Avenue
14th Floor, Zone 4
New York, New York  10022
Attention:  Joseph M. Silvestri

         Re: Tranche B Put Agreement dated as of May [__], 2000 among Citicorp Venture Capital, Ltd., the several Tranche B Lenders from time to time party thereto, ISG Resources, Inc. and Bank of America, N.A., as Administrative Agent (the "Tranche B Put Agreement")

Ladies and Gentlemen:

1. We refer to the Tranche B Put Agreement. Terms defined in the Tranche B Put Agreement have the same meanings herein.

2. As set forth in Section 1(a) of the Tranche B Put Agreement, we hereby exercise our Put to sell to Citicorp Venture Capital, Ltd. or its permitted assignee on the Effective Date [all] [___%] of the outstanding Tranche B Revolving Loans of the Tranche B Lender listed below for the purchase price set forth in such Section.

3. As set forth in Section 1(a) of the Tranche B Put Agreement, we hereby demand that Citicorp Venture Capital, Ltd. or its permitted assignee execute and deliver the Assignment and Acceptance and take all actions required by the Tranche B Put Agreement and the Assignment and Acceptance on the Effective Date.

                                          [Tranche B Lender]


                                          By:________________________
                                             Name:
                                             Title: